    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 8, 1996
                                                      REGISTRATION NO. 333-11995
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                               AMENDMENT NO. 2 TO
                             REGISTRATION STATEMENT
                                  ON FORM S-1
                        UNDER THE SECURITIES ACT OF 1933

                       AND POST-EFFECTIVE AMENDMENT NO. 3
                          TO REGISTRATION STATEMENT ON
                      FORM S-1 (REGISTRATION NO. 33-97960)
                        UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                                 ULTRAFEM, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                  3841                                 33-0435037
     (State or other jurisdiction            (Primary standard industrial                  (I.R.S. employer
  of incorporation or organization)          classification code number)                 identification no.)

                             ---------------------

                          500 FIFTH AVENUE, SUITE 3620
                            NEW YORK, NEW YORK 10110
                                 (212) 575-5740
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                             ---------------------

                                JOHN W. ANDERSEN
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 ULTRAFEM, INC.
                          500 FIFTH AVENUE, SUITE 3620
                            NEW YORK, NEW YORK 10110
                                 (212) 575-5740
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------

                                   COPIES TO:

             GERALD ADLER, ESQ.                   PAUL JACOBS, ESQ.
 SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP       FULBRIGHT & JAWORSKI
              919 THIRD AVENUE                          L.L.P.
          NEW YORK, NEW YORK 10022                 666 FIFTH AVENUE
               (212) 758-9500                  NEW YORK, NEW YORK 10103
                                                    (212) 318-3206

                             ---------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ (Registration No. 33-97960)

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANTORY NOTE

    This Registration Statement covers the registration of the offer and sale by Ultrafem, Inc. (the "Company") of up to 3,000,000 shares of Common Stock of the Company (the "Offering") (3,450,000 shares of Common Stock if the over-allotment option is exercised in full). This Registration Statement is also Post-Effective Amendment No. 3 to Registration Statement on Form S-1 (Reg. No. 33-97960) registering the offer and sale by certain selling stockholders (the "Selling Stockholders") of 4,301,303 shares of Common Stock of the Company (the "Concurrent Offering"). The complete Prospectus relating to the Offering follows immediately after this Explanatory Note. Following such Prospectus is the complete Prospectus relating to the Concurrent Offering.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 8, 1996
PROSPECTUS
                                3,000,000 SHARES

                                      ABC

                                  COMMON STOCK

                                 --------------

    ALL OF THE 3,000,000 SHARES OF COMMON STOCK, PAR VALUE $.001 PER SHARE (THE "COMMON STOCK"),
OFFERED HEREBY (THE "OFFERING") ARE BEING SOLD BY ULTRAFEM, INC. ("ULTRAFEM" OR THE "COMPANY"). THE COMMON STOCK IS QUOTED ON THE NASDAQ NATIONAL MARKET UNDER THE SYMBOL "UFEM." ON NOVEMBER 7, 1996, THE LAST SALE PRICE OF THE COMMON STOCK AS REPORTED BY THE NASDAQ NATIONAL MARKET WAS $22 1/4 PER SHARE. SEE "PRICE RANGE OF COMMON STOCK."

                              -------------------

   SEE "RISK FACTORS" BEGINNING ON PAGE 9 HEREIN FOR A DISCUSSION OF CERTAIN
           MATTERS THAT SHOULD BE CONSIDERED BY POTENTIAL INVESTORS.

                               -----------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
        SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
            ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                       TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                              PRICE TO           UNDERWRITING          PROCEEDS TO
                                               PUBLIC            DISCOUNT (1)          COMPANY (2)
                                         -------------------  -------------------  -------------------
Per Share..............................           $                    $                    $
Total (3)..............................           $                    $                    $

------------

(1) The Company has agreed to indemnify the several underwriters identified elsewhere herein (the "Underwriters") against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."

(2) Before deducting expenses payable by the Company estimated at $         .

(3) The Company has granted the Underwriters a 30-day option to purchase up to 450,000 additional shares of Common Stock on the same terms and conditions as set forth above, solely to cover over-allotments, if any. If the Underwriters exercise this option in full, the total Price to Public,
    Underwriting Discount and Proceeds to Company will be $         , $
    and $         , respectively. See "Underwriting."

                            ------------------------

    THE SHARES OF COMMON STOCK ARE OFFERED BY THE UNDERWRITERS, SUBJECT TO PRIOR SALE, WHEN, AS AND IF ISSUED TO AND ACCEPTED BY THE UNDERWRITERS AND SUBJECT TO APPROVAL OF CERTAIN LEGAL MATTERS BY COUNSEL FOR THE UNDERWRITERS. IT IS EXPECTED THAT DELIVERY OF THE COMMON STOCK WILL BE MADE AGAINST PAYMENT THEREFOR
ON OR ABOUT            , 1996, IN NEW YORK, NEW YORK.

                              -------------------

JEFFERIES & COMPANY, INC.  HAMPSHIRE SECURITIES
                                                        CORPORATION

           , 1996

                              [inside front cover]

                         [PHOTO OF PRINT ADVERTISEMENT]

   THIS IS A SAMPLE PRINT ADVERTISEMENT. THE COMPANY BEGAN SELLING INSTEAD IN
                                  AUGUST 1996;
                      REVENUES TO DATE HAVE BEEN LIMITED.

    INTRODUCING INSTEAD A MULTI-MEDIA MARKETING CAMPAIGN AS EXCITING AS THE PRODUCT ITSELF.

                              [PHOTO OF MAGAZINES]

    AN EXCITING PRINT CAMPAIGN IS NOW APPEARING IN MAJOR WOMEN'S MAGAZINES, INCLUDING THOSE PICTURED, SHOWING AUDREY CONTENTE, THE INVENTOR OF INSTEAD, ENJOYING HER ACTIVE LIFESTYLE.

    PRINT ADVERTISEMENTS for INSTEAD appeared in these magazines in October
1996.

                          [PHOTO OF PRODUCT PACKAGING]

    1-800-INSTEAD -- THE EASY-TO-REMEMBER NUMBER CUSTOMERS CAN CALL, AND IF THEY WISH, SPEAK TO REGISTERED NURSES. THESE NURSES WILL HAVE PERSONALLY USED THE PRODUCT AND CAN GUIDE USERS THROUGH ANY CONCERNS THEY MAY HAVE.

    INSTEAD COMES IN DISTINCTIVE, INVITINGLY DESIGNED BOXES OF 6 COUNT, 16 COUNT AND 24 COUNT PACKAGES.

                       [PHOTO OF DIRECT MAIL LITERATURE]

    DIRECT MAIL -- THOUSANDS OF HEALTH CARE PROFESSIONALS AND CONSUMERS WILL RECEIVE FREE SAMPLE KITS OR DISCOUNT COUPONS. THE OUTSIDE OF THE SAMPLE KIT BOXES AND ENVELOPES CAPITALIZE ON THE EXCITEMENT AND APPROPRIATENESS OF A WOMAN INVENTOR IN THIS CATEGORY. THEY READ: "A MAN COULDN'T HAVE INVENTED WHAT'S INSIDE."

                            [PHOTO OF INFORMERCIAL]

    How MUCH do you KNOW about your BODY?

    EDU-MERCIAL -- A THIRTY MINUTE EDU-MERCIAL HAS BEEN CREATED TO LAUNCH INSTEAD. FOCUSING ON WOMEN'S HEALTH, IT FEATURES A FEMALE HEALTH QUIZ, FOOTAGE OF PAST ATTITUDES TOWARDS MENSTRUATION, CANDID TESTIMONIALS FROM ENTHUSIASTIC CONSUMERS AND ENDORSEMENTS FROM TWO OB-GYN DOCTORS AND A NURSE WHO THINK INSTEAD IS A MAJOR BREAK-THROUGH FOR WOMEN.

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ NATIONAL MARKET, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

    IN CONNECTION WITH THIS OFFERING, CERTAIN UNDERWRITERS AND SELLING GROUP MEMBERS MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE COMMON STOCK OF THE COMPANY ON THE NASDAQ STOCK MARKET IN ACCORDANCE WITH RULE 10B-6A UNDER THE SECURITIES EXCHANGE ACT OF 1934. SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS AND NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, THE INFORMATION IN THIS PROSPECTUS
(I) ASSUMES THAT THE UNDERWRITERS' OVER-ALLOTMENT OPTION IS NOT EXERCISED, (II) GIVES EFFECT TO THE ONE-FOR-FOUR REVERSE STOCK SPLIT EFFECTED ON JULY 28, 1995 AND (III) IS BASED ON THE NUMBER OF SHARES OF COMMON STOCK AND OTHER SECURITIES OUTSTANDING AS OF SEPTEMBER 30, 1996. EACH PROSPECTIVE INVESTOR IS URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.

                                  THE COMPANY

    Ultrafem-Registered Trademark-, Inc. ("Ultrafem" or the "Company") was formed to design, develop and manufacture products based upon its proprietary and patented SoftCup-Registered Trademark- Technology to address women's health care needs. The SoftCup Technology is a physical barrier-type vaginal device designed to enhance the comfort, functionality and effectiveness of products designed for women in the areas of feminine protection, contraception, the prevention of sexually transmitted diseases ("STDs") and the treatment of vaginal infections. The commercial products which will employ the SoftCup Technology will be disposable, single use, universal size and made from a soft, inert, thermoplastic material which becomes more pliable at body temperature and molds to fit the individual user's anatomy.

    The Company's business strategy is to develop and market proprietary products based on its patented SoftCup Technology directed at high potential, underserved segments of the women's health care market. The key elements of this strategy are to (i) continue the launch of the Company's feminine protection product, INSTEAD-TM-, in the United States, (ii) expand the Company's manufacturing capabilities, (iii) develop and submit for Food and Drug Administration ("FDA") clearance or pre-market approval products based upon the SoftCup Technology for the medical product arena and (iv) pursue strategic alliances with multi-national consumer product and pharmaceutical companies for marketing, sales and distribution.

                   FEMININE PROTECTION PRODUCT -- INSTEAD-TM-

    Management of the Company believes that INSTEAD-TM- represents one of the most significant technological developments for feminine protection since the introduction of the first commercial disposable tampon in 1933. INSTEAD-TM-differs from other forms of feminine protection currently on the market in that it collects, rather than absorbs, menstrual fluid. The Company believes that the unique design of INSTEAD-TM- provides several distinct benefits over currently available forms of feminine protection, including increased comfort, improved performance, reduced health concerns and freedom to engage in most physical (including sexual) activities during menstruation. The Company has obtained FDA clearance to market INSTEAD-TM- in the United States. INSTEAD-TM- may also be marketed in each of Belgium, Canada, Denmark, Finland, France, the Netherlands, Spain, Sweden, Switzerland and the United Kingdom subject to compliance with applicable international labeling laws and United States export requirements.

    The Company initiated the launch of INSTEAD-TM- in the Fall of 1996 in the Pacific Northwest, a region which the Company estimates represents approximately 8% of United States households and includes the major markets of San Francisco, Seattle and Portland. The Company intends to introduce INSTEAD-TM- in stages into additional significant geographic regions with full national distribution anticipated to be achieved over a three year period, which may be accelerated or delayed depending upon various factors including market acceptance by retailers and consumers, and the availability of additional financing. The Company has conducted market research and consumer use testing which indicate significant consumer interest in INSTEAD-TM-. The Company intends to distribute INSTEAD-TM-principally through supermarkets and drug stores. See "Risk Factors -- Inherent Limitation of Market Research and Consumer Use Testing," "-- Need for Additional Financing for Unforeseen Risks," "Business -- Product Testing," and "-- Strategy and Plan of Operations."

    Management estimates that the domestic and international feminine protection markets in developed countries are in excess of $9 billion annually. The United States market for feminine protection products such as tampons and pads generates approximately $1.8 billion in annual revenues (based on a 1995 report by A.C. Nielsen). Approximately 58 million women between the ages of 18 and 54 use feminine protection products in the United States. Approximately 63% of menstruating women in the United States use tampons exclusively or in combination with pads (based on 1996 Simmons Market Research Bureau). The European market for feminine protection products generates approximately $2.9 billion in annual revenues (based on a 1995 report by A.C. Nielsen) with an estimated 105 million women between the ages of 18 and 54 using feminine protection products. Other developed markets, including Canada, Latin America, Mexico and Asia (other than China and India) represent a combined population in excess of 200 million potential users.

                          MEDICAL PRODUCT APPLICATIONS

    Ultrafem intends to develop additional applications of the SoftCup Technology for vaginal delivery of agents for use in contraception, the prevention of STDs, and the treatment of vaginal infections. The Company's initial medical product under development is a contraceptive product which combines the SoftCup Technology with the BufferGel Technology, which is licensed by the Company for vaginal use on a worldwide basis. The BufferGel Technology, which has the ability to maintain the normal vaginal pH balance while killing sperm and most STD pathogens, was invented by scientists associated with The Johns Hopkins University ("Johns Hopkins") with whom the Company has previously conducted research. The Company has entered into a research and development agreement with ReProtect, LLC ("ReProtect"), a company founded by these scientists which will continue the investigation and development of medical applications of the SoftCup Technology.

    The United States market for contraceptive products such as condoms, oral contraceptives, diaphragms and implantable contraceptives generates approximately $2 billion in annual revenues (based on Theta Corporation, 1994). Based on the population of women between the ages of 18 and 54, estimated to be in excess of 300 million women in Europe and other developed markets, and assuming that the frequency of use of contraceptive products is less than that in the United States, management estimates the international markets for contraceptives to be approximately $6 billion annually outside the United States. Additionally, at least 330 million new cases of STDs occur each year throughout the world (World Health Organization, 1995), indicating a significant market for a STD prevention product.

                              RECENT DEVELOPMENTS

- PRODUCT LAUNCH. INSTEAD-TM- is available for sale by retailers in the Pacific Northwest, including in the major markets of San Francisco, Seattle, and Portland. In order to introduce INSTEAD-TM- in the Fall of 1996, the Company began selling INSTEAD-TM- in August 1996. Revenues to date have been limited. Marketing and sales programs, such as print and TV advertising, sampling, consumer promotion, direct mail, public and professional relations, and in-store merchandising have been developed and are being utilized to generate consumer awareness and trial.

- PRODUCT DISTRIBUTION. The Company intends to distribute INSTEAD-TM-primarily through supermarkets and drug stores. The Company has retained Meridian Consulting Group ("Meridian") to provide sales management services, including supervision of a broker network, development of trade promotion plans and introductory sales presentations for the initial introduction of INSTEAD-TM-into the United States market. Ultrafem has hired Morgan & Sampson Pacific, a leading Health and Beauty Aid broker in the Northwest, as the broker for INSTEAD-TM- in the Pacific Northwest. Sales calls in the Pacific Northwest to date have resulted in commitments from retailers which account for more than 75% of ACV (all commodity volume) in the food and drug classes of trade. These include commitments for in-store merchandising and displays, on shelf dates, and desired shelf space.

- COMMERCIAL PRODUCTION COMMENCED. Subsequent to the Company's initial public offering ("IPO") in February 1996, the Company entered into a lease for manufacturing and office space in Missoula, Montana and remodeled the manufacturing space principally to create the controlled environment module that secures the manufacturing equipment. The special thermoforming line which produces INSTEAD-TM- completed high volume testing and, in June 1996, commenced manufacturing commercial quantities of INSTEAD-TM- for the Fall 1996 launch. The Company placed an order for a second semi-automated line scheduled to be installed in the Fall of 1996 and an order for a fully automated line scheduled to be installed in the Spring of 1997. The Company believes that its manufacturing capacity will be sufficient to meet consumer demand. There can be no assurance, however, that any of the foregoing goals or timetables can be met.

- BUFFERGEL TECHNOLOGY RECEIVES HIVNET GRANT; PHASE I TRIALS SCHEDULED TO BEGIN. The National Institute of Health ("NIH") has granted $2 million in contracts to ReProtect and Johns Hopkins for the research and development of the BufferGel Technology for contraception and the prevention of AIDS and other STDs. Subsequent to the IPO, ReProtect was selected by HIVNET, a unit of the NIH, to test the use of the BufferGel Technology as a vaginal microbicide for the prevention of AIDS and other STDs. The FDA allowed an Investigational New Drug ("IND") application permitting the BufferGel Technology to enter Phase I clinical trials which are currently scheduled to begin in December 1996. The Company plans to begin clinical trials of its contraceptive product upon completion of the Phase I clinical trials of the BufferGel Technology. A portion of these clinical trials may be funded by the net proceeds of the Offering. In order to achieve this timetable, the Company will need to complete the development of the contraceptive product by combining the SoftCup Technology and the BufferGel Technology. The Company plans to simultaneously develop additional applications of such technologies for treatment of vaginal infections and topical and systemic therapies. There can be no assurance, however, that any of the clinical trials will demonstrate the necessary degree of safety and effectiveness required for FDA pre-market approval, that ReProtect will receive the benefit of the entire $2 million under the NIH contracts or that any of the foregoing goals or timetables can be met. See "Risk Factors -- Dependence on Single Product" and "-- Risks Associated with Research and Development for Other Applications of the SoftCup Technology."

    The Company was incorporated under the laws of the State of Delaware on March 22, 1990 by Audrey Contente, the founder of the Company and inventor of the SoftCup Technology, and its principal executive office is located at 500 Fifth Avenue, Suite 3620, New York, New York 10110. The Company's telephone number is (212) 575-5740.

                                  THE OFFERING

Common Stock offered by the Company.............  3,000,000 shares

Common Stock to be outstanding after the
 Offering.......................................  8,889,651 shares (1)

Use of proceeds.................................  For expenses relating to the continued
                                                  support and expansion of the launch of
                                                  INSTEAD-TM-, including marketing and
                                                  sales activities and capital
                                                  expenditures, for research to accelerate
                                                  the development of medical products and
                                                  funding certain clinical trials of such
                                                  products, to repay certain indebtedness,
                                                  and for general corporate and working
                                                  capital purposes. See "Use of Proceeds."

Risk factors....................................  The shares of Common Stock offered hereby involve a high degree of risk and
                                                  immediate substantial dilution. See "Risk
                                                  Factors" and "Dilution."

Nasdaq National Market symbol...................  UFEM

------------------------
(1) Excludes 5,047,603 shares of Common Stock issuable upon the conversion or exercise of certain currently outstanding securities of the Company, of which 3,227,703 shares are being offered in the Concurrent Offering. See "Concurrent Sales by Selling Stockholders."

                         SUMMARY FINANCIAL INFORMATION

    The summary financial information for the five years ended June 30, 1996 are derived from the audited financial statements of the Company. The financial statements as of June 30, 1996 and for the three years then ended have been audited by Deloitte & Touche LLP, independent auditors. The summary financial information for the three months ended September 30, 1995 and 1996 have been derived from the Company's unaudited financial statements which, in the opinion of management, contain all adjustments (consisting of normal and recurring adjustments) necessary for a fair presentation of the Company's financial position and results of operations at such dates and for such periods. Operating results for the three months ended September 30, 1996 are not necessarily indicative of the results that may be expected in any other interim period or for the full year. The summary financial information below should be read in conjunction with the Company's financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                                                                                                        THREE MONTHS ENDED
                                                      FISCAL YEAR ENDED JUNE 30,                          SEPTEMBER 30,
                                    ---------------------------------------------------------------  ------------------------

                                       1992         1993         1994         1995         1996         1995         1996
                                    -----------  -----------  -----------  -----------  -----------  -----------  -----------

STATEMENT OF OPERATIONS DATA:
 Net Sales........................  $   --       $   --       $   --       $   --       $   --       $   --       $   192,540
 Cost of Sales (exclusive of
   depreciation)..................      --           --           --           --           --           --           358,377
 Marketing, Sales and
   Distribution...................      --           --           --           123,531    2,406,277      345,416    2,921,392
 General and Administrative
   Expense........................    2,141,249    1,139,339    1,387,784    1,444,911    5,095,261      597,529    1,924,557
 Operating Income (Loss)..........   (3,827,114)  (2,020,786)  (1,967,208)  (1,916,450)  (9,643,978)  (1,091,743)  (5,619,919)
 Net Income (Loss)................   (3,831,536)  (2,091,903)  (2,303,940)  (2,381,065)  (9,819,980)  (1,257,083)  (5,457,432)
 Net Income (Loss) Per Share:
 Primary..........................  $     (1.61) $     (0.79) $     (0.87) $     (0.87) $     (2.74) $     (0.49) $     (0.94)
 Fully Diluted....................  $     (1.61) $     (0.79) $     (0.87) $     (0.87) $     (2.74) $     (0.49) $     (0.94)
 Weighted Average Common Shares
   and Equivalents(1).............    2,386,847    2,640,387    2,658,214    2,698,152    3,529,494    2,502,626    5,827,622

                                                                                          SEPTEMBER 30, 1996
                                                                                      ---------------------------
                                                                                                         AS
                                                                                        ACTUAL      ADJUSTED(2)
                                                                                      -----------  --------------

BALANCE SHEET DATA:
 Working Capital(3).................................................................  $10,372,110   $ 73,372,110
 Total Assets.......................................................................   26,766,632     89,766,632
 Long-term Debt.....................................................................      700,000        700,000
 Stockholders' Equity...............................................................   16,873,062     79,873,062

------------------------------
(1) The weighted average number of common shares outstanding during the first half of fiscal year 1996 (including the three months ended September 30, 1995), and during fiscal years 1995, 1994, 1993 and 1992 includes incremental shares for the Common Stock, warrants and other potentially dilutive securities issued and options granted to purchase Common Stock which were issued within one year prior to the effective date of the IPO (the "Incremental Shares"). Such Incremental Shares were determined utilizing the treasury stock method. The effect of the assumed exercise of stock options which were issued one year prior to the effective date of the IPO and the effect of the assumed conversion of the convertible preferred stock are not included because their effect is antidilutive.

(2) Adjusted to reflect the sale of 3,000,000 shares of Common Stock by the Company at an assumed offering price of $23.00 per share and the application of the estimated net proceeds therefrom. See "Use of Proceeds" and "Capitalization."

(3) Includes current portion of long-term debt.

                    CONCURRENT SALES BY SELLING STOCKHOLDERS

    The registration statement of which this Prospectus forms a part also includes a Prospectus with respect to an offering (the "Concurrent Offering") by certain existing stockholders of the Company of an aggregate of up to 4,301,303 shares of Common Stock which includes certain shares which are issuable upon conversion and/or exercise of certain outstanding securities. The Company will not receive any proceeds from the sale of shares of Common Stock in the Concurrent Offering. All of the shares offered in the Concurrent Offering may be sold in the open market, in privately negotiated transactions or otherwise by the holders thereof. The Company has, subject to certain exceptions, agreed not to offer, issue or sell any shares of Common Stock or securities exercisable for or convertible into shares of Common Stock for a 180 day period after the date of this Prospectus without the prior written consent of Jefferies & Company, Inc. ("Jefferies"). In addition, certain holders of Common Stock, including the officers and directors of the Company, are subject to a contractual restriction prohibiting the offer and/or sale of their shares of Common Stock or other securities of the Company, prior to August 22, 1997, without the prior written consent of Hampshire Securities Corporation ("Hampshire"). Hampshire has agreed with Jefferies not to release any of such stockholders from the contractual restriction without the prior written consent of Jefferies. See "Underwriting." Sales of such securities by the selling stockholders or the potential of such sales may have an adverse effect on the market price of the shares of Common Stock offered hereby.

                                  RISK FACTORS

    IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING THE COMPANY AND ITS BUSINESS BEFORE PURCHASING THE SHARES OF COMMON STOCK OFFERED HEREBY. PROSPECTIVE INVESTORS ARE CAUTIONED THAT THE STATEMENTS IN THIS PROSPECTUS THAT ARE NOT DESCRIPTIONS OF HISTORICAL FACTS MAY BE FORWARD-LOOKING STATEMENTS, INCLUDING, BUT NOT LIMITED TO, STATEMENTS CONTAINED IN "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS." SUCH STATEMENTS ARE BASED ON MANY ASSUMPTIONS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THE RESULTS DISCUSSED IN THE FORWARD LOOKING STATEMENTS DUE TO A NUMBER OF FACTORS, INCLUDING, BUT NOT LIMITED TO, THOSE IDENTIFIED BELOW AS WELL AS THOSE SET FORTH ELSEWHERE IN THIS PROSPECTUS.
HISTORY OF LOSSES

    From the Company's inception in March 1990 through June 30, 1996, the Company had not generated any revenue, and has only recently begun generating revenue. Revenues to date have been limited. The Company has expended more than $21.0 million for, among other things, marketing, research and development activities, engineering and design of fully automated manufacturing systems, clinical testing, meeting domestic and international regulatory requirements, domestic and international applications for patent protection, applications for domestic trademark protection, and market research. The Company may encounter difficulties experienced by companies which have only recently begun generating revenues, many of which may be beyond the Company's control, such as unanticipated problems and costs related to marketing INSTEAD-TM-. Management expects to continue incurring operating losses for the foreseeable future, until such time as the Company derives significant revenues from the sale of INSTEAD-TM-. Sales of INSTEAD-TM- commenced in the Fall of 1996. There can be no assurance that the Company will be profitable. The Company believes that the financial resources available to it, together with the net proceeds of the Offering, will satisfy the Company's working capital needs for at least 12 months. However, the Company may require additional financing if unforeseen risks are encountered. See "-- Need for Additional Financing for Unforeseen Risks" and "Business -- Strategy and Plan of Operations."

DEPENDENCE ON SINGLE PRODUCT

    The Company's future profitability initially depends primarily on the successful commercialization of INSTEAD-TM- as an alternative to currently available feminine protection products. Should the introduction of INSTEAD-TM-be unsuccessful for any reason, there would be a material adverse effect on the Company's business, financial condition and results of operation. See "-- Risks Associated with Research and Development for Other Applications of the SoftCup Technology" and "Business -- Other Potential Applications of the SoftCup Technology."

NEED FOR ADDITIONAL FINANCING FOR UNFORESEEN RISKS

    The Company believes that the level of financial resources available to it is an important factor in its ability to achieve the marketing and distribution of INSTEAD-TM- and in its ability to develop and eventually bring medical products to market. Management believes that the financial resources available to it, together with the net proceeds of the Offering, will satisfy the Company's working capital needs for at least 12 months. However, the Company may require additional financing if unforeseen risks are encountered. If the Company is unable to raise additional capital or arrange satisfactory working capital or additional equity financing, the Company may be unable to complete the distribution of INSTEAD-TM- into the full United States market. Additional financings may require the issuance of new equity securities, and there can be no assurance that the Company will be able to obtain working capital or additional financing at a favorable rate, if at all. See "-- Risks Associated with Research and Development for Other Applications of the SoftCup Technology."

LACK OF MANUFACTURING EXPERIENCE; NEED TO ACHIEVE ECONOMIES OF SCALE AND LIMITED MANUFACTURING RESOURCES

    The Company has only limited experience in manufacturing quantities of INSTEAD-TM- for the commercial market and has not yet manufactured INSTEAD-TM-on a cost-efficient basis. There can be no assurance that the Company will be able to manufacture quantities of INSTEAD-TM- for the commercial market on a cost efficient basis, if at all. In the future the Company will be required to increase the quantity of units it can produce, reduce per-unit manufacturing costs and related marketing expenses and achieve high quality standards in order to successfully market INSTEAD-TM- on a commercial scale throughout the full United States market. These criteria will only be satisfied if the Company is able to either enhance significantly its existing production capabilities or enter into arrangements with third parties capable of manufacturing INSTEAD-TM- on a cost-efficient basis. If the Company encounters production difficulties or delays, including problems involving production yield, quality control and assurance or supplies or components, there could be a material adverse effect on the Company's business, financial condition and results of operations. See "-- History of Losses" and "Business -- Manufacturing."

MARKETING RISKS; UNCERTAINTY OF CONSUMER ACCEPTANCE

    The Company has incurred, and expects to continue to incur, substantial marketing expense in launching INSTEAD-TM- into the United States market. The marketing risks that the Company may encounter are compounded by the unique nature of INSTEAD-TM-. Because INSTEAD-TM- is fundamentally different from nearly all commercially available forms of feminine protection, successful introduction of INSTEAD-TM- will face several obstacles, including a change in established personal hygiene regimen and educating potential consumers on how to use INSTEAD-TM-. Furthermore, the Company will be competing with other products which are already familiar to the target audience, and the Company will be required to incur substantial marketing expense in order to introduce INSTEAD-TM- to consumers. There can be no assurance that the Company will develop an effective marketing or advertising campaign to overcome these obstacles. See "-- Risks Associated with Potential Competitive Response" and "Business -- Marketing and Sales."

NECESSITY OF REGULATORY CLEARANCES TO MARKET

    The production and distribution of INSTEAD-TM- are subject to regulation in the United States and other countries in which INSTEAD-TM- may be sold. In 1993, the FDA cleared the Company's pre-market notification submission under Section 510(k) of the Federal Food, Drug, and Cosmetic Act of 1938, as amended (the "FDCA"). The FDA's clearance of this notification enables the Company to market INSTEAD-TM- in the United States and to export it overseas subject to the general controls provisions of the FDCA. Subsequent to FDA clearance of this notification submission, certain modifications, which the Company believes are minor, were made in the materials used in INSTEAD-TM- to improve the manufacturing process. An applicable FDA regulation requires the filing of a new 510(k) notification when, among other things, there is a major change or modification in the intended use of the device, or a change or modification in material, chemical composition or manufacturing process, that could significantly affect the device's safety or effectiveness. A device manufacturer is responsible for making the initial determination as to whether a proposed change to a cleared device or its intended use necessitates the filing of a new 510(k) notification. The Company has conducted testing subsequent to the changes, which the Company believes are minor, in materials. The Company has been advised by its regulatory counsel, Arent Fox Kintner Plotkin & Kahn, that no additional 510(k) notification is required for these changes, although there can be no assurance that the FDA will not require such a 510(k) notification. In April 1994, the FDA informally proposed a guidance document pursuant to the above-described regulation (which was revised in August 1995) that would require submission of a new 510(k) notification when certain changes are made in medical devices such as INSTEAD-TM-, including changes in materials and labeling. If a new 510(k) notification were to be required by the FDA for the changes in materials of INSTEAD-TM-, there can be no assurance that the FDA would clear a new 510(k) notification submitted by the Company, or that the FDA would not prohibit the Company from selling INSTEAD-TM- until the 510(k) notification was cleared. The FDA review time for 510(k) notifications could be lengthy. The failure to obtain a new 510(k) clearance, if required, on a timely basis, if at all, would have a material adverse effect on the Company's business, financial condition and results of operations.

    The Company has also decided to label INSTEAD-TM- with a 12 hour maximum wear time. The labeling for INSTEAD-TM-, as cleared by the FDA in the original 510(k) notification, included an 8 hour maximum wear time. The Company conducted a clinical study to support the safety of the 12 hour wear time. See "Business -- Product Testing." The Company does not believe a new 510(k) notification is necessary to increase the maximum wear time to 12 hours. Prior to finalizing the change in labeling, the Company met with the FDA on June 19, 1996. At that meeting the results of these studies were discussed and the FDA requested that the Company submit the results of its clinical testing, which the Company provided on July 17, 1996. On October 25, 1996 the Company received a letter from the FDA confirming that the Company could increase the wear time of INSTEAD-TM- to 12 hours without filing a new 510(k) notification.

    Any product with a 510(k) notification cleared by the FDA and its manufacturer are subject to continuing regulatory review and the FDA has the authority to, among other things, order or request restrictions on the distribution of products or the withdrawal of products from market even after clearance of a 510(k) submission is obtained.

    The Company's manufacturing facility in Missoula, Montana is subject to the Good Manufacturing Practices ("GMP") regulations which are promulgated by the FDA, international quality standards and other regulatory requirements. The failure by the Company to comply with the foregoing could adversely affect the Company's production and financial condition. See also "Business -- Government Regulation" and "-- Regulatory Status."

    In order to distribute INSTEAD-TM- in foreign countries, the Company must comply with all regulatory requirements of the countries in which the Company intends to sell INSTEAD-TM-, including regulations with respect to labeling and importing into such countries and FDA requirements for export thereto. There can be no assurance that the Company will be able to comply with such requirements. See "Business -- Regulatory Status." The Company will require FDA clearance or pre-market approval to market other applications of the SoftCup Technology in the United States.

PRODUCT LIABILITY; POSSIBILITY OF INSUFFICIENT INSURANCE COVERAGE

    Testing, manufacturing and marketing of INSTEAD-TM- entail an inherent risk of product liability, and such risk may be increased because INSTEAD-TM- is used internally. The Company presently maintains what it believes to be a sufficient level of product liability insurance. Such insurance is expensive and, in the future, may not continue to be available on acceptable terms, if at all. The Company's business, financial condition and results of operations may be materially adversely affected by a successful product liability claim, or series of such claims, in excess of any insurance coverage. There can be no assurance that product liability claims will not be successfully asserted against the Company. See "Business -- Product Testing."

COMPETITION

    The market for feminine protection and medical products is presently dominated by large, long-established and well-financed companies which have substantially greater resources than the Company. There can be no assurance that other companies will not develop new or enhanced feminine protection products that are either more effective than INSTEAD-TM-, or would render INSTEAD-TM-obsolete or non-competitive. In addition, there can be no assurance that existing competitive companies will not increase their level of advertising and marketing expenditures in response to the introduction of INSTEAD-TM-. See "-- Risks Associated with Potential Competitive Response" and "Business -- Competition."

RISKS ASSOCIATED WITH POTENTIAL COMPETITIVE RESPONSE

    Subsequent to the IPO, the Company identified its target geography for the initial launch of INSTEAD-TM-, established a broker network, and established certain key trade accounts. The initial indications from the early stages of the launch reflect higher costs related to trade, distribution and marketing spending levels than previously anticipated. The Company believes that this is due to the response to the launch of INSTEAD-TM- by companies with competitive products. There can be no assurance that the Company's competitors will not significantly increase their spending on promotional activities as a reaction to the introduction of INSTEAD-TM-. See "-- Marketing Risks; Uncertainty of Consumer Acceptance."

INHERENT LIMITATION OF MARKET RESEARCH AND CONSUMER USE TESTING

    The Company conducted test studies for the purposes of evaluating potential consumer interest in INSTEAD-TM- and developing a market strategy for INSTEAD-TM-. Due to the inherent limitations of market research and consumer testing to accurately indicate consumer preferences, the results of such research and tests may not accurately reflect INSTEAD-TM-'s actual market potential. See "Business -- Marketing and Sales."

RISKS INHERENT IN OBTAINING AND PROTECTING PATENTS AND PROPRIETARY TECHNOLOGY

    The Company's success will depend, in part, on its ability to obtain and protect patents and trade secrets, and operate without infringing the proprietary rights of other companies and individuals in the United States and abroad. A continuation patent application based on, and including the subject matter of, a patent application for the SoftCup Technology (for use for feminine protection during menstruation either with or without vaginal drug delivery) originally filed by Ms. Audrey Contente, the founder of the Company, was allowed by the United States Patent and Trademark Office (the "Patent and Trademark Office") on December 11, 1992. The United States patent was issued on March 22, 1994 and expires on March 22, 2011. Additional patent applications are pending in the United States on other aspects and applications of the SoftCup Technology and certain manufacturing processes related to such technology. The Company has also filed international patent applications with respect to the SoftCup Technology (for use for feminine protection during menstruation either with or without vaginal drug delivery). There can be no assurance that any additional patents will issue or that any issued patents will provide the Company with competitive advantages or will not be challenged by other companies or individuals. There can be no assurance that other companies and individuals will not independently develop similar products, duplicate the SoftCup Technology or design around the Company's patent. In addition, the Company could incur substantial costs in defending suits brought against it on such intellectual property rights or in prosecuting suits that the Company brings against other parties to protect its intellectual property rights. The Company also relies on trade secrets and other unpatented proprietary technology. The Company seeks to protect its trade secrets and proprietary know-how in part with confidentiality agreements with employees and consultants. There can be no assurance that the agreements will not be breached, that the Company will have adequate remedies for any breach, or that the Company's trade secrets will not otherwise become known or independently developed by competitors or that others will not independently develop substantially equivalent proprietary products and processes or otherwise gain access to the Company's proprietary technology. See "Business -- Patent Status and Patent Applications; Proprietary Technology."

RISKS ASSOCIATED WITH RESEARCH AND DEVELOPMENT FOR OTHER APPLICATIONS OF THE SOFTCUP TECHNOLOGY

    Although the Company is currently focusing its primary efforts and capital resources on introducing INSTEAD-TM- into the United States and international markets, the Company intends to apply a portion of the net proceeds of the Offering to pursue research on potential medical and health care applications of the SoftCup Technology. If such research leads to the development of new products, the Company would require further additional capital and/or a strategic partner to market and distribute such products. There can be no assurance that such research or development will be successful, that these additional potential applications of the SoftCup Technology will result in the Company's introduction of other products or that any additional financing will be available or, if available, will be on terms acceptable to the Company. See "Business -- Other Potential Applications of the SoftCup Technology."

    The Company's focus on research and development of medical applications of the SoftCup Technology is contingent on many factors which are generally difficult to identify and quantify. They are dependent on a number of factors which are not in the Company's control, including the results of clinical trials and other scientific findings, and the regulatory requirements of clinical testing and market approvals. See "-- Necessity of Regulatory Clearances to Market" and "Business -- Government Regulation." Accordingly, there can be no assurance that any of the goals or timetables described in this Prospectus relating to other potential applications of the SoftCup Technology can be met.

DISCRETION IN APPLICATION OF PROCEEDS

    The Company may change the specific use or allocation of the net proceeds from the Offering, except that in all events the Company will use at least $3,430,812 of the net proceeds to repay certain indebtedness to the extent that it is presented for repayment, and the balance of such proceeds to support the launch of INSTEAD-TM- and to develop and commercialize medical and health care products. See "Use of Proceeds." Management will have broad discretion to change the allocation of the net proceeds within the above parameters; any change in the allocation of the net proceeds will depend upon, among other things, changes in the Company's business plans, the results of research and development programs, the terms of collaborative arrangements and/or marketing plans, regulations applicable to the Company, conditions in the industry, general economic conditions and the Company's future revenue and expenses.

    The Company believes that the net proceeds from the IPO, together with additional working capital or equipment lease financing, are sufficient to commence the introduction of INSTEAD-TM- into approximately 25 to 50% of the United States markets. As of September 30, 1996, the Company had approximately $16,663,098 of cash and cash equivalents on its balance sheet, principally reflecting the remaining net proceeds from the IPO. The Company has introduced INSTEAD-TM- into a region which the Company estimates represents approximately 8% of United States households; the Company anticipates that the balance of the IPO net proceeds will be used to commence the introduction of INSTEAD-TM- into additional regions in the United States market. Since the Company only recently began generating revenues and in light of its decision to pursue this Offering, the Company has not obtained any working capital or equipment lease financing to date. The Company believes that financing in addition to the amount raised in the IPO is necessary to complete the distribution of INSTEAD-TM- into 50% of the United States market. The Company intends to use the net proceeds of this Offering to support expansion of INSTEAD-TM- into additional geographic areas, which together with other financial resources available to it, will enable the Company to complete the distribution of INSTEAD-TM- into 50% of the United States. The net proceeds of this Offering may help the Company accelerate the timing of the national rollout although there can be no assurance that any such acceleration will occur. The Company believes that the net proceeds from this Offering, together with other financial resources available to it, will be sufficient to satisfy the Company's working capital needs for at least 12 months, although depending on numerous factors, including competitive response and the amount of net proceeds expended on research and development, the net proceeds may last longer.

DEPENDENCE ON KEY PERSONNEL

    The Company's success is dependent, in large part, on the continued service of its key management, certain scientific and technical advisors and its ability to attract and retain qualified employees. Competition for such employees is intense. The Company has obtained key-person life insurance in the amount of $1 million for the life of John W. Andersen, the President, Chief Executive Officer and Chairman of the Board of the Company. In addition, the Company has obtained a key-person life insurance policy on Audrey Contente, an officer and founder of the Company who invented the SoftCup Technology. There can be no assurance that any such key-person life insurance will continue to be available in the future to the Company at a satisfactory premium. See "Management."

DILUTION

    Purchasers of shares in the Offering will suffer immediate and substantial dilution of $14.08 per share in net tangible book value per share as of September 30, 1996 (assuming an offering price of $23.00 per share). See "Dilution" and "Underwriting."

CERTAIN ANTI-TAKEOVER PROVISIONS

    Certain provisions of the Company's Restated Certificate of Incorporation and Amended and Restated By-Laws could have the effect of discouraging a third party from pursuing a non-negotiated takeover of the Company and preventing certain changes in control. The Restated Certificate of Incorporation provides that the Board of Directors is divided into three classes. One class of directors is elected at each annual meeting of stockholders for a three-year term. The Restated Certificate of Incorporation restricts certain business combinations with an interested stockholder (typically a beneficial owner of 15% or more of the outstanding voting shares of the Company's capital stock, excluding certain persons). In addition, the Amended and Restated By-Laws and the Restated Certificate of Incorporation require advance notice to the Board of Directors of stockholder proposals or stockholder nominees for directors to be considered at the next annual meeting of stockholders and restrict the ability of stockholders to call meetings. The Restated Certificate of Incorporation and Amended and Restated By-Laws also limit the ability of stockholders to remove directors, call stockholders meetings and act by written consent and provide that vacancies in the Board of Directors may only be filled by a majority of the remaining directors. In addition, the Company's Restated Certificate of Incorporation authorizes the issuance of 5,000,000 shares of preferred stock with such designation, rights and preferences as may be determined from time to time by the Board of Directors. The Board of Directors may, without stockholder approval, issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. There can be no assurance that the Company will not issue additional shares of preferred stock in the future. These provisions could discourage a third party from pursuing a takeover of the Company at a price considered attractive by many stockholders, since such provisions could have the effect of delaying an acquiring party from gaining control of the Company and its Board of Directors. See "Description of Capital Stock -- Preferred Stock" and "-- Certain Provisions of the Company's Certificate of Incorporation and By-Laws."

LIMITED TRADING HISTORY; VOLATILITY OF PRICE

    Prior to the IPO, there had been no public trading market for the Common Stock, and there can be no assurance that a regular trading market for the Common Stock will continue after the Offering or that the market price for the Common Stock will not fall below the offering price. In addition, market prices of securities of many companies in the earlier stages of development have experienced wide fluctuations not necessarily related to the operating performance of such companies. For example, the price of the Common Stock ranged from $14 3/8 on May 1, 1996 to $36 on May 22, 1996, closing at $19 3/8 on June 28, 1996. On October 31, 1996 the staff of the Securities and Exchange Commission (the "Commission") informed the Company that it had commenced an informal inquiry with respect to certain matters, which the Company believes relates to the volatility of the price of its Common Stock in the May and June 1996 period. The Company believes it has complied with all securities laws and, although the Commission has not requested any information from the Company, the Company has informed the Commission that it wishes to assist the Commission with its inquiry. While there can be no assurance as to the scope or outcome of any inquiry by the Commission, the Company believes that this matter will not have a material adverse effect on its business, prospects, financial condition or results of operations. The Company further believes that factors such as legislative, regulatory and technological developments and quarterly variations in financial results and market conditions could cause the market price of the Common Stock to fluctuate substantially. These market fluctuations may adversely affect the price of and market for the Common Stock and could result in additional inquiries. See "Price Range of Common Stock."

SUBSTANTIAL AMOUNT OF SHARES ELIGIBLE FOR FUTURE SALE; POTENTIAL ADVERSE EFFECT ON MARKET PRICE OF COMMON STOCK
    Upon consummation of the Offering, the Company will have 8,889,651 shares of Common Stock outstanding (9,339,651 shares if the Underwriters' over-allotment option is exercised in full). In addition, as of September 30, 1996, there has been reserved 5,047,603 shares of Common Stock for issuance upon the conversion or exercise of outstanding securities. The 3,000,000 shares of Common

Stock to be sold in the Offering (3,450,000 shares if the Underwriters' over-allotment option is exercised in full), other than shares which may be purchased by "affiliates" of the Company, will be freely tradeable without restriction or further registration under the Securities Act. The 3,910,000 shares of Common Stock sold in the IPO, other than shares which were purchased by affiliates of the Company, are also freely tradable without restriction under the Securities Act. In addition, an aggregate of 1,073,600 shares of Common Stock which are outstanding and 3,227,703 shares of Common Stock which are issuable upon the conversion or exercise of outstanding securities are registered in the Concurrent Offering. The Company intends to file a Registration Statement on Form S-8 with respect to up to 1,805,963 shares of Common Stock issuable pursuant to its stock option plans and certain options and warrants which have been granted to employees and consultants of the Company as soon as practicable after the date of this Prospectus; such Registration Statement would include 1,344,157 shares of Common Stock issuable upon conversion or exercise of outstanding securities of the Company. Approximately 1,381,794 of the remaining shares of Common Stock outstanding and issuable upon conversion or exercise of outstanding securities would be "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act ("Rule 144"), and may only be sold pursuant to a registration statement under the Securities Act or an applicable exemption from the registration requirements of the Securities Act, including Rule 144. See "Concurrent Sales by Selling Stockholders" and "Shares Eligible for Future Sale."

    All officers, directors and certain security holders agreed with Hampshire in connection with the IPO not to, directly or indirectly, offer, sell, contract to sell or otherwise dispose of their shares of Common Stock, or other securities convertible into or exercisable for shares of Common Stock, without the prior written consent of Hampshire, prior to August 22, 1997. An aggregate of 4,831,305 shares of Common Stock outstanding and issuable upon conversion or exercise of outstanding securities are subject to these lock-up arrangements. Hampshire has agreed with Jefferies not to release any of such security holders from the contractual restriction without the prior written consent of Jefferies. The Company has, subject to certain exceptions, agreed not to offer, issue or sell any shares of Common Stock or securities exercisable for or convertible into shares of Common Stock for a 180 day period after the date of this Prospectus without the prior written consent of Jefferies. No predictions can be made as to the effect, if any, that market sales of shares of existing stockholders or the availability of such shares for future sale will have on the market price of shares of Common Stock prevailing from time to time. The prevailing market price of the Common Stock after the Offering could be adversely affected by future sales of substantial amounts of Common Stock by existing stockholders. See "Certain Relationships and Related Party Transactions," "Principal Stockholders," "Shares Eligible for Future Sale" and "Underwriting."

LACK OF DIVIDENDS
    The Company has generated limited revenues to date and does not expect to pay cash dividends for the foreseeable future.

                                USE OF PROCEEDS

    The net proceeds to the Company from the sale of the 3,000,000 shares of Common Stock offered by the Company hereby are estimated to be approximately $63,000,000 million (approximately $72,000,000 if the Underwriters' over-allotment option is exercised in full), after deducting underwriting discounts and estimated offering expenses payable by the Company, based upon an assumed offering price of $23.00 per share. The Company intends to use approximately $3,430,812 of the net proceeds to repay the outstanding indebtedness described below. The Company intends to use the balance of the net proceeds to provide continued support for the launch of INSTEAD-TM- in the initial market and to support expansion into additional geography, including increased marketing spending and the advanced purchase of manufacturing equipment, for increased investment in research and development of medical and health care products and for general corporate purposes. See "Risk Factors -- Need for Additional Financing for Unforeseen Risks" and "Business -- Other Potential Applications of the SoftCup Technology." Pending such applications, the net proceeds will be invested in certificates of deposit, government debt investments and other short-term instruments.

    The $3,430,812 of outstanding indebtedness which the Company intends to repay with the net proceeds of the Offering includes approximately $2,875,000 of principal and $484,015 of interest due on convertible notes due April 1997 which bear interest at a rate of 10% per annum, and approximately $59,797 of principal and $12,000 of interest in non-convertible notes due March 1997 bearing interest at 10% per annum. The net proceeds from the issuance of the convertible notes, which were issued in July and September 1995, were used for general corporate purposes, including the payment of accrued interest on other outstanding indebtedness which has since been retired, partial repayment of debt to Johns Hopkins, the repayment of certain demand notes and expenses due to former officers and repayment of a note to the Company's former law firm. The non-convertible notes are due to individuals associated with ReProtect, one of whom is a director of the Company.

    The Company believes that the net proceeds from the IPO, together with additional working capital or equipment lease financing, are sufficient to commence the introduction of INSTEAD-TM- into approximately 25 to 50% of the United States markets. As of September 30, 1996, the Company had approximately $16,663,098 of cash and cash equivalents on its balance sheet, principally reflecting the remaining net proceeds from the IPO. The Company has introduced INSTEAD-TM- into a region which the Company estimates represents approximately 8% of United States households; the Company anticipates that the balance of the IPO net proceeds will be used to commence the introduction of INSTEAD-TM- into additional regions in the United States market. Since the Company only recently began generating revenues and in light of its decision to pursue this Offering, the Company has not obtained any working capital or equipment lease financing to date. The Company believes that financing in addition to the amount raised in the IPO is necessary to complete the distribution of INSTEAD-TM- into 50% of the United States market. The Company intends to use the net proceeds of this Offering to support expansion of INSTEAD-TM- into additional geographic areas, which together with other financial resources available to it, will enable the Company to complete the distribution of INSTEAD-TM- into 50% of the United States. The net proceeds of this Offering may help the Company accelerate the timing of the national rollout although there can be no assurance that any such acceleration will occur. The Company believes that the net proceeds from this Offering, together with other financial resources available to it, will be sufficient to satisfy the Company's working capital needs for at least 12 months, although depending on numerous factors, including competitive response and the amount of net proceeds expended on research and development, the net proceeds may last longer. See "Risk Factors -- Need for Additional Financing for Unforseen Risks."

    The Company may change the specific use or allocation of the net proceeds from the Offering, except that in all events the Company will use at least $3,430,812 of the net proceeds to repay the indebtedness described above to the extent the holders thereof do not convert such indebtedness into Common Stock, and the balance of the proceeds to support the launch of INSTEAD-TM- and to develop and commercialize medical and health care products. Any change in the allocation of the proceeds will depend upon, among other things, changes in the Company's business plans, the results of research and development programs, the terms of collaborative arrangements and/or marketing plans, regulations applicable to the Company, conditions in the industry, general economic conditions and the Company's future revenue and expenses.

                          PRICE RANGE OF COMMON STOCK

    The Common Stock was initially offered to the public on February 22, 1996 at a price of $10.00 per share and is quoted on the Nasdaq National Market. The following table sets forth the range of high and low sale prices for the Common Stock for the periods indicated as reported on the Nasdaq National Market.

                                                                                HIGH        LOW
                                                                              ---------  ---------

Fiscal year 1996:

    Third quarter (since February 22nd).....................................        $16    $11 1/8

    Fourth quarter..........................................................         36     11 3/4

Fiscal year 1997:

    First quarter...........................................................     25 3/4         14
    Second quarter (through November 7th)...................................     26 1/4         22

    On November 7, 1996, the last sale price of the Common Stock was $22 1/4 as reported on the Nasdaq National Market. At September 30, 1996, there were 188 stockholders of record of the Common Stock.

                                DIVIDEND POLICY

    The Company has not paid any dividends on its Common Stock to date. The payment of dividends, if any, in the future is within the discretion of the Board of Directors and will depend on the Company's earnings, its capital requirements and financial condition. It is the present intention of the Board of Directors to retain all earnings, if any, for use in the Company's business operations and, accordingly, the Board of Directors does not expect to declare or pay any cash dividends in the foreseeable future.

                                 CAPITALIZATION

    The following table sets forth the current maturities of long-term debt and the capitalization of the Company at September 30, 1996 and as adjusted to give effect to the sale of the 3,000,000 shares of Common Stock offered hereby, at an assumed public offering price of $23.00 per share, and the application of the estimated net proceeds therefrom as described under "Use of Proceeds." This table should be read in conjunction with "Management's Discussion and Analysis of Financial Results of Operations" and the Company's financial statements and notes thereto.

                                                                    SEPTEMBER 30, 1996
                                                                --------------------------
                                                                  ACTUAL      AS ADJUSTED
                                                                -----------  -------------
Current Maturities of Long-term Debt:
  Unsecured Convertible Notes.................................  $ 2,875,000  $    --
  Unsecured Notes to Former Officers..........................      117,908        117,908(1)
  Unsecured Notes to Trade and Other Creditors................       63,548          3,751(1)
  Subordinated Convertible Debentures.........................      152,432        152,432(1)
                                                                -----------  -------------
    Total Current Maturities of Long-term Debt................    3,208,888        274,091(1)

Long-term Debt:
  Convertible Debentures......................................      700,000        700,000
Stockholders' Equity:
  Preferred Stock, $.001 par value -- authorized 5,000,000
   shares, of which 48,750 are designated as Convertible
   Series A, none of which are issued and outstanding.........      --            --
  Common Stock, $.001 par value -- authorized 20,000,000
   shares: issued and outstanding 5,889,651 and 8,889,651
   shares as adjusted (2).....................................       10,058         13,058
  Additional Paid-In-Capital..................................   43,366,219    106,363,219
  Deficit.....................................................  (26,503,215)   (26,503,215)
                                                                -----------  -------------
    Total Stockholders' Equity................................   16,873,062     79,873,062
                                                                -----------  -------------
    Total Capitalization......................................  $20,781,950  $  80,847,153
                                                                -----------  -------------
                                                                -----------  -------------

------------------------
(1) This debt which becomes due on various dates between October 1, 1996 and December 31, 1996 will be repaid with a portion of the proceeds from the IPO.

(2) Does not include 5,047,603 shares of Common Stock issuable upon the exercise of options, warrants and other securities outstanding as of September 30, 1996 and 461,806 shares reserved for issuance pursuant to options under the Company's stock option plans.

                                    DILUTION

    The net tangible book value of the Common Stock at September 30, 1996 was $16,286,920 or $2.77 per share. "Net tangible book value per share" is determined by dividing the net tangible book value of the Company (total assets less debt issuance costs, net of accumulated amortization and total liabilities) by the number of shares of Common Stock outstanding. Without taking into account any changes in net tangible book value after September 30, 1996, other than to give effect to the sale of the shares of Common Stock offered hereby (at an assumed public offering price of $23.00 per share), and after deducting the underwriting discount and estimated offering expenses payable by the Company, the pro forma net tangible book value of the Company at September 30, 1996 would have been $79,286,920, or $8.92 per share. This represents an immediate increase in net tangible book value of $6.15 per share to existing stockholders and an immediate dilution of net tangible book value of $14.08 per share to new investors purchasing shares of Common Stock in the Offering. The following table illustrates this dilution per share.

Assumed public offering price per share.....................................             $   23.00
  Net tangible book value per share as of September 30, 1996................  $    2.77
  Increase in net tangible book value per share attributable to the
   Offering.................................................................       6.15
                                                                              ---------
Pro forma net tangible book value per share after the Offering..............                  8.92
                                                                                         ---------
Dilution per share to new investors.........................................             $   14.08
                                                                                         ---------
                                                                                         ---------

    The following table sets forth as of September 30, 1996 for existing stockholders and for new investors the number and percentage of total outstanding shares of Common Stock purchased from the Company, the total consideration (assuming a public offering price of $23.00 per share) and percentage of total consideration paid to the Company, and the average price per share paid, before deducting the underwriting discount and estimated offering expenses payable by the Company:

                                      SHARES PURCHASED      TOTAL CONSIDERATION
                                    --------------------  ------------------------
                                                                                      AVERAGE
                                                                                       PRICE
                                     NUMBER     PERCENT      AMOUNT       PERCENT    PER SHARE
                                    ---------  ---------  -------------  ---------  -----------
Existing Stockholders.............  5,889,651      66.25% $  49,011,463      41.53%  $    8.32
New Investors.....................  3,000,000      33.75     69,000,000      58.47       23.00
                                    ---------  ---------  -------------  ---------
    Total.........................  8,889,651     100.00% $ 118,011,463     100.00%
                                    ---------  ---------  -------------  ---------
                                    ---------  ---------  -------------  ---------

    The foregoing table assumes no exercise or conversion of currently outstanding securities which are convertible into or exercisable for Common Stock. At September 30, 1996, there were outstanding securities which are convertible into or exercisable for 5,047,603 shares of Common Stock at a weighted average conversion/exercise price of $7.99 per share. See "Risk Factors -- Substantial Amount of Shares Eligible for Future Sale; Potential Adverse Effect on Market Price of Common Stock," "Capitalization" and Note 6 of Notes to Financial Statements.

                            SELECTED FINANCIAL DATA

    The selected financial data for the five years ended June 30, 1996 are derived from the audited financial statements of the Company. The financial statements as of June 30, 1996 and for the three years then ended have been audited by Deloitte & Touche LLP, independent auditors. The selected financial data for the three months ended September 30, 1995 and 1996 have been derived from the Company's unaudited financial statements which, in the opinion of management, contain all adjustments (consisting of normal and recurring adjustments), necessary for a fair presentation of the Company's financial position and results of operations at such dates and for such periods. Operating results for the three months ended September 30, 1996 are not necessarily indicative of the results that may be expected in any other interim period or for the full year. The selected financial data below should be read in conjunction with the Company's financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                                                                                                   THREE MONTHS ENDED
                                                     YEAR ENDED JUNE 30,                             SEPTEMBER 30,
                               ---------------------------------------------------------------  ------------------------
                                  1992         1993         1994         1995         1996         1995         1996
                               -----------  -----------  -----------  -----------  -----------  -----------  -----------
STATEMENT OF OPERATIONS DATA:
 Net Sales...................  $   --       $   --       $   --       $   --       $   --       $   --       $   192,540
 Cost of Sales (exclusive of
   depreciation).............      --           --           --           --           --           --           358,377
 Marketing, Sales and
   Distribution..............      --           --           --           123,531    2,406,277      345,416    2,921,392
 Research and Development....    1,668,752      830,761      452,552      181,475    1,403,557       70,616      394,778
 General and Administrative
   Expense...................    2,141,249    1,139,339    1,387,784    1,444,911    5,095,261      597,529    1,924,557
 Interest Expense............        4,422       71,117      336,732      464,615      665,381      168,160      122,858
 Interest Income.............      --           --           --           --          (489,379)      (2,820)    (285,345)
 Depreciation and
   Amortization..............       17,113       50,686      126,872      166,533      738,883       78,182      213,355
                               -----------  -----------  -----------  -----------  -----------  -----------  -----------
 Net Income (Loss)...........  $(3,831,536) $(2,091,903) $(2,303,940) $(2,381,065) $(9,819,980)  (1,257,083)  (5,457,432)
                               -----------  -----------  -----------  -----------  -----------  -----------  -----------
                               -----------  -----------  -----------  -----------  -----------  -----------  -----------
 Net Income (Loss) Per
   Share.....................  $     (1.61) $     (0.79) $     (0.87) $     (0.87) $     (2.74) $     (0.49) $     (0.94)
                               -----------  -----------  -----------  -----------  -----------  -----------  -----------
                               -----------  -----------  -----------  -----------  -----------  -----------  -----------
 Supplementary Net Income
   (Loss) Per Share (1)......      --           --           --           --           --           --       $     (0.90)
                                                                                                             -----------
                                                                                                             -----------
 Weighted Average Common
   Shares and Equivalents
   (2).......................    2,386,847    2,640,387    2,658,214    2,698,152    3,529,494    2,502,626    5,827,622


                                                                                                   THREE MONTHS ENDED
                                                     YEAR ENDED JUNE 30,                             SEPTEMBER 30,
                               ---------------------------------------------------------------  ------------------------
                                  1992         1993         1994         1995         1996         1995         1996
                               -----------  -----------  -----------  -----------  -----------  -----------  -----------
BALANCE SHEET DATA:
 Working Capital (3).........  $  (901,394) $(2,386,815) $(2,438,701) $(2,662,142) $17,962,533  $(1,114,979) $10,372,110
 Total Assets................      489,340      670,147      603,424      766,959   29,407,936    3,184,903   26,766,632
 Long-term Debt..............      350,000      787,358    2,880,075    4,032,493      700,000    7,590,680      700,000
 Stockholders' (Deficiency)
   Equity....................     (960,666)  (2,573,795)  (4,733,714)  (6,011,780)  21,283,944   (7,268,863)  16,873,062

------------------------------

(1) Represents what the net income (loss) per share would have been had the Offering and retirement of the principal amount of the outstanding indebtedness to be repaid from the net proceeds of the Offering, referred to in "Use of Proceeds," occurred at the beginning of fiscal year 1997. This amount was computed by dividing adjusted net loss (net loss as reported adjusted for the interest expense for the three months ended September 30, 1996 associated with the outstanding indebtedness) by the adjusted weighted average common shares and equivalents (common shares and equivalents outstanding as reported plus the number of shares of Common Stock, assuming an offering price of $23.00 per share, the proceeds of which were used to retire the outstanding indebtedness).

(2) The weighted average number of common shares outstanding during the first half of fiscal year 1996 (including the three months ended September 30, 1995), and during fiscal years 1995, 1994, 1993 and 1992 includes the Incremental Shares. Such Incremental Shares were determined utilizing the treasury stock method. The effect of the assumed exercise of stock options which were issued one year prior to the effective date of the IPO and the effect of the assumed conversion of the convertible preferred stock are not included because their effect is antidilutive.

(3) Includes current portion of long-term debt.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

    The Company's activities during the year ended June 30, 1996 and the three months ended September 30, 1996 were focused on the launch of INSTEAD-TM-, which commenced in the Fall of 1996. The lead market for the initial rollout is in the Pacific Northwest, a region which the Company estimates represents approximately 8% of U.S. households, and includes the major markets of San Francisco, Seattle and Portland. In May 1996 the Company finalized the lead market distribution network by contracting with Morgan & Sampson Pacific, a retail broker with expertise in the Health and Beauty Aid business as well as the feminine protection market segment.

    Manufacturing activities to support the launch of INSTEAD-TM- progressed during the second half of fiscal year 1996 and the three months ended September 30, 1996. Manufacturing space was leased and remodeling began. The special thermoforming equipment required to manufacture INSTEAD-TM- completed high volume testing and in June 1996 commenced manufacturing INSTEAD-TM- for the Fall 1996 launch.

    In addition to INSTEAD-TM- launch activities, research and development activities on new products continued in the fourth quarter of fiscal year 1996 and the first quarter of fiscal year 1997. The BufferGel Technology developed by the Company's research and development partner, ReProtect, was selected by HIVNET for funding of clinical trials to test its use for the prevention of AIDS and other STDs. The Phase I clinical trials are currently scheduled to begin in December 1996.

    The following table sets forth, for the periods indicated, the percentage increases or decreases of certain items included in the Company's statement of operations.

                                                  INCREASE (DECREASE) FROM PRIOR PERIOD
                                        ---------------------------------------------------------
                                                                              THREE MONTHS
                                                                           ENDED SEPTEMBER 30,
                                         JUNE 30, 1995   JUNE 30, 1996        1996 COMPARED
                                         COMPARED WITH   COMPARED WITH      WITH THREE MONTHS
                                         JUNE 30, 1994   JUNE 30, 1995  ENDED SEPTEMBER 30, 1995
                                        ---------------  -------------  -------------------------
Net Sales (1).........................        --              --                   --
Cost of Sales (exclusive of
 depreciation) (1)....................        --              --                   --
Marketing, Sales and Distribution.....        --    %         1,847.9%              745.8%
General and Administrative Expense....           4.1            252.6               222.1
Research and Development Expense......         (59.9)           673.4               459.0
Loss from Operations..................          (2.6)           403.2               414.8
Interest Income (2)...................        --              --                   --
Interest Expense......................          38.0             43.2              (26.9)
Depreciation and Amortization.........          31.3            343.7               172.9

Net Loss..............................           3.3%           312.4%              334.1%

------------------------

(1) This percentage is not meaningful since the Company began generating sales in August 1996.

(2) This percentage is not meaningful since the Company did not generate interest income in prior periods.

THREE MONTHS ENDED SEPTEMBER 30, 1996 COMPARED TO THREE MONTHS ENDED SEPTEMBER 30, 1995

NET SALES

    Net sales for the three months ended September 30, 1996 were $192,540 resulting from the shipment of INSTEAD-TM-. The Company was a development stage company for the three months ended September 30, 1995 and generated no sales.

COST OF SALES (EXCLUSIVE OF DEPRECIATION)

    Cost of sales during the three months ended September 30, 1996 were $358,377. The Company was a development stage company during the three months ended September 30, 1995 and incurred no cost of sales. The cost of sales for the three months ended September 30, 1996 was attributable to start-up and manufacturing costs associated with the production of INSTEAD-TM- to support related sales. The Company has not reached a level of production adequate to absorb the Company's manufacturing costs on a cost efficient basis.

MARKETING, SALES AND DISTRIBUTION

    Marketing, sales and distribution expense increased 745.8% to $2,921,392 for the three months ended September 30, 1996 from $345,416 for the three months ended September 30, 1995. This increase was principally attributable to certain expenses incurred in connection with the launch of INSTEAD-TM- during the three months ended September 30, 1996 for marketing and advertising for television, print, internet, sampling and coupon mailings to generate consumer trial and awareness of INSTEAD-TM-.

RESEARCH AND DEVELOPMENT

    Research and development expense increased 459.0% to $394,778 for the three months ended September 30, 1996 from $70,616 for the three months ended September 30, 1995. The increase was primarily attributable to payments to ReProtect under the terms of the Company's research and development agreement.

GENERAL AND ADMINISTRATIVE

    General and administrative expense increased 222.1% to $1,924,557 for the three months ended September 30, 1996 from $597,529 for the three months ended September 30, 1995. This increase was primarily due to non-cash charges resulting from the issuance of options and warrants to purchase Common Stock at prices below fair market value to officers and a director of the Company and in connection with the settlement of a claim. This increase was also due, to a lesser extent, to increases in legal fees, increases in salaries attributable to administrative support staff, and increases in financial public relations expense.

DEPRECIATION AND AMORTIZATION

    Depreciation and amortization expense increased 172.9% to $213,355 for the three months ended September 30, 1996 from $78,182 for the three months ended September 30, 1995. This increase was attributable to the increase in the depreciation of property and equipment and the increase in the amortization of deferred debt issuance costs.

INTEREST EXPENSE

    Interest expense was $122,858 and $168,160 for the three months ended September 30, 1996 and 1995, respectively. The decrease of 26.9% for the three months ended September 30, 1996 compared to the three months ended September 30, 1995 was attributable to the repayment of debt by the Company.

INTEREST INCOME

    Interest income was $285,345 and $2,820 for the three months ended September 30, 1996 and 1995, respectively. The increase for the three months ended September 30, 1996 compared to the three months ended September 30, 1995 was attributable to the money received by the Company during February, 1996 from its IPO which was invested in cash equivalents during the three months ended September 30, 1996.

FISCAL YEARS ENDED JUNE 30, 1996, 1995 AND 1994
NET SALES AND COSTS OF SALES (EXCLUSIVE OF DEPRECIATION)

    The Company began generating sales in August 1996 and therefore there were no revenues or costs of sales in these fiscal years.

MARKETING, SALES AND DISTRIBUTION

    Marketing, sales and distribution expense increased 1,847.9% to $2,406,277 for the year ended June 30, 1996 from $123,531 for the year ended June 30, 1995. The increase was primarily due to expenses related to the launch of INSTEAD-TM-which had been planned for, and commenced in, the Fall of 1996, including market research, development of trade promotion plans and package design.

    Plans for the lead market geography were developed and in the year ended June 30, 1996 the Company retained Morgan & Sampson Pacific to gain widespread distribution and merchandising support of INSTEAD-TM- to retailers in the lead market. Staffing additions in that year to facilitate product launch and operations included a Senior Marketing Product Manager.

    Marketing, sales and distribution expense increased to $123,531 for the year ended June 30, 1995 compared to $-0- for the year ended June 30, 1994. This increase was attributable to marketing expenses related to INSTEAD-TM-.

GENERAL AND ADMINISTRATIVE

    General and administrative expense increased 252.6% to $5,095,261 for the year ended June 30, 1996 from $1,444,911 for the year ended June 30, 1995. The increase was primarily due to non-cash charges resulting from the issuance of options to purchase Common Stock at prices below fair market value to officers and a director of the Company and legal fees and, to a lesser extent, due to increases in salaries, travel, professional fees and other general operating expenses.

    Staffing additions in the year ended June 30, 1996 to facilitate product launch and operations included a Vice President of Operations at the Montana facility and a Corporate Controller.

    General and administrative expense increased 4.1% to $1,444,911 for the year ended June 30, 1995 from $1,387,784 for the year ended June 30, 1994. The increase for the year ended June 30, 1995 compared to June 30, 1994 was primarily due to increases in salaries and signing bonuses attributable to officers of the Company who are principally engaged in the development of the Company's business plan and equity financing activities and related travel expenses, offset in part by reduced legal expenses.

RESEARCH AND DEVELOPMENT

    Research and development expense increased 673.4% to $1,403,557 for the year ended June 30, 1996 from $181,475 for the year ended June 30, 1995. The increase was primarily attributable to research expenses of $343,200 paid to ReProtect under the terms of the Company's research and development agreement and to production start-up expenses, including those described below. To a lesser extent the increase was due to other research and testing expenses related to INSTEAD-TM-, as well as legal expenses.

    Production start-up expenses included procurement of a manufacturing facility as well as completion of line testing. A lease was entered into for manufacturing and office space. Remodeling began on the manufacturing space principally to create the controlled environment module that secures the manufacturing equipment. Equipment orders were placed for INSTEAD-TM-'s first manufacturing line. The first piece of special equipment to manufacture the product, which is called the thermoforming line, completed testing at Remmele Engineering, Inc. in St. Paul, Minnesota and has been installed at Ultrafem's Montana facility and is producing product for the launch of INSTEAD-TM-. In June 1996 the

Company commenced manufacturing quantities of INSTEAD-TM- for the commercial market, and estimates that it has produced an aggregate of approximately 2.2 million units of INSTEAD-TM- through August 14, 1996.

    The BufferGel Technology developed by the Company's research and development partner, ReProtect, has been selected by HIVNET for funding of clinical trials to test its use as a vaginal microbicide for the prevention of AIDS and other STDs. Furthermore, the FDA has permitted the BufferGel Technology to enter Phase I clinical trials, which are currently scheduled to begin in December 1996. The BufferGel Technology is the first non-detergent AIDS prevention technology to be selected by HIVNET to proceed to clinical trials. See "Business -- Other Potential Applications of the SoftCup Technology."

    Research and development expense decreased 59.9% to $181,475 for the year ended June 30, 1995 from $452,552 for the year ended June 30, 1994. The decrease for the year ended June 30, 1995 compared to June 30, 1994 was primarily attributable to reduced expenditures incurred by the Company with independent contract research groups and lower manufacturing facility costs associated with the Company's decision to move to smaller manufacturing facilities.

DEPRECIATION AND AMORTIZATION

    Depreciation and amortization was $738,883 for the year ended June 30, 1996 and $166,533 for the year ended June 30, 1995. The 343.7% increase for the year ended June 30, 1996 compared to the year ended June 30, 1995 was attributable to increases in the amortization of deferred debt issuance costs.

    Depreciation and amortization was $166,533 for the year ended June 30, 1995 and $126,872 for the year ended June 30, 1994. The 31.3% increase for the year ended June 30, 1995 compared to 1994 was primarily attributable to increases in the amortization of deferred offering costs.

INTEREST EXPENSE

    Interest expense was $665,381 for the year ended June 30, 1996 and $464,615 for the year ended June 30, 1995. The 43.2% increase for the year ended June 30, 1996 compared to the year ended June 30, 1995 was attributable to the increase in debt incurred by the Company in the year ended June 30, 1996. At June 30, 1996 the Company repaid approximately $4.9 million of debt. See " -- Liquidity and Capital Resources."

    Interest expense was $464,615 for the year ended June 30, 1995 and $336,732 for the year ended June 30, 1994. The 38.0% increase in 1995 compared to 1994 was attributable to increases in debt incurred by the Company in each of the respective comparable periods.

INTEREST INCOME

    Interest income was $489,379 for the year ended June 30, 1996 compared to $-0- for the year ended June 30, 1995. The increase for the year ended June 30, 1996 compared to the year ended June 30, 1995 was attributable to the money received by the Company in February 1996 from its IPO which was invested in cash equivalents during the period ended June 30, 1996.

LIQUIDITY AND CAPITAL RESOURCES

    The Company's need for funds has increased from period to period as it has incurred expenses for, among other things, research and development activities, engineering and design of fully automated manufacturing systems, clinical testing, meeting domestic and international regulatory requirements, applications for domestic and international patent protection, applications for domestic trademark protection and market research. Since its inception, the Company funded these needs through private placements of its equity and debt securities. The Company received net proceeds in excess of approximately $12,300,000 through private sales of these securities from inception through September 30, 1996. See "Prior Financings."

    In February 1996, the Company received proceeds of $34,085,611, net of related expenses of $5,014,389, in connection with the sale of 3,910,000 shares of Common Stock in the IPO. At September 30, 1996 the Company had $16,663,098 in cash and cash equivalents. From June 30, 1996 to September 30, 1996, the Company's cash position decreased by $7,846,973, principally reflecting $5,451,308 used in operating activities, $2,946,550 used for purchase of property and equipment, and $103,125 for the repayment of debt offset in part by $654,010 in proceeds from the exercise of stock options and warrants. As of June 30, 1996, the Company's cash position increased by $24,436,681, principally reflecting the net proceeds from the IPO and $6.1 million in net proceeds from the sale of convertible and nonconvertible promissory notes and exercise of stock options and warrants. The net proceeds from the IPO and the net proceeds from such sales of other securities were used as follows: $5.6 million for the repayment of debt and payment of debt issuance costs $7,575,453 were used in operating activities and $2,651,618 for construction in the manufacturing plant and purchase of property and equipment.

    The Company's working capital and capital requirements will depend on numerous factors, including the progress of the staged market introduction of INSTEAD-TM-, the Company's research and development activities, the level of resources that the Company devotes to the developmental, clinical, regulatory and marketing aspects of its products and the extent to which strategic alliances with multi-national pharmaceutical or consumer product companies are formed. At September 30, 1996, the Company had commitments in the amount of approximately $6,955,000, of which $3,635,000 was unpaid, for the purchase of manufacturing equipment and improvements to the manufacturing facility to support start-up production and improvements to the new New York office space. Included in accounts payable and accrued liabilities at September 30, 1996 was approximately $249,000 of these unpaid commitments. In addition, in February 1996 the Company and ReProtect entered into a License, Research and Product Development Agreement under which the Company is obligated to pay ReProtect a minimum of $1 million per year for research and development. In addition, the Company will also continue to incur additional research and development expenses; these expenses may include amounts expended on prototype development, prototype manufacturing, laboratory and human clinical studies, as well as market research.

    The Company's stockholders' equity decreased by $4,410,882 from June 30, 1996 to September 30, 1996 reflecting a net loss by the Company for the three months ended September 30, 1996 of $5,457,432, offset in part by proceeds from the exercise of stock options and warrants, issuance of below market value stock warrants in connection with the settlement of a claim and conversion of convertible debt into Common Stock of $1.1 million. The Company's stockholders' equity increased by $27,295,724 from June 30, 1995 to June 30, 1996 reflecting the net proceeds from the IPO of $34,085,611, proceeds from the exercise of stock options and warrants of $1,869,522, conversion of accounts payable to warrants, issuance of below market value stock options and warrants in connection with professional services and licensing agreements and conversion of convertible debt into Common Stock of $1.1 million, offset by the Company's net loss for the year ended June 30, 1996 of $9,819,980.

    The Company intends to use approximately $3,430,812 of the net proceeds of the Offering to repay certain outstanding indebtedness and to use the balance of such net proceeds to provide continued support for the launch of INSTEAD-TM- in the initial market and to support expansion into additional geography, including increased marketing spending and the advanced purchase of manufacturing equipment, for increased investment in research and development of medical and health care products and for general corporate purposes.

    The Company believes that the level of financial resources available to it is an important factor in its ability to achieve the marketing and distribution of INSTEAD-TM- and in its ability to develop and eventually bring medical products to market. The Company believes that the financial resources available to it, together with the net proceeds from the Offering, will satisfy the Company's working capital needs for at least 12 months. However, the Company may require additional financing if unforeseen risks are encountered. If the Company is unable to raise additional capital or arrange satisfactory working capital or additional equity financing, the Company may be unable to complete the distribution of INSTEAD-TM- into the full United States market. Additional financings may require the issuance of new equity securities, and there can be no assurance that the Company will be able to obtain working capital or additional financing at a favorable rate, if at all.

EFFECTS OF RECENT ACCOUNTING PRONOUNCEMENTS

    In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation" which is effective for the Company beginning July 1, 1996. The standard encourages, but does not require, companies to recognize compensation expense of grants for stock, stock options and other equity instruments to employees based on fair value accounting rules. SFAS No. 123 requires companies that choose not to adopt the new fair value accounting rules to disclose pro forma net income and earnings per share under the new method. The Company will continue to apply APB opinion No. 25 to its stock based compensation awards to employees and will disclose the required pro forma effect on net income and earnings per share in its annual financial statements.

                                    BUSINESS

GENERAL

    Ultrafem, Inc. was formed to design, develop and manufacture products based upon its proprietary and patented SoftCup Technology to address women's health care needs. The SoftCup Technology is a physical barrier-type vaginal device designed to enhance the comfort, functionality and effectiveness of products designed for women in the areas of feminine protection, contraception, the prevention of STDs and the treatment of vaginal infections. The commercial products which will employ the SoftCup Technology will be disposable, single use, universal size and made from a soft, inert, thermoplastic material which becomes more pliable at body temperature and molds to fit the individual user's anatomy.

FEMININE PROTECTION PRODUCT -- INSTEAD-TM-

    Management believes that INSTEAD-TM- represents one of the most significant technological developments for feminine protection since the introduction of the first commercial disposable tampon in 1933. INSTEAD-TM- differs from other forms of feminine protection currently on the market in that it collects, rather than absorbs, menstrual fluid. The Company believes that the unique design of INSTEAD-TM- provides several distinct benefits over currently available forms of feminine protection, including increased comfort, improved performance, reduced health concerns and freedom to engage in most physical (including sexual) activities during menstruation. The Company has obtained FDA clearance to market INSTEAD-TM- in the United States. INSTEAD-TM- may also be marketed in each of Belgium, Canada, Denmark, Finland, France, the Netherlands, Spain, Sweden, Switzerland and the United Kingdom subject to compliance with applicable international labeling laws and United States export requirements.

    The Company initiated the launch of INSTEAD-TM- in the Fall of 1996 in the Pacific Northwest, a region which the Company estimates represents approximately 8% of United States households and includes the major markets of San Francisco, Seattle and Portland. The Company intends to introduce INSTEAD-TM- in stages into additional significant geographic regions with full national distribution anticipated to be achieved over a three year period, which may be accelerated or delayed depending upon various factors including market acceptance by retailers and consumers, and the availability of additional financing. The Company has conducted market research and consumer use testing which indicate significant consumer interest in INSTEAD-TM-. The Company intends to distribute INSTEAD-TM-principally through supermarkets and drug stores. See "Risk Factors -- Inherent Limitation of Market Research and Consumer Use Testing," "-- Need for Additional Financing for Unforeseen Risks," "Business -- Product Testing" and "-- Strategy and Plan of Operations."

    Management estimates that the domestic and international feminine protection markets in developed countries are in excess of $9 billion annually. The United States market for feminine protection products such as tampons and pads generates approximately $1.8 billion in annual revenues (based on a 1995 report by A.C. Nielsen). Approximately 58 million women between the ages of 18 and 54 use feminine protection products in the United States. Approximately 63% of menstruating women in the United States use tampons exclusively or in combination with pads (based on 1996 Simmons Market Research Bureau). The European market for feminine protection products generates approximately $2.9 billion in annual revenues (based on a 1995 report by A.C. Nielsen) with an estimated 105 million women between the ages of 18 and 54 using feminine protection products. Other developed markets, including Canada, Latin America, Mexico and Asia (other than India and China) represent a combined population in excess of 200 million potential users.

MEDICAL PRODUCT APPLICATIONS

    Ultrafem intends to develop additional applications of the SoftCup Technology, for vaginal delivery of agents for use in contraception, the prevention of STDs, and the treatment of vaginal infections. The Company's initial product under development is a contraceptive which combines the SoftCup Technology with the BufferGel Technology, which is licensed by the Company for vaginal use on a worldwide basis. The BufferGel Technology was invented by scientists associated with Johns Hopkins with whom the Company has previously conducted research. The Company has entered into a research and development agreement with ReProtect, a company founded by these scientists which will continue the investigation and development of medical applications of the SoftCup Technology.

    Subsequent to the IPO, the FDA allowed an IND application permitting the BufferGel Technology to enter Phase I clinical trials to test its use as a vaginal microbicide for the prevention of AIDS and other STDs. These Phase I clinical trials are currently scheduled to commence in December 1996 and are being funded by HIVNET, a unit of the NIH. The Company plans to begin clinical trials of its contraceptive product upon completion of the Phase I clinical trials of the BufferGel Technology. A portion of these clinical trials may be funded by the net proceeds of the Offering. In order to achieve this timetable, the Company will need to complete the development of the contraceptive product by combining the SoftCup Technology and the BufferGel Technology. There can be no assurance, however, that any of the foregoing goals or timetables can be met, or that any of the clinical trials will demonstrate the necessary degree of safety and effectiveness required for FDA pre-market approval. See "Risk Factors -- Dependence on Single Product," "-- Risks Associated with Research and Development for Other Applications of the SoftCup Technology" and "Business -- Other Potential Applications of the SoftCup Technology."

    The United States market for contraceptive products such as condoms, oral contraceptives, diaphragms and implantable contraceptives generates approximately $2 billion in annual revenues (based on Theta Corporation, 1994). Based on the population of women between the ages of 18 and 54, estimated to be in excess of 300 million women in Europe and other developed markets, and assuming that the frequency of use of contraceptive products is less than that in the United States, management estimates the international markets for contraceptives to be approximately $6 billion annually outside the United States. Additionally, at least 330 million new cases of STDs occur each year throughout the world (World Health Organization, 1995), indicating a significant market for a STD prevention product.

STRATEGY AND PLAN OF OPERATIONS

    The Company's business strategy is to develop and market proprietary products based on its patented SoftCup Technology directed at high potential, underserved segments of the women's health care market. The key elements of this strategy are to (i) continue the launch of INSTEAD-TM- in the United States,
(ii) expand the Company's manufacturing capabilities, (iii) develop and submit for FDA clearance or pre-market approval products based upon the SoftCup Technology for the medical product arena and (iv) pursue strategic alliances with multi-national consumer product and pharmaceutical companies for marketing, sales and distribution.

    The Company intends to market INSTEAD-TM- as an innovative alternative to tampons and sanitary napkins. The Company intends to introduce INSTEAD-TM- in stages into significant geographic regions with full national distribution anticipated to be achieved over a three year period, which may be accelerated or delayed depending upon various factors including market acceptance by retailers and consumers, and the availability of additional financing. The Company commenced initial regional distribution of INSTEAD-TM- in the Pacific Northwest in the Fall of 1996, including the major markets of San Francisco, Seattle and Portland. The Company believes that the financial resources available to it, together with the net proceeds of the Offering, will satisfy the Company's working capital needs for at least 12 months. Distribution in foreign markets could occur simultaneously, provided an appropriate strategic partner is identified. No assurance can be given that the foregoing goals or timetables can be met. See "Risk Factors -- Need for Additional Financing for Unforeseen Risks."

    The Company intends to develop a contraceptive product and to simultaneously develop additional applications of the combination of the SoftCup Technology with the BufferGel Technology for treatment of vaginal infections and topical and systemic therapies. The Company plans to begin clinical trials of a contraceptive product upon completion of the Phase I clinical trials relating to use of the BufferGel Technology as a vaginal microbicide for the prevention of AIDS and other STDs. These Phase I clinical trials, which are currently scheduled to begin in December 1996, are being funded by

HIVNET. Any introduction of new products would be dependent on individual product development, obtaining regulatory clearances, the confirmation of the commercial viability of any such product and the development of strategic partnerships to support international market penetration. See "Risk Factors -- Risks Associated with Research and Development of Other Applications of the SoftCup Technology" and "Business -- Other Potential Applications of the SoftCup Technology."

MARKETING AND SALES

    The Company is marketing INSTEAD-TM- as an innovative alternative to existing feminine protection products, including tampons and sanitary napkins. When the marketing campaign is expanded into the full United States market, it will be directed specifically at the Company's target consumer audience of approximately 58 million women. See " -- Feminine Protection Market -- Domestic Market." The Company, in conjunction with Bozell Worldwide, Inc., a leading multi-national advertising and marketing communications company, has developed detailed plans integrating consumer advertising, professional advertising, consumer research, professional and consumer public relations, and direct marketing. See "Certain Relationships and Related Party Transactions."

    The Company has implemented marketing programs directed at the consumer target audience, the professional target audience and the retail trade. Plans for the consumer target audience include a multimedia consumer advertising campaign comprised of television, print and the Internet. Product sampling and couponing via mail, advertising, public relations and print are also being utilized. To date, all marketing programs have been substantially directed to the Pacific Northwest. The Company intends to increase marketing to other geographic regions as the national rollout of INSTEAD-TM- continues.

    The professional target audience is defined as Obstetrician/Gynecologists, Obstetrician/Gynecologist Nurses and Pharmacists. Plans for a professional campaign have been formulated and include presentations at scientific meetings, education for health and fitness organizations, by-lined articles in professional journals, brochures for distribution through physicians' offices as well as advertising in professional journals and through direct mail. The first by-lined article ("Latest Developments in Menstrual Protection") appeared April 15, 1996 in CONTEMPORARY OB/GYN and was authored by Richard M. Soderstrom, M.D., a member of the Company's Scientific Advisory Board.

    The Company intends to distribute INSTEAD-TM- principally through supermarkets and drug stores. See " -- Strategy and Plan of Operations." Management believes that this marketing approach should enable it to compete effectively for sales and shelf space with its larger, better capitalized competitors. The Company has retained Meridian to formulate selling strategies and implement sales plans by trade channel and key accounts. Meridian will provide the sales management organization which will supervise a broker network and which will develop trade promotion plans and introductory sales presentations for the initial introduction of INSTEAD-TM- into the United States market. The fees for such services are currently $42,500 per month plus additional fees for special projects requested by the Company. The Company expects that this amount will increase in the future as INSTEAD-TM- is introduced into additional geographies. Ultrafem has hired Morgan & Sampson Pacific, a leading Health and Beauty Aid broker in the Northwest, as the broker for INSTEAD-TM- in the Pacific Northwest. The use of brokers is predominant in the Health and Beauty Aid business. Management believes that Morgan & Sampson Pacific is capable of being the broker representing Ultrafem in as much as 25% of the United States market. Morgan & Sampson Pacific is compensated on a commission basis, based on a percentage of sales of INSTEAD-TM-, as well as bonus compensation based on meeting certain sales goals. Sales calls in the Pacific Northwest to date have resulted in commitments from retailers which account for more than 75% of ACV (all commodity volume) in the food and drug classes of trade. These include commitments for in-store merchandising and displays, on shelf dates, and desired shelf positioning.

    There can be no assurance that the Company's marketing plans and strategies will be successfully implemented. See "Risk Factors -- Marketing Risks; Uncertainty of Consumer Acceptance" and " -- Risks Associated with Potential Competitive Response."

    The Company works with an array of outside marketing and sales professionals who are supporting the launch of INSTEAD-TM-. The Company's in-house marketing and sales professionals both supervise and coordinate the Company's use of outside professionals. The Company currently plans to continue to outsource a significant portion of its marketing and sales activities, since outside professionals contribute significant and diverse skills, knowledge of trade, and marketing and sales experience to the Company, at a cost which the Company could not currently provide in-house.

FEMININE PROTECTION MARKET

BACKGROUND

    The menstrual cycle normally begins between the ages of 12 and 13 and continues to menopause, which generally occurs between the ages of 46 and 54. The cycle averages 28 days, with the normal period lasting from five to six days. The period begins with one to three days of heavy flow and then tapers to a daily light flow over several more days.

    Some women use either tampons or sanitary napkins on an exclusive basis. Many women use both tampons and sanitary napkins because there is a general dissatisfaction associated with the use of any single product. Management believes that INSTEAD-TM- provides women with significant advantages over the currently available feminine protection products and expects to attract women that use both sanitary napkins and tampons.

    INSTEAD-TM- is a new product and women will need to become accustomed to using it. Some women may find digital insertion unappealing. INSTEAD-TM-, like certain other vaginal products, is not recommended for women who have had toxic shock syndrome ("TSS"), use an IUD, or have anatomical abnormalities. INSTEAD-TM- also should not be used immediately after childbirth. INSTEAD-TM- is neither flushable nor biodegradable.

DOMESTIC MARKET
    The United States feminine protection product market has grown approximately 11% from 1992 to 1995, with annual revenues increasing from approximately $1.6 billion in 1992 to approximately $1.8 billion in 1995. In 1995, the market was divided between sanitary napkins, with a market share measured in dollars of 62%, and tampons, with a market share measured in dollars of 38%.

                                                              ($MILLION)         % OF         ($MILLION)         % OF
PRODUCT TYPE                                                     1992        MARKET SHARE        1995        MARKET SHARE
------------------------------------------------------------  -----------  -----------------  -----------  -----------------
Sanitary Napkins............................................   $     941              59%      $   1,084              62%
Tampons.....................................................         643              41             677              38
                                                              -----------            ---      -----------            ---
    Total...................................................   $   1,584             100%      $   1,761             100%
                                                              -----------            ---      -----------            ---
                                                              -----------            ---      -----------            ---

------------------------
Source: A.C. Nielsen

    Management believes approximately 58 million women between the ages 18 and 54 use feminine protection products and represent the Company's target user group in the United States domestic market. Based on the Company's market research, management expects to ultimately generate trial of INSTEAD-TM- by approximately 15-17 million women in this target audience. There can be no assurance that INSTEAD-TM- will be tried by such number of women, or that such women will remain as users of INSTEAD-TM-.

EUROPEAN AND OTHER DEVELOPED MARKETS

    The European market for feminine protection products generated approximately $2.9 billion in revenues in 1995, which represents a 7.5% increase over the prior two years (based on 1995 Nielsen). According to such report, pantyliners and pads had a 76% market share and tampons had a 24% share.

                                                              ($MILLION)         % OF         ($MILLION)         % OF
PRODUCT TYPE                                                     1993        MARKET SHARE        1995        MARKET SHARE
------------------------------------------------------------  -----------  -----------------  -----------  -----------------
Pantyliner..................................................   $     424              16%      $     483              17%
Towels (Pads)...............................................       1,638              60           1,739              59
Tampons.....................................................         643              24             688              24
                                                              -----------            ---      -----------            ---
    Total...................................................   $   2,705             100%      $   2,910             100%
                                                              -----------            ---      -----------            ---
                                                              -----------            ---      -----------            ---

------------------------
Source: A.C. Nielsen

    Management believes approximately 105 million women between the ages of 18 and 54 use feminine protection products in Europe and represent the Company's target user group in this market.

    Other developed markets, including Canada, Latin America, Mexico and Asia (other than India and China) present a combined population in excess of 200 million potential users.

MANUFACTURING

    The Company has developed a patent pending process for manufacturing INSTEAD-TM-. Custom-designed, state-of-the-art process equipment is essential to the Company's manufacturing strategy. Management has collaborated with several equipment manufacturers to engineer the necessary equipment to fully automate the manufacturing process. In October 1995, the Company retained Remmele Engineering, Inc. to design, build and install equipment for the first semi-automated line capable of producing approximately 4 million units per month on a three shift basis to support start-up production. The Company has ordered a second semi-automated line and a fully automated line. The Company believes that its manufacturing capacity will be sufficient to meet consumer demand. To commercialize INSTEAD-TM- successfully, the Company will have to increase the number of units it can produce, reduce per-unit manufacturing costs and achieve the high-quality standards required. See "Risk Factors -- Lack of Manufacturing Experience; Need to Achieve Economies of Scale and Limited Manufacturing Resources."

    Subsequent to the IPO, the Company entered into a lease for manufacturing and office space and remodeled the manufacturing space principally to create the controlled environment module which will secure the manufacturing equipment. The piece of special equipment to manufacture the product, which is called the thermoforming line, completed high volume testing at Remmele Engineering, Inc. in St. Paul, Minnesota and has been installed at the Ultrafem Montana facility and is producing product for the Fall 1996 launch of INSTEAD-TM-. The flow wrapper machine that will put INSTEAD-TM- into individual "intimate wraps" and the cartoning machine that will put INSTEAD-TM- into 6, 16, and 24 count cartons are also in place. In June 1996 the Company commenced manufacturing quantities of INSTEAD-TM- for the commercial market, and estimates that it has produced an aggregate of approximately 2.2 million units of INSTEAD-TM- through August 14, 1996.

    The Company has developed thermoplastic formulations which are proprietary to the Company. They are permeable to many commercially established drugs and are easily welded to each other and to other delivery components. Management believes the performance of these formulations in combination with the manufacturing process is an important component of developing a practical, low cost production process. See "-- Patent Status and Patent Applications; Proprietary Technology."

OTHER POTENTIAL APPLICATIONS OF THE SOFTCUP TECHNOLOGY

    The SoftCup Technology has significant potential medical and health care applications. Management plans to develop commercial applications of the SoftCup Technology to be used as a vaginal drug delivery system because, by virtue of direct contact with vaginal mucous membranes, the SoftCup Technology can provide an easy and direct method for topical and systemic vaginal drug treatments. The Company believes that these products have significant commercial applications for contraception, prevention of STDs, treatments of vaginal infections and topical and systemic therapies.

    Under a research agreement, which expired by its terms on June 30, 1993, Johns Hopkins investigated using the SoftCup Technology as a delivery system for monoclonal antibodies and other agents as protection against pregnancy and STDs. The laboratory experiments conducted at Johns Hopkins indicated that the SoftCup Technology can deliver the BufferGel both to the surface of the cervix and to the lumenal surfaces of the vagina. Dr. Richard A. Cone and Dr. Kevin J. Whaley, who are affiliated with Johns Hopkins, and along with Dr. Thomas Moench, previously conducted research for the Company in connection with the research agreement with Johns Hopkins. These individuals formed ReProtect which will continue the investigation of using the SoftCup Technology as a vaginal drug delivery system of agents for contraception, prevention of STDs, treatments of vaginal infections and for topical and systemic therapies. Dr. Richard A. Cone is a member of the Company's Board of Directors. See "Management -- Directors and Executive Officers." Dr. Thomas R. Moench, formerly an Assistant Professor of Medicine at Johns Hopkins, is an expert in virology, molecular biology and monoclonal antibody production. From 1984 through 1993, he served on the faculty of Johns Hopkins as a consultant physician in Infectious Diseases. He developed an animal model for studying the vaginal and rectal (transmucosal) transmission of an AIDS-like disease in cats caused by feline immunodeficiency virus. Dr. Kevin J. Whaley, an Associate Research Scientist in Biophysics and an Adjunct Faculty member, Population Dynamics/Reproductive Biology, Johns Hopkins, is an expert on monoclonal antibodies and vaccines that protect against both pregnancy and disease and on vaginal drug delivery.

    Two of the scientists who formed ReProtect invented the BufferGel Technology, which ReProtect has licensed to the Company. The Company believes that this BufferGel Technology, when combined with the patented SoftCup Technology, will provide enhanced protection against pregnancy and STDs as well as enhanced treatments for vaginal infections. The BufferGel Technology has the ability to maintain the normal vaginal pH balance while killing sperm and most STD pathogens. The mechanical barrier action of the SoftCup Technology combined with the BufferGel Technology may fill the needs for an effective woman controlled prophylactic contraceptive as well as vaginal anti-infective. The NIH has granted $2 million in contracts for the research and development of the BufferGel Technology for contraception and the prevention of AIDS and other STDs. There can be no assurance, however, that ReProtect will receive the benefit of the entire $2 million under the NIH contracts.

    The FDA has allowed an IND application permitting the BufferGel Technology to enter Phase I clinical trials which are currently scheduled to begin in December 1996. These Phase I clinical trials are being funded by HIVNET, a unit of the NIH, to test the use of the BufferGel Technology as a vaginal microbicide for the prevention of AIDS and other STDs. The Company plans to begin clinical trials of a contraceptive product upon completion of the Phase I clinical trials. In order to achieve this timetable, the Company will need to complete development of the contraceptive product by combining the SoftCup Technology and the BufferGel Technology. The Company will simultaneously develop additional applications of the combination of the SoftCup Technology and the BufferGel Technology, for treatment of vaginal infections and topical and systemic therapies with a view towards seeking FDA approval to enter clinical trials for such applications. The Company also intends to develop other vaginal drug delivery products, including for the prevention of STDs. There can be no assurance, however, that any of the foregoing goals or timetables can be met, or that any of the clinical trials will demonstrate the necessary degree of safety and effectiveness required for FDA pre-market approval. See "Risk Factors -- Dependence on Single Product" and "-- Risks Associated with Research and Development for Other Applications of the SoftCup Technology."

    ReProtect expects to conduct research at Johns Hopkins in accordance with a ten year License, Research and Development Agreement between the Company and ReProtect (the "ReProtect Agreement") under which the Company will provide ReProtect at least $1 million annually for research.

ReProtect is party to a research agreement with Johns Hopkins which expires August 31, 1999. In addition, ReProtect also has an independent research facility and could conduct research independent of Johns Hopkins by upgrading its current facilities. The ReProtect Agreement provides the Company with an exclusive, worldwide license for the use of the BufferGel Technology coupled with the SoftCup Technology, for which ReProtect received a one time payment of $100,000, a royalty of $.01 per unit of the product sold and ten and one-half year options to purchase 125,000 shares of Common Stock at an exercise price of $8.00 per share and 100,000 shares of Common Stock at an exercise price of $6.00 per share, exercisable upon the attainment of certain milestones. In addition, ReProtect has granted the Company a worldwide license for vaginal use of the BufferGel Technology without the SoftCup Technology, for which ReProtect received a one time payment of $100,000, options to purchase 175,000 shares of Common Stock at an exercise price of $8.00 per share, exercisable upon the attainment of certain milestones, and a royalty of either 5% or 3% (depending on whether a patent has been issued) of net sales of the BufferGel Technology (without the SoftCup Technology). The ReProtect Agreement contains the parties' agreement to negotiate in good faith to extend the term, as well as other customary provisions in agreements of this type, including provisions relating to noncompetition, confidentiality and early termination of the agreement and the licenses therein under certain circumstances.

    The Company plans to continue pursuing other potential applications of the SoftCup Technology. Beyond the potential applications discussed above, the ongoing longer-range research and development with the ReProtect research team will focus on the development of vaginal delivery of monoclonal antibodies against sperm and STD pathogens. Management believes that these natural protective agents will facilitate a new generation of products for vaginal protection and therapy. The Company will require FDA clearance or pre-market approval to market different applications of the SoftCup Technology in the United States. See "Risk Factors -- Necessity of Regulatory Clearances to Market."

    In order to facilitate the development of other applications of the SoftCup Technology, the Company currently plans to hire an executive to coordinate and advance medical product development. The Company is conducting a search for such executive and has identified several potential candidates.

STRATEGIC ALLIANCES

    The Company is seeking domestic and international strategic alliances with multinational pharmaceutical and/or consumer product companies to support the launch of INSTEAD-TM- into international markets and to support the development of other commercial applications of the SoftCup Technology. In addition, following the successful introduction of INSTEAD-TM- into the United States market, the Company will consider entering into an alliance with a strategic partner who could potentially act as an ongoing distribution partner for the full United States market. The Company believes that forming strategic alliances with multinational pharmaceutical and/or consumer product companies will enhance both its ability to successfully bring INSTEAD-TM- to international markets and its capability to develop new applications for the SoftCup Technology, such as contraception and vaginal drug delivery applications. See "Risk Factors -- Risks Associated with Research and Development of Other Applications of the SoftCup Technology."

    The Company has retained a number of consultants specializing in health care and business strategy to assist it in formulating and implementing the strategic alliance strategy. The Company and its consultants have contacted a selected list of target companies as potential strategic partners and are currently engaged in preliminary discussions regarding formation of strategic alliances with companies in both the United States and in Europe.

PRODUCT TESTING

    The Company has completed extensive laboratory testing of INSTEAD-TM- for the purpose of satisfying the FDA's safety requirements. The Company has conducted biocompatibility, toxicity and microbiological testing both IN VITRO (outside a living organism) and IN VIVO (inside a living organism).

Management believes, based on the non-absorbent nature of INSTEAD-TM- and the results of tests performed by two independent laboratories on the materials of which INSTEAD-TM- is made and human clinical trials, that INSTEAD-TM- is safe. For a discussion of potential product liability issues, see "Risk Factors -- Product Liability; Possibility of Insufficient Insurance Coverage."

    The tests for toxicity and biocompatibility were conducted by the Company through independent laboratories in compliance with good laboratory practice ("GLP") regulations. Management believes the results of these tests demonstrate INSTEAD-TM-'s safety. Arent Fox Kintner Plotkin & Kahn, FDA regulatory counsel to the Company, has advised the Company that such results, which have been submitted to the FDA, satisfy current FDA safety testing requirements for this type of product.

    The microbiological testing that was conducted demonstrated that INSTEAD-TM-did not alter the growth of bacteria normally present in the vaginal micro flora and did not cause the production of Toxic Shock Syndrome Toxin-l. All studies were conducted by an independent laboratory in accordance with GLP regulations. All test results described herein were submitted to the FDA in connection with the 510(k) notification relating to INSTEAD-TM-. See "-- Regulatory Status."

    Subsequent to the IPO, the Company completed human clinical test studies to determine the safety of longer wear times of INSTEAD-TM-. While the Company did not believe it necessary to conduct clinical testing to increase the maximum wear time of INSTEAD-TM- since the devices to which it was found substantially equivalent by the FDA either do not have a maximum wear time or can be worn for at least 12 to 14 hours, if not longer, the Company conducted a clinical study to support the safety of the 12 hour wear time. The study was conducted by The Crucible Group of Atlanta, Georgia, following review by an Institutional Review Board, and was analyzed by MTC-BRI International, Inc. ("MTC-BRI") of Rockville, Maryland. The study evaluated the effect of use of INSTEAD-TM- on the vaginal micro flora in approximately 100 women for 8, 12, and 24 hours. The investigators concluded that increasing the wear time to 12 or even 24 hours does not result in increased colonization by the etiologic agent of TSS, does not lead to increased colonization by pathogens that cause bacterial vaginosis, does not lead to increased colonization by E. COLI, the most common agent causing urinary tract infections, and does preserve the normal LACTOBACILLUS-predominant vaginal flora. In response to the results of such testing the Company increased the recommended wear time from 8 to 12 hours. See "Risk Factors -- Necessity of Regulatory Clearances to Market."

COMPANY-SPONSORED RESEARCH

    QUANTITATIVE CONCEPT AND ATTITUDE RESEARCH

    In September 1991, the Company engaged CLT Research Associates, a market research firm, to conduct a feminine protection product survey to help the Company evaluate the commercial viability of INSTEAD-TM-. Such survey was conducted in October/November 1991 in 20 metropolitan markets among a total of 750 women aged 18-45 (all of whom used feminine protection products). The major findings of this study indicated that:

    CONSUMER NEED -- Approximately half of all women surveyed were dissatisfied with existing feminine protection products due in part to problems of comfort, performance and safety. The Company believes that these problems are addressed by INSTEAD-TM-.

    POSITIONING -- INSTEAD-TM-'s perceived benefits matched the features women desired in a feminine protection product. This finding validates the Company's plans to position INSTEAD-TM- as the innovative alternative in feminine protection based on improved comfort and performance.

    TRIAL -- One out of three women indicated they would purchase INSTEAD-TM- based on exposure to a concept statement and seeing the actual product. Almost half (48%) of the women indicated that they would expect INSTEAD-TM- to cost more than what they now spend per period for feminine protection, and 42% of the women would expect INSTEAD-TM- to cost the same as what they now spend.

CONCEPT POSITIONING RESEARCH

    In March 1994, The Heller Research Group, a market research firm engaged by the Company, conducted three concept positioning tests in 10 metropolitan areas among a combined total of 300 women aged 21-49 (all of whom used feminine protection products currently on the market). The results indicated that there is considerable interest in INSTEAD-TM-, with over one-third of the women indicating willingness to try INSTEAD-TM- after reviewing the concept statement and seeing the actual product. The research indicated that it is possible that INSTEAD-TM- can be priced at a premium vis-a-vis tampons. On average, respondents indicated a willingness to purchase INSTEAD-TM- at a price which represents a 16% premium to tampons.

CONSUMER USE TESTING

    During the nine-month period of November 1991 through July 1992, INSTEAD-TM-was use tested among a total of 300 women, ages 18-55, at seven different geographical locations in the United States. Respondents were users of sanitary napkins and tampons. Each woman used INSTEAD-TM- on a trial basis through three consecutive menstrual cycles and, in total, over 13,000 units were used.

    The research concluded that approximately 80% of the women were interested in continuing to use INSTEAD-TM-, with approximately 54% of the women indicating they would be likely to use
INSTEAD-TM- as their primary method of feminine protection in the future. The Company believes based on this research that the remaining 26% of these women would be likely to use INSTEAD-TM- for occasional use. Pricing was not a factor which was considered in this usage test.

    The Company is not aware of any other consumer research regarding the satisfaction of consumers with currently available feminine protection products.

CONSUMER COMMUNICATION QUALITATIVE TESTING

    Commencing August 1995, consumer focus groups, consisting of 600 women across the United States, were conducted to finalize consumer communication with respect to advertising, packaging and user instructions. As a result of these focus groups, the Company determined to include the twelve hour wear time usage claim in its advertising, public relations and packaging.

PATENT STATUS AND PATENT APPLICATIONS; PROPRIETARY TECHNOLOGY

    A United States patent with respect to the SoftCup Technology (for use for feminine protection during menstruation either with or without vaginal drug delivery) was issued on March 22, 1994. Foreign patent applications corresponding thereto were filed by the Company in Australia, Belgium, Brazil, Canada, Denmark, France, Germany, Italy, the Netherlands, Spain, Sweden, Switzerland and the United Kingdom.

    The Company has in the past and will continue to pursue in the future patent protection for its technology and products that are patentable. The Company's original patent application was filed by Ms. Contente and subsequently assigned to the Company. The patent contains claims covering the use of the SoftCup Technology for menstruation either with or without vaginal drug delivery. The Company has filed a United States continuation application with additional claims on other aspects of the SoftCup Technology. In addition, the Company has filed provisional patent applications in the United States on the method of manufacturing the SoftCup Technology. A provisional patent application provides a priority filing date which may be relied on for one year by regular United States and foreign applications. Period of pendency of the provisional applications is not included in the twenty year United States patent term. Ultrafem intends to follow up its provisional applications with regular applications within such one year period. To further protect its technology, the Company intends to file additional patent applications on inventions relating to processing technology, specific vaginal drug delivery systems and other new product applications.

    The Company relies on trade secrets, unpatented proprietary know-how and continuing technological innovation to develop and maintain its competitive position. The Company requires its employees and consultants and other advisors to execute confidentiality agreements. There can be no assurance that these agreements will provide meaningful protection for the Company's trade secrets in the event of unauthorized use or disclosure of such information or that others will not independently develop substantially equivalent proprietary information and manufacturing techniques or otherwise gain access to the Company's trade secrets.

TRADEMARKS

    The Company registered trademarks with the United States Patent and Trademark Office for "SoftCup" and "Ultrafem" in 1992 and 1993, respectively. The Company has also filed an application to register the trademark "INSTEAD-TM-" in the United States, Argentina, Australia, Brazil, Canada, Chile, India, Korea, Mexico, Pakistan, Panama, Paraguay, Philippines, Uruguay, Russia, Switzerland, Taiwan, Venezuela, and the European Community. The INSTEAD-TM- mark was published for opposition in the United States on April 16, 1996; no oppositions were filed during the 30 day opposition period. The Company believes the INSTEAD-TM- mark will be registered in the United States in January 1996 or shortly thereafter. In addition, the Company is pursuing a trademark application in Turkey.

REGULATORY STATUS

    Government regulation, both domestic and foreign, will be a significant factor in manufacturing and marketing INSTEAD-TM-. The lengthy process of seeking FDA and foreign government clearance and the ongoing process of complying with applicable federal statutes and regulations require expending substantial resources.

    In 1993, the FDA cleared the Company's pre-market notification submission under Section 510(k) of the FDCA. The FDA's clearance of this notification enables the Company to market INSTEAD-TM- in the United States and to export it overseas subject to the general controls provisions of the FDCA. Subsequent to FDA clearance of this notification submission, modifications, which the Company believes to be minor, were made to the formulation of certain materials used in INSTEAD-TM- to improve the manufacturing process. An applicable FDA regulation requires the filing of a new 510(k) notification when, among other things, there is a major change or modification in the intended use of the device, or a change or modification in material, chemical composition or manufacturing process, that could significantly affect the device's safety or effectiveness. A device manufacturer is responsible for making the initial determination as to whether a proposed change to a cleared device or its intended use necessitates the filing of a new 510(k) notification. The Company conducted a full range of toxicological testing subsequent to the changes in materials, including laboratory tests to determine the effect on the vaginal micro flora and on the production of the toxin which causes TSS. The results of the studies confirmed that these changes did not affect the safety of the product. As a result, the Company, and its regulatory counsel, do not believe a new 510(k) notification was necessary to make this change. The Company's rationale and support for the change are in records as required by FDA GMP regulations and are available for inspection by the FDA.

    In April 1994, the FDA informally proposed a guidance document pursuant to the above-described regulation (which was revised in August 1995) that would require submission of a new 510(k) notification when certain changes are made in medical devices such as INSTEAD-TM-, including changes in materials and labeling. If this proposal becomes effective in its current proposed form, a resubmission of the 510(k) notification of INSTEAD-TM- may be required. In addition, any product with a 510(k) notification cleared by the FDA and its manufacturer are subject to continuing regulatory review and the FDA has the authority to, among other things, order or request restrictions on the distribution of products or the withdrawal of products from market even after clearance of a 510(k) submission is obtained. See "Risk Factors -- Necessity of Regulatory Clearances to Market."

    The Company has also decided to label INSTEAD-TM- with a 12 hour maximum wear time. The labeling for INSTEAD-TM-, as cleared by the FDA in the original 510(k) notification, included an 8 hour maximum wear time. While the Company did not believe it necessary to conduct clinical testing to increase the maximum wear time since the devices to which INSTEAD-TM- was found substantially equivalent by the FDA either do not have a maximum wear time or can be worn for at least 12 to 14 hours, if not longer, the Company conducted a clinical study to support the safety of the 12 hour wear time. See " --Product Testing." The study was conducted by The Crucible Group of Atlanta, Georgia.

The investigators concluded that increasing the wear time of INSTEAD-TM- to 12 or even 24 hours does not result in increased colonization by the etiologic agent of TSS, does not lead to increased colonization by pathogens that cause bacterial vaginosis, does not lead to increased colonization by E. COLI, the most common agent causing urinary tract infections, and does preserve the normal LACTOBACILLUS-predominant vaginal flora. Since there has not been a change in the intended use of the product, and the Company's clinical studies have demonstrated that the 12 hour maximum wear time is safe, and since the wear time is similar to that for devices to which the product was found "substantially equivalent" by the FDA, the Company does not believe a new 510(k) notification is necessary to increase the maximum wear time to 12 hours. Prior to finalizing the change in labeling, the Company met with the FDA on June 19, 1996. At that meeting the results of the studies were discussed. The FDA requested that the Company submit these results of its clinical testing, which the Company provided on July 17, 1996. On October 25, 1996 the Company received a letter from the FDA confirming that the Company could increase the wear time of INSTEAD-TM- to 12 hours without filing a new 510(k) notification. See "Risk Factors -- Necessity of Regulatory Clearances to Market."

    The Company's manufacturing facility in Missoula, Montana is subject to GMP regulations which are promulgated by the FDA, international quality standards and other regulatory requirements. The failure by the Company to comply with the foregoing could adversely affect the Company's production and financial condition.

    The Company has obtained Canadian government acceptance to market INSTEAD-TM- in Canada. INSTEAD-TM- may be marketed in each of Belgium, Denmark, Finland, France, the Netherlands, Spain, Sweden, Switzerland and the United Kingdom subject to compliance with applicable labeling laws and FDA requirements concerning exports. Regulatory approvals or clearances are being pursued in Argentina, Australia, Brazil, Germany, India, Italy, Mexico, Pakistan, Russia, Saudi Arabia, Turkey, and the United Arab Emirates; however, there can be no assurance that the Company will be able to comply with any such requirements.

    The potential health care applications of the SoftCup Technology will require FDA clearance or pre-market approval in accordance with the FDCA applicable regulations. Although most of the potential uses do not incorporate new chemical compounds, the Company will be required to submit applications for each such use involving an already marketed drug, as a new form of delivery is involved. Obtaining such approval or clearance can entail a lengthy process and significant expense, including potential costs of clinical trials to demonstrate safety and efficacy. See "Risk Factors -- Necessity of Regulatory Clearances to Market."

    In conjunction with developing other applications of the SoftCup Technology, the Company has formulated a comprehensive regulatory strategy and has retained MTC-BRI, an international contract research organization which specializes in managing regulated health care products. MTC-BRI assists in determining that potential products will meet applicable FDA requirements. Within MTC-BRI, the project team for the Company is headed by Dr. David L. West who previously was FDA Deputy Director, Office of Device Evaluation, Center for Devices and Radiological Health.

GOVERNMENT REGULATION

    Medical devices are regulated in the United States under the 1976 Medical Device Amendments ("MDA") to the FDCA, and under pertinent implementing regulations issued by the FDA. Every medical device in United States commercial distribution is classified by the FDA as a Class I, II or III device. All three classes require compliance with the general device controls of the MDA (provisions governing establishment registration; product listing; adulteration; misbranding; pre-market notification; notification of unreasonable risk; repair, replacement or refund; recalls; device records and reports; and GMP regulations). A Class II device must comply with such MDA general controls and any applicable performance standard or other special controls promulgated by the FDA. A Class III device must be clinically tested for safety and effectiveness for its intended use(s) and obtain the

FDA's approval of a pre-market approval application ("PMA") containing the results of such tests before it can be marketed. Thereafter, such a device must comply with the conditions of approval of the PMA and with the MDA general controls.

    Each new medical device product never before commercially distributed in the United States is automatically deemed a Class III device requiring pre-market approval, unless it can be demonstrated that it is substantially equivalent in intended use, design, materials and/or technological characteristics to one or more predicate medical devices that were on the market before the MDA enactment date of May 28, 1976, thereby establishing that the new device is as safe and effective as the predicate device. Such substantial equivalence is demonstrated by a manufacturer in a 510(k) pre-market notification submission, which must be filed with the FDA at least 90 days before the product's targeted date of first commercial distribution. Marketing of the device is not allowed until the FDA clears the 510(k) notification submission.

    FDA clearance of a supplemental 510(k) submission is required before any significant change can be made to an already-marketed device in design, materials, chemical composition, energy source or manufacturing process that could affect the product's safety or effectiveness. Where a 510(k) notification submission is based on a predicate device that has been classified by the FDA in Class III, the 510(k) submission must also include a certification that the submitter has conducted a reasonable search for all data and information relevant to the predicate device and the device for which 510(k) clearance is sought, as well as a summary of all safety and effectiveness data for both devices. A device cleared through the 510(k) process that is substantially equivalent to a predicate Class III device for which the FDA ultimately establishes a PMA requirement will eventually have to receive approval of its own PMA to remain on the market, unless it is the fifth or subsequent device of its kind that has been commercially distributed in the United States, in which case no PMA is required.

    Menstrual cups such as INSTEAD-TM- are classified as Class II medical devices by the FDA pursuant to applicable FDA regulations. Submission and clearance of a 510(k) notification, through a finding of "substantial equivalence" is required under the FDCA to market a Class II medical device in the United States. The FDA cleared the 510(k) notification for INSTEAD-TM- on October 5, 1993.

    The FDA has promulgated regulations establishing stringent GMP requirements for all medical devices. The FDA conducts periodic inspections of manufacturing plants to ensure compliance with these regulations. Failure of compliance can result in regulatory action of the kinds stated below.

    The FDA has statutory authority to institute civil administrative proceedings or court enforcement actions against medical device manufacturers or distributors for violations of applicable requirements of the MDA and FDA implementing regulations. A finding of liability in an administrative proceeding can result in the imposition of civil monetary penalties. Court enforcement actions, involving seizure of products, injunction against continued distribution of products or criminal prosecution, can result, respectively, in destruction of products, orders against further distribution of products or criminal fines if the FDA prevails. The FDA can also require the recall of an already-marketed medical device when the agency believes that the product would cause serious adverse health consequences or deaths if marketing were allowed to continue.

    Exports of medical devices manufactured in the United States are allowed if the devices have satisfied applicable pre-market requirements and are not adulterated or misbranded. Exports of medical devices manufactured in the United States are allowed without prior FDA export approval if the product has satisfied applicable pre-market approval or notification requirements and is not adulterated or misbranded. An unapproved medical device manufactured in the United States can also be exported to 23 "Tier 1" countries without prior FDA export approval, if the device has valid marketing authorization in a "Tier 1" country and the device complies with the laws of the importing country, subject to notification to the FDA at the time of export. Exports of medical devices not approved in the United States to non- "Tier 1" countries require prior FDA approval. In addition, exports of unapproved medical devices manufactured in the United States for export for clinical investigations in "Tier 1" countries or where marketing authorization is imminent in a "Tier 1" country may be made without prior FDA approval, provided that a notice is submitted to the FDA at the time of export.

COMPETITION

    The market for feminine protection products is presently dominated by large and well-financed companies which have substantially greater resources than the Company. The Company believes that certain of such competitors have increased their marketing efforts in response to the anticipated launch of INSTEAD-TM-. Management believes INSTEAD-TM- has significant distinct benefits when compared to other feminine protection products currently available and that, upon introducing INSTEAD-TM-, the Company believes it will be the sole provider of this type of feminine protection. For a discussion of certain risks related to competition, see "Risk Factors -- Competition," "-- Risks Associated with Potential Competitive Response," "-- Marketing Risks; Uncertainty of Consumer Acceptance" and "-- Risks Inherent in Obtaining and Protecting Patents and Proprietary Technology." In addition, the market for contraceptives and other medical products is presently dominated by large and well-financed companies which have substantially greater resources than the Company, and the ability of the Company to compete in this area is dependent to a large extent on its ability to successfully develop products, have such products cleared for market, and the ability to manufacture any such products on a cost-efficient basis. See "Risk Factors -- Risks Associated with Research and Development for Other Applications of the SoftCup Technology."

RAW MATERIALS

    INSTEAD-TM- is manufactured from a thermoplastic elastomer which is available from a wide variety of domestic and international sources and is currently supplied by Shell Chemical Company pursuant to a written sales contract. Management has identified several sources of supply of raw materials and believes such materials are readily available from such other sources. A change in the supplier of a raw material would not require further FDA clearance. See "-- Regulatory Status" and "Risk Factors -- Necessity of Regulatory Clearances to Market."

PROPERTIES

    The Company currently leases office space at 500 Fifth Avenue, Suite 3620, New York, New York 10110 for its principal executive offices for a monthly base rent of $5,610, and additional office space on a month to month basis for approximately $2,000 per month. The lease expires in November 1997. The Company has entered into a ten year lease for office space at 805 Third Avenue, New York, New York for its principal office which provides for monthly base rent of approximately $42,233 for the first two years, which increases to a maximum of approximately $48,682 per month by the end of the term. The Company has entered into a three and one-half year sublease for a portion of such space under which pursuant to its terms the subtenant will pay approximately $13,000 per month. Since May 1996, the Company has entered into leases on a minimum twelve month basis for modular office space in Missoula, Montana, with rental payments of $1,230 per month and $1,350 per month, respectively. The Company has also entered into three year leases beginning in April 1996 and February 1996 for its administrative office and manufacturing facility in Missoula, Montana at a monthly rent of $2,345 and $6,500, respectively.

EMPLOYEES

    As of September 30, 1996, the Company had 67 full-time employees. The Company believes its relations with its employees are satisfactory. None of the Company's employees are covered by a collective bargaining agreement or represented by a collective bargaining unit.

LEGAL PROCEEDINGS

    The Company is not a party to any material litigation.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information with respect to the directors and executive officers of the Company. The executive officers of the Company are elected for a term of one year or until their successors are duly elected and qualify; however, certain of the executive officers have employment agreements which provide for longer terms of office. See "-- Employment Agreements and Certain Agreements with Management."

                        NAME                               AGE                            POSITION
-----------------------------------------------------      ---      -----------------------------------------------------

John W. Andersen.....................................          60   President; Chief Executive Officer; Director and
                                                                    Chairman of the Board of Directors

Audrey Contente......................................          53   Executive Vice President and Founder; Director

Dori M. Reap.........................................          45   Senior Vice President of Finance and Administration;
                                                                    Chief Financial Officer and Secretary

Tonya G. Hinch.......................................          33   Senior Vice President, Marketing and Sales

Gary Nordmann........................................          54   Vice President, Operations

Wendell Guthrie......................................          46   Director of Manufacturing

Richard A. Cone......................................          60   Director

Joy Vida Jones.......................................          46   Director

Martin Nussbaum......................................          49   Director

Charles D. Peebler, Jr...............................          60   Director

Barrie Zesiger.......................................          51   Director

EXECUTIVE OFFICERS AND KEY PERSONNEL

    JOHN W. ANDERSEN has been the Chairman of the Board, Chief Executive Officer and President of the Company since July 1994. He has an extensive background in consumer product management, including food, beverage and personal products. He has been the Chief Executive Officer of five consumer companies over the past 20 years and has substantial experience in Japan and western Europe. From June 1993 until July 1994, Mr. Andersen was self-employed. For the period of 1990 to 1993, Mr. Andersen was President and Chief Executive Officer of Johanna Dairies, a subsidiary of John Labatt Limited with annual sales of approximately $1 billion. From 1983 to 1989, he was President, Chief Executive Officer and Director of Whitbread North America, Inc., a beverage subsidiary of Whitbread PLC with annual sales of approximately $450 million. Prior to 1983, Mr. Andersen served as Executive Vice President of Marriott Corporation, President and Chief Executive Officer of Sonoma Vineyards, and Vice President of Norton Simon, Inc.

    AUDREY CONTENTE is the Executive Vice President and a Director of the Company, as well as the Founder of the Company and inventor of the SoftCup Technology. Ms. Contente is responsible for manufacturing and product development. Ms. Contente has served as a Director of the Company since its formation in March 1990; as an Executive Vice President since July 1996; as a Senior Vice President from July 1993 to June 1996; and as Senior Vice President of Manufacturing and Product Development from November 1995 to June 1996. Ms. Contente also served as Chairman of the Board of the Company from March 1990 to July 1993, and Chief Executive Officer of the Company from May 1992 to July 1993. She has experience in marketing and sales, business development and biomedical instrumentation. As a result of years of research in feminine hygiene technology which led to the ultimate design of the SoftCup Technology, Ms. Contente applied for a United States patent and subsequently founded the Company. She began her career in sales in 1976 with J.T. Baker Chemical Co. where she was responsible for selling biomedical instrumentation and supplies. From 1980 to 1990 she was the principal of Audrey Contente & Associates, a management consulting firm specializing in strategic planning and market development projects. During this 10-year period, she devoted substantial and continuous effort in researching, designing and developing the SoftCup Technology and INSTEAD-TM-.

    DORI M. REAP has been the Senior Vice President of Finance and Administration and Chief Financial Officer of the Company since August 1, 1995. She became Secretary of the Corporation in June 1996. She has been in senior financial positions over the past 18 years in major consumer products companies and has significant experience in finance, business planning and analysis, restructuring and information systems. Ms. Reap was Chief Financial Officer of The Franklin Mint in 1994. For the period of 1990 to 1993, Ms. Reap was Vice President and Chief Financial Officer of Johanna Dairies, a subsidiary of John Labatt Limited, with annual sales of approximately $1 billion. From 1978 to 1989, Ms. Reap worked for Frito Lay, Inc., a subsidiary of PepsiCo, Inc., in successively senior positions and as Finance Director from 1985 to 1989.

    TONYA G. HINCH joined the Company in November 1995 as the Senior Vice President, Marketing and Sales of the Company. She has ten years of experience marketing women's personal care and broad-based consumer products. Ms. Hinch worked at Neutrogena from 1991 to 1995, last serving as General Manager of Neutrogena Haircare. From 1987 to 1991, Ms. Hinch worked at Clairol, specializing in new product development and last serving as Senior Marketing Manager in New Products. From 1985 to 1987, Ms. Hinch was employed at Procter & Gamble, last serving as an Assistant Brand Manager.

    GARY NORDMANN joined the Company full-time in April 1996 as the Vice President, Operations. He also served as a consultant to the Company from May 1994 to March 1996. He has had over 20 years experience in senior management positions in consumer product companies with manufacturing operations. Mr. Nordmann worked at Johanna Dairies, a subsidiary of John Labatt Limited, from 1991 to 1994 as Vice President, Finance and Administration, and at Whitbread North America, Inc., a subsidiary of Whitbread PLC, as Executive Vice President, Finance and Administration from 1983 to 1990. Mr. Nordmann worked for Marriott Corporation, Inc., from 1981 to 1983, Mattel, Inc. from 1977 to 1981, PepsiCo from 1972 to 1977, and S.C. Johnson & Son, Inc. from 1970 to 1972.

    WENDELL GUTHRIE has been the Director of Manufacturing since March 1996 and prior to that served as Vice President of Manufacturing for the Company since July 1991. He has over 20 years of experience in all phases of manufacturing and quality assurance with medical products, from design through manufacturing engineering. From 1968 to 1991, he worked for American Dental Manufacturing Company ("ADM"), an FDA registered manufacturer and distributor of dental instruments and related products, as Quality Assurance Manager and later as Vice President and Chief Operating Officer. During that time he also developed the products for, and served as Vice President and Chief Executive Officer of, two subsidiaries of ADM, Omnitech and DMD, manufacturers and distributors of chemical disinfectants and direct mail professional dental products.

DIRECTORS

    RICHARD A. CONE, a Director of the Company since 1994, has been a Professor of Biophysics and Biology at Johns Hopkins since 1973. Dr. Cone trained in Physics at the Massachusetts Institute of Technology and at the University of Chicago (Ph.D. 1963). In 1979 he jointly received the Cole Award from the Biophysical Society for discovering the fluid-like nature of cell membranes. Since 1979 he has been pursuing research to develop improved methods for protecting against STDs and unwanted pregnancy. He is an expert on the protective properties of mucus secretions and the mechanisms by which antibodies protect mucus epithelia against pathogens. He is Managing Director of ReProtect, a research and development company he co-founded in 1993 with Thomas R. Moench and Kevin J. Whaley to develop products that protect reproductive health.

    JOY VIDA JONES, a Director of the Company since 1992, has practiced law for the last nineteen years, having received a J.D. from New York University School of Law (1976). She was a partner at Rogers & Wells when she left the firm in 1993 after 10 years of practice there. She has served since 1990 as a Trustee of the Calvert Social Investment Fund, which made an investment in the Company. Since June 1993, Ms. Jones has acted as a personal manager to musicians. She is a Trustee of her alma mater, Sarah Lawrence College (B.A. 1971), as well as several funds and societies.

    MARTIN NUSSBAUM, a Director of the Company since 1996, has been a partner of the law firm of Shereff, Friedman, Hoffman & Goodman, LLP since 1976. The Company has retained Shereff, Friedman, Hoffman & Goodman, LLP in the past and during the fiscal year. See "Certain Relationships and Related Party Transactions" and "Legal Matters."

    CHARLES D. PEEBLER, JR., a Director of the Company since 1995, is President and Chief Executive Officer, as well as director, of Bozell, Jacobs, Kenyon & Eckhardt, Inc. ("BJK&E"), the 14th largest marketing communications company in the world. He also serves as Chief Executive Officer of Bozell Worldwide, Inc., BJK&E's major advertising agency division. Mr. Peebler joined Bozell Worldwide, Inc. in 1958 and became President in 1965. The Company has retained Bozell Worldwide and certain of its affiliates in the past and during the current fiscal year. See "Certain Relationships and Related Party Transactions." Mr. Peebler, in addition to serving on the boards of a number of non-profit organizations, is a member of the Board of Directors of American Radio Systems.

    BARRIE ZESIGER, a Director of the Company since 1993, is a Managing Director in charge of operations for Zesiger Capital Group LLC, a New York City money management firm. She worked as a security analyst for the Madison Fund from 1968 to 1970 and in the private practice of law from 1974 to 1984, having received her J.D. degree from the Stanford University Law School. Having formerly served on a number of non-profit cultural boards, she currently serves as the Vice Chair of the Asphalt Green, Inc., an innovative non-profit sports and fitness center in New York City with programs that promote self-improvement, personal achievement, and lifetime health. Ms. Zesiger is also a private investor in the Company.

SCIENTIFIC ADVISORY BOARD

    The Company established a Scientific Advisory Board (the "SAB") to advise the Company on selected scientific, technical and regulatory matters. The SAB members have been involved since 1990 as advisors to the Company in the areas of research and development, clinical safety testing, and have served on a continual basis as consultants to the Company for specific scientific and technical meetings. The SAB has provided related assistance for the SoftCup Technology and INSTEAD-TM-. Members of the SAB have been granted stock options and one member, Ted Cohen, M.D., has invested in the Company. See "-- Options Granted in Last Fiscal Year." From time to time the Company also requests that certain members of the SAB participate in specific projects for which the Company has in the past and will in the future compensate SAB members on a per diem basis. Sharon Hillier, Ph.D. declined to accept the stock options which are granted to SAB members from time to time due to the guidelines of the university with which she is affiliated; consequently, in May 1996, the Company entered into a Consulting Agreement with Dr. Hillier which provides for a one-year term, an automatic renewal option, an initial one time payment of $10,000 and an annual consulting fee of $10,000 per year, in addition to per diem compensation for certain additional consulting services which Dr. Hillier may provide in the future and reimbursement of out of pocket expenses. The current five members of the SAB are as follows:

    TED COHEN, M.D., Chairman of the SAB, has been in private practice in obstetrics, gynecology and infertility since 1978, and is associated with St. Barnabas Medical Center located in New Jersey, which is one of the largest Obstetrics and Gynecology centers on the East Coast. He is President of Suburban OB/GYN Associates in New Jersey, a private obstetric and gynecology medical practice and is now associated with Suburban Woman's Physicians, a large private practice in obstetrics and gynecology.

In addition to being a member of the American College of Obstetricians and Gynecologists, he is also active in other medical societies. Dr. Cohen has published articles in various medical journals over the past few years.

    ELIZABETH B. CONNELL, M.D. has served as a Professor of Obstetrics & Gynecology at Emory University School of Medicine, located in Atlanta, Georgia since 1981. She has served as the Chairman of the FDA's Obstetric and Gynecology Device Advisory Panel from 1988 to 1992; as a member of the FDA Panel on Review of Obstetrical and Gynecological Devices from 1976 to 1979; and as a member of the FDA Obstetrics and Gynecology Advisory Committee from 1970 to 1978.

    SHARON HILLIER, PH.D., an expert in genital tract infections, is an Associate Professor of Obstetrics & Gynecology at the University of Pittsburgh, and Director, Reproductive Infectious Disease Research, Magee-Women's Hospital located in Pittsburgh, Pennsylvania since 1995. Since obtaining her doctoral degree in 1984, Dr. Hillier has been awarded eight major grants for research studies dealing with gynecological health and diseases of the female reproductive tract. She has published over 80 scientific papers on various aspects of gynecological bacteriology and microbiology.

    W. MARK SALTZMAN, PH.D., an expert in controlled release of substances from polymers, with a specialty in intravaginal delivery, is currently Professor of Chemical Engineering at Cornell University in Ithaca, New York. He received his doctorate in Medical Engineering from Massachusetts Institute of Technology/Harvard Medical School and was a Post-Doctoral Associate at Massachusetts Institute of Technology. Dr. Saltzman has received numerous honors in medical engineering, including the Allan C. Davis Medal as Maryland's Outstanding Young Engineer, has been awarded over 15 grants for research studies dealing with controlled release polymers and cellular interactions and has published over 70 scientific papers on various aspects of polymer controlled release mechanisms.

    RICHARD SODERSTROM, M.D., Clinical Professor of Obstetrics & Gynecology at University of Washington Medical School since 1974, located in the State of Washington, is a gynecologist specializing in reproductive health. He has received numerous distinguished service awards for his work in the field, and has published more than 100 clinical papers on various aspects of reproductive health. Dr. Soderstrom is active in several medical societies and currently serves as an advisor to the FDA on devices in Obstetrics and Gynecology.

EXECUTIVE COMPENSATION

    The following table sets forth the cash compensation paid by the Company, as well as certain other compensation paid or accrued for the fiscal years ended June 30, 1996 and 1995 to the Company's President and Chief Executive Officer and the four other most highly compensated executive officers of the Company whose annual compensation exceeds $100,000. See also "-- Employment Agreements and Certain Agreements with Management."

                           SUMMARY COMPENSATION TABLE

                                                                           ANNUAL COMPENSATION
                                                       ------------------------------------------------------------
                                                                                                     LONG TERM
                                                                                                COMPENSATION AWARDS
                                                                                                -------------------
                                                                                                    SECURITIES
                                                                                 OTHER ANNUAL       UNDERLYING
NAME AND PRINCIPAL POSITION                              SALARY        BONUS     COMPENSATION       OPTIONS (#)
------------------------------------------             -----------  -----------  -------------  -------------------

John W. Andersen..........................  1996       $   250,000  $   195,000(1)  $    56,627(2)         --
  President and Chief                       1995       $    20,833      --            --                574,862
  Executive Officer,
  Chairman of the Board
Audrey Contente...........................  1996       $   570,164(3)     --          --                --
  Executive Vice                            1995       $    74,286      --            --                --
  President, Founder and Director
Dori M. Reap..............................  1996       $   150,000  $    75,000   $    25,401(4)         150,000
  Senior Vice President, Finance            1995           --           --            --                --
  and Administration, Chief
  Financial Officer and Secretary
Tonya G. Hinch............................  1996       $    97,917  $    30,000   $    28,997(5)         100,000
  Senior Vice President,                    1995           --           --            --                --
  Marketing and Sales
Gary Nordmann.............................  1996       $    32,308      --        $    37,775(6)          30,000
  Vice President, Operations                1995           --           --        $    33,897(6)         --

------------------------
(1) Mr. Andersen became entitled to a signing bonus of $195,000 upon the execution of his employment agreement in July 1994. A portion of the signing bonus was paid out of the proceeds of the IPO. See "Management -- Employment Agreements and Certain Agreements with Management."

(2) Includes payment of $24,818 premium on a universal life insurance policy.

(3) Includes Ms. Contente's base salary for fiscal year 1996 of $175,000 and $395,164 of accrued salary for fiscal years 1992, 1993 and 1994, a portion of which was paid out of the proceeds of the IPO.

(4) Includes relocation allowance of $20,580.

(5) Includes relocation allowance of $28,791.

(6) Consists of consulting fees paid to Mr. Nordmann, who served as a consultant to the Company prior to becoming the Vice President, Operations in March 1996.

STOCK OPTION PLAN

    In October 1990, the Board of Directors approved a stock option plan (the "1990 Stock Option Plan"), which was subsequently approved by the stockholders of the Company. The 1990 Stock Option Plan authorized the grant of options for up to 250,000 shares of Common Stock to employees, officers, directors, consultants and advisors. In May 1993, the Board of Directors approved the number of shares authorized to be granted under the 1990 Stock Option Plan to increase to 900,000 which was subsequently approved by the stockholders of the Company. The 1990 Stock Option Plan is designed to provide an incentive to the officers and certain other key employees of and consultants to the Company by making available to them an opportunity to acquire a proprietary interest in the Company or to increase their proprietary interest in the Company.

    The Compensation Committee of the Board of Directors administers the 1990 Stock Option Plan. The Compensation Committee has the full power and authority, subject to the provisions of the 1990 Stock Option Plan, to designate participants, grant options and determine the terms of all options. The Compensation Committee has the right to make adjustments with respect to options granted under the 1990 Stock Option Plan in order to prevent dilution of the rights of any holder. Members of the Compensation Committee are not eligible to receive options under the 1990 Stock Plan.

    The terms of specific options are determined by the Compensation Committee. Options granted may be non-qualified or incentive stock options. The exercise price per share for a non-qualified option is subject to the determination of the Compensation Committee. Incentive stock options may not be granted at less than 100% of the fair market value at the date of grant. Each option will be exercisable after the period or periods specified in the option agreement.

    The 1990 Stock Option Plan meets the requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which exempts the acquisition of certain options under the 1990 Stock Option Plan from the operation of Section 16(b) under the Exchange Act.

    Upon the exercise of an option, the option holder shall pay to the Company the exercise price plus the amount of the required Federal and state withholding taxes, if any. Options may be exercised and the withholding obligation may be paid for with cash or shares of Common Stock. Shares surrendered on exercise will be valued at the market price for the Common Stock, generally based on average closing prices of the Common Stock over a 30-day period prior to exercise, less the option exercise price. The period after termination of employment during which an option may be exercised is as determined by the Compensation Committee.

OPTIONS GRANTED IN LAST FISCAL YEAR

    The following table sets forth each grant of stock options made during the year ended June 30, 1996 to each of the executives named in the Summary Compensation Table above who received options during such year:

                                                                                             POTENTIAL REALIZABLE
                                                                                                   VALUE AT
                                      PERCENTAGE OF                                        ASSUMED ANNUAL RATES OF
                                      TOTAL OPTIONS                                        STOCK PRICE APPRECIATION
                                       GRANTED TO    EXERCISE OR                               FOR OPTION TERM
                            OPTIONS   EMPLOYEES IN   BASE PRICE                           --------------------------
NAME                        GRANTED    FISCAL YEAR    ($/SHARE)      EXPIRATION DATE          5%            10%
-------------------------  ---------  -------------  -----------  ----------------------  -----------  -------------

Dori M. Reap.............     50,000         17.5%    $    6.00       August 1, 2005      $   188,500  $     478,000
                             100,000         35.1          8.00       August 1, 2005          503,000      1,275,000
Tonya G. Hinch...........    100,000         35.1          8.00      November 6, 2005         503,000      1,275,000
Gary Nordmann............     30,000         10.5         10.50       March 8, 2006           198,000        502,500

    During September 1995, each member of the SAB (other than Sharon Hillier, Ph.D.) was granted an option under the 1990 Stock Option Plan to purchase 5,000 shares of Common Stock at an exercise price of $8.00 per share. Each option is exercisable immediately with respect to 2,000 shares, with the balance of the option becoming exercisable in equal increments on the first, second and third anniversary of the date of issuance (provided the holder is still serving on the SAB). The holder of such an option may exercise the option with respect to the vested portion, in accordance with its terms, for a period of one year after ceasing to be a member of the SAB for any reason. Sharon Hillier, Ph.D. declined to accept the stock options which are granted to SAB members from time to time due to the guidelines of the university with which she is affiliated. See "Management -- Scientific Advisory Board."

CLASSIFIED BOARD OF DIRECTORS

    The Board of Directors presently consists of seven persons. The Company's Board of Directors is divided into three classes. Directors of each class will be elected at the annual meeting of stockholders held in the year in which the term for such class expires and will serve thereafter for three years. John W. Andersen and Charles D. Peebler, Jr. serve as Class 1 Directors with their terms expiring at the 1996 Annual Meeting of Stockholders, Audrey Contente and Joy Vida Jones serve as Class 2 Directors with their terms expiring at the 1997 Annual Meeting of Stockholders and Richard A. Cone, Barrie Zesiger and Martin Nussbaum serve as Class 3 Directors with their terms expiring at the 1998 Annual Meeting of Stockholders. For further information on the effect of the classified Board, see "Description of Capital Stock -- Certain Provisions of the Certificate of Incorporation and By-Laws."

COMMITTEES OF THE BOARD

    The Board of Directors has established a Compensation Committee, consisting of Charles D. Peebler, Jr., Barrie Zesiger and Martin Nussbaum. The Compensation Committee is responsible for approving (or, at the election of the Compensation Committee, recommending to the Board) compensation arrangements for officers and directors of the Company, reviewing benefit plans and administering the 1990 Stock Option Plan.

    The Board of Directors has established an Audit Committee, consisting of Barrie Zesiger, Charles D. Peebler, Jr. and Joy Vida Jones. The Audit Committee is responsible for selecting (or, at the election of the Audit Committee, recommending to the Board) the independent auditors of the Company, evaluating the independent auditors, reviewing the scope of the annual audit with management and the independent auditors, consulting with management and the independent auditors as to the systems of internal accounting controls and reviewing the non-audit services performed by the independent auditors.

1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

    The 1995 Stock Option Plan for Non-Employee Directors (the "1995 Stock Option Plan"), which was approved by the Company's stockholders, provides that upon becoming a director (and persons who were non-employee directors on the date of adoption of the 1995 Stock Option Plan, upon the adoption date) receive a one-time grant of a ten-year option to purchase 15,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date immediately preceding the date of grant. Of the aggregate number of shares issuable under such option, 5,000 shares vest immediately and the remaining 10,000 shares vest in equal installments of 2,500 shares on each of the first four anniversaries of the date of grant, provided that the holder is then still serving as a director of the Company. The holder of such an option may exercise the option with respect to the vested portion of the option, in accordance with its terms, for a period of one year after ceasing to be a member of the Board of Directors due to death or permanent disability. There are an aggregate of 250,000 shares reserved for issuance under the 1995 Stock Option Plan.

EMPLOYMENT AGREEMENTS AND CERTAIN AGREEMENTS WITH MANAGEMENT

    Mr. Andersen is the Chairman of the Board, Chief Executive Officer and President of the Company. Mr. Andersen entered into a five year employment agreement with the Company, dated July 29, 1994, which, as amended, provides for a base salary of $250,000 per annum. The base salary increases to $350,000 upon the earlier to occur of (i) the formation of a strategic alliance or (ii) the introduction of INSTEAD-TM- to at least five percent of the United States or European market. His base salary will increase to $500,000 when the later of such conditions is achieved. A "strategic alliance" is defined as the formation of an alliance with one or more multinational pharmaceutical and/or consumer product companies to facilitate developing and marketing the Company's product line. Mr. Andersen will receive royalties of $.005 for each unit of INSTEAD-TM-sold and $.01 for each unit of product based on the SoftCup Technology sold for medical purposes. Upon the execution of his employment agreement, Mr. Andersen received an option exercisable to purchase 10% of the number of shares of Common Stock outstanding on a fully-diluted basis (as defined) immediately before the IPO at an aggregate exercise price of $2.5 million. Such option is exercisable with respect to 20% of the shares subject thereto upon the date of grant (subject to forfeiture in limited cases) and the balance of the option vesting in equal installments upon the Company's attainment of each of the following goals: (w) raising development financing of approximately $5-$10 million, (x) closing of an initial public offering, (y) distributing the INSTEAD-TM- to the public in one half or more of the United States or Europe and (z) achieving annual revenues of $100 million; provided, however, that in any event the full amount shall vest upon the following: termination of the agreement by the Company for reasons other than for cause; change of control; termination by Mr. Andersen for good reason; or six months prior to the expiration of the agreement. Upon the execution of the agreement Mr. Andersen became entitled to a signing bonus of $195,000, a portion of which was paid out of the proceeds of the IPO.

    Ms. Contente is the Executive Vice President and Founder of the Company, as well as a Director of the Company. Ms. Contente entered into a five year employment agreement with the Company, dated July 1, 1996, which provides for a base salary of $230,000 per annum. This base salary increases to $300,000 upon the earlier to occur of (i) the formation of a strategic alliance or (ii) the introduction of INSTEAD-TM- to at least five percent of the United States or European market. Her base salary will increase to $350,000 when the later of such conditions is achieved. A "strategic alliance" is defined as the formation of an alliance with one or more multinational pharmaceutical and/or consumer product companies to facilitate developing and marketing the Company's product line. Ms. Contente will receive royalties of $.005 for each unit of product based on the SoftCup Technology sold. Under the employment agreement, Ms. Contente is entitled to medical, life and disability insurance coverage. In mid-1990, as part of the organization of the Company, Ms. Contente received 526,250 shares of Common Stock in exchange for assigning to the Company all pending patent applications, trademarks, copyrights, technology and similar rights associated with products relating to or evolving from the patent application filed by Ms. Contente and relating to the SoftCup Technology. In mid-1992, Ms. Contente received options to purchase 75,000 shares of Common Stock, which vests over a five-year period at an exercise price of $8.00 per share; such option will vest immediately upon a change of control of the Company (as defined therein). Upon the execution of the agreement Ms. Contente became entitled to a signing bonus of $75,000. In connection with the execution of her employment agreement, Ms. Contente entered into a Name, Likeness, and Voice Release and Agreement (the "Release"). The Release provides that Ms. Contente will serve as a spokesperson for INSTEAD-TM- in both television and print/media campaigns for which Ms. Contente will receive $12,500 for the television campaign, $12,500 for the print/media campaign. Ms. Contente is entitled to receive an additional $12,500 for the television campaign and $12,500 for the print/media campaign if such campaign is actively used by the Company to support the rollout of INSTEAD-TM- into certain additional geographic areas. If the Company decides to produce a new television campaign or print/media campaign using Ms. Contente as spokesperson then Ms. Contente will receive an additional $25,000. After the employment agreement is terminated, Ms. Contente will no longer be required to provide further services under the Release; however, the Company will have the ability to use her name and likeness in the campaigns for up to a year after termination, and in connection with INSTEAD-TM- in perpetuity.

    Ms. Reap is Senior Vice President of Finance and Administration and Chief Financial Officer of the Company. Ms. Reap entered into a five year employment agreement dated August 1, 1995, which provides for a base salary of $150,000 per annum. This base salary increases to $175,000 upon the earlier to occur of (i) the formation of a strategic alliance or (ii) the introduction of INSTEAD-TM- to at least five percent of the United States or European market. Her base salary will increase to $200,000 when the later of such conditions is achieved. A "strategic alliance" is defined as the formation of an alliance with one or more multinational pharmaceutical and/or consumer product companies to facilitate developing and marketing the Company's product line. Ms. Reap received options to purchase 150,000 shares of the Common Stock (100,000 at an exercise price of $8.00 per share and 50,000 at an exercise price of $6.00 per share). Such options are exercisable with respect to 20% of the shares subject thereto upon the date of grant; 20% upon the closing of the IPO; 20% upon the first to occur of (a) consummation of a strategic alliance with proceeds to Ultrafem exceeding $8 million or (b) completion by Ultrafem of a second public offering with proceeds to the Company exceeding $20 million; 20% at such time as Ultrafem's product becomes available for sale to the general public in one-half or more of the United States or European market, measured demographically; and 20% upon the realization of the Company of EBITDA (as defined) equal to or in excess of $20 million in any fiscal period of 12 months. Such options will vest regardless of the achievement of such milestones no later than six months prior to the expiration of the term of her employment agreement. In addition, such options will vest immediately upon a change of control of the Company (as defined therein). Upon the execution of her agreement Ms. Reap was entitled to a signing bonus of $75,000, a portion of which was paid out of the proceeds of the IPO.

    Ms. Hinch is Senior Vice President, Marketing and Sales of the Company. Ms. Hinch entered into a five year employment agreement dated November 6, 1995, which provides for a base salary of $150,000 per annum. This base salary increases to $175,000 upon the earlier to occur of (i) the formation of a strategic alliance or (ii) the introduction of INSTEAD-TM- to at least five percent of the United States or European market. Her base salary will increase to $200,000 when the later of such conditions is achieved. A "strategic alliance" is defined as the formation of an alliance with one or more multinational pharmaceutical and/or consumer product companies to facilitate developing and marketing the Company's product line. Ms. Hinch received an option to purchase 100,000 shares of the Common Stock at an exercise price of $8.00 per share. Such option is exercisable with respect to 20% of the shares subject thereto upon the execution of her employment agreement; 20% upon the successful introduction of INSTEAD-TM- into a minimum of 5% of the United States or European market to be measured by the revenue and distribution targets set forth in the option; 20% upon the consummation of a strategic alliance with proceeds to Ultrafem exceeding $8 million; 20% at such time as Ultrafem's product becomes available for sale to the general public in one-half or more of the United States or European market, measured demographically; and 20% upon the realization of Ultrafem of EBITDA (as defined) equal to or in excess of $20 million in any fiscal period of 12 months. Such option will vest regardless of the achievement of such milestones no later than six months prior to the expiration of the term of her employment agreement. In addition, such option will vest immediately upon a change of control of the Company (as defined therein). Upon the execution of her agreement Ms. Hinch was entitled to a signing bonus of $30,000, a portion of which was paid out of the proceeds of the IPO.

    Mr. Nordmann is Vice President, Operations of the Company. Mr. Nordmann entered into a three year employment agreement dated April 1, 1996, which provides for a base salary of $140,000 per annum. Mr. Nordmann received an option to purchase 30,000 shares of the Common Stock at an exercise price of $10.50 per share, exercisable upon the occurrence of certain events. Such option will vest regardless of the achievement of such milestones no later than six months prior to the expiration of the term of his employment agreement. In addition, such option may vest immediately at the discretion of the Board of Directors upon a change of control of the Company (as defined therein).

    Each of the employment agreements listed above (i) contains certain non-competition provisions, (ii) provides that the executive may participate in incentive bonus plans which may be adopted in the future by the Company, once the Company has begun selling its products to the general public, and (iii) with respect to Ms. Reap, Ms. Hinch and Mr. Nordmann, provides for the reimbursement of certain relocation expenses. The employment agreement for each of Mr. Andersen, Ms. Contente, Ms. Reap, Ms. Hinch and Mr. Nordmann provides that if the agreement is terminated by the Company (which in the case of Mr. Andersen would include a failure on its part to renew the agreement at the end of its term) without "Due Cause" (as defined) or by the executive (other than Mr. Nordmann) for Good Reason (as defined) or during the first year following a Change of Control (as defined), the agreement provides for severance payments equal to the annual salary in effect at the time of termination payable monthly for a period of twenty-four months with respect to Mr. Andersen and Ms. Contente, twelve months with respect to Ms. Reap and Ms. Hinch, and six months with respect to Mr. Nordmann, or in a lump sum, and in certain cases, fringe and other benefits. Ms. Contente's employment agreement also provides for severance payments equal to the base salary in effect at the time of termination for a six month period upon the non-renewal of her employment agreement.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information as of September 30, 1996 (except as otherwise noted) and as adjusted to reflect the sale by the Company of the shares of Common Stock offered hereby with respect to the beneficial ownership of the Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each named officer of the Company listed in the Summary Compensation Table above, and (iv) all officers and directors of the Company as a group. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. Each person in the following chart is deemed to be the beneficial owner of any shares of Common Stock that can be acquired by such person within 60 days from September 30, 1996 upon the conversion of convertible securities or the exercise of warrants or options.

                        COMMON STOCK BENEFICIALLY OWNED

                                                               BENEFICIAL OWNERSHIP          BENEFICIAL OWNERSHIP
                                                                PRIOR TO OFFERING             AFTER OFFERING(1)
                                                           ----------------------------  ----------------------------
NAME                                                         NUMBER         PERCENT        NUMBER         PERCENT
---------------------------------------------------------  -----------  ---------------  -----------  ---------------

Audrey Contente (2)(3)(4)................................      592,500          10.0%        592,500           6.6%
Barrie Zesiger (3)(5)....................................      888,474          14.1%        888,474           9.6%
Richard A. Cone (3)(6)...................................       20,000         *              20,000         *
Joy V. Jones (3)(7)......................................        7,500         *               7,500         *
Martin Nussbaum (3)(8)...................................       10,925         *              10,925         *
Charles D. Peebler, Jr. (3)..............................       14,750         *              14,750         *
John Andersen (2)(3)(9)..................................      347,167           5.6%        347,167           3.8%
Dori M. Reap (2)(10).....................................       90,000           1.5%         90,000           1.0%
Tonya G. Hinch (2)(11)...................................       40,000         *              40,000         *
Albert L. Zesiger (12)...................................      888,474          14.1%        888,474           9.6%
Mellon Bank Corporation (13).............................      840,000          14.3%        840,000           9.5%
Directors and executive officers as a group
 (consists of 10 persons) (5)............................    1,975,566          29.7%      1,975,566          20.5%

------------------------
*   Less than 1%

(1) Each beneficial owner's percentage ownership is determined by assuming that convertible securities, options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days of September 30, 1996 have been exercised.

(2) Officer.

(3) Director.

(4) Ms. Contente has granted an option to each of Jeffrey Simon and Frank Cole to purchase 106,250 shares of Common Stock, and an option to Arthur Appleman to purchase 12,500 shares of Common Stock, each such option at an exercise price of $2.00 per share ("Optioned Shares") and with an expiration date of December 1, 1998. The Optioned Shares are subject to a voting trust, to be voted by a majority of Ms. Contente, Ms. Zesiger and Mr. Andersen, as voting trustees. The voting trust will terminate on the earliest of (i) the transfer of the Optioned Shares to Messrs. Cole, Simon and Appleman, (ii) August 22, 1997, or (iii) upon the breach of certain representations contained in the agreement.

(5) Includes 411,828 shares of Common Stock and 370,200 shares of Common Stock issuable upon the exercise or conversion of convertible securities of the Company, both of which are held in accounts managed by Zesiger Capital Group, LLC, an investment advisor, for which Albert L.

    Zesiger, Ms. Zesiger's husband, is a Managing Director. Ms. Zesiger disclaims beneficial ownership of such shares. Also includes 40,000 shares of Common Stock and 12,500 shares of Common Stock issuable upon the exercise or conversion of convertible securities of the Company which are owned by Mr. Zesiger; Ms. Zesiger disclaims beneficial ownership of such shares. See also footnote 12. Includes 16,238 shares which are issuable upon the exercise of an outstanding option and warrant which are exercisable within 60 days of September 30, 1996. Does not include the Optioned Shares which are subject to a voting trust of which Ms. Zesiger is a voting trustee. See footnote 4. Information as to Ms. Zesiger is as of October 7, 1996.

(6) Does not include 400,000 shares of Common Stock issuable upon exercise of options granted to ReProtect in the ReProtect Agreement.

(7) Includes options to purchase 7,500 shares of Common Stock which are exercisable within 60 days of September 30, 1996; however, exercise of Ms. Jones' options is subject to certain restrictions. Does not include 150,000 shares of Common Stock beneficially owned by the Calvert Social Investment Fund, of which Ms. Jones is a trustee. Ms. Jones disclaims beneficial ownership of such shares of Common Stock, except to the extent of her beneficial ownership in the Calvert Social Investment Fund.

(8) Includes option to purchase 5,000 shares of Common Stock and warrants to purchase 3,940 shares of Common Stock which are exercisable within 60 days of September 30, 1996. See "Certain Relationships and Related Party Transactions" and "Legal Matters."

(9) Includes options to purchase 344,917 shares of Common Stock and warrants to purchase 375 shares of Common Stock which are exercisable within 60 days of September 30, 1996 and 1,875 shares of Common Stock. Does not include additional options to purchase 229,945 shares of Common Stock upon the attainment of certain milestones. Does not include the Optioned Shares which are subject to a voting trust of which Mr. Andersen is a voting trustee. See footnote 4.

(10) Includes options to purchase 90,000 shares of Common Stock which are exercisable within 60 days of September 30, 1996.

(11) Includes option to purchase 40,000 shares of Common Stock which is exercisable within 60 days of September 30, 1996.

(12) Includes 411,828 shares of Common Stock and 370,200 shares of Common Stock issuable upon the exercise or conversion of convertible securities of the Company which are held in accounts managed for certain parties through Zesiger Capital Group, LLC, an investment advisor, for which Mr. Zesiger is a Managing Director. Mr. Zesiger has dispositive power with respect to such shares but disclaims beneficial ownership of such shares. Also includes 37,708 shares of Common Stock and 16,238 shares of Common Stock issuable upon the exercise or conversion of convertible securities of the Company which are owned by Barrie Zesiger, Mr. Zesiger's wife; Mr. Zesiger disclaims beneficial ownership of such shares. Includes 12,500 shares which are issuable upon the exercise of an outstanding warrant which is exercisable within 60 days of September 30, 1996. Information as to Mr. Zesiger is as of October 7, 1996.

(13) The Mellon Bank Corporation, located at One Mellon Bank Center, Pittsburgh, Pennsylvania 15258, owns such shares of Common Stock through its subsidiaries, Mellon Bank, N.A. and The Dreyfus Corporation. Information based on Schedule 13G filed by the Mellon Bank Corporation and its subsidiaries with the Securities and Exchange Commission on September 11, 1996.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

    Effective October 1, 1990, the Company entered into a Termination Benefits Agreement (the "Termination Benefits Agreement") with Ms. Contente. Both the Termination Benefits Agreement and Ms. Contente's employment agreement provide for payment of various severance and other benefits if Ms. Contente's employment is terminated. Ms. Contente is also entitled to an immediate vesting of stock options for 75,000 shares of Common Stock if her employment is terminated by reason of a change in control of the Company resulting from certain shareholder derivative litigation.

    The Company also entered into various indemnity agreements with Ms. Contente, dated as of October 1, 1990 as amended on April 23, 1992, and indemnity agreements with certain former officers and directors. The indemnity agreements provide Ms. Contente and these former officers and directors with certain indemnities for claims against the Company and Ms. Contente and the former officers and directors, respectively.

    On March 2, 1992, Albert L. Zesiger and John S. Stafford, stockholders of the Company, filed a derivative action against the Company, Ms. Contente and a former director seeking damages and injunctive relief. On June 5, 1993, the court approved a settlement agreement dated May 19, 1993 (the "Settlement Agreement"), under which the defendants admitted no wrongdoing. The Settlement Agreement provides, among other things, for the appointment of, in the alternative, a seven or nine member Board, appointment of a new Chairman and Chief Executive Officer, establishment of an Audit/Finance Committee of the Board, issuance of warrants to purchase an aggregate of 25,000 shares of Common Stock to the plaintiffs at an exercise price of $8.00 per share, and release of all related claims. The Settlement Agreement provides that the limitations on the composition and size of the Board of Directors last until the Company's 1995 Annual Meeting of Shareholders. As part of the Settlement Agreement, Ms. Contente resigned as Chief Executive Officer and Chairman of the Board and agreed, for a two-year period commencing the date of the Settlement Agreement, not to serve in such capacities or be responsible for overseeing the Company's daily management or operation.

    On May 12, 1992, each of Jeffrey Simon and Frank Cole, who were Directors of the Company, loaned $50,000 to the Company. On June 12, 1992, the principal balance of these loans and accrued but unpaid interest were converted into shares of Common Stock at a conversion price of $8.00 per share. Mr. Cole simultaneously purchased an additional 6,250 shares at $8.00 per share. Messrs. Simon and Cole made additional loans to the Company in 1992 and 1993 totaling $226,010 (Mr. Simon -- $85,000 and Mr. Cole -- $141,010). Mr. Cole resigned as a director of the Company in July 1993. The Company repaid each lender $10,000 in 1993. The $206,010 remaining balance bore interest at 6% per annum and was repaid from the proceeds of a private placement in 1995.

    In December 1993, January 1994 and September 1994, the Company issued promissory notes aggregating $476,679 to certain former officers for accrued but unpaid salaries. The notes are for terms of two to three years and bear interest at 6% and 10% per annum. Certain of these notes in the principal amount of $255,646 were repaid upon completion of the IPO. In January 1995, the Company issued two promissory notes to Audrey Contente, each with a principal amount of $156,771.56 and a maturity date of September 30, 1996. Both notes were repaid upon the consummation of the IPO.

    On April 14, 1994, a majority of the stockholders, acting by written consent in lieu of a meeting, removed certain of the directors (including Messrs. Broms and Simon), but not Ms. Contente and Barrie Zesiger, from the Board of Directors and appointed six members of the Board to serve until April 14, 1995 or when their successors were elected.

    During 1994, the Company borrowed a total of $135,000 from nine individuals, including four current Directors. The loans require payment of 10% interest per annum until maturity. Each lender was granted (i) the option of receiving, in lieu of the repayment of interest and principal, 1,875 shares of Common Stock at a price of $8.00 per share and (ii) warrants to purchase 375 shares of Common Stock at an exercise price of $10.00 per share for a five-year period expiring on June 30, 1999. As of June 30, 1995, all of the nine individuals had converted their loans into shares of Common Stock.

    Charles D. Peebler, Jr., a member of the Board of Directors of the Company, is the President and Chief Executive Officer, as well as a Director, of BJK&E, a worldwide marketing and communications company. The Company has retained Bozell Worldwide, Inc. ("Bozell"), a wholly-owned subsidiary of BJK&E, to assist in marketing, advertising creative work and media planning for the Company. In March 1996, the Company issued a five year warrant to purchase 50,000 shares of Common Stock to Bozell. The warrant has an exercise price of $10.00 per share and was issued in consideration of certain services provided in connection with the launch of INSTEAD-TM-.

    The Company had retained Bozell Sawyer Miller ("BSM"), a communications management concern and a wholly-owned subsidiary of Bozell, to act as a consultant for the Company's corporate communications and financial public relations work, for which the Company has paid hourly fees and out-of-pocket expenses; BSM is currently acting as a consultant with respect to certain public relations matters. KRC Research and Consulting, a division of BSM, has performed consumer research on INSTEAD-TM-. The Company believes that transactions entered into with Bozell and its subsidiaries and divisions are on terms which are at least as favorable as those which the Company could have obtained from an unrelated third party.

    One of the Company's directors is a partner of Shereff, Friedman, Hoffman & Goodman, LLP, a law firm which the Company has retained since fiscal year 1995. The total amount of fees paid to such firm by the Company in fiscal year 1996 was $647,000 and in fiscal year 1995 was $29,888. SFH&G Investors, a partnership comprised of the partners of Shereff, Friedman, Hoffman & Goodman, LLP, holds a warrant to purchase an aggregate of 35,000 shares of Common Stock. See "Legal Matters."

                                PRIOR FINANCINGS

    In January 1996, the Company raised $100,000 through a private placement to a single investor of a $100,000 non-convertible promissory note due the earlier of January 26, 1997 or the closing of the IPO, bearing interest at a rate of 10% per annum and a Class C Warrant to purchase 20,000 shares of Common Stock at an exercise price of $8.00 per share. The Class C Warrant is not exercisable until the first anniversary of the date of issuance and has a term of five years. The non-convertible note was repaid upon completion of the IPO.

    In a 1995 private placement (the "1995 Unit Private Placement"), the Company raised $5,950,000 through the sale of Units. Each "Unit" consisted of one $50,000 non-convertible promissory note bearing interest of 10% per annum, one $50,000 convertible promissory note bearing interest of 10% per annum, one Class A Warrant to purchase 10,000 shares of Common Stock at a purchase price equal to $5.00 per share and one Class B Warrant to purchase 10,000 shares of Common Stock at a purchase price equal to $12.50 per share. Certain investors in a previous private placement consummated in 1993 (the "Existing Investors") agreed to amend and restate their promissory notes and invest the principal amount of such notes in the amount of $1,650,000 in the 1995 Unit Private Placement. Ms. Jones, a director of the Company, is a director of Calvert Social Investment Fund which is one of the Existing Investors. See "Management--Directors." Other Existing Investors were paid principal and interest aggregating $222,577 from the proceeds of the 1995 Unit Private Placement. The non-convertible notes were repaid upon the completion of the IPO, and the convertible notes mature in April 1997. On December 31, 1995 certain Existing Investors were issued warrants to purchase an additional aggregate of 165,000 shares of Common Stock because the secured notes which they held were not paid; such warrants contain the same terms as the Class A Warrants.

    In early calendar year 1995, the Company raised $670,000 through a private placement sale of units (the "1995 Preferred Stock Private Placement"). Each unit consisted of (i) 1,950 shares of Series A Preferred Stock, for an allocated purchase price of $195,000, with each such share (a) being convertible, at any time at the option of the holder, into Common Stock of the Company at a conversion rate of 12.5 shares of Common Stock for each such share, subject to adjustment for certain dilutive events, (b) being entitled to cumulative annual dividends of $8.00, (c) participating with the

Common Stock in any dividend after payment of said $8.00, (d) having a liquidation preference of $100.00 and (e) being entitled to the number of votes equal to the number of shares of Common Stock into which such share can be converted, and (ii) a warrant, exercisable for a five year period, to purchase 21,250 shares of Common Stock at an exercise price of $10.00 per share, subject to adjustment for certain dilutive events for an allocated purchase price of $5,000. The Company sold 2.25 units to a group of investors represented by a common advisor for $450,000 on the same terms and conditions as the 1995 Preferred Stock Private Placement, except for certain registration rights.

    In March 1995, the Company issued to certain trade creditors notes in the total principal amount of $444,237. The notes bear interest at 10% per annum and mature in September 1996, December 1996 and February 1997. Notes in the principal amount of $37,500 were repaid with accrued interest from the proceeds of the 1995 Unit Private Placement, and notes in the principal amount of $42,000 were repaid upon the completion of the IPO. Subsequent to the IPO, the Company repaid the principal amount of $364,737 and interest of $9,118 of such notes.

    In 1994, the Company borrowed a total of $135,000 from nine individuals, including four current directors. The loans bear interest at the rate of 10% interest per annum and were to mature upon the earlier to occur of (i) the date the Company receives $600,000 of financing or (ii) 180 days from the date of issuance of the loan. Each lender was granted (i) the option of receiving, in lieu of the repayment of interest and principal, 1,875 shares of Common Stock at a conversion price of $8.00 per share and (ii) warrants to purchase 375 shares of Common Stock at an exercise price of $10.00 per share exercisable for a five year period expiring on June 30, 1999. As of June 30, 1995, all of the nine individuals had converted their loans to Common Stock.

    In a 1994 private placement, the Company raised $450,000 through the sale of units, composed in the aggregate of (i) $225,000 in subordinated convertible debentures, (ii) five year warrants to purchase 47,813 shares of Common Stock at an exercise price of $10.00 per share, and (iii) 28,125 shares of Common Stock at $8.00 per share. Each debenture had a face amount of $100,000 and was sold for an allocated purchase price of $95,000. The debentures accrue interest at the rate of 10% per annum (compounded annually), and mature on the earlier to occur of (i) August 31, 1996, or (ii) at the option of the holder, the date the Company successfully effects any single financing in excess of $10 million. Each debenture is convertible into shares of Common Stock at a conversion price of $10.00 per share, subject to adjustment upon the occurrence of certain events such as stock dividends, stock splits and recapitalizations. Holders of shares of Common Stock acquired upon conversion of these debentures have certain registration rights.

    In October and November 1994, the Company issued to certain trade creditors subordinated convertible debentures for an aggregate principal amount of $172,432. Such debentures have a two year term, bear interest at 10% per annum and are convertible into Common Stock at a conversion price of $10.00 per share.

    In a 1993 private placement, the Company issued (i) $1.85 million of secured promissory notes and (ii) warrants to purchase 370,000 shares of Common Stock at an initial exercise price equal to $9.00 per share. These secured promissory notes were reinvested by certain Existing Investors in the 1995 Unit Private Placement described above.

    Between December 1991 and October 1992, the Company borrowed an aggregate of $700,000 from the Montana Board of Science and Technology Development ("MBSTD") evidenced by convertible debentures which bear interest at the rate of 10.5% per annum (compounded annually), of which $350,000 was borrowed to fund expenditures relating to the Company's manufacturing facility in Montana (the foregoing loans are collectively referred to as the "MBSTD Loans"). The MBSTD Loans are convertible into shares of Common Stock at a conversion price of $5.00 per share, with accrued interest being waived upon conversion. The conversion price is subject to adjustment if the Company issues shares of Common Stock or convertible securities at a price less than $5.00 per share. MBSTD was also granted certain "piggy-back" registration rights. Principal amounts on the MBSTD Loans are due as follows: $250,000 on December 20, 1998; $100,000 on April 10, 1999; and $350,000 on October 19, 1999, along with related accrued interest.

    In late 1991 the Company sold an aggregate of 200,000 shares of Common Stock for an aggregate purchase price of $1,200,000. During 1991, the Company sold an additional 318,500 shares of Common Stock for an aggregate purchase price of $2,548,000. In 1990 the Company issued 132,500 shares of Common Stock to certain investors for an aggregate purchase price of $530,000.

                          DESCRIPTION OF CAPITAL STOCK

    The Company's authorized capital stock consists of 20,000,000 shares of Common Stock, par value $.001 per share, and 5,000,000 shares of Preferred Stock, par value $.001 per share.

COMMON STOCK

    As of September 30, 1996, there were 5,889,651 shares of Common Stock outstanding held of record by 188 persons.

    Holders of shares of Common Stock are entitled to one vote per share, without cumulative voting, on all matters to be voted on by stockholders. Therefore, the holders of more than 50% of the shares voting for the election of directors can elect all the Directors. Subject to preferences that may be applicable to any outstanding preferred stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation or dissolution of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock. Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are, and the shares of Common Stock offered hereby, when issued against the consideration set forth in this Prospectus, will be, fully paid and nonassessable.

PREFERRED STOCK

    The Company is authorized to issue 5,000,000 shares of the Preferred Stock, none of which shares are outstanding as of September 30, 1996. The Board of Directors of the Company has the authority at any time and from time to time to establish and designate one or more series of preferred stock, to fix the number of shares of any series (which number may vary between series) and to fix the dividend rights and preferences, the redemption price (if any) and terms, liquidation rights, sinking fund provisions (if any), conversion provisions (if any) and the voting powers (if any). The Board of Directors, without stockholder approval, could issue preferred stock with voting and conversion rights that could adversely affect the voting power of holders of the Common Stock. Certain companies have used the issuance of preferred stock as an anti-takeover device, and the Board of Directors of the Company could, without stockholder approval, issue preferred stock with certain voting, conversion and/or redemption rights that could discourage any attempt to obtain control of the Company in a transaction not approved by the Board of Directors. The Board of Directors has authorized the issuance of 48,750 shares of Series A Preferred Stock and previously issued 6,532.5 shares of Series A Preferred Stock. As of September 30, 1996 all issued and outstanding shares of Series A Preferred Stock had been converted into Common Stock. The rights, preferences, privileges, restrictions and other matters relating to such shares are as follows:

    DIVIDENDS. Each share of Series A Preferred Stock is entitled to receive cumulative dividends at an annual rate of $8.00 per share. Upon conversion into Common Stock, all cumulative dividends in arrears will be forfeited. Holders of Series A Preferred Stock are entitled to receive such cumulative annual dividends prior to the payment of any dividend in respect of the Common Stock (the "Series A Preferred Stock Dividend Preference"). If the Series A Preferred Stock Dividend Preference is not either fully paid or declared, then no distribution shall be made on any Common Stock (although the arrearage shall accumulate) and the Company will not redeem or purchase any Common Stock or make monies available for a sinking fund for the redemption or purchase of any Common Stock. Holders of Series A Preferred Stock are entitled to share in any dividend after payment of the Series A Preferred Stock Dividend Preference in the proportion that the number of Series A Preferred Stock outstanding bears to the total number of all shares outstanding (whether preferred stock or Common Stock), treating such holders as if they had converted such Series A Preferred Stock into Common Stock.

    LIQUIDATION PREFERENCE. Upon reducing the Company's capital (which results in a distribution of assets) or upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company (collectively, a "Liquidating Event"), the holders of the Series A Preferred Stock shall be entitled to receive, before any distribution of assets to the holders of the Common Stock, a liquidation preference (the "Series A Preferred Stock Liquidation Preference"). For each outstanding share of Series A Preferred Stock, the Series A Preferred Stock Liquidation Preference shall be equal to the sum of (i) One Hundred Dollars ($100.00) and (ii) any unpaid Series A Preferred Stock Dividend Preference. The Series A Preferred Stock Dividend Preference shall be paid after the Series A Preferred Stock Liquidation Preference, and the Series A Preferred Stock Liquidation Preference shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the number of shares owned by each holder of such stock. After payment of the Series A Preferred Stock Liquidation Preference, the Company's assets available for distribution shall be distributed among the holders of Series A Preferred Stock and Common Stock PRO RATA, based on the number of shares of stock held by each, treating such holders of Series A Preferred Stock as if they had converted such stock into Common Stock immediately before such distribution. If, upon any Liquidating Event, the amounts payable with respect to the Series A Preferred Stock and any other stock of the Company ranking as to any such distribution on a parity with the Series A Preferred Stock are not paid in full, the holders of the Series A Preferred Stock and such parity stock shall share ratably in any such distribution of assets of the Company in proportion to the full preferential amounts to which they are entitled.

    VOTING. In general, the holder of each share of the Series A Preferred Stock shall (i) be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series A Preferred Stock could be converted on the record date for the vote or the date of the solicitation of any written consent of stockholders, (ii) have voting rights and powers equal to the voting rights and powers of the Common Stock and (iii) be entitled to notice of any stockholders' meeting in accordance with the By-Laws of the Company. Fractional votes shall not, however, be permitted.

    RIGHT TO CONVERT. Each share of Series A Preferred Stock shall be convertible, at any time at the option of the holder, into shares of Common Stock at a conversion rate equal to the quotient obtained by dividing One Hundred Dollars ($100.00) by a conversion price, initially equal to $8.00 per share (the "Conversion Price"). The Conversion Price shall be adjusted from time to time to protect against dilution. No fractional share shall be issued upon the conversion of any share or shares of Series A Preferred Stock. See "-- Anti-Dilution" below.

    ANTI-DILUTION. If the Company issues any shares of Common Stock or convertible preferred stock, or rights to purchase Common Stock, warrants, options, other rights or other securities (to the extent such other rights or securities are convertible into or exchangeable or exercisable for shares of Common Stock) for consideration per share less than the prevailing Conversion Price, then the Conversion Price in effect immediately before such issuance shall be adjusted to a price equal to the consideration per share received by the Company. If the number of shares of Common Stock outstanding is increased by a Common Stock dividend or by subdivision or split-up of Common Stock, then the Conversion Price shall be appropriately decreased in proportion to such increase in outstanding shares. If the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then the Conversion Price shall be appropriately increased in proportion to such decrease in outstanding shares.

    If there is any reorganization, reclassification, consolidation or merger (including a merger in which the Company is the surviving entity) of the Company, then each share of Series A Preferred Stock shall (in lieu of being exercisable for shares of Common Stock), after such reorganization, reclassification, consolidation or merger, be exercisable into the kind and number of shares of stock or other securities or property (including cash) of the Company or of the corporation resulting from such consolidation or surviving such merger to which the holder of the number of shares of Common Stock deliverable (immediately before the time of such reorganization, reclassification, consolidation or merger) upon conversion of such Series A Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation or merger.

    AUTOMATIC CONVERSION. Each share of Series A Preferred Stock shall automatically convert into shares of Common Stock immediately upon (i) the closing of the sale of the Common Stock in a firm commitment, underwritten public offering registered under the Securities Act (other than a registration relating solely to a transaction under Rule 145 thereunder or to an employee benefit plan), at a public offering price equal to or exceeding $20.00 per share of Common Stock (appropriately adjusted for any recapitalization) and the aggregate net proceeds to the Company (before deduction for underwriters' commissions and expenses relating to the issuance, including without limitation fees of the Company's counsel) of which equal or exceed $15.0 million or (ii) receipt by the Company of the affirmative vote, at a duly noticed stockholders' meeting or pursuant to a duly solicited written consent of approval of the holders of at least a majority of the outstanding shares of the Series A Preferred Stock voting together as a single class, in favor of converting all of the Series A Preferred Stock into Common Stock.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

    The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law ("DGCL"). Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in certain business combinations with a person or affiliate or associate of such person who is an "interested stockholder" for a period of three years from the date such person became an interested stockholder unless: (i) the transaction resulting in the acquiring person's becoming an interested stockholder, or the business combination, is approved by the Board of Directors of the Company before the person becomes an interested stockholder; (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the Company in the same transaction which makes it an interested stockholder (excluding certain employee stock option plans); or
(iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the Company's board of directors and by the holders of at least 66 2/3% of the Company's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. An "interested stockholder" is defined as any person that is (x) the owner of 15% or more of the outstanding voting stock of the Company or (y) an affiliate or associate of the Company and was the owner of 15% or more of the outstanding voting stock of the Company at any time within the three year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

DIRECTORS' LIABILITY

    The Company's Restated Certificate of Incorporation contains provisions to
(i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty (other than breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the DGCL, for any transaction from which the director derived an improper personal benefit or any act or omission occurring prior to the date when the provision became effective) and (ii) indemnify its directors and officers to the fullest extent permitted by Section 145 of the DGCL, including circumstances in which indemnification is otherwise discretionary. The Company believes that these provisions are necessary to attract and retain qualified persons as directors and officers.

CERTAIN PROVISIONS OF THE COMPANY'S CERTIFICATE OF INCORPORATION AND BY-LAWS

    The Company's Restated Certificate of Incorporation and Amended and Restated By-Laws contain several provisions that may be deemed to have the effect of making more difficult the acquisition of control of the Company by means of a hostile tender offer, open market purchases, a proxy contest or otherwise. The provisions of the Restated Certificate of Incorporation and the Amended and Restated By-Laws discussed below are designed to help to ensure that holders of Common Stock are treated fairly and equally in a multistep acquisition. In addition, they are intended to encourage persons seeking to acquire control of the Company to initiate such an acquisition through arm's-length negotiations with the Company's Board of Directors.

    CLASSIFIED BOARD OF DIRECTORS. The Company's Restated Certificate of Incorporation provides that the Board of Directors shall be divided into three classes of directors serving staggered terms. One class of directors will be elected at each annual meeting of stockholders for a three-year term. See "Management -- Classified Board of Directors." Thus, at least two annual meetings of stockholders, instead of one, generally will be required to change the majority of the Company's Board of Directors. This may have the effect of making it more difficult to acquire control of the Company by means of a hostile tender offer, open market purchases, a proxy contest or otherwise.

    STOCKHOLDER MEETINGS. Subject only to the rights of holders of preferred stock, only a majority of the Company's Board of Directors, the Chairman, the President or Chief Executive Officer will be able to call an annual meeting of stockholders and only a majority of the Company's Board of Directors, by majority vote, or the Chairman, the President or the Chief Executive Officer, will be able to call a special meeting of stockholders. In addition, subject only to the rights of holders of preferred stock, stockholders may not take any action by written consent.

    RESTRICTIONS ON CERTAIN BUSINESS COMBINATIONS. The Company's Restated Certificate of Incorporation provides that certain business combinations such as mergers and stock and assets sales, with an interested stockholder (typically a beneficial owner of more than 15% of the outstanding voting shares of the Company's capital stock, excluding certain persons), be approved by (a) the holders of 75% of the voting power of the then outstanding voting shares, voting together as a single class, and (b) at least a majority of the voting power of the then outstanding voting shares, voting as a single class, which are not owned beneficially, directly or indirectly, by the interested stockholder, unless the transaction is approved by a majority of certain directors or meets certain fair price provisions.

    REQUIREMENTS FOR ADVANCE NOTIFICATION OF STOCKHOLDER NOMINATIONS AND PROPOSALS. The Company's Restated Certificate of Incorporation establishes advance notice procedures with regard to stockholder nominations, other than by or at the direction of the Board of Directors, of candidates for election as directors. The Amended and Restated By-Laws establishes advance notice procedures with regard to stockholder proposals other than by or at the direction of the Board of Directors of business to be brought before a meeting.

    VOTE REQUIRED TO AMEND OR REPEAL CERTAIN PROVISIONS OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION AND AMENDED AND RESTATED BY-LAWS. The Company's Restated Certificate of Incorporation establishes certain super majority voting requirements to amend or repeal certain provisions of the Company's Restated Certificate of Incorporation and Amended and Restated By-Laws.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the Common Stock is American Stock Transfer & Trust Company, New York, New York.

                        SHARES ELIGIBLE FOR FUTURE SALE

    Upon consummation of the Offering, the Company will have 8,889,651 shares of Common Stock outstanding (9,339,651 shares if the Underwriters' over-allotment option is exercised in full). In addition, as of September 30, 1996, there has been reserved 5,047,603 shares of Common Stock for issuance upon the conversion or exercise of outstanding securities. The 3,000,000 shares of Common Stock to be sold in the Offering (3,450,000 shares if the Underwriters' over-allotment option is exercised in full), other than shares which may be purchased by "affiliates" of the Company, will be freely tradeable without restriction or further registration under the Securities Act. The 3,910,000 shares of Common Stock sold in the IPO, other than shares which were purchased by affiliates of the Company, are also freely tradable without restriction under the Securities Act. In addition, an aggregate of 1,073,600 shares of Common Stock which are outstanding and 3,227,703 shares of Common Stock which are issuable upon the conversion or exercise of outstanding securities are registered in the Concurrent Offering. The Company intends to file a Registration Statement on Form S-8 with respect to up to 1,805,963 shares of Common Stock issuable pursuant to its stock option plans and certain options and warrants which have been granted to employees and consultants of the Company as soon as practicable after the date of this Prospectus; such Registration Statement would include 1,344,157 shares of Common Stock issuable upon conversion or exercise of outstanding securities of the Company. Approximately 1,381,794 of the remaining shares of Common Stock outstanding and issuable upon conversion or exercise of outstanding securities would be "restricted securities," as that term is defined under Rule 144, and may only be sold pursuant to a registration statement under the Securities Act or an applicable exemption from the registration requirements of the Securities Act, including Rule 144.

    In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including an affiliate, who has beneficially owned restricted shares for at least two years from the later of the date such restricted shares were acquired from the Company and (if applicable) the date they were acquired from an affiliate, is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of Common Stock (88,897 shares based on the number of shares to be outstanding immediately after the Offering or 121,174 shares assuming all of the shares offered in the Concurrent Offering are issued), or the average weekly trading volume in the public market during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales under Rule 144 are also subject to certain requirements as to the manner and notice of sale and the availability of public information concerning the Company.

    Affiliates may sell shares not constituting restricted shares in accordance with the foregoing volume limitations and other restrictions, but without regard to the two year holding period. Restricted shares held by affiliates of the Company eligible for sale in the public market under Rule 144 are subject to the foregoing volume limitations and other restrictions. Further, under Rule 144(k), if a period of at least three years has elapsed between the later of the date restricted shares were acquired from the Company and the date they were acquired from an affiliate of the Company, and the person was not an affiliate for at least three months prior to the sale, such person would be entitled to sell the shares immediately without regard to volume limitations and the other conditions described above. The Commission has proposed to amend the holding period of restricted securities being sold in reliance on Rule 144 to (i) a one year holding period rather than a two year holding period for resales of restricted securities by affiliates or non-affiliates which comply with the volume limitations and the other conditions described above, and (ii) a two year holding period rather than a three year holding period for resales by non-affiliates which, in reliance on Rule 144(k), do not comply with the volume limitations and the other conditions described above.

    In addition, as of September 30, 1996 the Company had outstanding securities which are exercisable for or convertible into an aggregate of 5,047,603 shares of Common Stock at a weighted average exercise/conversion price of $7.99. Of such shares, 4,194,425 are subject to lock-up agreements.

    All officers, directors and certain security holders, agreed with Hampshire in connection with the IPO not to, directly or indirectly, offer, sell, contract to sell or otherwise dispose of their shares of Common Stock or other securities of the Company, without the prior written consent of Hampshire prior to August 22, 1997. Hampshire has agreed with Jefferies not to release any of such security holders from the contractual restriction without the prior written consent of Jefferies. The Company has, subject to certain exceptions, agreed not to offer, issue or sell any shares of Common Stock or securities exercisable for or convertible into shares of Common Stock for a 180 day period after the date of this Prospectus without the prior written consent of Jefferies. No predictions can be made as to the effect, if any, that market sales of shares of existing stockholders or the availability of such shares for future sale will have on the market price of shares of Common Stock prevailing from time to time. The prevailing market price of Common Stock after the Offering could be adversely affected by future sales of substantial amounts of Common Stock by existing stockholders.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in the Underwriting Agreement, the Company has agreed to sell an aggregate of 3,000,000 shares of Common Stock to the underwriters named below (the "Underwriters") for whom Jefferies & Company, Inc. and Hampshire Securities Corporation are acting as the representatives (the "Representatives"), and the Underwriters have severally agreed to purchase the number of shares of Common Stock set forth opposite their respective names in the table below at the price set forth on the cover page of this Prospectus.

                                                                                     NUMBER
UNDERWRITERS                                                                        OF SHARES
---------------------------------------------------------------------------------  -----------

Jefferies & Company, Inc.........................................................
Hampshire Securities Corporation.................................................

                                                                                   -----------
    Total........................................................................    3,000,000
                                                                                   -----------
                                                                                   -----------

    The Underwriting Agreement provides that the obligation of the Underwriters to purchase the shares of Common Stock offered hereby is subject to certain conditions. The Underwriters are committed to purchase all of the shares of the Common Stock offered hereby (other than those covered by the over-allotment option described below), if any are purchased.

    The Underwriters propose to offer the Common Stock to the public initially at the public offering price set forth on the cover page of this Prospectus, and to certain dealers at such price less a concession not in excess of $
per share. The Underwriters may allow, and such dealers may reallow, a discount
not in excess of $         per share to certain other dealers. After the
Offering, the public offering price, the concession to selected dealers and the reallowance to other dealers may be changed by the Representatives.

    The Company has granted to the Underwriters an option, exercisable for 30 days from the date of this Prospectus, to purchase up to 450,000 additional shares of Common Stock at the public offering price less the underwriting discounts and commissions, all as set forth on the cover page of this Prospectus. To the extent such option is exercised, each Underwriter will become obligated, subject to certain conditions, to purchase additional shares of Common Stock proportionate to such Underwriter's initial commitment as indicated in the preceding table. The Underwriters may exercise such right of purchase only for the purpose of covering over-allotments, if any, made in connection with the sale of the shares of Common Stock.

    The Company has agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or will contribute to payments the Underwriters may be required to make in respect thereof.

    The Company has agreed with the Underwriters not to offer, issue or sell any shares of Common Stock or securities exercisable for or convertible into shares of Common Stock for a period of 180 days from the date of this Prospectus, subject to certain limited exceptions, without the prior written consent of Jefferies. In connection with the IPO, certain holders of Common Stock owning an aggregate of 4,831,305 shares, including all of the officers and directors of the Company, agreed not to publicly sell or otherwise dispose of their shares of Common Stock, securities of the Company convertible into, or exercisable or exchangeable for, shares of Common Stock, or shares of Common Stock received upon conversion, exercise, or exchange of such securities, without the prior consent of Hampshire until August 22, 1997. Hampshire has agreed with Jefferies not to release any of such security holders from the contractual restriction without the prior written consent of Jefferies. See "Risk Factors -- Substantial Amount of Shares Eligible For Future Sale; Potential Adverse Effect on Market Price of Common Stock."

    Certain of the Underwriters and selling group members that currently act as market makers for the Common Stock may engage in "passive market making" in the Common Stock on the Nasdaq Stock Market in accordance with Rule 10b-6A under the Exchange Act. Rule 10b-6A permits, upon the satisfaction of certain conditions, underwriters and selling group members participating in a distribution that are also market makers in the security being distributed to engage in limited market making transactions during the period when Rule 10b-6 under the Exchange Act would otherwise prohibit such activity. Rule 10b-6A prohibits underwriters and selling group members engaged in passive market making generally from entering a bid or effecting a purchase at a price that exceeds the highest bid for those securities on the Nasdaq Stock Market by a market maker that is not participating in the distribution. Under Rule 10b-6A each underwriter or selling group member engaged in passive market making is subject to a daily net purchase limitation equal to 30% of such entity's average daily trading volume during the two full consecutive calendar months immediately preceding the date of the filing of the registration statement under the Securities Act pertaining to the security to be distributed.

OTHER MATTERS RELATING TO HAMPSHIRE

    Hampshire acted as the placement agent in connection with the 1995 Unit Private Placement and received a $539,482 commission and reimbursement of certain expenses in connection with such offering. As of August 31, 1996, persons associated with Hampshire or related thereto own an aggregate of $175,000 principal amount of the notes and warrants to purchase up to 105,000 shares of Common Stock.

    Hampshire acted as representative of the underwriters in connection with the IPO and received commissions of approximately $3,128,000 and reimbursement of certain expenses in connection with the offering, as well as a 2% non-accountable expense allowance and warrants to purchase an aggregate of 327,500 shares of Common Stock at an exercise price of $16.50 per share.

    In connection with the IPO, the Company agreed that, for the three year period commencing on February 22, 1996, Hampshire has the right to appoint a designee as an observer at all meetings of the Company's Board of Directors. This designee has the right to attend all meetings of the Board of Directors and shall be entitled to receive reimbursement for all out-of-pocket expenses of attendance at such meetings. In addition, such designee shall be indemnified and insured to the same extent as the Company's directors. The shares of Common Stock issuable upon exercise of the warrant which Hampshire received in connection with the IPO are registered in the Concurrent Offering.

                                 LEGAL MATTERS

    Certain legal matters will be passed upon for the Company by Shereff, Friedman, Hoffman & Goodman, LLP, New York, New York, and for the Underwriters by Fulbright & Jaworski L.L.P., New York, New York. Certain regulatory legal matters will be passed upon for the Company by Arent Fox Kintner Plotkin & Kahn, Washington, D.C. Mr. Nussbaum, a Director of the Company, is a member of Shereff, Friedman, Hoffman & Goodman, LLP, New York, New York. See "Principal Stockholders" and "Certain Relationships and Related Party Transactions."

                                    EXPERTS

    The financial statements included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                             AVAILABLE INFORMATION

    The Company is subject to the information requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza Building, 450 Fifth Street, N.W., Washington, DC 20549, or at the Commission's regional offices:
Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, 13th Floor, New York, New York 19948. The Common Stock is traded on the Nasdaq National Market.

    The Company has filed with the Commission a Registration Statement on Form S-1 under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and such Common Stock, reference is made to such Registration Statement and exhibits. A copy of the Registration Statement on file with the Commission may be obtained from the Commission's principal office in Washington, D.C., upon payment of the fees prescribed by the Commission.

    Copies of the Registration Statement may be obtained from the Commission at its principal office upon payment of prescribed fees. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, where the contract or other document has been filed as an exhibit to the Registration Statement, each such statement is qualified in all respects by reference to the applicable document filed with the Commission. The Registration Statement of which this Prospectus forms a part has been filed electronically through the Commission's Electronic Data Gathering Analysis and Retrieval System and may be obtained through the Commission's website on the Internet (http://www.sec.gov).

                                 ULTRAFEM, INC.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
Independent Auditors' Report...............................................................................     F-2
Balance Sheets.............................................................................................     F-3
Statements of Operations...................................................................................     F-4
Statements of Stockholders' (Deficiency) Equity............................................................     F-5
Statements of Cash Flows...................................................................................     F-6
Notes to Financial Statements..............................................................................     F-8

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and
Stockholders of
Ultrafem, Inc.:

    We have audited the accompanying balance sheets of Ultrafem, Inc. (the "Company") as of June 30, 1996 and 1995, and the related statements of operations, stockholders' (deficiency) equity, and cash flows for each of the three years in the period ended June 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1996, in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

New York, New York
August 12, 1996 (August 27, 1996 as to Note 7)

                                 ULTRAFEM, INC.
                                 BALANCE SHEETS

                                                                            JUNE 30,               SEPTEMBER 30,
                                                                --------------------------------  ---------------
                                                                     1995             1996             1996
                                                                ---------------  ---------------  ---------------
                                                                                                    (UNAUDITED)

                                             ASSETS
Current Assets:
  Cash and cash equivalents...................................  $        73,390  $    24,510,071  $    16,663,098
  Accounts receivable.........................................               --               --          157,806
  Inventory...................................................               --          266,951        1,176,443
  Prepaid marketing and other current assets..................           10,714          609,503        1,568,333
                                                                ---------------  ---------------  ---------------
      Total Current Assets....................................           84,104       25,386,525       19,565,680
Property and equipment -- net.................................          302,719        2,875,153        5,704,695
Other assets -- net...........................................          380,136        1,146,258        1,496,257
                                                                ---------------  ---------------  ---------------
      Total Assets............................................  $       766,959  $    29,407,936  $    26,766,632
                                                                ---------------  ---------------  ---------------
                                                                ---------------  ---------------  ---------------

                       LIABILITIES AND STOCKHOLDERS' (DEFICIENCY) EQUITY
Current Liabilities:
  Short-term debt.............................................  $       530,549  $            --  $            --
  Current portion -- long-term debt...........................          293,389        3,442,013        3,208,888
  Accounts payable............................................          327,881          893,548        1,710,811
  Accrued interest............................................          638,315          724,932          762,541
  Accrued salaries............................................          391,534        1,426,093        1,662,363
  Other accrued liabilities...................................          564,578          937,406        1,848,967
                                                                ---------------  ---------------  ---------------
      Total Current Liabilities...............................        2,746,246        7,423,992        9,193,570
Long-term debt................................................        4,032,493          700,000          700,000
                                                                ---------------  ---------------  ---------------
      Total Liabilities.......................................        6,778,739        8,123,992        9,893,570
                                                                ---------------  ---------------  ---------------
Stockholders' (Deficiency) Equity:
  Preferred stock, $.001 par value -- authorized, 5,000,000
    shares $8 cumulative Convertible Series A: issued and
    outstanding 6,532.5 and 1,121.25 shares stated at
    liquidation preference of $653,250 and $112,125,
    respectively..............................................          653,250          112,125               --
  Common Stock, $.001 par value -- authorized 20,000,000
    shares; outstanding 1,389,412, 5,737,241 and 5,889,651
    shares, respectively (stated at)..........................            5,558            9,905           10,058
  Additional paid-in capital..................................        4,555,215       42,207,697       43,366,219
  Deficit.....................................................      (11,225,803)     (21,045,783)     (26,503,215)
                                                                ---------------  ---------------  ---------------
      Total Stockholders' (Deficiency) Equity.................       (6,011,780)      21,283,944       16,873,062
                                                                ---------------  ---------------  ---------------
      Total Liabilities and Stockholders' (Deficiency)
       Equity.................................................  $       766,959  $    29,407,936  $    26,766,632
                                                                ---------------  ---------------  ---------------
                                                                ---------------  ---------------  ---------------

                       See notes to financial statements.

                                 ULTRAFEM, INC.
                            STATEMENTS OF OPERATIONS

                                                                                          THREE MONTHS ENDED
                                                    YEAR ENDED JUNE 30,                     SEPTEMBER 30,
                                        -------------------------------------------  ----------------------------
                                            1994           1995           1996           1995           1996
                                        -------------  -------------  -------------  -------------  -------------

                                                                                             (UNAUDITED)

Net sales.............................  $    --        $    --        $    --        $    --        $     192,540

Cost and Expenses:
  Cost of sales (exclusive of
   depreciation)......................       --             --             --             --        $     358,377
  Marketing, sales and distribution...       --              123,531      2,406,277        345,416      2,921,392
  Research and development............        452,552        181,475      1,403,557         70,616        394,778
  General and administrative..........      1,387,784      1,444,911      5,095,261        597,529      1,924,557
  Depreciation and amortization.......        126,872        166,533        738,883         78,182        213,355
                                        -------------  -------------  -------------  -------------  -------------
Loss from operations..................      1,967,208      1,916,450      9,643,978      1,091,743      5,619,919
Interest income.......................       --             --             (489,379)        (2,820)      (285,345)
Interest expense......................        336,732        464,615        665,381        168,160        122,858
                                        -------------  -------------  -------------  -------------  -------------
Net loss..............................  $   2,303,940  $   2,381,065  $   9,819,980  $   1,257,083  $   5,457,432
                                        -------------  -------------  -------------  -------------  -------------
                                        -------------  -------------  -------------  -------------  -------------
Net loss per share....................  $        0.87  $        0.87  $        2.74  $        0.49  $        0.94
                                        -------------  -------------  -------------  -------------  -------------
                                        -------------  -------------  -------------  -------------  -------------
Weighted average number of common
 shares and equivalents outstanding...      2,658,214      2,698,152      3,529,494      2,502,626      5,827,622
                                        -------------  -------------  -------------  -------------  -------------
                                        -------------  -------------  -------------  -------------  -------------

                       See notes to financial statements.

                                 ULTRAFEM, INC.
                STATEMENTS OF STOCKHOLDERS' (DEFICIENCY) EQUITY

                                                           PREFERRED
                                                             STOCK          COMMON STOCK         ADDITIONAL
                                                          CONVERTIBLE  -----------------------     PAID-IN
                                                           SERIES A       SHARES      AMOUNT       CAPITAL       (DEFICIT)
                                                          -----------  ------------  ---------  -------------  --------------
BALANCE, JUNE 30, 1993..................................                  1,312,812  $   5,251  $   3,961,752  $   (6,540,798)
  Issuance of stock for consulting services (valued at
   $8.00 per share).....................................                      1,500          6         11,994        --
  Issuance of options and warrants (valued at $0.23529
   per option and warrant)..............................                    --          --            132,021        --
  Net loss..............................................                    --          --           --            (2,303,940)
                                                          -----------  ------------  ---------  -------------  --------------
BALANCE, JUNE 30, 1994..................................                  1,314,312      5,257      4,105,767      (8,844,738)
  Sales of stock ($8.00 per share) net of costs of
   $74,720..............................................                     28,125        113        150,167        --
  Issuance of stock warrants ($0.23529 per warrant).....                    --          --             28,000        --
  Issuance of stock for consulting and other services
   (valued at $8.00 to $15.66 per share)................                     30,100        120        221,660        --
  Conversion of convertible debt........................                     16,875         68        134,932        --
  Sales of Series A Preferred Stock ($100 per share) net
   of costs of $100,505.................................  $   653,250       --          --           (100,505)       --
  Issuance of options and warrants (valued at $0.23529
   per option and warrant)..............................      --            --          --             15,194        --
  Net loss..............................................      --            --          --           --            (2,381,065)
                                                          -----------  ------------  ---------  -------------  --------------
BALANCE, JUNE 30, 1995..................................      653,250     1,389,412      5,558      4,555,215     (11,225,803)
  Sales of stock ($10.00 per share) net of costs of
   $5,014,389...........................................      --          3,910,000      3,910     34,081,701        --
  Exercise of stock options and warrants................      --            298,104        298      1,869,224        --
  Sale of warrants......................................      --            --          --                527        --
  Issuance of options and warrants......................      --            --          --            945,044        --
  Conversion of preferred stock to common stock ($5.00
   per share)...........................................     (541,125)      108,225        108        541,017        --
  Conversion of convertible debt ($5.00 to $10.00 per
   share)...............................................      --             31,500         31        214,969        --
  Net loss..............................................      --            --          --           --            (9,819,980)
                                                          -----------  ------------  ---------  -------------  --------------
BALANCE, JUNE 30, 1996..................................      112,125     5,737,241      9,905     42,207,697     (21,045,783)
  Exercise of stock options and warrants................      --            116,960        118        578,432        --
  Issuance of warrants ($10.00 per share)...............      --            --          --            337,500        --
  Issuance of stock.....................................      --                 25     --                500        --
  Conversion of preferred stock to common stock
   ($5.00 per share)....................................     (112,125)       22,425         22        112,103        --
  Conversion of convertible debt
   ($10.00 per share)...................................      --             13,000         13        129,987
  Net loss..............................................                                                           (5,457,432)
                                                          -----------  ------------  ---------  -------------  --------------
BALANCE, SEPTEMBER 30, 1996
 (unaudited)............................................  $   --       $  5,889,651  $  10,058  $  43,366,219  $  (26,503,215)
                                                          -----------  ------------  ---------  -------------  --------------
                                                          -----------  ------------  ---------  -------------  --------------


                                                              TOTAL
                                                          -------------
BALANCE, JUNE 30, 1993..................................  $  (2,573,795)
  Issuance of stock for consulting services (valued at
   $8.00 per share).....................................         12,000
  Issuance of options and warrants (valued at $0.23529
   per option and warrant)..............................        132,021
  Net loss..............................................     (2,303,940)
                                                          -------------
BALANCE, JUNE 30, 1994..................................     (4,733,714)
  Sales of stock ($8.00 per share) net of costs of
   $74,720..............................................        150,280
  Issuance of stock warrants ($0.23529 per warrant).....         28,000
  Issuance of stock for consulting and other services
   (valued at $8.00 to $15.66 per share)................        221,780
  Conversion of convertible debt........................        135,000
  Sales of Series A Preferred Stock ($100 per share) net
   of costs of $100,505.................................        552,745
  Issuance of options and warrants (valued at $0.23529
   per option and warrant)..............................         15,194
  Net loss..............................................     (2,381,065)
                                                          -------------
BALANCE, JUNE 30, 1995..................................     (6,011,780)
  Sales of stock ($10.00 per share) net of costs of
   $5,014,389...........................................     34,085,611
  Exercise of stock options and warrants................      1,869,522
  Sale of warrants......................................            527
  Issuance of options and warrants......................        945,044
  Conversion of preferred stock to common stock ($5.00
   per share)...........................................       --
  Conversion of convertible debt ($5.00 to $10.00 per
   share)...............................................        215,000
  Net loss..............................................     (9,819,980)
                                                          -------------
BALANCE, JUNE 30, 1996..................................     21,283,944
  Exercise of stock options and warrants................        578,550
  Issuance of warrants ($10.00 per share)...............        337,500
  Issuance of stock.....................................            500
  Conversion of preferred stock to common stock
   ($5.00 per share)....................................       --
  Conversion of convertible debt
   ($10.00 per share)...................................        130,000
  Net loss..............................................     (5,457,432)
                                                          -------------
BALANCE, SEPTEMBER 30, 1996
 (unaudited)............................................  $  16,873,062
                                                          -------------
                                                          -------------

                       See notes to financial statements.

                                 ULTRAFEM, INC.
                            STATEMENTS OF CASH FLOWS

                                                                                                  THREE MONTHS ENDED
                                                            YEAR ENDED JUNE 30,                     SEPTEMBER 30,
                                                 ------------------------------------------  ----------------------------
                                                     1994          1995           1996           1995           1996
                                                 ------------  ------------  --------------  ------------  --------------
                                                                                                     (UNAUDITED)

Cash flows from operating activities:
  Net loss.....................................  $ (2,303,940) $ (2,381,065) $   (9,819,980) $ (1,257,083) $   (5,457,432)
    Adjustments to reconcile net loss to net
     cash used in operating activities:
      Depreciation.............................        61,542        62,996          79,184        15,847         109,284
      Amortization of debt issuance,
       consulting, licensing and
       patent costs............................        65,320       103,535         659,699        62,335         104,071
      Amortization of debt discount............        43,578        43,480        --             --             --
      Loss on disposal of equipment............       --            --             --             --                7,724
      Non-cash officers compensation...........       --            --            1,411,871        38,463         192,970
      Non-employee stock based compensation....        12,000       221,780         385,044       --             --
      Non-employee stock based claim
       settlement..............................       --            --             --             --              338,000
      Other non-cash items.....................        44,964        15,194        --             --             --
      Changes in operating assets and
       liabilities.............................       311,993     1,103,808        (291,271)     (185,745)       (745,925)
                                                 ------------  ------------  --------------  ------------  --------------
        Net Cash Used in Operating
         Activities............................    (1,764,543)     (830,272)     (7,575,453)   (1,326,183)     (5,451,308)
                                                 ------------  ------------  --------------  ------------  --------------
Cash flows from investing activities:
  Purchase of and deposits on property and
   equipment...................................       (23,667)       (3,028)     (2,651,618)      --           (2,946,550)
  Proceeds from sale of equipment..............       --            --             --             --             --
                                                 ------------  ------------  --------------  ------------  --------------
        Net Cash Used in Investing
         Activities............................       (23,667)       (3,028)     (2,651,618)      --           (2,946,550)
                                                 ------------  ------------  --------------  ------------  --------------
Cash flows from financing activities:
  Proceeds from secured notes..................     1,850,000       --             --             --             --
  Proceeds from issuance of subordinated
   convertible debentures......................       --            225,000        --             --             --
  Proceeds from sale of convertible
   debentures..................................       --            --            2,125,000     2,125,000        --
  Proceeds from notes payable..................       --            135,000       2,227,870     2,127,870        --
  Proceeds from sale of preferred stock (net of
   related expenses)...........................       --            552,745        --             --             --
  Proceeds from sale of common stock (net of
   related expenses)...........................       --            150,280      34,085,611       --             --
  Proceeds from sale of options and warrants...       --             28,000             527       --             --
  Proceeds from exercise of stock options and
   warrants....................................       --            --            1,794,054       --              654,010
  Repayment of borrowings......................       (30,000)      (84,800)     (4,852,287)     (614,155)       (103,125)
  Debt issue costs.............................       (31,500)     (110,025)       (717,023)     (719,662)       --
                                                 ------------  ------------  --------------  ------------  --------------
        Net Cash Provided by Financing
         Activities............................     1,788,500       896,200      34,663,752     2,919,053         550,885
                                                 ------------  ------------  --------------  ------------  --------------
  Net increase (decrease) in cash..............           290        62,900      24,436,681     1,592,870      (7,846,973)
                                                 ------------  ------------  --------------  ------------  --------------
  Cash and cash equivalents, beginning of
   period......................................        10,200        10,490          73,390        73,390      24,510,071
                                                 ------------  ------------  --------------  ------------  --------------
  Cash and cash equivalents, end of period.....  $     10,490  $     73,390  $   24,510,071  $  1,666,260  $   16,663,098
                                                 ------------  ------------  --------------  ------------  --------------
                                                 ------------  ------------  --------------  ------------  --------------

                                                        (Continued on next page)

                       See notes to financial statements.

                                 ULTRAFEM, INC.
                            STATEMENTS OF CASH FLOWS
                                  (CONTINUED)

                                                                                                  THREE MONTHS ENDED
                                                            YEAR ENDED JUNE 30,                     SEPTEMBER 30,
                                                 ------------------------------------------  ----------------------------
                                                     1994          1995           1996           1995           1996
                                                 ------------  ------------  --------------  ------------  --------------
                                                                                                     (UNAUDITED)
 Changes in operating assets and liabilities
  consist of:
    (Increase) in accounts receivable.....  $    --       $    --       $    --        $   --      $   (157,806)
    (Increase) in inventory...............       --            --            (266,951)     --          (909,492)
    (Increase) decrease in prepaid
     marketing and other current assets...        51,696        (2,841)      (523,322)    (71,133)   (1,034,290)
    (Increase) in other assets............       (56,379)     (151,272)      (233,798)   (112,461)     (454,070)
    Increase in accounts payable..........        97,388       937,594        650,667      92,221       817,263
    Increase (decrease) in accrued
     liabilities..........................       219,288       320,327         82,133     (94,372)      992,470
                                            ------------  ------------  -------------  ----------  ------------
                                            $    311,993  $  1,103,808  $    (291,271) $ (185,745) $   (745,925)
                                            ------------  ------------  -------------  ----------  ------------
                                            ------------  ------------  -------------  ----------  ------------
  Supplementary Information:
    Cash paid during the year for:
      Interest............................  $    178,170  $        955  $     578,764  $  250,415  $     77,754
                                            ------------  ------------  -------------  ----------  ------------
                                            ------------  ------------  -------------  ----------  ------------
      Taxes...............................  $      1,348  $      1,271  $       4,094  $   --      $    --
                                            ------------  ------------  -------------  ----------  ------------
                                            ------------  ------------  -------------  ----------  ------------
  Non-cash financing activities:
    Conversion of accounts payable and
     accrued liabilities to long-term
     debt.................................  $    373,555  $  1,586,666  $    --        $   --      $    --
                                            ------------  ------------  -------------  ----------  ------------
                                            ------------  ------------  -------------  ----------  ------------
    Conversion of notes payable to common
     stock................................  $    --       $    135,000  $    --        $   --      $    130,000
                                            ------------  ------------  -------------  ----------  ------------
                                            ------------  ------------  -------------  ----------  ------------
    Issuance of warrants in connection
     with debt offering...................  $     87,057  $    --       $    --        $   --      $    --
                                            ------------  ------------  -------------  ----------  ------------
                                            ------------  ------------  -------------  ----------  ------------
    Conversion of secured notes and notes
     payable to convertible debentures....  $    --       $    --       $     850,000  $  850,000  $    --
                                            ------------  ------------  -------------  ----------  ------------
                                            ------------  ------------  -------------  ----------  ------------
    Conversion of secured notes to notes
     payable..............................  $    --       $    --       $     850,000  $  850,000  $    --
                                            ------------  ------------  -------------  ----------  ------------
                                            ------------  ------------  -------------  ----------  ------------
    Conversion of convertible debt to
     common stock.........................  $    --       $    --       $     215,000  $   --      $    --
                                            ------------  ------------  -------------  ----------  ------------
                                            ------------  ------------  -------------  ----------  ------------
    Conversion of accounts payable to
     warrants.............................  $    --       $    --       $      85,000  $   --      $    --
                                            ------------  ------------  -------------  ----------  ------------
                                            ------------  ------------  -------------  ----------  ------------
    Issuance of below market value options
     and warrants in connection with
     professional services, licensing and
     consulting agreements................  $    --       $    --       $     860,044  $   --      $    338,000
                                            ------------  ------------  -------------  ----------  ------------
                                            ------------  ------------  -------------  ----------  ------------
    Conversion of preferred stock to
     common stock.........................  $    --       $    --       $     541,125  $   --      $    112,125
                                            ------------  ------------  -------------  ----------  ------------
                                            ------------  ------------  -------------  ----------  ------------
    Amounts receivable from the issuance
     of common stock......................  $    --       $    --       $      75,467  $   --      $    --
                                            ------------  ------------  -------------  ----------  ------------
                                            ------------  ------------  -------------  ----------  ------------

                       See notes to financial statements.

                                 ULTRAFEM, INC.
                         NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED JUNE 30, 1996, 1995 AND 1994
           (INFORMATION FOR SEPTEMBER 30, 1996 AND 1995 IS UNAUDITED)

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
    ORGANIZATION -- Ultrafem, Inc. (the "Company") was incorporated under the laws of the State of Delaware on March 22, 1990 and is engaged in the manufacturing and sale of its proprietary feminine protection product. At June 30, 1996, principal operations had commenced and during August 1996 the Company began selling its product INSTEAD-TM-; accordingly, the Company is no longer considered a development stage enterprise as it was through June 30, 1996. There is no assurance that commercially successful products will be developed nor that the Company will achieve a profitable level of operations.

    USE OF ESTIMATES -- The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    CASH AND CASH EQUIVALENTS -- Cash equivalents include short-term investments principally in commercial paper with an original maturity of three months or less when purchased.

    CONCENTRATION OF CREDIT RISK -- The Company places its temporary cash investments and investments with high credit quality financial institutions and by policy, limits the amount of credit exposure with any one financial institution.

    INVENTORY -- Inventories are stated at the lower of cost (first-in, first-out) or market.

    PROPERTY AND EQUIPMENT -- Property and equipment are stated at cost less accumulated depreciation. Depreciation is recorded using the straight-line method over the estimated useful lives of the assets which are between 3 and 10 years.

    LICENSING COSTS -- Licensing costs are amortized over the life of the license, which is ten years, using the straight-line method. Royalties based on units sold will be expensed as incurred.

    DEBT ISSUANCE COSTS -- Debt issuance costs in connection with various debt agreements are amortized over the lives of the promissory notes issued in connection with such agreements.

    DEBT DISCOUNT -- Debt discount in connection with the issuance of debt with stock purchase warrants are amortized over the life of the related obligation and is included in interest expense in the accompanying statements of operations.

    PATENT COSTS -- Patent costs are stated at cost less accumulated amortization. Patent costs are amortized using the straight-line method over the 17-year life of the patent when obtained, or expensed if not obtained. The carrying value of intangible assets are periodically reviewed by the Company to ensure that impairments are recognized when the future operating cash flows expected to be derived from such intangible assets are less than their carrying value.

    STOCK OFFERING COSTS -- Costs incurred in connection with the sale of the Company's equity securities are recorded as a reduction of the proceeds when received. Costs incurred prior to the receipt of proceeds from the sale of the Company's equity securities are capitalized until the proceeds are received or expensed if such sale is not consummated.

    RESEARCH AND DEVELOPMENT COSTS -- Research and development costs are expensed as incurred.

    MARKETING COSTS -- Marketing costs are expensed the first time the advertisement or promotion takes place.

                                 ULTRAFEM, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    YEARS ENDED JUNE 30, 1996, 1995 AND 1994
           (INFORMATION FOR SEPTEMBER 30, 1996 AND 1995 IS UNAUDITED)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) REVENUE RECOGNITION -- Revenue is recognized upon shipment of merchandise.

    REVERSE STOCK SPLIT -- Effective July 28, 1995, the stockholders of the Company approved a one-for-four reverse split of its common stock. All references in the accompanying financial statements to the number of shares and per share amounts have been retroactively restated to reflect this transaction.

    LONG-LIVED ASSETS -- The Financial Accounting Standards Board issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of," which is effective for fiscal years beginning after December 15, 1995. The Company does not expect the effect on its financial condition and results of operations from the adoption of this statement to be material.

    RECENTLY ISSUED ACCOUNTING STANDARD -- In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation" which is effective for the Company beginning July 1, 1996. The standard encourages, but does not require, companies to recognize compensation expense of grants for stock, stock options and other equity instruments to employees based on fair value accounting rules. SFAS No. 123 requires companies that choose not to adopt the new fair value accounting rules to disclose pro forma net income and earnings per share under the new method. The Company will continue to apply APB opinion No. 25 to its stock based compensation awards to employees and will disclose the required pro forma effect on net income and earnings per share in its annual financial statements.

    LOSS PER COMMON AND COMMON EQUIVALENT SHARE -- Loss per common and common equivalent share for the years ended June 30, 1996, 1995 and 1994 and for the three months ended September 30, 1996 and 1995 was computed using the weighted average number of common shares outstanding during each period. The weighted average number of common shares outstanding during the first half of fiscal year 1996 (including the three months ended September 30, 1995), and during fiscal years 1995 and 1994 includes incremental shares for the common stock, warrants and other potentially dilutive securities issued and options granted to purchase common stock which were issued within one year prior to the effective date of the Company's initial public offering (the "Incremental Shares"). Such Incremental Shares were determined utilizing the treasury stock method. The effect of the assumed exercise of stock options which were issued in periods prior to the one-year period previously mentioned and the effect of the assumed conversion of the convertible preferred stock are not included for 1995 and 1994 because their effect is antidilutive. Loss per common share assuming full dilution is not presented because such calculation is antidilutive.

    RECLASSIFICATIONS -- Certain reclassifications have been made to prior year balances in order to conform with the current year presentation.

    UNAUDITED QUARTERLY FINANCIAL INFORMATION -- In the opinion of management, the Company's unaudited financial statements contain all adjustments (consisting of normal and recurring adjustments), necessary for a fair presentaion of the Company's financial position and results of operations at such dates and for such periods.

2.  FAIR VALUE OF FINANCIAL INSTRUMENTS
    At September 30, 1996, the fair values of cash, cash equivalents, non-convertible short-term debt and current portion of long-term debt, accounts payable, accrued interest, accrued salaries and other accrued liabilities approximated their carrying values because of the short-term nature of these instruments. The estimated fair values of the convertible debt subject to fair value disclosures was

                                 ULTRAFEM, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    YEARS ENDED JUNE 30, 1996, 1995 AND 1994
           (INFORMATION FOR SEPTEMBER 30, 1996 AND 1995 IS UNAUDITED)

2. FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED) determined by reference to the quoted market price of the Company's Common Stock at September 30, 1996, multiplied by the number of common shares the debt is convertible into, and the related carrying amounts at September 30, 1996 are as follows:

                                                   CARRYING          FAIR
                                                     VALUE          VALUE
                                                 -------------  --------------
Convertible Debt...............................  $   3,727,432  $   16,886,869
                                                 -------------  --------------
                                                 -------------  --------------

3.  INVENTORY
    Inventory consists of the following:

                                                             JUNE 30,            SEPTEMBER 30,
                                                   ----------------------------  -------------
                                                       1995           1996           1996
                                                   -------------  -------------  -------------
Raw materials....................................  $    --        $     258,919   $   499,014
Work-in-process..................................       --             --              40,985
Finished goods...................................       --                8,032       636,444
                                                   -------------  -------------  -------------
                                                   $    --        $     266,951   $ 1,176,443
                                                   -------------  -------------  -------------
                                                   -------------  -------------  -------------

4.  PROPERTY AND EQUIPMENT
    Property and equipment consists of the following:

                                                             JUNE 30,            SEPTEMBER 30,
                                                   ----------------------------  -------------
                                                       1995           1996           1996
                                                   -------------  -------------  -------------
Machinery and equipment..........................  $     392,049  $   1,480,205   $ 1,516,896
Office furniture and equipment...................         52,082        105,096       138,551
Laboratory equipment.............................         49,766         49,766        48,691
Leasehold improvements...........................            762        439,172       472,521
Computer equipment...............................       --              267,970       309,994
Construction in progress.........................       --              804,068     3,583,278
                                                   -------------  -------------  -------------
                                                         494,659      3,146,277     6,069,931
Less accumulated depreciation and amortization...       (191,940)      (271,124)     (365,236)
                                                   -------------  -------------  -------------
                                                   $     302,719  $   2,875,153   $ 5,704,695
                                                   -------------  -------------  -------------
                                                   -------------  -------------  -------------

                                 ULTRAFEM, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    YEARS ENDED JUNE 30, 1996, 1995 AND 1994
           (INFORMATION FOR SEPTEMBER 30, 1996 AND 1995 IS UNAUDITED)

5.  OTHER ASSETS
    Other assets consist of the following:

                                                             JUNE 30,            SEPTEMBER 30,
                                                   ----------------------------  -------------
                                                       1995           1996           1996
                                                   -------------  -------------  -------------
Patent and trademark costs.......................  $     164,632  $     222,493   $   259,846
Debt issuance costs..............................        232,817        971,490       971,490
Deferred debt and warrant offering costs.........        137,273       --             --
Deferred second offering costs...................       --               70,000       458,744
Consulting agreement.............................       --              275,000       275,000
Licensing agreements.............................       --              400,000       400,000
Security deposits................................         14,270         35,830        63,803
                                                   -------------  -------------  -------------
                                                         548,992      1,974,813     2,428,883
Less accumulated amortization....................       (168,856)      (828,555)     (932,626)
                                                   -------------  -------------  -------------
                                                   $     380,136  $   1,146,258   $ 1,496,257
                                                   -------------  -------------  -------------
                                                   -------------  -------------  -------------

6.  DEBT

    Short-term debt consists of the following:

                                                                  SEPTEMBER
                                                JUNE 30,             30,
                                         ----------------------  -----------
                                            1995        1996        1996
                                         ----------  ----------  -----------
Unsecured demand notes to former
 officers, interest at 6% per year
 (b)...................................  $  206,010  $   --       $  --
Unsecured note to Johns Hopkins
 University, due March, 1995, interest
 at 7.5% per year (c)..................     324,539      --          --
                                         ----------  ----------  -----------
                                         $  530,549  $   --       $  --
                                         ----------  ----------  -----------
                                         ----------  ----------  -----------

                                 ULTRAFEM, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    YEARS ENDED JUNE 30, 1996, 1995 AND 1994
           (INFORMATION FOR SEPTEMBER 30, 1996 AND 1995 IS UNAUDITED)

6.  DEBT (CONTINUED)
    Long-term debt consists of the following:

                                                             JUNE 30,            SEPTEMBER 30,
                                                   ----------------------------  -------------
                                                       1995           1996           1996
                                                   -------------  -------------  -------------
Unsecured notes, due June, 1995, interest at 10%
 per year (a)....................................  $   1,850,000  $    --         $   --
Unsecured convertible notes, due April, 1997
 interest at 10% per
 year (a)........................................       --            2,875,000     2,875,000
Convertible debentures, due December, 1998 to
 October, 1999, interest compounded annually at
 10.5% per year (f)..............................        700,000        700,000       700,000
Unsecured notes to former officers, due December,
 1995 to December, 1996, interest at 6% or 10%
 per year (b)....................................        476,680        221,033       117,908
Unsecured notes to officer/shareholder, due
 September, 1996, interest at 10% per year (b)...        313,543       --             --
Unsecured notes to trade and other creditors, due
 October, 1996 to March, 1997, interest at 9% or
 10% per year (d)................................        588,227         63,548        63,548
Subordinated convertible debentures, due on
 demand or due August, 1996 to November, 1996,
 interest at 10% per year (e)....................        397,432        282,432       152,432
                                                   -------------  -------------  -------------
                                                       4,325,882      4,142,013     3,908,888
Less current maturities..........................       (293,389)    (3,442,013)   (3,208,888)
                                                   -------------  -------------  -------------
                                                   $   4,032,493  $     700,000   $   700,000
                                                   -------------  -------------  -------------
                                                   -------------  -------------  -------------

    Annual maturities on long-term debt as of June 30, 1996 during the next five years are:

                                                                                    PERIOD
                                                                                     ENDED
                                                                                   JUNE 30,
                                                                                 -------------
1997...........................................................................  $   3,442,013
1998...........................................................................       --
1999...........................................................................        350,000
2000...........................................................................        350,000
2001...........................................................................       --
                                                                                 -------------
                                                                                 $   4,142,013
                                                                                 -------------
                                                                                 -------------

------------------------
(a) During June, 1995, the Company entered into an Agreement with an investment banking firm, Hampshire Securities Corporation ("Hampshire") for the private placement of securities, which closed during July, 1995 and September, 1995 (the "1995 Unit Private Placement"), in which the Company raised $5,950,000 through the sale of Units. Each "Unit" consisted of one $50,000 non-convertible promissory note bearing interest at 10% per annum (the "Non-Convertible Notes"),

                                 ULTRAFEM, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    YEARS ENDED JUNE 30, 1996, 1995 AND 1994
           (INFORMATION FOR SEPTEMBER 30, 1996 AND 1995 IS UNAUDITED)

6.  DEBT (CONTINUED)
    one $50,000 convertible promissory note bearing interest at 10% per annum and which is convertible into shares of Common Stock at a conversion price per share equal to $5.00 (the "Convertible Notes"), one Class A Warrant to purchase 10,000 shares of Common Stock at a purchase price per share equal to $5.00 and one Class B Warrant to purchase 10,000 shares of Common Stock at a purchase price per share equal to $12.50. Both Class A and Class B Warrants expire five years from the date of issuance. In June, 1996 a Convertible Note in the principal amount of $100,000 was converted into 20,000 shares of Common Stock. Certain holders of the Secured Notes which were issued in a 1993 private placement agreed to amend and restate their promissory notes and invest the principal amount of such notes in the amount of $1,650,000 in the 1995 Unit Private Placement. On July 28, 1995, the other Existing Investors were paid their principal and interest of $200,000 and $22,557, respectively, from the proceeds of the 1995 Unit Private Placement. In addition, through June 30, 1996, interest of $186,281 was paid related to the $1,650,000 Secured Notes. The Non-Convertible Notes in the amount of $2,975,000 plus interest in the amount of $162,319 was paid on February 27, 1996.

    Under the terms of the 1995 Unit Private Placement, because the holders of the $1,650,000 Secured Notes were not paid by December 31, 1995, they were issued additional warrants to purchase a maximum of 165,000 shares of Common Stock at an exercise price per share equal to $5.00. Holders of 350,000 existing warrants issued under the 1993 private placement, which are exercisable at an exercise price equal to $9 per share were extended for three years, as the holders of the warrants agreed not to dispose of the warrants or the underlying Common Stock prior to August 22, 1997. Hampshire was paid $539,482 in connection with the 1995 Unit Private Placement through September 25, 1995.

(b) Unsecured notes to former officers and an officer/stockholder of the Company represent loans made to the Company and accrued salaries which were converted to promissory notes. Of such unsecured notes, principal in the amount of $725,199 plus interest in the amount of $116,039 was paid through June 30, 1996.

(c) As of June 30, 1995, the unsecured note was owed to The Johns Hopkins University ("Johns Hopkins") by the Company under the terms of a research and development agreement which expired June 30, 1993. $200,000 was paid on September 7, 1995 and $124,539 plus interest of $58,999 was paid on April 19, 1996.

(d) During October, 1994 and March, 1995, the Company issued to certain trade and other creditors unsecured notes in the principal amount of $588,227. Of such unsecured notes, principal in the amount of $524,679 plus interest in the amount of $24,260 was paid through September 30, 1996. As of June 30, 1996, June 30, 1995 and September 30, 1996 the Company owed a member of the Board of Directors and a principal of ReProtect, LLC ("ReProtect") $15,099, $30,198 and $15,099, respectively. During 1996, $15,099 of principal and $1,415 of interest was paid to this director. Additionally, two other principals of ReProtect were owed $44,698, $89,396 and $44,698 at June 30, 1996, June 30, 1995 and September 30, 1996, respectively. During 1996, $44,698 of principal and $4,188 of interest was paid to these two individuals.

(e) During October, 1994, the Company raised $450,000 through a private placement of units composed in the aggregate of (i) $225,000 in subordinated convertible debentures which accrues interest at 10% annually, maturing on August 31, 1996 and convertible into 22,500 shares of Common Stock at $10.00 per share, (ii) warrants, exercisable for a five-year period, to purchase 47,813 shares of Common Stock at $10.00 per share, and (iii) 28,125 shares of Common Stock at

                                 ULTRAFEM, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    YEARS ENDED JUNE 30, 1996, 1995 AND 1994
           (INFORMATION FOR SEPTEMBER 30, 1996 AND 1995 IS UNAUDITED)

6.  DEBT (CONTINUED)
    $8.00 per share. These shares of Common Stock, including those issuable upon the conversion of the debentures or the exercise of the warrants, were registered in a concurrent offering with the initial public offering. During June, 1996 through August, 1996 subordinated convertible debentures in the principal amount of $225,000 were converted into 22,500 shares of Common Stock.

    In October and November, 1994, the Company issued to certain trade creditors subordinated convertible debentures for a total principal amount of $172,432. Each such debenture has a two-year term, bears interest at 10% per annum and is convertible into Common Stock at $10.00 per share. During June, 1996, $20,000 was converted into 2,000 shares of Common Stock.

    During 1994, the Company borrowed a total of $135,000 from nine individuals, including four current Directors. The loans required payment of 10% interest per annum until maturity. Each lender was granted (i) the option of receiving, in lieu of the repayment of interest and principal, 1,875 shares of Common Stock at a price of $8.00 per share and (ii) warrants to purchase 375 shares of Common Stock at $10.00 per share for a five-year period expiring on June 30, 1999. As of June 30, 1995, all of the nine individuals have converted their loans into Common Stock.

(f) Between December, 1991 and October, 1992, the Company borrowed an aggregate of $700,000 from the Montana Board of Science and Technology Development evidenced by convertible debentures, of which $350,000 was borrowed to fund expenditures relating to the Company's facility in Montana. The convertible debentures are convertible into shares of Common Stock at $5.00 per share, with accrued interest being waived upon conversion.

   In January, 1996, the Company raised an additional $100,000 through a private placement to a single investor of a $100,000 non-convertible promissory note due the earlier of January 26, 1997 or the closing of the initial public offering, bearing interest at a rate of 10% per annum and a Class C Warrant to purchase 20,000 shares of Common Stock at an exercise price of $8.00 per share. The Class C Warrant is not exercisable until the first anniversary of the date of issuance and has a term of five years. The Company paid the entire principal amount of $100,000 plus interest of $877 on February 27, 1996.

7.  STOCK OPTIONS AND WARRANTS
    In October, 1990, the Board of Directors authorized the 1990 Stock Option Plan (the "1990 Plan") under which options to purchase up to 250,000 shares of the Common Stock may be granted to employees, officers, directors, consultants and advisors. In May, 1993, the number of shares covered was increased to 900,000 shares by resolution of the Board of Directors. The Board of Directors is authorized to set the exercise period, the number of shares subject to each option, the grantees receiving the options, and the exercise price at their best determination of fair market value.

    Options granted generally become exercisable over five years and expire ten years from the date of grant. The Plan also provides for the granting of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1954, as amended.

    On September 28, 1995, the Company adopted the 1995 Stock Option Plan for Non-Employee Directors, a non-qualified stock option plan (the "1995 Plan"). The 1995 Plan reserves for the issuance of up to 250,000 shares of the Common Stock pursuant to stock options to be granted to the Company's non-employee directors. Over a period of six months, each of the five non-employee directors was granted an option to purchase 15,000 shares of the Common Stock at fair market value ($8.00 and $14.50 per share). Such options become immediately exercisable with respect to one-third

                                 ULTRAFEM, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    YEARS ENDED JUNE 30, 1996, 1995 AND 1994
           (INFORMATION FOR SEPTEMBER 30, 1996 AND 1995 IS UNAUDITED)

7.  STOCK OPTIONS AND WARRANTS (CONTINUED)
of the shares of Common Stock (5,000 shares), the remaining 10,000 shares of Common Stock vest in equal annual installments over the next four years following the anniversary date of the initial grant. The options expire ten years from date of grant.

    The following summarizes the stock option transactions under the 1990 Plan for the years ended June 30, 1996, 1995, 1994 and the three months ended September 30, 1996:

                                                               NUMBER OF       PER SHARE
                                                                 SHARES       OPTION PRICE
                                                               ----------  ------------------
Outstanding at June 30, 1993.................................     432,000  $4.00 -- $ 8.00
  Granted....................................................       4,500  $8.00
  Canceled...................................................    (107,500) $8.00
Outstanding at June 30, 1994.................................     329,000  $4.00 -- $ 8.00
  Granted....................................................       3,750  $4.00
  Canceled...................................................     (24,556) $8.00
Outstanding at June 30, 1995.................................     308,194  $4.00 -- $ 8.00
  Granted....................................................     310,000  $6.00 -- $10.50
  Canceled...................................................      (5,000) $8.00
  Exercised..................................................      (8,591) $8.00
Outstanding at June 30, 1996.................................     604,603  $4.00 -- $10.50
  Exercised..................................................      (6,250) $4.00
Outstanding at September 30, 1996............................     598,353  $4.00 -- $10.50
Available for future grant September 30, 1996................     286,806
Exercisable at September 30, 1996............................     417,000  $4.00 -- $10.50

    A director and officers of the Company were issued options to purchase 624,862 shares of the Common Stock at $4.35 and $6.00 per share, resulting in compensation expenses of approximately $3,348,000 which are amortized over the remaining lives of their respective contracts. The expense for the year ended June 30, 1996 and for the three months ended September 30, 1996 and 1995 was $1,411,871, $192,970 and $38,463, respectively; accrued salaries as at June 30, 1996 and September 30, 1996 includes $1,411,871 and $1,604,841, respectively. Of these options, options to purchase 574,862 shares of Common Stock are not pursuant to either the 1990 Plan or the 1995 Plan. As of September 30, 1996, options to purchase 344,917 shares of Common Stock are exercisable by the officer/director of the Company.

    As of June 30, 1996, the Board of Directors authorized and granted options to purchase 479,125 shares of Common Stock at exercise prices of $4.00 to $8.00 per share, which vest over ten years. These options are not included in the 1990 Plan or the 1995 Plan. As of June 30, 1996, and September 30, 1996 options to purchase 76,625 and 6,250 shares of Common Stock, respectively, have been exercised respectively. Of these options, options to purchase 100,000 shares of Common Stock were issued at $6.00 per share resulting in capitalized licensing costs of $200,000 which will be amortized over the life of the research agreement which is ten years.

    The Company has warrants outstanding to purchase 2,665,187 shares of the Common Stock at exercise prices varying from $0.004 per share to $16.50 per share which generally vest over a three to five year period. Through September 30, 1996, warrants to purchase 343,806 shares of Common Stock with exercise prices ranging from $0.004 to $10.00 per share were exercised. On August 1, 1995, warrants to purchase 26,625 shares of Common Stock at exercise prices of $4.00 and $6.00 per share were exchanged for stock options. In April, 1996, the Company issued a five-year warrant to purchase

                                 ULTRAFEM, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    YEARS ENDED JUNE 30, 1996, 1995 AND 1994
           (INFORMATION FOR SEPTEMBER 30, 1996 AND 1995 IS UNAUDITED)

7.  STOCK OPTIONS AND WARRANTS (CONTINUED)
200,000 shares of Common Stock at an exercise price of $11.00 per share (which was below fair market value) in connection with the execution of a consulting agreement. This resulted in an additional $275,000 consulting expense which will be amortized over the three year term of the agreement. In June, 1996, the Company issued five year warrants to purchase 20,000 shares of Common Stock at an exercise price of $10.00 (which was below fair market value) in connection with legal services provided to the Company. This resulted in an additional $235,000 legal expense during the year ended June 30, 1996. On August 27, 1996 the Company issued five year warrants to purchase 30,000 shares of Common Stock at an exercise price of $10.00 per share (which was below fair market value) in connection with the settlement of a claim with certain individuals. This resulted in an additional expense of $337,500 during the three months ended September 30, 1996. The expenses referred to above were calculated as the excess of fair market value over the grant price.

8.  INCOME TAXES
    The Company has a net operating loss ("NOL") carryforward of approximately $26,503,000 for financial reporting purposes and approximately $12,500,000 for tax purposes with research and development credit carryforward of approximately $116,000 expiring in the years 2006 through 2010. The Company has not reflected any benefit of such net operating loss carryforward in the accompanying financial statements in accordance with Financial Accounting Standards Board Statement No. 109 as the realization of this deferred tax benefit is not more than likely. The NOL carryforward for tax purposes expires in the years 2006 through 2010. The difference between financial reporting and tax purposes results from the temporary difference caused by the capitalization of start-up expenditures for tax purposes as required by Internal Revenue Code Section 195.

    The Tax Reform Act of 1986 provided for a limitation on the use of NOL carryforwards, following certain ownership changes. As a result of transactions in the Company's stock during 1993 through 1996, a change of ownership of greater than 50%, as defined, may have occurred. Under such circumstances, the potential benefits from utilization of tax carryforward may be substantially limited or reduced on an annual basis.

9.  OTHER RELATED PARTY TRANSACTIONS AND AGREEMENTS
    During 1990, as part of the organization of the Company, the founder of the Company and a Senior Vice-President and Director received 526,250 shares of the Common Stock in exchange for assigning to the Company all pending patent applications, trademarks, copyrights, technology and similar rights associated with products relating to or evolving from the patent application filed by the Senior Vice-President and Director. In addition, under the terms of an employment agreement dated May 15, 1992, a royalty of $0.005 for each device sold, as defined, will be paid. At September 30, 1996, $3,754 has been accrued under this agreement.

    On July 29, 1994 and as amended August 1, 1995, the Company entered into an employment agreement with the President and Chief Executive Officer of the Company. Among other matters he will receive a royalty of $0.005 for each unit of feminine protection product sold and $0.01 for each unit sold for medical purposes. At September 30, 1996, $3,754 has been accrued under this agreement for the sale of units for feminine protection.

    A director and stockholder of the Company is the Chairman of the Executive Committee of an advertising agency used by the Company which was paid approximately $1,077,000, $1,758,000 and $60,000 during the year ended June 30, 1996 and during the three months ended September 30, 1996 and 1995, respectively. In addition, $560,000, $121,875 and $1,529,000 owed to such agency are included in accrued liabilities and accounts payable at June 30, 1996, June 30, 1995 and September 30,

                                 ULTRAFEM, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    YEARS ENDED JUNE 30, 1996, 1995 AND 1994
           (INFORMATION FOR SEPTEMBER 30, 1996 AND 1995 IS UNAUDITED)

9.  OTHER RELATED PARTY TRANSACTIONS AND AGREEMENTS (CONTINUED)
1996, respectively. In March, 1996, the Company issued a five year warrant to purchase 50,000 shares of Common Stock at an exercise price of $10.00 per share in repayment of $50,000 of fees owed to such agency, which were incurred in connection with the launch of INSTEAD-TM-. This resulted in an additional advertising expense of $118,500.

    In March, 1996, the Company issued a five year warrant to purchase 35,000 shares of Common Stock to an entity formed by the partners of Shereff, Friedman, Hoffman & Goodman, LLP, a law firm which provided legal services in connection with the Company's initial public offering. The warrant has an exercise price of $10.00 per share and was issued in repayment of $35,000 of legal fees which were incurred in connection with the initial public offering. This resulted in an additional legal expense of approximately $27,000 and a charge to additional paid-in capital of $56,000. A partner of the law firm was appointed to the Company's Board of Directors in April, 1996 and was issued five-year warrants to purchase 15,000 shares of Common Stock at $14.50 per share. The total amount of fees paid by the Company to such law firm was approximately $647,000, $30,000, $222,000 and $157,000 for the years ended June 30, 1996 and June 30, 1995 and for the three months ended September 30, 1996 and 1995, respectively. In addition, $95,000, $50,000 and $179,000 owed to the law firm is included in accrued liabilities at June 30, 1996, June 30, 1995 and September 30, 1996, respectively.

    The Company entered into a Research Agreement with Johns Hopkins commencing July 1, 1991, which expired June 30, 1993. The Company reached an agreement (the "ReProtect Agreement") with a company, ReProtect, formed by scientists (including a current director) who previously conducted research for the Company under this expired Research Agreement, to conduct research for the Company. The ReProtect Agreement is for a ten year term and provides that the Company will provide ReProtect $1 million annually for research after the IPO. The ReProtect Agreement provides the Company with an exclusive license for the use of the BufferGel Technology coupled with the SoftCup Technology, for which ReProtect received a one time payment of $100,000, a ten year option to purchase 225,000 shares of Common Stock, exercisable upon the attainment of certain milestones and will receive a royalty of $.01 per unit of the product sold. In addition, ReProtect granted the Company a ten year license for vaginal use of the BufferGel Technology without the SoftCup Technology, for which ReProtect received a one time payment of $100,000, options to purchase 175,000 shares of Common Stock, exercisable upon the attainment of certain milestones, and a royalty of either 5% or 3% (depending on whether a patent has been issued) of net sales of the BufferGel Technology (without the SoftCup Technology). The ReProtect Agreement contains the parties' agreement to negotiate in good faith to extend the term, as well as other customary provisions in agreements of this type, including provisions relating to early termination of the agreement under certain circumstances. Research and development expenditures pursuant to the above agreements amounted to approximately $626,500, $60,230, $356,000 and $250,000 for each of the years ended June 30, 1996, 1995, 1994, and for the three months ended September 30, 1996, respectively. Included in prepaid marketing and other current assets at June 30, 1996 and September 30, 1996 is $83,300 of prepaid research and development expenditures paid to ReProtect.

10. PREFERRED STOCK
    In 1995, the Company raised $670,000 through a private placement sale of units. Each unit consisted of (1) 1,950 shares of Series A Preferred Stock, for an allocated purchase price of $195,000, and (2) a warrant, exercisable for a five-year period, to purchase 21,250 shares of Common Stock at $10.00 per share, subject to adjustment for certain dilutive events for an allocated purchase price of $5,000.

                                 ULTRAFEM, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    YEARS ENDED JUNE 30, 1996, 1995 AND 1994
           (INFORMATION FOR SEPTEMBER 30, 1996 AND 1995 IS UNAUDITED)

10. PREFERRED STOCK (CONTINUED)
    Each share of Series A Preferred Stock is initially (a) convertible, at any time at the option of the Holder, into Common Stock at a conversion rate of 12.5 shares of Common Stock for each such share, subject to adjustment for certain dilutive events, (b) entitled to cumulative annual dividends of $8.00, (c) participating with the Common Stock in any dividend after payment of said $8.00,
(d) has a liquidation preference of $100.00 and (e) entitled to the number of votes equal to the number of shares of Common Stock into which such share can be converted.

    During the year ended June 30, 1996 and the three months ended September 30, 1996, 5,411.25 shares and 1,121.25 shares of Series A Preferred Stock were converted into 108,225 shares and 22,425 shares, respectively, of Common Stock.

11. COMMITMENTS, CONTINGENCIES AND OTHER MATTERS

    LEASES

    The Company leases office and manufacturing facilities. Certain of these leases require the Company to pay certain executory costs (such as insurance and maintenance). In July, 1996, the Company signed a ten year lease for new office space in New York, New York. The Company obtained a one year renewable standby letter of credit, expiring in July, 1997, in the amount of approximately $439,000 as rent security for the above premises collateralized by certain marketable securities.

    Future minimum lease payments for operating leases, including the new office lease, are as follows:

YEAR ENDING JUNE 30,
-------------------------------------------------------------------------------
1997...........................................................................  $     337,027
1998...........................................................................        362,743
1999...........................................................................        451,571
2000...........................................................................        386,438
2001...........................................................................        386,438
Thereafter.....................................................................      2,244,198
                                                                                 -------------
                                                                                 $   4,168,415
                                                                                 -------------
                                                                                 -------------

    Rental expense was approximately $123,000, $108,000, $223,000, $126,629 and
$11,787 and for the years ended June 30, 1996, 1995 and 1994 and for the three months ended September 30, 1996 and 1995, respectively.

    EMPLOYMENT AGREEMENTS

    The Company has entered into employment contracts with four officers, two of whom are directors of the Company.

    The agreements all provide for the following: base salaries increasing upon achievement of certain conditions, incentive bonus plans, severance benefits and non-compete agreements. Certain of the agreements also include a five-year term, signing bonuses, stock options upon attainment of specified goals, and royalties on sales of the product.

                                 ULTRAFEM, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    YEARS ENDED JUNE 30, 1996, 1995 AND 1994
           (INFORMATION FOR SEPTEMBER 30, 1996 AND 1995 IS UNAUDITED)

11. COMMITMENTS, CONTINGENCIES AND OTHER MATTERS (CONTINUED)
    MANUFACTURING EQUIPMENT AND IMPROVEMENTS

    The Company has commitments in the amount of approximately $6,955,000 of which approximately $3,635,000 was unpaid at September 30, 1996, for the purchase of manufacturing equipment, improvements to the manufacturing facility to support start-up production and leasehold improvements to the new New York office space. The total commitments include approximately $693,800 and approximately $149,000 of estimated costs to be incurred for improvements to the New York office space, at June 30, 1996 and September 30, 1996, respectively.

12. INITIAL PUBLIC OFFERING
    On February 27, 1996, the Company successfully completed its initial public offering of Common Stock. The initial public offering was consummated with the sale of 3,910,000 shares of its Common Stock at $10.00 per share with proceeds of $34,085,611, net of related expenses of $5,014,389.

                              [inside back cover]

                         [PHOTO OF MANUFACTURING PLANT]

    INSTEAD IS MANUFACTURED ON CUSTOM-DESIGNED, STATE-OF-THE-ART EQUIPMENT AT THE ULTRAFEM MONTANA FACILITY.

                               [PHOTO OF PRODUCT]

    INSTEAD IS A DISPOSABLE, PATENTED PRODUCT THAT COLLECTS RATHER THAN ABSORBS MENSTRUAL FLUID. ITS FLEXIBILITY MAKES IT EASY TO INSERT AND REMOVE.

    A CUP-LIKE DEVICE THAT IS INSERTED INTO THE UPPER VAGINAL CANAL UNDER A WOMAN'S CERVIX, INSTEAD GIVES UP TO TWELVE HOURS OF SAFE, COMFORTABLE PROTECTION.

    THE SOFT, INERT MATERIAL CONFORMS TO A WOMAN'S ANATOMY TO HELP FIT COMFORTABLY AND SECURELY.

                           [PHOTO OF PRODUCT DISPLAY]

    SALES CALLS IN THE PACIFIC NORTHWEST TO DATE HAVE RESULTED IN COMMITMENTS FROM RETAILERS WHICH ACCOUNT FOR MORE THAN 75% OF ACV (ALL COMMODITY VOLUME) IN THE FOOD AND DRUG CLASSES OF TRADE.

    ULTRAFEM HAS OBTAINED FDA CLEARANCE TO MARKET INSTEAD IN THE UNITED STATES AND FDA CLEARANCE FOR EXPORT OVERSEAS.

    CONSUMERS OUTSIDE THE ORIGINAL LEAD MARKET CAN PURCHASE INSTEAD BY MAIL THROUGH A SPECIAL TOLL FREE (888-367-9636) NUMBER.

NO DEALER, SALES REPRESENTATIVE OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                   PAGE
                                                 ---------
Prospectus Summary.............................          3
Concurrent Sales by Selling Stockholders.......          8
Risk Factors...................................          9
Use of Proceeds................................         16
Price Range of Common Stock....................         17
Dividend Policy................................         17
Capitalization.................................         18
Dilution.......................................         19
Selected Financial Data........................         20
Management's Discussion and Analysis of
 Financial Condition and Results of
 Operations....................................         21
Business.......................................         27
Management.....................................         40
Principal Stockholders.........................         49
Certain Relationships and Related Party
 Transactions..................................         51
Prior Financings...............................         52
Description of Capital Stock...................         54
Shares Eligible for Future Sale................         58
Underwriting...................................         60
Legal Matters..................................         61
Experts........................................         62
Available Information..........................         62
Index to Financial Statements..................        F-1

                                3,000,000 SHARES

                                      ABC

                                  COMMON STOCK

                                   PROSPECTUS

                           JEFFERIES & COMPANY, INC.
                              HAMPSHIRE SECURITIES
                                  CORPORATION

                                          , 1996

PROSPECTUS
                                4,301,303 SHARES

                                      ABC

                                  COMMON STOCK

    This Prospectus relates to the offer and sale by the holders thereof (the "Selling Stockholders"), of 4,301,303 shares of common stock, par value $.001 per share (the "Common Stock"), of Ultrafem, Inc. ("Ultrafem" or the "Company") including 3,227,703 shares issuable upon conversion or exercise of certain outstanding securities convertible into or exercisable for shares of Common Stock. (The shares of Common Stock offered hereby are sometimes referred to herein as the "Securities.") The Company's Common Stock is quoted on the Nasdaq National Market under the trading symbol "UFEM." On November 7, 1996, the last reported sales price for the Common Stock on the Nasdaq National Market was $22 1/4 per share. See "Price Range of Common Stock."

    Subject to certain agreed upon lock-up periods more fully described below, the Securities may be sold from time to time by the Selling Stockholders directly, or through agents designated from time to time or through dealers or underwriters also to be designated, on terms to be determined at the time of sale. To the extent required, the specific Securities to be sold, the names of the Selling Stockholders, the purchase price, the public offering price, the names of any such agents, dealers or underwriters and any applicable commission or discount with respect to a particular offer will be set forth in an accompanying Prospectus supplement (or, if required, a post-effective amendment to the Registration Statement of which this Prospectus forms a part). The distribution of the Securities may be effected in one or more transactions that may take place on the Nasdaq National Market or the over-the-counter market, including ordinary broker's transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees, commissions or discounts may be paid by the Selling Stockholders in connection with such sales. Certain Selling Stockholders have agreed to effect such sales through Hampshire Securities Corporation ("Hampshire"), one of the Representatives of the several underwriters (the "Underwriters"), for a concurrent offering of Common Stock by the Company. See "Concurrent Public Offering" and "Plan of Distribution."

    The Selling Stockholders and intermediaries through whom the Securities are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities, and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act.

    The Company will not receive any of the proceeds from the sale of Securities
offered hereby. Expenses of this Offering, estimated at $        , are payable
by the Company. The aggregate proceeds to the Selling Stockholders from the sale of the Securities will be the purchase price of the Securities sold, less the aggregate underwriting fees, discounts and commissions, if any. See "Selling Stockholders."

    A registration statement under the Securities Act with respect to an underwritten public offering of shares of Common Stock by the Company has been filed with the Securities and Exchange Commission (the "Commission"). The
Company will receive approximately $        in net proceeds from the concurrent
public offering (assuming no exercise of the Underwriters' over-allotment option) after payment of underwriting discounts and commissions and estimated expenses of such public offering. See "Concurrent Public Offering."

    THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A SUBSTANTIAL DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" ON PAGE 9.
                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS. ANY REPRESENTATION    TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

                THE DATE OF THIS PROSPECTUS IS NOVEMBER  , 1996.

                              [inside front cover]

                         [PHOTO OF PRINT ADVERTISEMENT]
   THIS IS A SAMPLE PRINT ADVERTISEMENT. THE COMPANY BEGAN SELLING INSTEAD IN
                                  AUGUST 1996;
                      REVENUES TO DATE HAVE BEEN LIMITED.

    INTRODUCING INSTEAD A MULTI-MEDIA MARKETING CAMPAIGN AS EXCITING AS THE PRODUCT ITSELF.

                              [PHOTO OF MAGAZINES]

    AN EXCITING PRINT CAMPAIGN IS NOW APPEARING IN MAJOR WOMEN'S MAGAZINES, INCLUDING THOSE PICTURED, SHOWING AUDREY CONTENTE, THE INVENTOR OF INSTEAD, ENJOYING HER ACTIVE LIFESTYLE.

      PRINT ADVERTISEMENTS FOR INSTEAD APPEARED IN THESE MAGAZINES IN OCTOBER
                                     1996.

                          [PHOTO OF PRODUCT PACKAGING]

    1-800-INSTEAD -- THE EASY-TO-REMEMBER NUMBER CUSTOMERS CAN CALL, AND IF THEY WISH, SPEAK TO REGISTERED NURSES. THESE NURSES WILL HAVE PERSONALLY USED THE PRODUCT AND CAN GUIDE USERS THROUGH ANY CONCERNS THEY MAY HAVE.

    INSTEAD COMES IN DISTINCTIVE, INVITINGLY DESIGNED BOXES OF 6 COUNT, 16 COUNT AND 24 COUNT PACKAGES.

                       [PHOTO OF DIRECT MAIL LITERATURE]

    DIRECT MAIL -- THOUSANDS OF HEALTH CARE PROFESSIONALS AND CONSUMERS WILL RECEIVE FREE SAMPLE KITS OR DISCOUNT COUPONS. THE OUTSIDE OF THE SAMPLE KIT BOXES AND ENVELOPES CAPITALIZE ON THE EXCITEMENT AND APPROPRIATENESS OF A WOMAN INVENTOR IN THIS CATEGORY. THEY READ: "A MAN COULDN'T HAVE INVENTED WHAT'S INSIDE."

                            [PHOTO OF INFORMERCIAL]

    How MUCH do you KNOW about your BODY?

    EDU-MERCIAL -- A THIRTY MINUTE EDU-MERCIAL HAS BEEN CREATED TO LAUNCH INSTEAD. FOCUSING ON WOMEN'S HEALTH, IT FEATURES A FEMALE HEALTH QUIZ, FOOTAGE OF PAST ATTITUDES TOWARDS MENSTRUATION, CANDID TESTIMONIALS FROM ENTHUSIASTIC CONSUMERS AND ENDORSEMENTS FROM TWO OB-GYN DOCTORS AND A NURSE WHO THINK INSTEAD IS A MAJOR BREAK-THROUGH FOR WOMEN.

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ NATIONAL MARKET, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS AND NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, THE INFORMATION IN THIS PROSPECTUS
(I) GIVES EFFECT TO THE ONE-FOR-FOUR REVERSE STOCK SPLIT EFFECTED ON JULY 28, 1995, (II) GIVES EFFECT TO THE SALE BY THE COMPANY OF 3,000,000 SHARES OF COMMON STOCK IN THE CONCURRENT OFFERING (ASSUMING THAT THE UNDERWRITERS' OVER-ALLOTMENT OPTION IS NOT EXERCISED) AND (III) IS BASED ON THE NUMBER OF SHARES OF COMMON STOCK AND OTHER SECURITIES OUTSTANDING AS OF SEPTEMBER 30, 1996. EACH PROSPECTIVE INVESTOR IS URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.

                                  THE COMPANY

    Ultrafem-Registered Trademark-, Inc. ("Ultrafem" or the "Company") was formed to design, develop and manufacture products based upon its proprietary and patented SoftCup-Registered Trademark- Technology to address women's health care needs. The SoftCup Technology is a physical barrier-type vaginal device designed to enhance the comfort, functionality and effectiveness of products designed for women in the areas of feminine protection, contraception, the prevention of sexually transmitted diseases ("STDs") and the treatment of vaginal infections. The commercial products which will employ the SoftCup Technology will be disposable, single use, universal size and made from a soft, inert, thermoplastic material which becomes more pliable at body temperature and molds to fit the individual user's anatomy.

    The Company's business strategy is to develop and market proprietary products based on its patented SoftCup Technology directed at high potential, underserved segments of the women's health care market. The key elements of this strategy are to (i) continue the launch of the Company's feminine protection product, INSTEAD-TM-, in the United States, (ii) expand the Company's manufacturing capabilities, (iii) develop and submit for Food and Drug Administration ("FDA") clearance or pre-market approval products based upon the SoftCup Technology for the medical product arena and (iv) pursue strategic alliances with multi-national consumer product and pharmaceutical companies for marketing, sales and distribution.

                   FEMININE PROTECTION PRODUCT -- INSTEAD-TM-

    Management of the Company believes that INSTEAD-TM- represents one of the most significant technological developments for feminine protection since the introduction of the first commercial disposable tampon in 1933. INSTEAD-TM-differs from other forms of feminine protection currently on the market in that it collects, rather than absorbs, menstrual fluid. The Company believes that the unique design of INSTEAD-TM- provides several distinct benefits over currently available forms of feminine protection, including increased comfort, improved performance, reduced health concerns and freedom to engage in most physical (including sexual) activities during menstruation. The Company has obtained FDA clearance to market INSTEAD-TM- in the United States. INSTEAD-TM- may also be marketed in each of Belgium, Canada, Denmark, Finland, France, the Netherlands, Spain, Sweden, Switzerland and the United Kingdom subject to compliance with applicable international labeling laws and United States export requirements.

    The Company initiated the launch of INSTEAD-TM- in the Fall of 1996 in the Pacific Northwest, a region which the Company estimates represents approximately 8% of United States households and includes the major markets of San Francisco, Seattle and Portland. The Company intends to introduce INSTEAD-TM- in stages into additional significant geographic regions with full national distribution anticipated to be achieved over a three year period, which may be accelerated or delayed depending upon various factors including market acceptance by retailers and consumers, and the availability of additional financing. The Company has conducted market research and consumer use testing which indicate significant consumer interest in INSTEAD-TM-. The Company intends to distribute INSTEAD-TM-principally through supermarkets and drug stores. See "Risk Factors -- Inherent Limitation of Market Research and Consumer Use Testing," "-- Need for Additional Financing for Unforeseen Risks," "Business -- Product Testing," and "-- Strategy and Plan of Operations."

    Management estimates that the domestic and international feminine protection markets in developed countries are in excess of $9 billion annually. The United States market for feminine protection products such as tampons and pads generates approximately $1.8 billion in annual revenues (based on a 1995 report by A.C. Nielsen). Approximately 58 million women between the ages of 18 and 54 use feminine protection products in the United States. Approximately 63% of menstruating women in the United States use tampons exclusively or in combination with pads (based on 1996 Simmons Market Research Bureau). The European market for feminine protection products generates approximately $2.9 billion in annual revenues (based on a 1995 report by A.C. Nielsen) with an estimated 105 million women between the ages of 18 and 54 using feminine protection products. Other developed markets, including Canada, Latin America, Mexico and Asia (other than China and India) represent a combined population in excess of 200 million potential users.

                          MEDICAL PRODUCT APPLICATIONS

    Ultrafem intends to develop additional applications of the SoftCup Technology for vaginal delivery of agents for use in contraception, the prevention of STDs, and the treatment of vaginal infections. The Company's initial medical product under development is a contraceptive product which combines the SoftCup Technology with the BufferGel Technology, which is licensed by the Company for vaginal use on a worldwide basis. The BufferGel Technology, which has the ability to maintain the normal vaginal pH balance while killing sperm and most STD pathogens, was invented by scientists associated with The Johns Hopkins University ("Johns Hopkins") with whom the Company has previously conducted research. The Company has entered into a research and development agreement with ReProtect, LLC ("ReProtect"), a company founded by these scientists which will continue the investigation and development of medical applications of the SoftCup Technology.

    The United States market for contraceptive products such as condoms, oral contraceptives, diaphragms and implantable contraceptives generates approximately $2 billion in annual revenues (based on Theta Corporation, 1994). Based on the population of women between the ages of 18 and 54, estimated to be in excess of 300 million women in Europe and other developed markets, and assuming that the frequency of use of contraceptive products is less than that in the United States, management estimates the international markets for contraceptives to be approximately $6 billion annually outside the United States. Additionally, at least 330 million new cases of STDs occur each year throughout the world (World Health Organization, 1995), indicating a significant market for a STD prevention product.

                              RECENT DEVELOPMENTS

- PRODUCT LAUNCH. INSTEAD-TM- is available for sale by retailers in the Pacific Northwest, including in the major markets of San Francisco, Seattle, and Portland. In order to introduce INSTEAD-TM- in the Fall of 1996, the Company began selling INSTEAD-TM- in August 1996. Revenues to date have been limited. Marketing and sales programs, such as print and TV advertising, sampling, consumer promotion, direct mail, public and professional relations, and in-store merchandising have been developed and are being utilized to generate consumer awareness and trial.

- PRODUCT DISTRIBUTION. The Company intends to distribute INSTEAD-TM-primarily through supermarkets and drug stores. The Company has retained Meridian Consulting Group ("Meridian") to provide sales management services, including supervision of a broker network, development of trade promotion plans and introductory sales presentations for the initial introduction of INSTEAD-TM-into the United States market. Ultrafem has hired Morgan & Sampson Pacific, a leading Health and Beauty Aid broker in the Northwest, as the broker for INSTEAD-TM- in the Pacific Northwest. Sales calls in the Pacific Northwest to date have resulted in commitments from retailers which account for more than 75% of ACV (all commodity volume) in the food and drug classes of trade. These include commitments for in-store merchandising and displays, on shelf dates, and desired shelf space.

- COMMERCIAL PRODUCTION COMMENCED. Subsequent to the Company's initial public offering ("IPO") in February 1996, the Company entered into a lease for manufacturing and office space in Missoula, Montana and remodeled the manufacturing space principally to create the controlled environment module that secures the manufacturing equipment. The special thermoforming line which produces INSTEAD-TM- completed high volume testing and, in June 1996, commenced manufacturing commercial quantities of INSTEAD-TM- for the Fall 1996 launch. The Company placed an order for a second semi-automated line scheduled to be installed in the Fall of 1996 and an order for a fully automated line scheduled to be installed in the Spring of 1997. The Company believes that its manufacturing capacity will be sufficient to meet consumer demand. There can be no assurance, however, that any of the foregoing goals or timetables can be met.

- BUFFERGEL TECHNOLOGY RECEIVES HIVNET GRANT; PHASE I TRIALS SCHEDULED TO BEGIN. The National Institute of Health ("NIH") has granted $2 million in contracts to ReProtect and Johns Hopkins for the research and development of the BufferGel Technology for contraception and the prevention of AIDS and other STDs. Subsequent to the IPO, ReProtect was selected by HIVNET, a unit of the NIH, to test the use of the BufferGel Technology as a vaginal microbicide for the prevention of AIDS and other STDs. The FDA allowed an Investigational New Drug ("IND") application permitting the BufferGel Technology to enter Phase I clinical trials which are currently scheduled to begin in December 1996. The Company plans to begin clinical trials of its contraceptive product upon completion of the Phase I clinical trials of the BufferGel Technology. A portion of these clinical trials may be funded by the net proceeds of the Concurrent Offering. In order to achieve this timetable, the Company will need to complete the development of the contraceptive product by combining the SoftCup Technology and the BufferGel Technology. The Company plans to simultaneously develop additional applications of such technologies for treatment of vaginal infections and topical and systemic therapies. There can be no assurance, however, that any of the clinical trials will demonstrate the necessary degree of safety and effectiveness required for FDA pre-market approval, that ReProtect will receive the benefit of the entire $2 million under the NIH contracts or that any of the foregoing goals or timetables can be met. See "Risk Factors -- Dependence on Single Product" and "-- Risks Associated with Research and Development for Other Applications of the SoftCup Technology."

    The Company was incorporated under the laws of the State of Delaware on March 22, 1990 by Audrey Contente, the founder of the Company and inventor of the SoftCup Technology, and its principal executive office is located at 500 Fifth Avenue, Suite 3620, New York, New York 10110. The Company's telephone number is (212) 575-5740.

                                  THE OFFERING

Common Stock offered by Selling Stockholders....  4,301,303 shares(1)

Common Stock outstanding prior to this
  Offering......................................  5,889,651 shares(2)

Shares of Common Stock to be outstanding after
  Offering......................................  12,117,354 shares(3)

Use of proceeds.................................  The Company will not receive any of the proceeds from the sale of shares of
                                                  Common Stock by the Selling Stockholders.

Risk factors....................................  The Securities offered hereby involve a high degree of risk and immediate
                                                  substantial dilution. See "Risk Factors"
                                                  and "Dilution."

Nasdaq National Market symbol...................  UFEM

------------------------
(1) Includes 1,073,600 shares of Common Stock held by the Selling Stockholders and offered hereby and 3,227,703 shares of Common Stock issuable upon conversion or exercise of securities convertible into or exercisable for Common Stock held by the Selling Stockholders and offered hereby.

(2) Includes 1,073,600 shares of Common Stock held by the Selling Stockholders and offered hereby. Excludes 5,047,603 shares of Common Stock issuable upon the conversion or exercise of securities which are convertible into or exercisable for Common Stock, of which 3,227,703 are held by the Selling Stockholders and offered hereby, and 3,000,000 shares of Common Stock issuable in connection with the Concurrent Offering.

(3) Includes 1,073,600 shares of Common Stock held by the Selling Stockholders and offered hereby, 3,227,703 shares of Common Stock issuable upon conversion or exercise of securities which are convertible into or exerciseable for Common Stock held by the Selling Stockholders and offered hereby and 3,000,000 shares of Common Stock issuable in connection with the Concurrent Offering. Excludes 1,819,900 shares of Common Stock issuable upon the conversion or exercise of securities which are convertible into or exercisable for Common Stock which are not offered hereby.

                         SUMMARY FINANCIAL INFORMATION

    The summary financial information for the five years ended June 30, 1996 are derived from the audited financial statements of the Company. The financial statements as of June 30, 1996 and for the three years then ended have been audited by Deloitte & Touche LLP, independent auditors. The summary financial information for the three months ended September 30, 1995 and 1996 have been derived from the Company's unaudited financial statements which, in the opinion of management, contain all adjustments (consisting of normal and recurring adjustments) necessary for a fair presentation of the Company's financial position and results of operations at such dates and for such periods. Operating results for the three months ended September 30, 1996 are not necessarily indicative of the results that may be expected in any other interim period or for the full year. The summary financial information below should be read in conjunction with the Company's financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                                                                                                   THREE MONTHS ENDED
                                                     FISCAL YEAR ENDED JUNE 30,                      SEPTEMBER 30,
                                     ----------------------------------------------------------  ----------------------
                                        1992        1993        1994        1995        1996        1995        1996
                                     ----------  ----------  ----------  ----------  ----------  ----------  ----------
STATEMENT OF OPERATIONS DATA:
  Net Sales........................  $   --      $   --      $   --      $   --      $   --      $   --      $  192,540
  Cost of Sales (exclusive of
     depreciation).................      --          --          --          --          --          --         358,377
  Marketing, Sales and
     Distribution..................      --          --          --         123,531   2,406,277     345,416   2,921,392
  General and Administrative
     Expense.......................   2,141,249   1,139,339   1,387,784   1,444,911   5,095,261     597,529   1,924,557
  Operating Income (Loss)..........  (3,827,114) (2,020,786) (1,967,208) (1,916,450) (9,643,978) (1,091,743) (5,619,919)
  Net Income (Loss)................  (3,831,536) (2,091,903) (2,303,940) (2,381,065) (9,819,980) (1,257,083) (5,457,432)
  Net Income (Loss) Per Share:
  Primary..........................  $    (1.61) $    (0.79) $    (0.87) $    (0.87) $    (2.74) $    (0.49) $    (0.94)
  Fully Diluted....................  $    (1.61) $    (0.79) $    (0.87) $    (0.87) $    (2.74) $    (0.49) $    (0.94)
  Weighted Average Common Shares
     and Equivalents(1)............   2,386,847   2,640,387   2,658,214   2,698,152   3,529,494   2,502,626   5,827,622

                                                                                          SEPTEMBER 30, 1996
                                                                                      ---------------------------
                                                                                        ACTUAL     AS ADJUSTED(2)
                                                                                      -----------  --------------

                                                                                              (UNAUDITED)
BALANCE SHEET DATA:
  Working Capital(3)................................................................  $10,372,110   $ 73,372,110
  Total Assets......................................................................   26,766,632     89,766,632
  Long-term Debt....................................................................      700,000        700,000
  Stockholders' Equity..............................................................   16,873,062     79,873,062

------------------------------
(1) The weighted average number of common shares outstanding during the first half of fiscal year 1996 (including the three months ended September 30, 1995), and during fiscal years 1995, 1994, 1993 and 1992 includes incremental shares for the Common Stock, warrants and other potentially dilutive securities issued and options granted to purchase Common Stock which were issued within one year prior to the effective date of the IPO (the "Incremental Shares"). Such Incremental Shares were determined utilizing the treasury stock method. The effect of the assumed exercise of stock options which were issued one year prior to the effective date of the IPO and the effect of the assumed conversion of the convertible preferred stock are not included because their effect is antidilutive.

(2) Adjusted to reflect the sale of 3,000,000 shares of Common Stock by the Company in the Concurrent Offering at an assumed offering price of $23.00 per share and the application of the estimated net proceeds therefrom. See "Capitalization."

(3)  Includes current portion of long-term debt.

                           CONCURRENT PUBLIC OFFERING

    The registration statement of which this Prospectus forms a part also includes a Prospectus with respect to an underwritten public offering (the "Concurrent Offering") of 3,000,000 shares of Common Stock (3,450,000 shares, assuming the Underwriters' over-allotment option is exercised in full). The
Company will receive approximately $      in net proceeds from the Concurrent
Offering (assuming no exercise of the Underwriters' over-allotment option) after payment of underwriting discounts and commissions and estimated expenses of the Concurrent Offering. The offer and sale of Common Stock by the Selling Stockholders hereby is referred to in this Prospectus as the "Offering."

                                  RISK FACTORS

    IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING THE COMPANY AND ITS BUSINESS BEFORE PURCHASING THE SHARES OF COMMON STOCK OFFERED HEREBY. PROSPECTIVE INVESTORS ARE CAUTIONED THAT THE STATEMENTS IN THIS PROSPECTUS THAT ARE NOT DESCRIPTIONS OF HISTORICAL FACTS MAY BE FORWARD-LOOKING STATEMENTS, INCLUDING, BUT NOT LIMITED TO, STATEMENTS CONTAINED IN "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS." SUCH STATEMENTS ARE BASED ON MANY ASSUMPTIONS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS DUE TO A NUMBER OF FACTORS, INCLUDING, BUT NOT LIMITED TO, THOSE IDENTIFIED BELOW AS WELL AS THOSE SET FORTH ELSEWHERE IN THIS PROSPECTUS.

HISTORY OF LOSSES

    From the Company's inception in March 1990 through June 30, 1996, the Company had not generated any revenue, and has only recently begun generating income. Revenues to date have been limited. The Company has expended more than $21.0 million for, among other things, marketing, research and development activities, engineering and design of fully automated manufacturing systems, clinical testing, meeting domestic and international regulatory requirements, domestic and international applications for patent protection, applications for domestic trademark protection, and market research. The Company may encounter difficulties experienced by companies which have only recently begun generating revenues, many of which may be beyond the Company's control, such as unanticipated problems and costs related to marketing INSTEAD-TM-. Management expects to continue incurring operating losses for the foreseeable future, until such time as the Company derives significant revenues from the sale of INSTEAD-TM-. Sales of INSTEAD-TM- commenced in the Fall of 1996. There can be no assurance that the Company will be profitable. The Company believes that the financial resources available to it, together with the net proceeds of the Concurrent Offering, will satisfy the Company's working capital needs for at least 12 months. However, the Company may require additional financing if unforeseen risks are encountered. See "-- Need for Additional Financing for Unforeseen Risks" and "Business -- Strategy and Plan of Operations."

DEPENDENCE ON SINGLE PRODUCT

    The Company's future profitability initially depends primarily on the successful commercialization of INSTEAD-TM- as an alternative to currently available feminine protection products. Should the introduction of INSTEAD-TM-be unsuccessful for any reason, there would be a material adverse effect on the Company's business, financial condition and results of operation. See "-- Risks Associated with Research and Development for Other Applications of the SoftCup Technology" and "Business -- Other Potential Applications of the SoftCup Technology."

NEED FOR ADDITIONAL FINANCING FOR UNFORESEEN RISKS

    The Company believes that the level of financial resources available to it is an important factor in its ability to achieve the marketing and distribution of INSTEAD-TM- and in its ability to develop and eventually bring medical products to market. Management believes that the financial resources available to it, together with the net proceeds of the Concurrent Offering, will satisfy the Company's working capital needs for at least 12 months. However, the Company may require additional financing if unforeseen risks are encountered. If the Company is unable to raise additional capital or arrange satisfactory working capital or additional equity financing, the Company may be unable to complete the distribution of INSTEAD-TM- into the full United States market. Additional financings may require the issuance of new equity securities, and there can be no assurance that the Company will be able to obtain working capital or additional financing at a favorable rate, if at all. See "-- Risks Associated with Research and Development for Other Applications of the SoftCup Technology."

LACK OF MANUFACTURING EXPERIENCE; NEED TO ACHIEVE ECONOMIES OF SCALE AND LIMITED MANUFACTURING RESOURCES

    The Company has only limited experience in manufacturing quantities of INSTEAD-TM- for the commercial market and has not yet manufactured INSTEAD-TM-on a cost-efficient basis. There can be no assurance that the Company will be able to manufacture quantities of INSTEAD-TM- for the commercial market on a cost-efficient basis, if at all. In the future the Company will be required to increase the quantity of units it can produce, reduce per-unit manufacturing costs and related marketing expenses and achieve high quality standards in order to successfully market INSTEAD-TM- on a commercial scale throughout the full United States market. These criteria will only be satisfied if the Company is able to either enhance significantly its existing production capabilities or enter into arrangements with third parties capable of manufacturing INSTEAD-TM- on a cost-efficient basis. If the Company encounters production difficulties or delays, including problems involving production yield, quality control and assurance or supplies or components, there could be a material adverse effect on the Company's business, financial condition and results of operations. See "-- History of Losses" and "Business -- Manufacturing."

MARKETING RISKS; UNCERTAINTY OF CONSUMER ACCEPTANCE

    The Company has incurred, and expects to continue to incur, substantial marketing expense in launching INSTEAD-TM- into the United States market. The marketing risks that the Company may encounter are compounded by the unique nature of INSTEAD-TM-. Because INSTEAD-TM- is fundamentally different from nearly all commercially available forms of feminine protection, successful introduction of INSTEAD-TM- will face several obstacles, including a change in established personal hygiene regimen and educating potential consumers on how to use INSTEAD-TM-. Furthermore, the Company will be competing with other products which are already familiar to the target audience, and the Company will be required to incur substantial marketing expense in order to introduce INSTEAD-TM- to consumers. There can be no assurance that the Company will develop an effective marketing or advertising campaign to overcome these obstacles. See "-- Risks Associated with Potential Competitive Response" and "Business -- Marketing and Sales."

NECESSITY OF REGULATORY CLEARANCES TO MARKET

    The production and distribution of INSTEAD-TM- are subject to regulation in the United States and other countries in which INSTEAD-TM- may be sold. In 1993, the FDA cleared the Company's pre-market notification submission under Section 510(k) of the Federal Food, Drug, and Cosmetic Act of 1938, as amended (the "FDCA"). The FDA's clearance of this notification enables the Company to market INSTEAD-TM- in the United States and to export it overseas subject to the general controls provisions of the FDCA. Subsequent to FDA clearance of this notification submission, certain modifications, which the Company believes are minor, were made in the materials used in INSTEAD-TM- to improve the manufacturing process. An applicable FDA regulation requires the filing of a new 510(k) notification when, among other things, there is a major change or modification in the intended use of the device, or a change or modification in materials, chemical composition or manufacturing process, that could significantly affect the device's safety or effectiveness. A device manufacturer is responsible for making the initial determination as to whether a proposed change to a cleared device or its intended use necessitates the filing of a new 510(k) notification. The Company has conducted testing subsequent to the changes, which the Company believes are minor, in materials. The Company has been advised by its regulatory counsel, Arent Fox Kintner Plotkin & Kahn, that no additional 510(k) notification is required for these changes, although there can be no assurance that the FDA will not require such a 510(k) notification. In April 1994, the FDA informally proposed a guidance document pursuant to the above-described regulation (which was revised in August 1995) that would require submission of a new 510(k) notification when certain changes are made in medical devices such as INSTEAD-TM-, including changes in material and labeling. If a new 510(k) notification were to be required by the FDA for the changes in materials of INSTEAD-TM-, there can be no assurance that the FDA would clear a new 510(k) notification submitted by the Company, or that the FDA would not prohibit the Company from selling INSTEAD-TM- until the 510(k) notification was cleared. The FDA review time for 510(k) notifications could be lengthy. The failure to obtain a new 510(k) clearance, if required, on a timely basis, if at all, would have a material adverse effect on the Company's business, financial condition and results of operations.

    The Company has also decided to label INSTEAD-TM- with a 12 hour maximum wear time. The labeling for INSTEAD-TM-, as cleared by the FDA in the original 510(k) notification, included an 8 hour maximum wear time. The Company conducted a clinical study to support the safety of the 12 hour wear time. See "Business -- Product Testing." The Company does not believe a new 510(k) notification is necessary to increase the maximum wear time to 12 hours. Prior to finalizing the change in labeling, the Company met with the FDA on June 19, 1996. At that meeting the results of these studies were discussed and the FDA requested that the Company submit the results of its clinical testing, which the Company provided on July 17, 1996. On October 25, 1996 the Company received a letter from the FDA confirming that the Company could increase the wear time of INSTEAD-TM- to 12 hours without filing a new 510(k) notification.

    Any product with a 510(k) notification cleared by the FDA and its manufacturer are subject to continuing regulatory review and the FDA has the authority to, among other things, order or request restrictions on the distribution of products or the withdrawal of products from market even after clearance of a 510(k) submission is obtained.

    The Company's manufacturing facility in Missoula, Montana is subject to the Good Manufacturing Practices ("GMP") regulations which are promulgated by the FDA, international quality standards and other regulatory requirements. The failure by the Company to comply with the foregoing could adversely affect the Company's production and financial condition. See also "Business -- Government Regulation" and "-- Regulatory Status."

    In order to distribute INSTEAD-TM- in foreign countries, the Company must comply with all regulatory requirements of the countries in which the Company intends to sell INSTEAD-TM-, including regulations with respect to labeling and importing into such countries and FDA requirements for export thereto. There can be no assurance that the Company will be able to comply with such requirements. See "Business -- Regulatory Status." The Company will require FDA clearance or pre-market approval to market other applications of the SoftCup Technology in the United States.

PRODUCT LIABILITY; POSSIBILITY OF INSUFFICIENT INSURANCE COVERAGE

    Testing, manufacturing and marketing of INSTEAD-TM- entail an inherent risk of product liability, and such risk may be increased because INSTEAD-TM- is used internally. The Company presently maintains what it believes to be a sufficient level of product liability insurance. Such insurance is expensive and, in the future, may not continue to be available on acceptable terms, if at all. The Company's business, financial condition and results of operations may be materially adversely affected by a successful product liability claim, or series of such claims, in excess of any insurance coverage. There can be no assurance that product liability claims will not be successfully asserted against the Company. See "Business -- Product Testing."

COMPETITION

    The market for feminine protection and medical products is presently dominated by large, long-established and well-financed companies which have substantially greater resources than the Company. There can be no assurance that other companies will not develop new or enhanced feminine protection products that are either more effective than INSTEAD-TM-, or would render INSTEAD-TM-obsolete or non-competitive. In addition, there can be no assurance that existing competitive companies will not increase their level of advertising and marketing expenditures in response to the introduction of INSTEAD-TM-. See "-- Risks Associated with Potential Competitive Response" and "Business -- Competition."

RISKS ASSOCIATED WITH POTENTIAL COMPETITIVE RESPONSE

    Subsequent to the IPO, the Company identified its target geography for the initial launch of INSTEAD-TM-, established a broker network, and established certain key trade accounts. The initial indications from the early stages of the launch reflect higher costs related to trade, distribution and marketing spending levels than previously anticipated. The Company believes that this is due to the response to the launch of INSTEAD-TM- by companies with competitive products. There can be no assurance that the Company's competitors will not significantly increase their spending on promotional activities as a reaction to the introduction of INSTEAD-TM-. See "-- Marketing Risks; Uncertainty of Consumer Acceptance."

INHERENT LIMITATION OF MARKET RESEARCH AND CONSUMER USE TESTING

    The Company conducted test studies for the purposes of evaluating potential consumer interest in INSTEAD-TM- and developing a market strategy for INSTEAD-TM-. Due to the inherent limitations of market research and consumer testing to accurately indicate consumer preferences, the results of such research and tests may not accurately reflect INSTEAD-TM-'s actual market potential. See "Business -- Marketing and Sales."

RISKS INHERENT IN OBTAINING AND PROTECTING PATENTS AND PROPRIETARY TECHNOLOGY

    The Company's success will depend, in part, on its ability to obtain and protect patents and trade secrets, and operate without infringing the proprietary rights of other companies and individuals in the United States and abroad. A continuation patent application based on, and including the subject matter of, a patent application for the SoftCup Technology (for use for feminine protection during menstruation either with or without vaginal drug delivery) originally filed by Ms. Audrey Contente, the founder of the Company, was allowed by the United States Patent and Trademark Office (the "Patent and Trademark Office") on December 11, 1992. The United States patent was issued on March 22, 1994 and expires on March 22, 2011. Additional patent applications are pending in the United States on other aspects and applications of the SoftCup Technology and certain manufacturing processes related to such technology. The Company has also filed international patent applications with respect to the SoftCup Technology (for use for feminine protection during menstruation either with or without vaginal drug delivery). There can be no assurance that any additional patents will issue or that any issued patents will provide the Company with competitive advantages or will not be challenged by other companies or individuals. There can be no assurance that other companies and individuals will not independently develop similar products, duplicate the SoftCup Technology or design around the Company's patent. In addition, the Company could incur substantial costs in defending suits brought against it on such intellectual property rights or in prosecuting suits that the Company brings against other parties to protect its intellectual property rights. The Company also relies on trade secrets and other unpatented proprietary technology. The Company seeks to protect its trade secrets and proprietary know-how in part with confidentiality agreements with employees and consultants. There can be no assurance that the agreements will not be breached, that the Company will have adequate remedies for any breach, or that the Company's trade secrets will not otherwise become known or independently developed by competitors or that others will not independently develop substantially equivalent proprietary products and processes or otherwise gain access to the Company's proprietary technology. See "Business -- Patent Status and Patent Applications; Proprietary Technology."

RISKS ASSOCIATED WITH RESEARCH AND DEVELOPMENT FOR OTHER APPLICATIONS OF THE SOFTCUP TECHNOLOGY

    Although the Company is currently focusing its primary efforts and capital resources on introducing INSTEAD-TM- into the United States and international markets, the Company intends to apply a portion of the net proceeds of the Concurrent Offering to pursue research on potential medical and health care applications of the SoftCup Technology. If such research leads to the development of new products, the Company would require further additional capital and/or a strategic partner to market and distribute such products. There can be no assurance that such research or development will be successful, that these additional potential applications of the SoftCup Technology will result in the Company's introduction of other products or that any additional financing will be available or, if available, will be on terms acceptable to the Company. See "Business -- Other Potential Applications of the SoftCup Technology."

    The Company's focus on research and development of medical applications of the SoftCup Technology is contingent on many factors which are generally difficult to identify and quantify. They are dependent on a number of factors which are not in the Company's control, including the results of clinical trials and other scientific findings, and the regulatory requirements of clinical testing and market approvals. See "-- Necessity of Regulatory Clearances to Market" and "Business -- Government Regulation." Accordingly, there can be no assurance that any of the goals or timetables described in this Prospectus relating to other potential applications of the SoftCup Technology can be met.

DISCRETION IN APPLICATION OF PROCEEDS IN CONCURRENT OFFERING

    The Company may change the specific use or allocation of the net proceeds from the Concurrent Offering, except that in all events the Company will use at least $3,430,812 of the net proceeds to repay certain indebtedness to the extent that it is presented for repayment, and the balance of such proceeds to support the launch of INSTEAD-TM- and to develop and commercialize medical and health care products. Management will have broad discretion to change the allocation of the net proceeds within the above parameters; any change in the allocation of the net proceeds will depend upon, among other things, changes in the Company's business plans, the results of research and development programs, the terms of collaborative arrangements and/or marketing plans, regulations applicable to the Company, conditions in the industry, general economic conditions and the Company's future revenue and expenses.

    The Company believes that the net proceeds from the IPO, together with additional working capital or equipment lease financing, are sufficient to commence the introduction of INSTEAD-TM- into approximately 25 to 50% of the United States markets. As of September 30, 1996, the Company had approximately $16,663,098 of cash and cash equivalents on its balance sheet, principally reflecting the remaining net proceeds from the IPO. The Company has introduced INSTEAD-TM- into a region which the Company estimates represents approximately 8% of United States households; the Company anticipates that the balance of the IPO net proceeds will be used to commence the introduction of INSTEAD-TM- into additional regions in the United States market. Since the Company only recently began generating revenues and in light of its decision to pursue the Concurrent Offering, the Company has not obtained any working capital or equipment lease financing to date. The Company believes that financing in addition to the amount raised in the IPO is necessary to complete the distribution of INSTEAD-TM- into 50% of the United States market. The Company intends to use the net proceeds of the Concurrent Offering to support expansion of INSTEAD-TM- into additional geographic areas, which together with other financial resources available to it, will enable the Company to complete the distribution of INSTEAD-TM- into 50% of the United States. The net proceeds of the Concurrent Offering may help the Company accelerate the timing of the national rollout although there can be no assurance that any such acceleration will occur. The Company believes that the net proceeds from the Concurrent Offering, together with other financial resources available to it, will be sufficient to satisfy the Company's working capital needs for at least 12 months, although depending on numerous factors, including competitive response and the amount of net proceeds expended on research and development, the net proceeds may last longer.

DEPENDENCE ON KEY PERSONNEL

    The Company's success is dependent, in large part, on the continued service of its key management, certain scientific and technical advisors and its ability to attract and retain qualified employees. Competition for such employees is intense. The Company has obtained key-person life insurance in the amount of $1 million for the life of John W. Andersen, the President, Chief Executive Officer and Chairman of the Board of the Company. In addition, the Company has obtained a key-person life insurance policy on Audrey Contente, an officer and founder of the Company who invented the SoftCup Technology. There can be no assurance that any such key-person life insurance will continue to be available in the future to the Company at a satisfactory premium. See "Management."

DILUTION

    Purchasers of shares in the Concurrent Offering will suffer immediate and substantial dilution of $14.08 per share in net tangible book value per share as of September 30, 1996 (assuming an offering price of $23.00 per share). See "Dilution."

CERTAIN ANTI-TAKEOVER PROVISIONS

    Certain provisions of the Company's Restated Certificate of Incorporation and Amended and Restated By-Laws could have the effect of discouraging a third party from pursuing a non-negotiated takeover of the Company and preventing certain changes in control. The Restated Certificate of Incorporation provides that the Board of Directors is divided into three classes. One class of directors is elected at each annual meeting of stockholders for a three-year term. The Restated Certificate of Incorporation restricts certain business combinations with an interested stockholder (typically a beneficial owner of 15% or more of the outstanding voting shares of the Company's capital stock, excluding certain persons). In addition, the Amended and Restated By-Laws and the Restated Certificate of Incorporation require advance notice to the Board of Directors of stockholder proposals or stockholder nominees for directors to be considered at the next annual meeting of stockholders and restrict the ability of stockholders to call meetings. The Restated Certificate of Incorporation and Amended and Restated By-Laws also limit the ability of stockholders to remove directors, call stockholders meetings and act by written consent and provide that vacancies in the Board of Directors may only be filled by a majority of the remaining directors. In addition, the Company's Restated Certificate of Incorporation authorizes the issuance of 5,000,000 shares of preferred stock with such designation, rights and preferences as may be determined from time to time by the Board of Directors. The Board of Directors may, without stockholder approval, issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. There can be no assurance that the Company will not issue additional shares of preferred stock in the future. These provisions could discourage a third party from pursuing a takeover of the Company at a price considered attractive by many stockholders, since such provisions could have the effect of delaying an acquiring party from gaining control of the Company and its Board of Directors. See "Description of Capital Stock -- Preferred Stock" and "-- Certain Provisions of the Company's Certificate of Incorporation and By-Laws."

LIMITED TRADING HISTORY; VOLATILITY OF PRICE

    Prior to the IPO, there had been no public trading market for the Common Stock, and there can be no assurance that a regular trading market for the Common Stock will continue after the Concurrent Offering or that the market price for the Common Stock will not fall below the offering price. In addition, market prices of securities of many companies in the earlier stages of development have experienced wide fluctuations not necessarily related to the operating performance of such companies. For example, the price of the Common Stock ranged from $14 3/8 on May 1, 1996 to $36 on May 22, 1996, closing at
$19 3/8 on June 28, 1996. On October 31, 1996 the staff of the Securities and Exchange Commission (the "Commission") informed the Company that it had commenced an informal inquiry with respect to certain matters, which the Company believes relate to the volatility of the price of its Common Stock in the May and June 1996 period. The Company believes it has complied with all securities laws and, although the Commission has not requested any information from the Company, the Company has informed the Commission that it wishes to assist the Commission with its inquiry. While there can be no assurance as to the scope or outcome of any inquiry by the Commission, the Company believes that this matter will not have a material adverse effect on its business, prospects, financial condition or results of operations. The Company further believes that factors such as legislative, regulatory and technological developments and quarterly variations in financial results and market conditions could cause the market price of the Common Stock to fluctuate substantially. These market fluctuations may adversely affect the price of and market for the Common Stock and could result in additional inquiries. See "Price Range of Common Stock."

SUBSTANTIAL AMOUNT OF SHARES ELIGIBLE FOR FUTURE SALE; POTENTIAL ADVERSE EFFECT ON MARKET PRICE OF COMMON STOCK

    Upon consummation of the Concurrent Offering, the Company will have 8,889,651 shares of Common Stock outstanding (9,339,651 shares if the Underwriters' over-allotment option is exercised in full). In addition, as of September 30, 1996, there has been reserved 5,047,603 shares of Common Stock for issuance upon the conversion or exercise of outstanding securities. The 3,000,000 shares of

Common Stock to be sold in the Concurrent Offering (3,450,000 shares if the Underwriters' over-allotment option is exercised in full), other than shares which may be purchased by "affiliates" of the Company, will be freely tradeable without restriction or further registration under the Securities Act. The 3,910,000 shares of Common Stock sold in the IPO, other than shares which were purchased by affiliates of the Company, are also freely tradable without restriction under the Securities Act. In addition, an aggregate of 1,073,600 shares of Common Stock which are outstanding and 3,227,703 shares of Common Stock which are issuable upon the conversion or exercise of outstanding securities are registered in the Offering. The Company intends to file a Registration Statement on Form S-8 with respect to up to 1,805,963 shares of Common Stock issuable pursuant to its stock option plans and certain options and warrants which have been granted to employees and consultants of the Company as soon as practicable after the date of this Prospectus; such Registration Statement would include 1,344,157 shares of Common Stock issuable upon conversion or exercise of outstanding securities of the Company. Approximately 1,381,794 of the remaining shares of Common Stock outstanding and issuable upon conversion or exercise of outstanding securities would be "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act ("Rule 144"), and may only be sold pursuant to a registration statement under the Securities Act or an applicable exemption from the registration requirements of the Securities Act, including Rule 144. See "Concurrent Public Offering" and "Shares Eligible for Future Sale."

    All officers, directors and certain security holders agreed with Hampshire in connection with the IPO not to, directly or indirectly, offer, sell, contract to sell or otherwise dispose of their shares of Common Stock, or other securities convertible into or exercisable for shares of Common Stock, without the prior written consent of Hampshire, prior to August 22, 1997. An aggregate of 4,831,305 shares of Common Stock outstanding and issuable upon conversion or exercise of outstanding securities are subject to these lock-up arrangements. Hampshire has agreed with Jefferies not to release any of such security holders from the contractual restriction without the prior written consent of Jefferies. The Company has, subject to certain exceptions, agreed not to offer, issue or sell any shares of Common Stock or securities exercisable for or convertible into shares of Common Stock for a 180 day period after the date of this Prospectus without the prior written consent of Jefferies. No predictions can be made as to the effect, if any, that market sales of shares of existing stockholders or the availability of such shares for future sale will have on the market price of shares of Common Stock prevailing from time to time. The prevailing market price of the Common Stock after the Concurrent Offering could be adversely affected by future sales of substantial amounts of Common Stock by existing stockholders. See "Certain Relationships and Related Party Transactions," "Principal Stockholders" and "Shares Eligible for Future Sale."

LACK OF DIVIDENDS

    The Company has generated limited revenues to date and does not expect to pay cash dividends for the foreseeable future.

                                USE OF PROCEEDS

    The Company will not receive any proceeds from the sale of Securities by the Selling Stockholders.

                          PRICE RANGE OF COMMON STOCK

    The Common Stock was initially offered to the public on February 22, 1996 at a price of $10.00 per share and is quoted on the Nasdaq National Market. The following table sets forth the range of high and low sale prices for the Common Stock for the periods indicated as reported on the Nasdaq National Market.

                                                                                                    HIGH        LOW
                                                                                                  ---------  ---------
Fiscal year 1996:

  Third quarter (since February 22nd)...........................................................  $      16  $  11 1/8

  Fourth quarter................................................................................         36     11 3/4

Fiscal year 1997:

  First quarter.................................................................................     25 3/4         14

  Second quarter (through November 7th).........................................................     26 1/4         22

    On November 7, 1996, the last sale price of the Common Stock was $22 1/4 as reported on the Nasdaq National Market. At September 30, 1996, there were 188 stockholders of record of the Common Stock.

                                DIVIDEND POLICY

    The Company has not paid any dividends on its Common Stock to date. The payment of dividends, if any, in the future is within the discretion of the Board of Directors and will depend on the Company's earnings, its capital requirements and financial condition. It is the present intention of the Board of Directors to retain all earnings, if any, for use in the Company's business operations and, accordingly, the Board of Directors does not expect to declare or pay any cash dividends in the foreseeable future.

                                 CAPITALIZATION

    The following table sets forth the current maturities of long-term debt and the capitalization of the Company at September 30, 1996 and as adjusted to give effect to the sale of the 3,000,000 shares of Common Stock offered in the Concurrent Offering, at an assumed public offering price of $23.00 per share, and the application of the estimated net proceeds therefrom. This table should be read in conjunction with "Management's Discussion and Analysis of Financial Results of Operations" and the Company's financial statements and notes thereto.

                                                                     SEPTEMBER 30, 1996
                                                                  -------------------------
                                                                    ACTUAL     AS ADJUSTED
                                                                  -----------  ------------
Current Maturities of Long-term Debt:
  Unsecured Convertible Notes...................................  $ 2,875,000  $    --
  Unsecured Notes to Former Officers............................      117,908       117,908(1)
  Unsecured Notes to Trade and Other Creditors..................       63,548         3,751(1)
  Subordinated Convertible Debentures...........................      152,432       152,432(1)
                                                                  -----------  ------------
    Total Current Maturities of Long-term Debt..................    3,208,888       274,091(1)

Long-term Debt:
  Convertible Debentures........................................      700,000       700,000
Stockholders' Equity:
  Preferred Stock, $.001 par value -- authorized 5,000,000
   shares, of which 48,750 are designated as Convertible Series
   A, none of which are issued and outstanding..................      --            --
  Common Stock, $.001 par value -- authorized 20,000,000 shares:
   issued and outstanding 5,889,651 and 8,889,651 shares as
   adjusted (2).................................................       10,058        13,058
  Additional Paid-In-Capital....................................   43,366,219   106,363,219
  Deficit.......................................................  (26,503,215)  (26,503,215)
                                                                  -----------  ------------
    Total Stockholders' Equity..................................   16,873,062    79,873,062
    Total Capitalization........................................  $20,781,950  $ 80,847,153
                                                                  -----------  ------------
                                                                  -----------  ------------

------------------------
(1) This debt which becomes due on various dates between October 1, 1996 and December 31, 1996 will be repaid with a portion of the proceeds from the IPO.

(2) Does not include 5,047,603 shares of Common Stock issuable upon the exercise of options, warrants and other securities outstanding as of September 30, 1996 and 461,806 shares reserved for issuance pursuant to options under the Company's stock option plans.

                                    DILUTION

    The net tangible book value of the Common Stock at September 30, 1996 was $16,286,920 or $2.77 per share. "Net tangible book value per share" is determined by dividing the net tangible book value of the Company (total assets less debt issuance costs, net accumulated amortization and total liabilities) by the number of shares of Common Stock outstanding. Without taking into account any changes in net tangible book value after September 30, 1996, other than to give effect to the sale of the shares of Common Stock offered in the Concurrent Offering (at an assumed public offering price of $23.00 per share), and after deducting the underwriting discount and estimated offering expenses payable by the Company, the pro forma net tangible book value of the Company at September 30, 1996 would have been $79,286,920, or $8.92 per share. This represents an immediate increase in net tangible book value of $6.15 per share to existing stockholders and an immediate dilution of net tangible book value of $14.08 per share to new investors purchasing shares of Common Stock in the Concurrent Offering. The following table illustrates this dilution per share.

Assumed public offering price per share....................................             $   23.00
  Net tangible book value per share as of September 30, 1996...............  $    2.77
  Increase in net tangible book value per share attributable to the
   Concurrent Offering.....................................................       6.15
                                                                             ---------
Pro forma net tangible book value per share after the Concurrent
 Offering..................................................................                  8.92
                                                                                        ---------
Dilution per share to new investors........................................             $   14.08
                                                                                        ---------
                                                                                        ---------

    The following table sets forth as of September 30, 1996 for existing stockholders and for new investors the number and percentage of total outstanding shares of Common Stock purchased from the Company, the total consideration (assuming a public offering price of $23.00 per share) and percentage of total consideration paid to the Company, and the average price per share paid, before deducting the underwriting discount and estimated offering expenses payable by the Company:

                                                    SHARES PURCHASED         TOTAL CONSIDERATION
                                                 ----------------------  ---------------------------
                                                                                                      AVERAGE PRICE
                                                   NUMBER      PERCENT        AMOUNT        PERCENT     PER SHARE
                                                 -----------  ---------  ----------------  ---------  -------------
Existing Stockholders..........................    5,889,651      66.25% $     49,011,463      41.53%   $    8.32
New Investors..................................    3,000,000      33.75        69,000,000      58.47        23.00
                                                 -----------  ---------  ----------------  ---------
    Total......................................    8,889,651     100.00% $    118,011,463     100.00%
                                                 -----------  ---------  ----------------  ---------
                                                 -----------  ---------  ----------------  ---------

    The foregoing table assumes no exercise or conversion of currently outstanding securities which are convertible into or exercisable for Common Stock. At September 30, 1996, there were outstanding securities which are convertible into or exercisable for 5,047,603 shares of Common Stock at a weighted average conversion/exercise price of $7.99 per share. See "Risk Factors -- Substantial Amount of Shares Eligible for Future Sale; Potential Adverse Effect on Market Price of Common Stock," "Capitalization" and Note 6 of Notes to Financial Statements.

                            SELECTED FINANCIAL DATA

    The selected financial data for the five years ended June 30, 1996 are derived from the audited financial statements of the Company. The financial statements as of June 30, 1996 and for the three years then ended have been audited by Deloitte & Touche LLP, independent auditors. The selected financial data for the three months ended September 30, 1995 and 1996 have been derived from the Company's unaudited financial statements which, in the opinion of management, contain all adjustments (consisting of normal and recurring adjustments), necessary for a fair presentation of the Company's financial position and results of operations at such dates and for such periods. Operating results for the three months ended September 30, 1996 are not necessarily indicative of the results that may be expected in any other interim period or for the full year. The selected financial data below should be read in conjunction with the Company's financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                                                                                                   THREE MONTHS ENDED
                                                     YEAR ENDED JUNE 30,                             SEPTEMNBER 30,
                               ---------------------------------------------------------------  -------------------------
                                  1992         1993         1994         1995         1996         1995          1996
                               -----------  -----------  -----------  -----------  -----------  -----------  ------------
STATEMENT OF OPERATIONS DATA:
  Net Sales..................  $   --       $   --       $   --       $   --       $   --       $   --       $    192,540
  Cost of Sales (exclusive of
   depreciation).............      --           --           --           --           --           --            358,377
  Marketing, Sales and
   Distribution..............      --           --           --           123,531    2,406,277      345,416     2,921,392
  Research and Development...    1,668,752      830,761      452,552      181,475    1,403,557       70,616       394,778
  General and Administrative
   Expense...................    2,141,249    1,139,339    1,387,784    1,444,911    5,095,261      597,529     1,924,557
  Interest Expense...........        4,422       71,117      336,732      464,615      665,381      168,160       122,858
  Interest Income............      --           --           --           --          (489,379)       2,820       285,345
  Depreciation and
   Amortization..............       17,113       50,686      126,872      166,533      738,883       78,182       213,355
                               -----------  -----------  -----------  -----------  -----------  -----------  ------------
  Net Income (Loss)..........  $(3,831,536) $(2,091,903) $(2,303,940) $(2,381,065) $(9,819,980) $(1,257,083)   (5,457,432)
                               -----------  -----------  -----------  -----------  -----------  -----------  ------------
                               -----------  -----------  -----------  -----------  -----------  -----------  ------------
  Net Income (Loss) Per
   Share.....................  $     (1.61) $     (0.79) $     (0.87) $     (0.87) $     (2.74) $     (0.49) $      (0.94)
                               -----------  -----------  -----------  -----------  -----------  -----------  ------------
                               -----------  -----------  -----------  -----------  -----------  -----------  ------------
  Supplementary Net Income
   (Loss) Per Share (1)......      --           --           --           --           --           --       $      (0.90)
                                                                                                             ------------
                                                                                                             ------------
  Weighted Average Common
   Shares and Equivalents
   (2).......................    2,386,847    2,640,387    2,658,214    2,698,152    3,529,494    2,502,626     5,827,622


                                                                                                   THREE MONTHS ENDED
                                                     YEAR ENDED JUNE 30,                              SEPTEMBER 30,
                               ---------------------------------------------------------------  -------------------------
                                  1992         1993         1994         1995         1996         1995          1996
                               -----------  -----------  -----------  -----------  -----------  -----------  ------------
BALANCE SHEET DATA:
  Working Capital (3)........  $  (901,394) $(2,386,815) $(2,438,701) $(2,662,142) $17,962,533  $(1,114,979) $ 10,372,110
  Total Assets...............      489,340      670,147      603,424      766,959   29,407,936    3,184,903    26,766,632
  Long-term Debt.............      350,000      787,358    2,880,075    4,032,493      700,000    7,590,680       700,000
  Stockholders' (Deficiency)
   Equity....................     (960,666)  (2,573,795)  (4,733,714)  (6,011,780)  21,283,944   (7,268,863)   16,873,062

------------------------------

(1) Represents what the net income (loss) per share would have been had the Concurrent Offering and retirement of the principal amount of the outstanding indebtedness to be repaid from the net proceeds of the Concurrent Offering, occurred at the beginning of fiscal year 1996. This amount was computed by dividing adjusted net loss (net loss as reported adjusted for the 1996 interest expense associated with the outstanding indebtedness) by the adjusted weighted average common shares and equivalents (common shares and equivalents outstanding as reported plus the number of shares of Common Stock, assuming an offering price of $23.00 per share, the proceeds of which were used to retire the outstanding indebtedness).

(2) The weighted average number of common shares outstanding during the first half of fiscal year 1996 (including the three months ended September 30, 1995), and during fiscal years 1995, 1994, 1993 and 1992 includes the Incremental Shares. Such Incremental Shares were determined utilizing the treasury stock method. The effect of the assumed exercise of stock options which were issued one year prior to the effective date of the IPO and the effect of the assumed conversion of the convertible preferred stock are not included because their effect is antidilutive.

(3) Includes current portion of long-term debt.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

    The Company's activities during the year ended June 30, 1996 and the three months ended September 30, 1996 were focused on the launch of INSTEAD-TM-, which commenced in the Fall of 1996. The lead market for the initial rollout is in the Pacific Northwest, a region which the Company estimates represents approximately 8% of U.S. households, and includes the major markets of San Francisco, Seattle and Portland. In May 1996 the Company finalized the lead market distribution network by contracting with Morgan & Sampson Pacific, a retail broker with expertise in the Health and Beauty Aid business as well as the feminine protection market segment.

    Manufacturing activities to support the launch of INSTEAD-TM- progressed during the second half of fiscal year 1996 and the three months ended September 30, 1996. Manufacturing space was leased and remodeling began. The special thermoforming equipment required to manufacture INSTEAD-TM- completed high volume testing and in June 1996 commenced manufacturing INSTEAD-TM- for the Fall 1996 launch.

    In addition to INSTEAD-TM- launch activities, research and development activities on new products continued in the fourth quarter of fiscal year 1996 and the first quarter fiscal year 1997. The BufferGel Technology developed by the Company's research and development partner, ReProtect, was selected by HIVNET for funding of clinical trials to test its use for the prevention of AIDS and other STDs. The Phase I clinical trials are currently scheduled to begin in December 1996.

    The following table sets forth, for the periods indicated, the percentage increases or decreases of certain items included in the Company's statement of operations.

                                                    INCREASE (DECREASE) FROM PRIOR PERIOD
                                             ---------------------------------------------------
                                                                               THREE MONTHS
                                                                            ENDED SEPTEMBER 30,
                                             JUNE 30, 1995  JUNE 30, 1996   1996 COMPARED WITH
                                             COMPARED WITH  COMPARED WITH   THREE MONTHS ENDED
                                             JUNE 30, 1994  JUNE 30, 1995   SEPTEMBER 30, 1995
                                             -------------  -------------  ---------------------
Net Sales (exclusive of depreciation)(1)...       --             --                 --
Cost of Sales(1)...........................       --             --                 --
Marketing, Sales and Distribution..........       --%            1,847.9%             745.8%
General and Administrative Expense.........           4.1          252.6              222.1
Research and Development Expense...........         (59.9 )        673.4              459.0
Loss from operations.......................          (2.6 )        403.2              414.8
Interest Income(2).........................       --             --               --
Interest Expense...........................          38.0           43.2              (26.9     )
Depreciation and Amortization..............          31.3          343.7              172.9

Net Loss...................................           3.3          312.4              334.1

------------------------

(1) This percentage is not meaningful since the Company began generating sales in August 1996.

(2) This percentage is not meaningful since the Company did not generate interest income in prior periods.

THREE MONTHS ENDED SEPTEMBER 30, 1996 COMPARED TO THREE MONTHS ENDED SEPTEMBER 30, 1995

NET SALES

    Net sales for the three months ended September 30, 1996 were $192,540 resulting from the shipment of INSTEAD-TM-. The Company was a development stage company for the three months ended September 30, 1995 and generated no sales.

COST OF SALES (EXCLUSIVE OF DEPRECIATION)

    Cost of sales during the three months ended September 30, 1996 were $358,377. The Company was a development stage company during the three months ended September 30, 1995 and incurred no cost of sales. The cost of sales for the three months ended September 30, 1996 was attributable to the start-up and manufacturing costs associated with the production of INSTEAD-TM- to support related sales. The Company has not reached a level of production adequate to absorb the Company's manufacturing costs on a cost efficient basis.

MARKETING, SALES AND DISTRIBUTION

    Marketing, sales and distribution expense increased 745.8% to $2,921,392 for the three months ended September 30, 1996 from $345,416 for the three months ended September 30, 1995. This increase was principally attributable to certain expenses incurred in connection with the launch of INSTEAD-TM- during the three months ended September 30, 1996 for marketing and advertising for television, print, internet, sampling and coupon mailings to generate consumer trial and awareness of INSTEAD-TM-.

RESEARCH AND DEVELOPMENT

    Research and development expense increased 459.0% to $394,778 for the three months ended September 30, 1996 from $70,616 for the three months ended September 30, 1995. The increase was primarily attributable to payments to ReProtect under the terms of the Company's research and development agreement.

GENERAL AND ADMINISTRATIVE

    General and administrative expense increased 222.1% to $1,924,557 for the three months ended September 30, 1996 from $597,529 for the three months ended September 30, 1995. This increase was primarily due to non-cash charges resulting from the issuance of options and warrants to purchase common stock to officers and a director of the Company and in connection with the settlement of a claim at prices below fair market value. This increase was also due, to a lesser extent, to increases in legal fees, increases in salaries attributable to administrative support staff, and financial public relations expense.

DEPRECIATION AND AMORTIZATION

    Depreciation and amortization expense increased 172.9% to $213,355 for the three months ended September 30, 1996 from $78,182 for the three months ended September 30, 1995. This increase was attributable to the increase in the depreciation of property and equipment and the increase in the amortization of deferred debt issuance costs.

INTEREST EXPENSE

    Interest expense was $122,858 and $168,160 for the three months ended September 30, 1996 and 1995, respectively. The decrease of 26.9% for the three months ended September 30, 1996 compared to the three months ended September 30, 1995 was attributable to the repayment of debt by the Company.

INTEREST INCOME

    Interest income was $285,345 and $2,820 for the three months ended September 30, 1996 and 1995, respectively. The increase for the three months ended September 30, 1996 compared to the three months ended September 30, 1995 was attributable to the money received by the Company during February, 1996 from its IPO which was invested in cash equivalents during the three months ended September 30, 1996.

FISCAL YEARS ENDED JUNE 30, 1996, 1995 AND 1994
NET SALES AND COSTS OF SALES

    The Company began generating sales in August 1996 and therefore there were no revenues or costs of sales in these fiscal years.

MARKETING, SALES AND DISTRIBUTION

    Marketing, sales and distribution expense increased 1,847.9% to $2,406,277 for the year ended June 30, 1996 from $123,531 for the year ended June 30, 1995. The increase was primarily due to expenses related to the launch of INSTEAD-TM-which had been planned for, and commenced in, the Fall of 1996, including market research, development of trade promotion plans and package design.

    Plans for the lead market geography were developed and in the year ended June 30, 1996 the Company retained Morgan & Sampson Pacific to gain widespread distribution and merchandising support of INSTEAD-TM- to retailers in the lead market. Staffing additions in that year to facilitate product launch and operations included a Senior Marketing Product Manager.

    Marketing, sales and distribution expense increased to $123,531 for the year ended June 30, 1995 compared to $-0- for the year ended June 30, 1994. This was attributable to marketing expenses related to INSTEAD-TM-.

GENERAL AND ADMINISTRATIVE

    General and administrative expense increased 252.6% to $5,095,261 for the year ended June 30, 1996 from $1,444,911 for the year ended June 30, 1995. The increase was primarily due to non-cash charges resulting from the issuance of options to purchase Common Stock to officers and a director of the Company at prices below fair market value and legal fees and, to a lesser extent, due to increases in salaries, travel, professional fees and other general operating expenses.

    Staffing additions in the year ended June 30, 1996 to facilitate product launch and operations included a Vice President of Operations at the Montana facility and a Corporate Controller.

    General and administrative expense increased 4.1% to $1,444,911 for the year ended June 30, 1995 from $1,387,784 for the year ended June 30, 1994. The increase for the year ended June 30, 1995 compared to June 30, 1994 was primarily due to increases in salaries and signing bonuses attributable to officers of the Company, who are principally engaged in the development of the Company's business plan and equity financing activities and related travel expenses, offset in part by reduced legal expenses.

RESEARCH AND DEVELOPMENT

    Research and development expense increased 673.4% to $1,403,557 for the year ended June 30, 1996 from $181,475 for the year ended June 30, 1995. The increase was primarily attributable to research expenses of $343,200 paid to ReProtect under the terms of the Company's research and development agreement and to production start-up expenses, including those described below. To a lesser extent the increase was due to other research and testing expenses related to INSTEAD-TM-, as well as legal expenses.

    Production start-up expenses included procurement of a manufacturing facility as well as completion of line testing. A lease was entered into for manufacturing and office space. Remodeling began on the manufacturing space principally to create the controlled environment module that secures the manufacturing equipment. Equipment orders were placed for INSTEAD-TM-'s first manufacturing line. The first piece of special equipment to manufacture the product, which is called the thermoforming line, completed testing at Remmele Engineering, Inc. in St. Paul, Minnesota and has been installed at Ultrafem's Montana facility and is producing product for the launch of INSTEAD-TM-. In June 1996 the Company commenced manufacturing quantities of INSTEAD-TM- for the commercial market, and estimates that it has produced an aggregate of approximately 2.2 million units of INSTEAD-TM- through August 14, 1996.

    The BufferGel Technology developed by the Company's research and development partner, ReProtect, has been selected by HIVNET for funding of clinical trials to test its use as a vaginal microbicide for the prevention of AIDS and other STDs. Furthermore, the FDA has permitted the BufferGel Technology to enter Phase I clinical trials, which are currently scheduled to begin in December 1996. The BufferGel Technology is the first non-detergent AIDS prevention technology to be selected by HIVNET to proceed to clinical trials. See "Business -- Other Potential Applications of the SoftCup Technology."

    Research and development expense decreased 59.9% to $181,475 for the year ended June 30, 1995 from $452,552 for the year ended June 30, 1994. The decrease for the year ended June 30, 1995 compared to June 30, 1994 was primarily attributable to reduced expenditures incurred by the Company with independent contract research groups and lower manufacturing facility costs associated with the Company's decision to move to smaller manufacturing facilities.

DEPRECIATION AND AMORTIZATION

    Depreciation and amortization was $738,883 for the year ended June 30, 1996 and $166,533 for the year ended June 30, 1995. The 343.7% increase for the year ended June 30, 1996 compared to the year ended June 30, 1995 was attributable to increases in the amortization of deferred debt issuance costs.

    Depreciation and amortization was $166,533 for the year ended June 30, 1995 and $126,872 for the year ended June 30, 1994. The 31.3% increase for the year ended June 30, 1995 compared to 1994 was primarily attributable to increases in the amortization of deferred offering costs.

INTEREST EXPENSE

    Interest expense was $665,381 for the year ended June 30, 1996 and $464,615 for the year ended June 30, 1995. The 43.2% increase for the year ended June 30, 1996 compared to the year ended June 30, 1995 was attributable to the increase in debt incurred by the Company in the year ended June 30, 1996. At June 30, 1996 the Company repaid approximately $4.9 million of debt. See "-- Liquidity and Capital Resources."

    Interest expense was $464,615 for the year ended June 30, 1995 and $336,732 for the year ended June 30, 1994. The 38.0% increase in 1995 compared to 1994 was attributable to increases in debt incurred by the Company in each of the respective comparable periods.

INTEREST INCOME

    Interest income was $489,379 for the year ended June 30, 1996 compared to $-0- for the year ended June 30, 1995. The increase for the year ended June 30, 1996 compared to the year ended June 30, 1995 was attributable to the money received by the Company in February 1996 from its IPO which was invested in cash equivalents during the period ended June 30, 1996.

LIQUIDITY AND CAPITAL RESOURCES

    The Company's need for funds has increased from period to period as it has incurred expenses for, among other things, research and development activities, engineering and design of fully automated manufacturing systems, clinical testing, meeting domestic and international regulatory requirements, applications for domestic and international patent protection, applications for domestic trademark protection and market research. Since its inception, the Company funded these needs through private placements of its equity and debt securities. The Company received net proceeds in excess of approximately $12,300,000 through private sales of these securities from inception through September 30, 1996. See "Prior Financings."

    In February 1996, the Company received proceeds of $34,085,611, net of related expenses of $5,014,389, in connection with the sale of 3,910,000 shares of Common Stock in the IPO. At September 30, 1996 the Company had $16,663,098 in cash and cash equivalents. From June 30, 1996 to September 30, 1996, the Company's cash position decreased by $7,846,973, principally reflecting $5,451,308 used in operating activities, $2,946,550 used for purchase of property and equipment, and $103,125 for the repayment of debt offset in part by $654,010 in proceeds from the exercise of stock options and warrants. As of June 30, 1996, the Company's cash position increased by $24,436,681, principally reflecting the net proceeds from the IPO and $6.1 million in net proceeds from the sale of convertible and nonconvertible promissory notes and exercise of stock options and warrants. The net proceeds from the IPO and the net proceeds from such sales of other securities were used in the repayment of debt and payment of debt issuance costs of $5.6 million, $7.6 million were used in operating activities and $2.6 million were used for construction in the manufacturing plant and purchase of property and equipment.

    The Company's working capital and capital requirements will depend on numerous factors, including the progress of the staged market introduction of INSTEAD-TM-, the Company's research and development activities, the level of resources that the Company devotes to the developmental, clinical, regulatory and marketing aspects of its products and the extent to which strategic alliances with multi-national pharmaceutical or consumer product companies are formed. At September 30, 1996, the Company had commitments in the amount of approximately $6,955,000, of which $3,635,000 was unpaid, for the purchase of manufacturing equipment and improvements to the manufacturing facility to support start-up production and improvements to the new New York office space. Included in accounts payable and accrued liabilities at September 30,1996 was approximately $249,000 of these unpaid commitments. In addition, in February 1996 the Company and ReProtect entered into a License, Research and Product Development Agreement under which the Company is obligated to pay ReProtect a minimum of $1 million per year for research and development. In addition, the Company will also continue to incur additional research and development expenses; these expenses may include amounts expended on prototype development, prototype manufacturing, laboratory and human clinical studies, as well as market research.

    The Company's stockholders' equity decreased by $4,410,882 from June 30, 1996 to September 30, 1996 reflecting a net loss by the Company for the three months ended September 30, 1996 of $5,457,432 offset in part by proceeds from the exercise of stock options and warrants, issuance of below market value stock warrants in connection with the settlement of a claim and conversion of convertible debt into Common Stock of $1.1 million. The Company's stockholders' equity increased by $27,295,724 from June 30, 1995 to June 30, 1996 reflecting the net proceeds from the IPO of $34,085,611, proceeds from the exercise of stock options and warrants of $1,869,522, conversion of accounts payable to warrants, issuance of below market value stock options and warrants in connection with professional services and licensing agreements and conversion of convertible debt to common stock of $1.1 million, offset by the Company's net loss for the year ended June 30, 1996 of $9,819,980.

    The Company intends to use approximately $3,430,812 of the net proceeds of the Concurrent Offering to repay certain outstanding indebtedness and to use the balance of such net proceeds to provide continued support for the launch of INSTEAD-TM- in the initial market and to support expansion into additional geography, including increased marketing spending and the advanced purchase of manufacturing equipment, for increased investment in research and development of medical and health care products and for general corporate purposes.

    The Company believes that the level of financial resources available to it is an important factor in its ability to achieve the marketing and distribution of INSTEAD-TM- and in its ability to develop and eventually bring medical products to market. The Company believes that the financial resources available to it, together with the net proceeds from the Concurrent Offering, will satisfy the Company's working capital needs for at least 12 months. However, the Company may require additional financing if unforeseen risks are encountered. If the Company is unable to raise additional capital or arrange satisfactory working capital or additional equity financing, the Company may be unable to complete the distribution of INSTEAD-TM- into the full United States market. Additional financings may require the issuance of new equity securities, and there can be no assurance that the Company will be able to obtain working capital or additional financing at a favorable rate, if at all.

EFFECTS OF RECENT ACCOUNTING PRONOUNCEMENTS

    In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation" which is effective for the Company beginning July 1, 1996. The standard encourages, but does not require, companies to recognize compensation expense of grants for stock, stock options and other equity instruments to employees based on fair value accounting rules. SFAS No. 123 requires companies that choose not to adopt the new fair value accounting rules to disclose pro forma net income and earnings per share under the new method. The Company will continue to apply APB opinion No. 25 to its stock based compensation awards to employees and will disclose the required pro forma effect on net income and earnings per share in its annual financial statements.

                                    BUSINESS

GENERAL

    Ultrafem, Inc. was formed to design, develop and manufacture products based upon its proprietary and patented SoftCup Technology to address women's health care needs. The SoftCup Technology is a physical barrier-type vaginal device designed to enhance the comfort, functionality and effectiveness of products designed for women in the areas of feminine protection, contraception, the prevention of STDs and the treatment of vaginal infections. The commercial products which will employ the SoftCup Technology will be disposable, single use, universal size and made from a soft, inert, thermoplastic material which becomes more pliable at body temperature and molds to fit the individual user's anatomy.

FEMININE PROTECTION PRODUCT -- INSTEAD-TM-

    Management believes that INSTEAD-TM- represents one of the most significant technological developments for feminine protection since the introduction of the first commercial disposable tampon in 1933. INSTEAD-TM- differs from other forms of feminine protection currently on the market in that it collects, rather than absorbs, menstrual fluid. The Company believes that the unique design of INSTEAD-TM- provides several distinct benefits over currently available forms of feminine protection, including increased comfort, improved performance, reduced health concerns and freedom to engage in most physical (including sexual) activities during menstruation. The Company has obtained FDA clearance to market INSTEAD-TM- in the United States. INSTEAD-TM- may also be marketed in each of Belgium, Canada, Denmark, Finland, France, the Netherlands, Spain, Sweden, Switzerland and the United Kingdom subject to compliance with applicable international labeling laws and United States export requirements.

    The Company initiated the launch of INSTEAD-TM- in the Fall of 1996 in the Pacific Northwest, a region which the Company estimates represents approximately 8% of United States households and includes the major markets of San Francisco, Seattle and Portland. The Company intends to introduce INSTEAD-TM- in stages into additional significant geographic regions with full national distribution anticipated to be achieved over a three year period, which may be accelerated or delayed depending upon various factors including market acceptance by retailers and consumers, and the availability of additional financing. The Company has conducted market research and consumer use testing which indicate significant consumer interest in INSTEAD-TM-. The Company intends to distribute INSTEAD-TM-principally through supermarkets and drug stores. See "Risk Factors -- Inherent Limitation of Market Research and Consumer Use Testing," "-- Need for Additional Financing for Unforeseen Risks," "Business -- Product Testing" and "-- Strategy and Plan of Operations."

    Management estimates that the domestic and international feminine protection markets in developed countries are in excess of $9 billion annually. The United States market for feminine protection products such as tampons and pads generates approximately $1.8 billion in annual revenues (based on a 1995 report by A.C. Nielsen). Approximately 58 million women between the ages of 18 and 54 use feminine protection products in the United States. Approximately 63% of menstruating women in the United States use tampons exclusively or in combination with pads (based on 1996 Simmons Market Research Bureau). The European market for feminine protection products generates approximately $2.9 billion in annual revenues (based on a 1995 report by A.C. Nielsen) with an estimated 105 million women between the ages of 18 and 54 using feminine protection products. Other developed markets, including Canada, Latin America, Mexico and Asia (other than India and China) represent a combined population in excess of 200 million potential users.

MEDICAL PRODUCT APPLICATIONS

    Ultrafem intends to develop additional applications of the SoftCup Technology, for vaginal delivery of agents for use in contraception, the prevention of STDs, and the treatment of vaginal infections. The Company's initial product under development is a contraceptive which combines the SoftCup Technology with the BufferGel Technology, which is licensed by the Company for vaginal use on a worldwide basis. The BufferGel Technology was invented by scientists associated with Johns Hopkins with whom the Company has previously conducted research. The Company has entered into a research and development agreement with ReProtect, a company founded by these scientists which will continue the investigation and development of medical applications of the SoftCup Technology.

    Subsequent to the IPO, the FDA allowed an IND application permitting the BufferGel Technology to enter Phase I clinical trials to test its use as a vaginal microbicide for the prevention of AIDS and other STDs. These Phase I clinical trials are currently scheduled to commence in December 1996 and are being funded by HIVNET, a unit of the NIH. The Company plans to begin clinical trials of its contraceptive product upon completion of the Phase I clinical trials of the BufferGel Technology. A portion of these clinical trials may be funded by the net proceeds of the Concurrent Offering. In order to achieve this timetable, the Company will need to complete the development of the contraceptive product by combining the SoftCup Technology and the BufferGel Technology. There can be no assurance, however, that any of the foregoing goals or timetables can be met, or that any of the clinical trials will demonstrate the necessary degree of safety and effectiveness required for FDA pre-market approval. See "Risk Factors -- Dependence on Single Product," "-- Risks Associated with Research and Development for Other Applications of the SoftCup Technology" and "Business -- Other Potential Applications of the SoftCup Technology."

    The United States market for contraceptive products such as condoms, oral contraceptives, diaphragms and implantable contraceptives generates approximately $2 billion in annual revenues (based on Theta Corporation, 1994). Based on the population of women between the ages of 18 and 54, estimated to be in excess of 300 million women in Europe and other developed markets, and assuming that the frequency of use of contraceptive products is less than that in the United States, management estimates the international markets for contraceptives to be approximately $6 billion annually outside the United States. Additionally, at least 330 million new cases of STDs occur each year throughout the world (World Health Organization, 1995), indicating a significant market for a STD prevention product.

STRATEGY AND PLAN OF OPERATIONS

    The Company's business strategy is to develop and market proprietary products based on its patented SoftCup Technology directed at high potential, underserved segments of the women's health care market. The key elements of this strategy are to (i) continue the launch of INSTEAD-TM- in the United States,
(ii) expand the Company's manufacturing capabilities, (iii) develop and submit for FDA clearance or pre-market approval products based upon the SoftCup Technology for the medical product arena and (iv) pursue strategic alliances with multi-national consumer product and pharmaceutical companies for marketing, sales and distribution.

    The Company intends to market INSTEAD-TM- as an innovative alternative to tampons and sanitary napkins. The Company intends to introduce INSTEAD-TM- in stages into significant geographic regions with full national distribution anticipated to be achieved over a three year period, which may be accelerated or delayed depending upon various factors including market acceptance by retailers and consumers, and the availability of additional financing. The Company commenced initial regional distribution of INSTEAD-TM- in the Pacific Northwest in the Fall of 1996, including the major markets of San Francisco, Seattle and Portland. The Company believes that the financial resources available to it, together with the net proceeds of the Concurrent Offering, will satisfy the Company's working capital needs for at least 12 months. Distribution in foreign markets could occur simultaneously, provided an appropriate strategic partner is identified. No assurance can be given that the foregoing goals or timetables can be met. See "Risk Factors -- Need for Additional Financing for Unforeseen Risks."

    The Company intends to develop a contraceptive product and to simultaneously develop additional applications of the combination of the SoftCup Technology with the BufferGel Technology for treatment of vaginal infections and topical and systemic therapies. The Company plans to begin clinical trials of a contraceptive product upon completion of the Phase I clinical trials relating to use of the BufferGel Technology as a vaginal microbicide for the prevention of AIDS and other STDs. These

Phase I clinical trials, which are currently scheduled to begin in December 1996, are being funded by HIVNET. Any introduction of new products would be dependent on individual product development, obtaining regulatory clearances, the confirmation of the commercial viability of any such product and the development of strategic partnerships to support international market penetration. See "Risk Factors -- Risks Associated with Research and Development of Other Applications of the SoftCup Technology" and "Business -- Other Potential Applications of the SoftCup Technology."

MARKETING AND SALES

    The Company is marketing INSTEAD-TM- as an innovative alternative to existing feminine protection products, including tampons and sanitary napkins. When the marketing campaign is expanded into the full United States market, it will be directed specifically at the Company's target consumer audience of approximately 58 million women. See "-- Feminine Protection Market -- Domestic Market." The Company, in conjunction with Bozell Worldwide, Inc., a leading multi-national advertising and marketing communications company, has developed detailed plans integrating consumer advertising, professional advertising, consumer research, professional and consumer public relations, and direct marketing. See "Certain Relationships and Related Party Transactions."

    The Company has implemented marketing programs directed at the consumer target audience, the professional target audience and the retail trade. Plans for the consumer target audience include a multimedia consumer advertising campaign comprised of television, print and the Internet. Product sampling and couponing via mail, advertising, public relations and print are also being utilized. To date, all marketing programs have been substantially directed to the Pacific Northwest. The Company intends to increase marketing to other geographic regions as the national rollout of INSTEAD-TM- continues.

    The professional target audience is defined as Obstetrician/Gynecologists, Obstetrician/Gynecologist Nurses and Pharmacists. Plans for a professional campaign have been formulated and include presentations at scientific meetings, education for health and fitness organizations, by-lined articles in professional journals, brochures for distribution through physicians' offices as well as advertising in professional journals and through direct mail. The first by-lined article ("Latest Developments in Menstrual Protection") appeared April 15, 1996 in CONTEMPORARY OB/GYN and was authored by Richard M. Soderstrom, M.D., a member of the Company's Scientific Advisory Board.

    The Company intends to distribute INSTEAD-TM- principally through supermarkets and drug stores. See "-- Strategy and Plan of Operations." Management believes that this marketing approach should enable it to compete effectively for sales and shelf space with its larger, better capitalized competitors. The Company has retained Meridian to formulate selling strategies and implement sales plans by trade channel and key accounts. Meridian will provide the sales management organization which will supervise a broker network and which will develop trade promotion plans and introductory sales presentations for the initial introduction of INSTEAD-TM- into the United States market. The fees for such services are currently $42,500 per month plus additional fees for special projects requested by the Company. The Company expects that this amount will increase in the future as INSTEAD-TM- is introduced into additional geographies. Ultrafem has hired Morgan & Sampson Pacific, a leading Health and Beauty Aid broker in the Northwest, as the broker for INSTEAD-TM- in the Pacific Northwest. The use of brokers is predominant in the Health and Beauty Aid business. Management believes that Morgan & Sampson Pacific is capable of being the broker representing Ultrafem in as much as 25% of the United States market. Morgan & Sampson Pacific is compensated on a commission basis, based on a percentage of sales of INSTEAD-TM-, as well as bonus compensation based on meeting certain sales goals. Sales calls in the Pacific Northwest to date have resulted in commitments from retailers which account for more than 75% of ACV (all commodity volume) in the food and drug classes of trade. These include commitments for in-store merchandising and displays, on shelf dates, and desired shelf positioning.

    There can be no assurance that the Company's marketing plans and strategies will be successfully implemented. See "Risk Factors -- Marketing Risks; Uncertainty of Consumer Acceptance" and "-- Risks Associated with Potential Competitive Response."

    The Company works with an array of outside marketing and sales professionals who are supporting the launch of INSTEAD-TM-. The Company's in-house marketing and sales professionals both supervise and coordinate the Company's use of outside professionals. The Company currently plans to continue to outsource a significant portion of its marketing and sales activities, since outside professionals contribute significant and diverse skills, knowledge of trade, and marketing and sales experience to the Company, at a cost which the Company could not currently provide in-house.

FEMININE PROTECTION MARKET

BACKGROUND

    The menstrual cycle normally begins between the ages of 12 and 13 and continues to menopause, which generally occurs between the ages of 46 and 54. The cycle averages 28 days, with the normal period lasting from five to six days. The period begins with one to three days of heavy flow and then tapers to a daily light flow over several more days.

    Some women use either tampons or sanitary napkins on an exclusive basis. Many women use both tampons and sanitary napkins because there is a general dissatisfaction associated with the use of any single product. Management believes that INSTEAD-TM- provides women with significant advantages over the currently available feminine protection products and expects to attract women that use both sanitary napkins and tampons.

    INSTEAD-TM- is a new product and women will need to become accustomed to using it. Some women may find digital insertion unappealing. INSTEAD-TM-, like certain other vaginal products, is not recommended for women who have had toxic shock syndrome ("TSS"), use an IUD, or have anatomical abnormalities. INSTEAD-TM- also should not be used immediately after childbirth. INSTEAD-TM- is neither flushable nor biodegradable.

DOMESTIC MARKET

    The United States feminine protection product market has grown approximately 11% from 1992 to 1995, with annual revenues increasing from approximately $1.6 billion in 1992 to approximately $1.8 billion in 1995. In 1995, the market was divided between sanitary napkins, with a market share measured in dollars of 62%, and tampons, with a market share measured in dollars of 38%.

                                                              ($MILLION)         % OF         ($MILLION)         % OF
PRODUCT TYPE                                                     1992        MARKET SHARE        1995        MARKET SHARE
------------------------------------------------------------  -----------  -----------------  -----------  -----------------
Sanitary Napkins............................................   $     941              59%      $   1,084              62%
Tampons.....................................................         643              41             677              38
                                                              -----------            ---      -----------            ---
    Total...................................................   $   1,584             100%      $   1,761             100%
                                                              -----------            ---      -----------            ---
                                                              -----------            ---      -----------            ---

------------------------

Source: A.C. Nielsen

    Management believes approximately 58 million women between the ages 18 and 54 use feminine protection products and represent the Company's target user group in the United States domestic market. Based on the Company's market research, management expects to ultimately generate trial of INSTEAD-TM- by approximately 15-17 million women in this target audience. There can be no assurance that INSTEAD-TM- will be tried by such number of women, or that such women will remain as users of INSTEAD-TM-.

EUROPEAN AND OTHER DEVELOPED MARKETS

    The European market for feminine protection products generated approximately $2.9 billion in revenues in 1995, which represents a 7.5% increase over the prior two years (based on 1995 Nielsen). According to such report, pantyliners and pads had a 76% market share and tampons had a 24% share.

                                                              ($MILLION)         % OF         ($MILLION)         % OF
PRODUCT TYPE                                                     1993        MARKET SHARE        1995        MARKET SHARE
------------------------------------------------------------  -----------  -----------------  -----------  -----------------
Pantyliner..................................................   $     424              16%      $     483              17%
Towels (Pads)...............................................       1,638              60           1,739              59
Tampons.....................................................         643              24             688              24
                                                              -----------            ---      -----------            ---
    Total...................................................   $   2,705             100%      $   2,910             100%
                                                              -----------            ---      -----------            ---
                                                              -----------            ---      -----------            ---

------------------------
Source: A.C. Nielsen

    Management believes approximately 105 million women between the ages of 18 and 54 use feminine protection products in Europe and represent the Company's target user group in this market.

    Other developed markets, including Canada, Latin America, Mexico and Asia (other than India and China) present a combined population in excess of 200 million potential users.

MANUFACTURING

    The Company has developed a patent pending process for manufacturing INSTEAD-TM-. Custom-designed, state-of-the-art process equipment is essential to the Company's manufacturing strategy. Management has collaborated with several equipment manufacturers to engineer the necessary equipment to fully automate the manufacturing process. In October 1995, the Company retained Remmele Engineering, Inc. to design, build and install equipment for the first semi-automated line capable of producing approximately 4 million units per month on a three shift basis to support start-up production. The Company has ordered a second semi-automated line and a fully automated line. The Company believes that its manufacturing capacity will be sufficient to meet consumer demand. To commercialize INSTEAD-TM- successfully, the Company will have to increase the number of units it can produce, reduce per-unit manufacturing costs and achieve the high-quality standards required. See "Risk Factors -- Lack of Manufacturing Experience; Need to Achieve Economies of Scale and Limited Manufacturing Resources."

    Subsequent to the IPO, the Company entered into a lease for manufacturing and office space and remodeled the manufacturing space principally to create the controlled environment module which will secure the manufacturing equipment. The piece of special equipment to manufacture the product, which is called the thermoforming line, completed high volume testing at Remmele Engineering, Inc. in St. Paul, Minnesota and has been installed at the Ultrafem Montana facility and is producing product for the Fall 1996 launch of INSTEAD-TM-. The flow wrapper machine that will put INSTEAD-TM- into individual "intimate wraps" and the cartoning machine that will put INSTEAD-TM- into 6, 16, and 24 count cartons are also in place. In June 1996 the Company commenced manufacturing quantities of INSTEAD-TM- for the commercial market, and estimates that it has produced an aggregate of approximately 2.2 million units of INSTEAD-TM- through August 14, 1996.

    The Company has developed thermoplastic formulations which are proprietary to the Company. They are permeable to many commercially established drugs and are easily welded to each other and to other delivery components. Management believes the performance of these formulations in combination with the manufacturing process is an important component of developing a practical, low cost production process. See "-- Patent Status and Patent Applications; Proprietary Technology."

OTHER POTENTIAL APPLICATIONS OF THE SOFTCUP TECHNOLOGY

    The SoftCup Technology has significant potential medical and health care applications. Management plans to develop commercial applications of the SoftCup Technology to be used as a vaginal drug delivery system because, by virtue of direct contact with vaginal mucous membranes, the SoftCup

Technology can provide an easy and direct method for topical and systemic vaginal drug treatments. The Company believes that these products have significant commercial applications for contraception, prevention of STDs, treatments of vaginal infections and topical and systemic therapies.

    Under a research agreement, which expired by its terms on June 30, 1993, Johns Hopkins investigated using the SoftCup Technology as a delivery system for monoclonal antibodies and other agents as protection against pregnancy and STDs. The laboratory experiments conducted at Johns Hopkins indicated that the SoftCup Technology can deliver the BufferGel both to the surface of the cervix and to the lumenal surfaces of the vagina. Dr. Richard A. Cone and Dr. Kevin J. Whaley, who are affiliated with Johns Hopkins, and along with Dr. Thomas Moench, previously conducted research for the Company in connection with the research agreement with Johns Hopkins. These individuals formed ReProtect which will continue the investigation of using the SoftCup Technology as a vaginal drug delivery system of agents for contraception, prevention of STDs, treatments of vaginal infections and for topical and systemic therapies. Dr. Richard A. Cone is a member of the Company's Board of Directors. See "Management Directors and Executive Officers." Dr. Thomas R. Moench, formerly an Assistant Professor of Medicine at Johns Hopkins, is an expert in virology, molecular biology and monoclonal antibody production. From 1984 through 1993, he served on the faculty of Johns Hopkins as a consultant physician in Infectious Diseases. He developed an animal model for studying the vaginal and rectal (transmucosal) transmission of an AIDS-like disease in cats caused by feline immunodeficiency virus. Dr. Kevin J. Whaley, an Associate Research Scientist in Biophysics and an Adjunct Faculty member, Population Dynamics/Reproductive Biology, Johns Hopkins, is an expert on monoclonal antibodies and vaccines that protect against both pregnancy and disease and on vaginal drug delivery.

    Two of the scientists who formed ReProtect invented the BufferGel Technology, which ReProtect has licensed to the Company. The Company believes that this BufferGel Technology, when combined with the patented SoftCup Technology, will provide enhanced protection against pregnancy and STDs as well as enhanced treatments for vaginal infections. The BufferGel Technology has the ability to maintain the normal vaginal pH balance while killing sperm and most STD pathogens. The mechanical barrier action of the SoftCup Technology combined with the BufferGel Technology may fill the needs for an effective woman controlled prophylactic contraceptive as well as vaginal anti-infective. The NIH has granted $2 million in contracts for the research and development of the BufferGel Technology for contraception and the prevention of AIDS and other STDs. There can be no assurance, however, that ReProtect will receive the benefit of the entire $2 million under the NIH contracts.

    The FDA has allowed an IND application permitting the BufferGel Technology to enter Phase I clinical trials which are currently scheduled to begin in December 1996. These Phase I clinical trials are being funded by HIVNET, a unit of the NIH, to test the use of the BufferGel Technology as a vaginal microbicide for the prevention of AIDS and other STDs. The Company plans to begin clinical trials of a contraceptive product upon completion of the Phase I clinical trials. In order to achieve this timetable, the Company will need to complete development of the contraceptive product by combining the SoftCup Technology and the BufferGel Technology. The Company will simultaneously develop additional applications of the combination of the SoftCup Technology and the BufferGel Technology, for treatment of vaginal infections and topical and systemic therapies with a view towards seeking FDA approval to enter clinical trials for such applications. The Company also intends to develop other vaginal drug delivery products including for the prevention of STDs. There can be no assurance, however, that any of the foregoing goals or timetables can be met, or that any of the clinical trials will demonstrate the necessary degree of safety and effectiveness required for FDA pre-market approval. See "Risk Factors -- Dependence on Single Product" and "-- Risks Associated with Research and Development for Other Applications of the SoftCup Technology."

    ReProtect expects to conduct research at Johns Hopkins in accordance with a ten year License, Research and Development Agreement between the Company and ReProtect (the "ReProtect Agreement") under which the Company will provide ReProtect at least $1 million annually for research. ReProtect is a party to a research agreement with Johns Hopkins which expires August 31, 1999. In addition, ReProtect also has an independent research facility and could conduct research independent of Johns Hopkins by upgrading its current facilities. The ReProtect Agreement provides the Company with an exclusive, worldwide license for the use of the BufferGel Technology coupled with the SoftCup Technology, for which ReProtect received a one time payment of $100,000, a royalty of $.01 per unit of the product sold and ten and one-half year options to purchase 125,000 shares of Common Stock at an exercise price of $8.00 per share and 100,000 shares of Common Stock at an exercise price of $6.00 per share, exercisable upon the attainment of certain milestones. In addition, ReProtect has granted the Company a worldwide license for vaginal use of the BufferGel Technology without the SoftCup Technology, for which ReProtect received a one time payment of $100,000, options to purchase 175,000 shares of Common Stock at an exercise price of $8.00 per share, exercisable upon the attainment of certain milestones, and a royalty of either 5% or 3% (depending on whether a patent has been issued) of net sales of the BufferGel Technology (without the SoftCup Technology). The ReProtect Agreement contains the parties' agreement to negotiate in good faith to extend the term, as well as other customary provisions in agreements of this type, including provisions relating to noncompetition, confidentiality and early termination of the agreement and the licenses therein under certain circumstances.

    The Company plans to continue pursuing other potential applications of the SoftCup Technology. Beyond the potential applications discussed above, the ongoing longer-range research and development with the ReProtect research team will focus on the development of vaginal delivery of monoclonal antibodies against sperm and STD pathogens. Management believes that these natural protective agents will facilitate a new generation of products for vaginal protection and therapy. The Company will require FDA clearance or pre-market approval to market different applications of the SoftCup Technology in the United States. See "Risk Factors -- Necessity of Regulatory Clearances to Market."

    In order to facilitate the development of other applications of the SoftCup Technology, the Company currently plans to hire an executive to coordinate and advance medical product development. The Company is conducting a search for such executive and has identified several potential candidates.

STRATEGIC ALLIANCES

    The Company is seeking domestic and international strategic alliances with multinational pharmaceutical and/or consumer product companies to support the launch of INSTEAD-TM- into international markets and to support the development of other commercial applications of the SoftCup Technology. In addition, following the successful introduction of INSTEAD-TM- into the United States market, the Company will consider entering into an alliance with a strategic partner who could potentially act as an ongoing distribution partner for the full United States market. The Company believes that forming strategic alliances with multinational pharmaceutical and/or consumer product companies will enhance both its ability to successfully bring INSTEAD-TM- to international markets and its capability to develop new applications for the SoftCup Technology, such as contraception and vaginal drug delivery applications. See "Risk Factors -- Risks Associated with Research and Development of Other Applications of the SoftCup Technology."

    The Company has retained a number of consultants specializing in health care and business strategy to assist it in formulating and implementing the strategic alliance strategy. The Company and its consultants have contacted a selected list of target companies as potential strategic partners and are currently engaged in preliminary discussions regarding formation of strategic alliances with companies in both the United States and in Europe.

PRODUCT TESTING

    The Company has completed extensive laboratory testing of INSTEAD-TM- for the purpose of satisfying the FDA's safety requirements. The Company has conducted biocompatibility, toxicity and microbiological testing both IN VITRO (outside a living organism) and IN VIVO (inside a living organism). Management believes, based on the non-absorbent nature of INSTEAD-TM- and the results of tests performed by two independent laboratories on the materials of which INSTEAD-TM- is made and human clinical trials, that INSTEAD-TM- is safe. For a discussion of potential product liability issues, see "Risk Factors -- Product Liability; Possibility of Insufficient Insurance Coverage."

    The tests for toxicity and biocompatibility were conducted by the Company through independent laboratories in compliance with good laboratory practice ("GLP") regulations. Management believes the results of these tests demonstrate INSTEAD-TM-'s safety. Arent Fox Kintner Plotkin & Kahn, FDA regulatory counsel to the Company, has advised the Company that such results, which have been submitted to the FDA, satisfy current FDA safety testing requirements for this type of product.

    The microbiological testing that was conducted demonstrated that INSTEAD-TM-did not alter the growth of bacteria normally present in the vaginal micro flora and did not cause the production of Toxic Shock Syndrome Toxin-l. All studies were conducted by an independent laboratory in accordance with GLP regulations. All test results described herein were submitted to the FDA in connection with the 510(k) notification relating to INSTEAD-TM- See "-- Regulatory Status."

    Subsequent to the IPO, the Company completed human clinical test studies to determine the safety of longer wear times of INSTEAD-TM- . While the Company did not believe it necessary to conduct clinical testing to increase the maximum wear time of INSTEAD-TM- since the devices to which it was found substantially equivalent by the FDA either do not have a maximum wear time or can be worn for at least 12 to 14 hours, if not longer, the Company conducted a clinical study to support the safety of the 12 hour wear time. The study was conducted by The Crucible Group of Atlanta, Georgia, following review by an Institutional Review Board, and was analyzed by MTC-BRI International, Inc. ("MTC-BRI") of Rockville, Maryland. The study evaluated the effect of use of INSTEAD-TM- on the vaginal micro flora in approximately 100 women for 8, 12, and 24 hours. The investigators concluded that increasing the wear time to 12 or even 24 hours does not result in increased colonization by the etiologic agent of TSS, does not lead to increased colonization by pathogens that cause bacterial vaginosis, does not lead to increased colonization by E. COLI, the most common agent causing urinary tract infections, and does preserve the normal LACTOBACILLUS-predominant vaginal flora. In response to the results of such testing the Company increased the recommended wear time from 8 to 12 hours. See "Risk Factors -- Necessity of Regulatory Clearances to Market."

COMPANY-SPONSORED RESEARCH

QUANTITATIVE CONCEPT AND ATTITUDE RESEARCH

    In September 1991, the Company engaged CLT Research Associates, a market research firm, to conduct a feminine protection product survey to help the Company evaluate the commercial viability of INSTEAD-TM-. Such survey was conducted in October/November 1991 in 20 metropolitan markets among a total of 750 women aged 18-45 (all of whom used feminine protection products). The major findings of this study indicated that:

    CONSUMER NEED -- Approximately half of all women surveyed were dissatisfied with existing feminine protection products due in part to problems of comfort, performance and safety. The Company believes that these problems are addressed by INSTEAD-TM-.

    POSITIONING -- INSTEAD-TM-'s perceived benefits matched the features women desired in a feminine protection product. This finding validates the Company's plans to position INSTEAD-TM- as the innovative alternative in feminine protection based on improved comfort and performance.

    TRIAL -- One out of three women indicated they would purchase INSTEAD-TM-based on exposure to a concept statement and seeing the actual product. Almost half (48%) of the women indicated that they would expect INSTEAD-TM- to cost more than what they now spend per period for feminine protection, and 42% of the women would expect INSTEAD-TM- to cost the same as what they now spend.

CONCEPT POSITIONING RESEARCH

    In March 1994, The Heller Research Group, a market research firm engaged by the Company, conducted three concept positioning tests in 10 metropolitan areas among a combined total of 300 women aged 21-49 (all of whom used feminine protection products currently on the market). The results indicated that there is considerable interest in INSTEAD-TM-, with over one-third of the women indicating willingness to try INSTEAD-TM- after reviewing the concept statement and seeing the actual product. The research indicated that it is possible that INSTEAD-TM- can be priced at a premium vis-a-vis tampons. On average, respondents indicated a willingness to purchase INSTEAD-TM- at a price which represents a 16% premium to tampons.

CONSUMER USE TESTING

    During the nine-month period of November 1991 through July 1992, INSTEAD-TM-was use tested among a total of 300 women, ages 18-55, at seven different geographical locations in the United States. Respondents were users of sanitary napkins and tampons. Each woman used INSTEAD-TM- on a trial basis through three consecutive menstrual cycles and, in total, over 13,000 units were used.

    The research concluded that approximately 80% of the women were interested in continuing to use INSTEAD-TM-, with approximately 54% of the women indicating they would be likely to use INSTEAD-TM- as their primary method of feminine protection in the future. The Company believes based on this research that the remaining 26% of these women would be likely to use INSTEAD-TM- for occasional use. Pricing was not a factor which was considered in this usage test.

    The Company is not aware of any other consumer research regarding the satisfaction of consumers with currently available feminine protection products.

CONSUMER COMMUNICATION QUALITATIVE TESTING

    Commencing August 1995, consumer focus groups, consisting of 600 women across the United States, were conducted to finalize consumer communication with respect to advertising, packaging and user instructions. As a result of these focus groups, the Company determined to include the twelve hour wear time usage claim in its advertising, public relations and packaging.

PATENT STATUS AND PATENT APPLICATIONS; PROPRIETARY TECHNOLOGY

    A United States patent with respect to the SoftCup Technology (for use for feminine protection during menstruation either with or without vaginal drug delivery) was issued on March 22, 1994. Foreign patent applications corresponding thereto were filed by the Company in Australia, Belgium, Brazil, Canada, Denmark, France, Germany, Italy, the Netherlands, Spain, Sweden, Switzerland and the United Kingdom.

    The Company has in the past and will continue to pursue in the future patent protection for its technology and products that are patentable. The Company's original patent application was filed by Ms. Contente and subsequently assigned to the Company. The patent contains claims covering the use of the SoftCup Technology for menstruation either with or without vaginal drug delivery. The Company has filed a United States continuation application with additional claims on other aspects of the SoftCup Technology. In addition, the Company has filed provisional patent applications in the United States on the method of manufacturing the SoftCup Technology. A provisional patent application provides a priority filing date which may be relied on for one year by regular United States and foreign applications. Period of pendency of the provisional applications is not included in the twenty year United States patent term. Ultrafem intends to follow up its provisional applications with regular applications within such one year period. To further protect its technology, the Company intends to file additional patent applications on inventions relating to processing technology, specific vaginal drug delivery systems and other new product applications.

    The Company relies on trade secrets, unpatented proprietary know-how and continuing technological innovation to develop and maintain its competitive position. The Company requires its employees and consultants and other advisors to execute confidentiality agreements. There can be no assurance that these agreements will provide meaningful protection for the Company's trade secrets in the event of unauthorized use or disclosure of such information or that others will not independently develop substantially equivalent proprietary information and manufacturing techniques or otherwise gain access to the Company's trade secrets.

TRADEMARKS

    The Company registered trademarks with the United States Patent and Trademark Office for "SoftCup" and "Ultrafem" in 1992 and 1993, respectively. The Company has also filed an application to register the trademark "INSTEAD-TM-" in the United States, Argentina, Australia, Brazil, Canada, Chile, India, Korea, Mexico, Pakistan, Panama, Paraguay, Philippines, Uruguay, Russia, Switzerland, Taiwan, Venezuela and the European Community. The INSTEAD-TM- mark was published for opposition in the United States on April 16, 1996; no oppositions were filed during the 30 day opposition period. The Company believes the INSTEAD-TM- mark will be registered in the United States in January 1996 or shortly thereafter. In addition, the Company is pursuing a trademark application in Turkey.

REGULATORY STATUS

    Government regulation, both domestic and foreign, will be a significant factor in manufacturing and marketing INSTEAD-TM-. The lengthy process of seeking FDA and foreign government clearance and the ongoing process of complying with applicable federal statutes and regulations require expending substantial resources.

    In 1993, the FDA cleared the Company's pre-market notification submission under Section 510(k) of the FDCA. The FDA's clearance of this notification enables the Company to market INSTEAD-TM- in the United States and to export it overseas subject to the general controls provisions of the FDCA. Subsequent to FDA clearance of this notification submission, modifications, which the Company believes to be minor, were made to the formulation of certain materials used in INSTEAD-TM- to improve the manufacturing process. An applicable FDA regulation requires the filing of a new 510(k) notification when, among other things, there is a major change or modification in the intended use of the device, or a change or modification in material, chemical composition or manufacturing process, that could significantly affect the device's safety or effectiveness. A device manufacturer is responsible for making the initial determination as to whether a proposed change to a cleared device or its intended use necessitates the filing of a new 510(k) notification. The Company conducted a full range of toxicological testing subsequent to the changes in materials, including laboratory tests to determine the effect on the vaginal micro flora and on the production of the toxin which causes TSS. The results of the studies confirmed that these changes did not affect the safety of the product. As a result, the Company, and its regulatory counsel, do not believe a new 510(k) notification was necessary to make this change. The Company's rationale and support for the change are in records as required by FDA GMP regulations and are available for inspection by the FDA.

    In April 1994, the FDA informally proposed a guidance document pursuant to the above-described regulation (which was revised in August 1995) that would require submission of a new 510(k) notification when certain changes are made in medical devices such as INSTEAD-TM-, including changes in materials and labeling. If this proposal becomes effective in its current proposed form, a resubmission of the 510(k) notification of INSTEAD-TM- may be required. In addition, any product with a 510(k) notification cleared by the FDA and its manufacturer are subject to continuing regulatory review and the FDA has the authority to, among other things, order or request restrictions on the distribution of products or the withdrawal of products from market even after clearance of a 510(k) submission is obtained. See "Risk Factors -- Necessity of Regulatory Clearances to Market."

    The Company has also decided to label INSTEAD-TM- with a 12 hour maximum wear time. The labeling for INSTEAD-TM-, as cleared by the FDA in the original 510(k) notification, included an 8 hour maximum wear time. While the Company did not believe it necessary to conduct clinical testing to increase the maximum wear time since the devices to which INSTEAD-TM- was found substantially equivalent by the FDA either do not have a maximum wear time or can be worn for at least 12 to 14 hours, if not longer, the Company conducted a clinical study to support the safety of the 12 hour wear time. See "-- Product Testing." The study was conducted by The Crucible Group of Atlanta, Georgia. The investigators concluded that increasing the wear time of INSTEAD-TM- to 12 or even 24 hours does not result in increased colonization by the etiologic agent of TSS, does not lead to increased colonization by pathogens that cause bacterial vaginosis, does not lead to increased colonization by E. COLI, the most common agent causing urinary tract infections, and does preserve the normal LACTOBACILLUS-predominant vaginal flora. Since there has not been a change in the intended use of the product, and the Company's clinical studies have demonstrated that the 12 hour maximum wear time is safe, and since the wear time is similar to that for devices to which the product was found "substantially equivalent" by the FDA, the Company does not believe a new 510(k) notification is necessary to increase the maximum wear time to 12 hours. Prior to finalizing the change in labeling, the Company met with the FDA on June 19, 1996. At that meeting the results of these studies were discussed. The FDA requested that the Company submit these results of its clinical testing, which the Company provided on July 17, 1996. On October 25, 1996 the Company received a letter from the FDA confirming that the Company could increase the wear time of INSTEAD-TM- to 12 hours without filing a new 510(k) notification. See "Risk Factors -- Necessity of Regulatory Clearances to Market."

    The Company's manufacturing facility in Missoula, Montana is subject to GMP regulations which are promulgated by the FDA, international quality standards and other regulatory requirements. The failure by the Company to comply with the foregoing could adversely affect the Company's production and financial condition.

    The Company has obtained Canadian government acceptance to market INSTEAD-TM- in Canada. INSTEAD-TM- may be marketed in each of Belgium, Denmark, Finland, France, the Netherlands, Spain, Sweden, Switzerland and the United Kingdom subject to compliance with applicable labeling laws and FDA requirements concerning exports. Regulatory approvals or clearances are being pursued in Argentina, Australia, Brazil, Germany, India, Italy, Mexico, Pakistan, Russia, Saudi Arabia, Turkey, and the United Arab Emirates; however, there can be no assurance that the Company will be able to comply with any such requirements.

    The potential health care applications of the SoftCup Technology will require FDA clearance or pre-market approval in accordance with the FDCA applicable regulations. Although most of the potential uses do not incorporate new chemical compounds, the Company will be required to submit applications for each such use involving an already marketed drug, as a new form of delivery is involved. Obtaining such approval or clearance can entail a lengthy process and significant expense, including potential costs of clinical trials to demonstrate safety and efficacy. See "Risk Factors -- Necessity of Regulatory Clearances to Market."

    In conjunction with developing other applications of the SoftCup Technology, the Company has formulated a comprehensive regulatory strategy and has retained MTC-BRI, an international contract research organization which specializes in managing regulated health care products. MTC-BRI assists in determining that potential products will meet applicable FDA requirements. Within MTC-BRI, the project team for the Company is headed by Dr. David L. West who previously was FDA Deputy Director, Office of Device Evaluation, Center for Devices and Radiological Health.

GOVERNMENT REGULATION

    Medical devices are regulated in the United States under the 1976 Medical Device Amendments ("MDA") to the FDCA, and under pertinent implementing regulations issued by the FDA. Every medical device in United States commercial distribution is classified by the FDA as a Class I, II or III device. All three classes require compliance with the general device controls of the MDA (provisions governing establishment registration; product listing; adulteration; misbranding; pre-market notification; notification of unreasonable risk; repair, replacement or refund; recalls; device records and reports; and GMP regulations). A Class II device must comply with such MDA general controls and any applicable performance standard or other special controls promulgated by the FDA. A Class III device must be clinically tested for safety and effectiveness for its intended use(s) and obtain the FDA's approval of a pre-market approval application ("PMA") containing the results of such tests before it can be marketed. Thereafter, such a device must comply with the conditions of approval of the PMA and with the MDA general controls.

    Each new medical device product never before commercially distributed in the United States is automatically deemed a Class III device requiring pre-market approval, unless it can be demonstrated that it is substantially equivalent in intended use, design, materials and/or technological characteristics to one or more predicate medical devices that were on the market before the MDA enactment date of May 28, 1976, thereby establishing that the new device is as safe and effective as the predicate device. Such substantial equivalence is demonstrated by a manufacturer in a 510(k) pre-market notification submission, which must be filed with the FDA at least 90 days before the product's targeted date of first commercial distribution. Marketing of the device is not allowed until the FDA clears the 510(k) notification submission.

    FDA clearance of a supplemental 510(k) submission is required before any significant change can be made to an already-marketed device in design, materials, chemical composition, energy source or manufacturing process that could affect the product's safety or effectiveness. Where a 510(k) notification submission is based on a predicate device that has been classified by the FDA in Class III, the 510(k) submission must also include a certification that the submitter has conducted a reasonable search for all data and information relevant to the predicate device and the device for which 510(k) clearance is sought, as well as a summary of all safety and effectiveness data for both devices. A device cleared through the 510(k) process that is substantially equivalent to a predicate Class III device for which the FDA ultimately establishes a PMA requirement will eventually have to receive approval of its own PMA to remain on the market, unless it is the fifth or subsequent device of its kind that has been commercially distributed in the United States, in which case no PMA is required.

    Menstrual cups such as INSTEAD-TM- are classified as Class II medical devices by the FDA pursuant to applicable FDA regulations. Submission and clearance of a 510(k) notification, through a finding of "substantial equivalence" is required under the FDCA to market a Class II medical device in the United States. The FDA cleared the 510(k) notification for INSTEAD-TM- on October 5, 1993.

    The FDA has promulgated regulations establishing stringent GMP requirements for all medical devices. The FDA conducts periodic inspections of manufacturing plants to ensure compliance with these regulations. Failure of compliance can result in regulatory action of the kinds stated below.

    The FDA has statutory authority to institute civil administrative proceedings or court enforcement actions against medical device manufacturers or distributors for violations of applicable requirements of the MDA and the FDA implementing regulations. A finding of liability in an administrative proceeding can result in the imposition of civil monetary penalties. Court enforcement actions, involving seizure of products, injunction against continued distribution of products or criminal prosecution, can result, respectively, in destruction of products, orders against further distribution of products or criminal fines if the FDA prevails. The FDA can also require the recall of an already-marketed medical device when the agency believes that the product would cause serious adverse health consequences or deaths if marketing were allowed to continue.

    Exports of medical devices manufactured in the United States are allowed if the devices have satisfied applicable pre-market requirements and are not adulterated or misbranded. Exports of medical devices manufactured in the United States are allowed without prior FDA export approval if the product has satisfied applicable pre-market approval or notification requirements and is not adulterated or misbranded. An unapproved medical device manufactured in the United States can also be exported to 23 "Tier 1" countries without prior FDA export approval, if the device has valid marketing authorization in a "Tier 1" country and the device complies with the laws of the importing country, subject to notification to the FDA at the time of export. Exports of medical devices not approved in the United States to non- "Tier 1" countries require prior FDA approval. In addition, exports of unapproved medical devices manufactured in the United States for export for clinical investigations in "Tier 1" countries or where marketing authorization is imminent in a "Tier 1" country may be made without prior FDA approval, provided that a notice is submitted to the FDA at the time of export.

COMPETITION

    The market for feminine protection products is presently dominated by large and well-financed companies which have substantially greater resources than the Company. The Company believes that certain of such competitors have increased their marketing efforts in response to the anticipated launch of INSTEAD-TM-. Management believes INSTEAD-TM- has significant distinct benefits when compared to other feminine protection products currently available and that, upon introducing INSTEAD-TM-, the Company believes it will be the sole provider of this type of feminine protection. For a discussion of certain risks related to competition, see "Risk Factors -- Competition," "-- Risks Associated with Potential Competitive Response," "-- Marketing Risks; Uncertainty of Consumer Acceptance," and "-- Risks Inherent in Obtaining and Protecting Patents and Proprietary Technology." In addition, the market for contraceptives and other medical products is presently dominated by large and well-financed companies which have substantially greater resources than the Company, and the ability of the Company to compete in this area is dependent to a large extent on its ability to successfully develop products, have such products cleared for market, and the ability to manufacture any such products on a cost-efficient basis. See "Risk Factors -- Risks Associated with Research and Development for Other Applications of the SoftCup Technology."

RAW MATERIALS

    INSTEAD-TM- is manufactured from a thermoplastic elastomer which is available from a wide variety of domestic and international sources and is currently supplied by Shell Chemical Company pursuant to a written sales contract. Management has identified several sources of supply of raw materials and believes such materials are readily available from such other sources. A change in the supplier of a raw material would not require further FDA clearance. See "--Regulatory Status" and "Risk Factors--Necessity of Regulatory Clearances to Market."

PROPERTIES

    The Company currently leases office space at 500 Fifth Avenue, Suite 3620, New York, New York 10110 for its principal executive offices for a monthly base rent of $5,610, and additional office space on a month to month basis for approximately $2,000 per month. The lease expires in November 1997. The Company has entered into a ten year lease for office space at 805 Third Avenue, New York, New York for its principal office which provides for monthly base rent of approximately $42,233 for the first two years, which increases to a maximum of approximately $48,682 per month by the end of the term. The Company has entered into a three and one-half year sublease for a portion of such space under which pursuant to its terms the subtenant will pay approximately $13,000 per month. Since May 1996, the Company has entered into leases on a minimum twelve month basis for modular office space in Missoula, Montana, with rental payments of $1,230 per month and $1,350 per month, respectively. The Company has also entered into three year leases beginning in April 1996 and February 1996 for its administrative office and manufacturing facility in Missoula, Montana at a monthly rent of $2,345 and $6,500, respectively.

EMPLOYEES

    As of September 30, 1996, the Company had 67 full-time employees. The Company believes its relations with its employees are satisfactory. None of the Company's employees are covered by a collective bargaining agreement or represented by a collective bargaining unit.

LEGAL PROCEEDINGS

    The Company is not a party to any material litigation.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information with respect to the directors and executive officers of the Company. The executive officers of the Company are elected for a term of one year or until their successors are duly elected and qualify; however, certain of the executive officers have employment agreements which provide for longer terms of office. See "--Employment Agreements and Certain Agreements with Management."

                        NAME                               AGE                            POSITION
-----------------------------------------------------      ---      -----------------------------------------------------

John W. Andersen                                               60   President; Chief Executive Officer; Director and
                                                                    Chairman of the Board of Directors

Audrey Contente                                                53   Executive Vice President and Founder; Director

Dori M. Reap                                                   45   Senior Vice President of Finance and Administration;
                                                                    Chief Financial Officer and Secretary

Tonya G. Hinch                                                 33   Senior Vice President, Marketing and Sales

Gary Nordmann                                                  54   Vice President, Operations

Wendell Guthrie                                                46   Director of Manufacturing

Richard A. Cone                                                60   Director

Joy Vida Jones                                                 46   Director

Martin Nussbaum                                                49   Director

Charles D. Peebler, Jr.                                        60   Director

Barrie Zesiger                                                 51   Director

EXECUTIVE OFFICERS AND KEY PERSONNEL

    JOHN W. ANDERSEN has been the Chairman of the Board, Chief Executive Officer and President of the Company since July 1994. He has an extensive background in consumer product management, including food, beverage and personal products. He has been the Chief Executive Officer of five consumer companies over the past 20 years and has substantial experience in Japan and western Europe. From June 1993 until July 1994, Mr. Andersen was self-employed. For the period of 1990 to 1993, Mr. Andersen was President and Chief Executive Officer of Johanna Dairies, a subsidiary of John Labatt Limited with annual sales of approximately $1 billion. From 1983 to 1989, he was President, Chief Executive Officer and Director of Whitbread North America, Inc., a beverage subsidiary of Whitbread PLC with annual sales of approximately $450 million. Prior to 1983, Mr. Andersen served as Executive Vice President of Marriott Corporation, President and Chief Executive Officer of Sonoma Vineyards, and Vice President of Norton Simon, Inc.

    AUDREY CONTENTE is the Executive Vice President and a Director of the Company, as well as the Founder of the Company and inventor of the SoftCup Technology. Ms. Contente is responsible for manufacturing and product development. Ms. Contente has served as a Director of the Company since its formation in March 1990; as an Executive Vice President since July 1996; as a Senior Vice President from July 1993 to June 1996; and as Senior Vice President of Manufacturing and Product Development from November 1995 to June 1996. Ms. Contente also served as Chairman of the Board of the Company from March 1990 to July 1993, and Chief Executive Officer of the Company from May 1992 to July 1993. She has experience in marketing and sales, business development and biomedical instrumentation. As a result of years of research in feminine hygiene technology which led to the ultimate design of the SoftCup Technology, Ms. Contente applied for a United States patent and subsequently founded the Company. She began her career in sales in 1976 with J.T. Baker Chemical Co. where she was responsible for selling biomedical instrumentation and supplies. From 1980 to 1990 she was the principal of Audrey Contente & Associates, a management consulting firm specializing in strategic planning and market development projects. During this 10-year period, she devoted substantial and continuous effort in researching, designing and developing the SoftCup Technology and INSTEAD-TM-.

    DORI M. REAP has been the Senior Vice President of Finance and Administration and Chief Financial Officer of the Company since August 1, 1995. She became Secretary of the Corporation in June 1996. She has been in senior financial positions over the past 18 years in major consumer products companies and has significant experience in finance, business planning and analysis, restructuring and information systems. Ms. Reap was Chief Financial Officer of The Franklin Mint in 1994. For the period of 1990 to 1993, Ms. Reap was Vice President and Chief Financial Officer of Johanna Dairies, a subsidiary of John Labatt Limited, with annual sales of approximately $1 billion. From 1978 to 1989, Ms. Reap worked for Frito Lay, Inc., a subsidiary of PepsiCo, Inc., in successively senior positions and as Finance Director from 1985 to 1989.

    TONYA G. HINCH joined the Company in November 1995 as the Senior Vice President, Marketing and Sales of the Company. She has ten years of experience marketing women's personal care and broad-based consumer products. Ms. Hinch worked at Neutrogena from 1991 to 1995, last serving as General Manager of Neutrogena Haircare. From 1987 to 1991, Ms. Hinch worked at Clairol, specializing in new product development and last serving as Senior Marketing Manager in New Products. From 1985 to 1987, Ms. Hinch was employed at Procter & Gamble, last serving as an Assistant Brand Manager.

    GARY NORDMANN joined the Company full-time in April 1996 as the Vice President, Operations. He also served as a consultant to the Company from May 1994 to March 1996. He has had over 20 years experience in senior management positions in consumer product companies with manufacturing operations. Mr. Nordmann worked at Johanna Dairies, a subsidiary of John Labatt Limited, from 1991 to 1994 as Vice President, Finance and Administration, and at Whitbread North America, Inc., a subsidiary of Whitbread PLC, as Executive Vice President, Finance and Administration from 1983 to 1990. Mr. Nordmann worked for Marriott Corporation, Inc., from 1981 to 1983, Mattel, Inc. from 1977 to 1981, PepsiCo from 1972 to 1977, and S.C. Johnson & Son, Inc. from 1970 to 1972.

    WENDELL GUTHRIE has been the Director of Manufacturing since March 1996 and prior to that served as Vice President of Manufacturing for the Company since July 1991. He has over 20 years of experience in all phases of manufacturing and quality assurance with medical products, from design through manufacturing engineering. From 1968 to 1991, he worked for American Dental Manufacturing Company ("ADM"), an FDA registered manufacturer and distributor of dental instruments and related products, as Quality Assurance Manager and later as Vice President and Chief Operating Officer. During that time he also developed the products for, and served as Vice President and Chief Executive Officer of, two subsidiaries of ADM, Omnitech and DMD, manufacturers and distributors of chemical disinfectants and direct mail professional dental products.

DIRECTORS

    RICHARD A. CONE, a Director of the Company since 1994, has been a Professor of Biophysics and Biology at Johns Hopkins since 1973. Dr. Cone trained in Physics at the Massachusetts Institute of Technology and at the University of Chicago (Ph.D. 1963). In 1979 he jointly received the Cole Award from the Biophysical Society for discovering the fluid-like nature of cell membranes. Since 1979 he has been pursuing research to develop improved methods for protecting against STDs and unwanted pregnancy. He is an expert on the protective properties of mucus secretions and the mechanisms by which antibodies protect mucus epithelia against pathogens. He is Managing Director of ReProtect, a research and development company he co-founded in 1993 with Thomas R. Moench and Kevin J. Whaley to develop products that protect reproductive health.

    JOY VIDA JONES, a Director of the Company since 1992, has practiced law for the last nineteen years, having received a J.D. from New York University School of Law (1976). She was a partner at Rogers & Wells when she left the firm in 1993 after 10 years of practice there. She has served since 1990 as a Trustee of the Calvert Social Investment Fund, which made an investment in the Company. Since June 1993, Ms. Jones has acted as a personal manager to musicians. She is a Trustee of her alma mater, Sarah Lawrence College (B.A. 1971), as well as several funds and societies.

    MARTIN NUSSBAUM, a Director of the Company since 1996, has been a partner of the law firm of Shereff, Friedman, Hoffman & Goodman, LLP since 1976. The Company has retained Shereff, Friedman, Hoffman & Goodman, LLP in the past and during the fiscal year. See "Certain Relationships and Related Party Transactions" and "Legal Matters."

    CHARLES D. PEEBLER, JR., a Director of the Company since 1995, is President and Chief Executive Officer, as well as director, of Bozell, Jacobs, Kenyon & Eckhardt, Inc. ("BJK&E"), the 14th largest marketing communications company in the world. He also serves as Chief Executive Officer of Bozell Worldwide, Inc., BJK&E's major advertising agency division. Mr. Peebler joined Bozell Worldwide, Inc. in 1958 and became President in 1965. The Company has retained Bozell Worldwide and certain of its affiliates in the past and during the current fiscal year. See "Certain Relationships and Related Party Transactions." Mr. Peebler, in addition to serving on the boards of a number of non-profit organizations, is a member of the Board of Directors of American Radio Systems.

    BARRIE ZESIGER, a Director of the Company since 1993, is a Managing Director in charge of operations for Zesiger Capital Group LLC, a New York City money management firm. She worked as a security analyst for the Madison Fund from 1968 to 1970 and in the private practice of law from 1974 to 1984, having received her J.D. degree from the Stanford University Law School. Having formerly served on a number of non-profit cultural boards, she currently serves as the Vice Chair of the Asphalt Green, Inc., an innovative non-profit sports and fitness center in New York City with programs that promote self-improvement, personal achievement, and lifetime health. Ms. Zesiger is also a private investor in the Company.

SCIENTIFIC ADVISORY BOARD

    The Company established a Scientific Advisory Board (the "SAB") to advise the Company on selected scientific, technical and regulatory matters. The SAB members have been involved since 1990 as advisors to the Company in the areas of research and development, clinical safety testing, and have served on a continual basis as consultants to the Company for specific scientific and technical meetings. The SAB has provided related assistance for the SoftCup Technology and INSTEAD-TM-. Members of the SAB have been granted stock options and one member, Ted Cohen, M.D., has invested in the Company. See "--Options Granted in Last Fiscal Year." From time to time the Company also requests that certain members of the SAB participate in specific projects for which the Company has in the past and will in the future compensate SAB members on a per diem basis. Sharon Hillier, Ph.D. declined to accept the stock options which are granted to SAB members from time to time due to the guidelines of the university with which she is affiliated; consequently, in May 1996, the Company entered into a Consulting Agreement with Dr. Hillier which provides for a one-year term, an automatic renewal option, an initial one time payment of $10,000 and an annual consulting fee of $10,000 per year, in addition to per diem compensation for certain additional consulting services which Dr. Hillier may provide in the future and reimbursement of out of pocket expenses. The current five members of the SAB are as follows:

    TED COHEN, M.D., Chairman of the SAB, has been in private practice in obstetrics, gynecology and infertility since 1978, and is associated with St. Barnabas Medical Center located in New Jersey, which is one of the largest Obstetrics and Gynecology centers on the East Coast. He is President of Suburban OB/GYN Associates in New Jersey, a private obstetric and gynecology medical practice and is now associated with Suburban Woman's Physicians, a large private practice in obstetrics and gynecology.

In addition to being a member of the American College of Obstetricians and Gynecologists, he is also active in other medical societies. Dr. Cohen has published articles in various medical journals over the past few years.

    ELIZABETH B. CONNELL, M.D. has served as a Professor of Obstetrics & Gynecology at Emory University School of Medicine, located in Atlanta, Georgia since 1981. She has served as the Chairman of the FDA's Obstetric and Gynecology Device Advisory Panel from 1988 to 1992; as a member of the FDA Panel on Review of Obstetrical and Gynecological Devices from 1976 to 1979; and as a member of the FDA Obstetrics and Gynecology Advisory Committee from 1970 to 1978.

    SHARON HILLIER, PH.D., an expert in genital tract infections, is an Associate Professor of Obstetrics & Gynecology at the University of Pittsburgh, and Director, Reproductive Infectious Disease Research, Magee-Women's Hospital located in Pittsburgh, Pennsylvania since 1995. Since obtaining her doctoral degree in 1984, Dr. Hillier has been awarded eight major grants for research studies dealing with gynecological health and diseases of the female reproductive tract. She has published over 80 scientific papers on various aspects of gynecological bacteriology and microbiology.

    W. MARK SALTZMAN, PH.D., an expert in controlled release of substances from polymers, with a specialty in intravaginal delivery, is currently Professor of Chemical Engineering at Cornell University in Ithaca, New York. He received his doctorate in Medical Engineering from Massachusetts Institute of Technology/Harvard Medical School and was a Post-Doctoral Associate at Massachusetts Institute of Technology. Dr. Saltzman has received numerous honors in medical engineering, including the Allan C. Davis Medal as Maryland's Outstanding Young Engineer, has been awarded over 15 grants for research studies dealing with controlled release polymers and cellular interactions and has published over 70 scientific papers on various aspects of polymer controlled release mechanisms.

    RICHARD SODERSTROM, M.D., Clinical Professor of Obstetrics & Gynecology at University of Washington Medical School since 1974, located in the State of Washington, is a gynecologist specializing in reproductive health. He has received numerous distinguished service awards for his work in the field, and has published more than 100 clinical papers on various aspects of reproductive health. Dr. Soderstrom is active in several medical societies and currently serves as an advisor to the FDA on devices in Obstetrics and Gynecology.

EXECUTIVE COMPENSATION
    The following table sets forth the cash compensation paid by the Company, as well as certain other compensation paid or accrued for the fiscal years ended June 30, 1996 and 1995 to the Company's President and Chief Executive Officer and the four other most highly compensated executive officers of the Company whose annual compensation exceeds $100,000. See also "-- Employment Agreements and Certain Agreements with Management."

                           SUMMARY COMPENSATION TABLE

                                                                            ANNUAL COMPENSATION
                                                        ------------------------------------------------------------
                                                                                                      LONG TERM
                                                                                                 COMPENSATION AWARDS
                                                                                                 -------------------
                                                                                                     SECURITIES
                                                                                  OTHER ANNUAL       UNDERLYING
NAME AND PRINCIPAL POSITION                               SALARY        BONUS     COMPENSATION       OPTIONS (#)
-------------------------------------------             -----------  -----------  -------------  -------------------

John W. Andersen...........................       1996  $   250,000  $   195,000(1)  $    56,627(2)         --
  President and Chief                             1995  $    20,833      --            --                 574,862
  Executive Officer,
  Chairman of the Board

Audrey Contente............................       1996  $   570,164(3)     --          --               --
  Executive Vice                                  1995  $    74,286      --            --               --
  President, Founder and Director

Dori M. Reap...............................       1996  $   150,000  $    75,000  $     25,401 (4)          150,000
  Senior Vice President, Finance                  1995      --           --            --               --
  and Administration, Chief
  Financial Officer and Secretary

Tonya G. Hinch.............................       1996  $    97,917  $    30,000  $     28,997 (5)          100,000
  Senior Vice President,                          1995      --           --            --               --
  Marketing and Sales

Gary Nordmann..............................       1996  $    32,308      --       $     37,775 (6)           30,000
  Vice President, Operations                      1995      --           --       $     33,897 (6)        --

------------------------

(1) Mr. Andersen became entitled to a signing bonus of $195,000 upon the execution of his employment agreement in July 1994. A portion of the signing bonus was paid out of the proceeds of the IPO. See "Management -- Employment Agreements and Certain Agreements with Management."

(2) Includes payment of $24,818 premium on a universal life insurance policy.

(3) Includes Ms. Contente's base salary for fiscal year 1996 of $175,000 and $395,164 of accrued salary for fiscal years 1992, 1993 and 1994, a portion of which was paid out of the proceeds of the IPO.

(4) Includes relocation allowance of $20,580.

(5) Includes relocation allowance of $28,791.

(6) Consists of consulting fees paid to Mr. Nordmann, who served as a consultant to the Company prior to becoming the Vice President, Operations in March 1996.

STOCK OPTION PLAN
    In October 1990, the Board of Directors approved a stock option plan (the "1990 Stock Option Plan"), which was subsequently approved by the stockholders of the Company. The 1990 Stock Option Plan authorized the grant of options for up to 250,000 shares of Common Stock to employees, officers, directors, consultants and advisors. In May 1993, the Board of Directors approved the number of shares authorized to be granted under the 1990 Stock Option Plan to increase to 900,000 which was subsequently approved by the stockholders of the Company. The 1990 Stock Option Plan is designed to provide an incentive to the officers and certain other key employees of and consultants to the Company by making available to them an opportunity to acquire a proprietary interest in the Company or to increase their proprietary interest in the Company.

    The Compensation Committee of the Board of Directors administers the 1990 Stock Option Plan. The Compensation Committee has the full power and authority, subject to the provisions of the 1990 Stock Option Plan, to designate participants, grant options and determine the terms of all options. The Compensation Committee has the right to make adjustments with respect to options granted under the 1990 Stock Option Plan in order to prevent dilution of the rights of any holder. Members of the Compensation Committee are not eligible to receive options under the 1990 Stock Plan.

    The terms of specific options are determined by the Compensation Committee. Options granted may be non-qualified or incentive stock options. The exercise price per share for a non-qualified option is subject to the determination of the Compensation Committee. Incentive stock options may not be granted at less than 100% of the fair market value at the date of grant. Each option will be exercisable after the period or periods specified in the option agreement.

    The 1990 Stock Option Plan meets the requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which exempts the acquisition of certain options under the 1990 Stock Option Plan from the operation of Section 16(b) under the Exchange Act.

    Upon the exercise of an option, the option holder shall pay to the Company the exercise price plus the amount of the required Federal and state withholding taxes, if any. Options may be exercised and the withholding obligation may be paid for with cash or shares of Common Stock. Shares surrendered on exercise will be valued at the market price for the Common Stock, generally based on average closing prices of the Common Stock over a 30-day period prior to exercise, less the option exercise price. The period after termination of employment during which an option may be exercised is as determined by the Compensation Committee.

OPTIONS GRANTED IN LAST FISCAL YEAR

    The following table sets forth each grant of stock options made during the year ended June 30, 1996 to each of the executives named in the Summary Compensation Table above who received options during such year:

                                                                                     POTENTIAL REALIZABLE
                                                                                           VALUE AT
                                                                                     ASSUMED ANNUAL RATES
                                                                                              OF
                                   PERCENTAGE OF                                         STOCK PRICE
                                   TOTAL OPTIONS                                         APPRECIATION
                                    GRANTED TO     EXERCISE OR                         FOR OPTION TERM
                        OPTIONS    EMPLOYEES IN    BASE PRICE                       ----------------------
        NAME            GRANTED     FISCAL YEAR     ($/SHARE)    EXPIRATION DATE       5%          10%
---------------------  ---------  ---------------  -----------  ------------------  ---------  -----------

Dori M. Reap.........     50,000          17.5%     $    6.00   August 1, 2005      $ 188,500  $   478,000
                         100,000          35.1           8.00   August 1, 2005        503,000    1,275,000

Tonya G. Hinch.......    100,000          35.1           8.00   November 6, 2005      503,000    1,275,000

Gary Nordmann........     30,000          10.5          10.50   March 8, 2006         198,000      502,000

    During September 1995, each member of the SAB (other than Sharon Hillier, Ph.D.) was granted an option under the 1990 Stock Option Plan to purchase 5,000 shares of Common Stock at an exercise price of $8.00 per share. Each option is exercisable immediately with respect to 2,000 shares, with the balance of the option becoming exercisable in equal increments on the first, second and third anniversary of the date of issuance (provided the holder is still serving on the SAB). The holder of such an option may exercise the option with respect to the vested portion, in accordance with its terms, for a period of one year after ceasing to be a member of the SAB for any reason. Sharon Hillier, Ph.D. declined to accept the stock options which are granted to SAB members from time to time due to the guidelines of the university with which she is affiliated. See "Management -- Scientific Advisory Board."

CLASSIFIED BOARD OF DIRECTORS
    The Board of Directors presently consists of seven persons. The Company's Board of Directors is divided into three classes. Directors of each class will be elected at the annual meeting of stockholders held in the year in which the term for such class expires and will serve thereafter for three years. John W. Andersen and Charles D. Peebler, Jr. serve as Class 1 Directors with their terms expiring at the 1996 Annual Meeting of Stockholders, Audrey Contente and Joy Vida Jones serve as Class 2 Directors with their terms expiring at the 1997 Annual Meeting of Stockholders and Richard A. Cone, Barrie Zesiger and Martin Nussbaum serve as Class 3 Directors with their terms expiring at the 1998 Annual Meeting of Stockholders. For further information on the effect of the classified Board, see "Description of Capital Stock -- Certain Provisions of the Certificate of Incorporation and By-Laws."

COMMITTEES OF THE BOARD
    The Board of Directors has established a Compensation Committee, consisting of Charles D. Peebler, Jr., Barrie Zesiger and Martin Nussbaum. The Compensation Committee is responsible for approving (or, at the election of the Compensation Committee, recommending to the Board) compensation arrangements for officers and directors of the Company, reviewing benefit plans and administering the 1990 Stock Option Plan.

    The Board of Directors has established an Audit Committee, consisting of Barrie Zesiger, Charles D. Peebler, Jr. and Joy Vida Jones. The Audit Committee is responsible for selecting (or, at the election of the Audit Committee, recommending to the Board) the independent auditors of the Company, evaluating the independent auditors, reviewing the scope of the annual audit with management and the independent auditors, consulting with management and the independent auditors as to the systems of internal accounting controls and reviewing the non-audit services performed by the independent auditors.

1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
    The 1995 Stock Option Plan for Non-Employee Directors (the "1995 Stock Option Plan"), which was approved by the Company's stockholders, provides that upon becoming a director (and persons who were non-employee directors on the date of adoption of the 1995 Stock Option Plan, upon the adoption date) receive a one-time grant of a ten-year option to purchase 15,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date immediately preceding the date of grant. Of the aggregate number of shares issuable under such option, 5,000 shares vest immediately and the remaining 10,000 shares vest in equal installments of 2,500 shares on each of the first four anniversaries of the date of grant, provided that the holder is then still serving as a director of the Company. The holder of such an option may exercise the option with respect to the vested portion of the option, in accordance with its terms, for a period of one year after ceasing to be a member of the Board of Directors due to death or permanent disability. There are an aggregate of 250,000 shares reserved for issuance under the 1995 Stock Option Plan.

EMPLOYMENT AGREEMENTS AND CERTAIN AGREEMENTS WITH MANAGEMENT

    Mr. Andersen is the Chairman of the Board, Chief Executive Officer and President of the Company. Mr. Andersen entered into a five year employment agreement with the Company, dated July 29, 1994, which, as amended, provides for a base salary of $250,000 per annum. The base salary increases to $350,000 upon the earlier to occur of (i) the formation of a strategic alliance or (ii) the introduction of INSTEAD-TM- to at least five percent of the United States or European market. His base salary will increase to $500,000 when the later of such conditions is achieved. A "strategic alliance" is defined as the formation of an alliance with one or more multinational pharmaceutical and/or consumer product companies to facilitate developing and marketing the Company's product line. Mr. Andersen will receive royalties of $.005 for each unit of INSTEAD-TM-sold and $.01 for each unit of product based on the SoftCup Technology sold for medical purposes. Upon the execution of his employment agreement, Mr. Andersen received an option exercisable to purchase 10% of the number of shares of Common Stock outstanding on a fully-diluted basis (as defined) immediately before the IPO at an aggregate exercise price of $2.5 million. Such option is exercisable with respect to 20% of the shares subject thereto upon the date of grant (subject to forfeiture in limited cases) and the balance of the option vesting in equal installments upon the Company's attainment of each of the following goals: (w) raising development financing of approximately $5-$10 million, (x) closing of an initial public offering, (y) distributing the INSTEAD-TM- to the public in one half or more of the United States or Europe and
(z) achieving annual revenues of $100 million; provided, however, that in any event the full amount shall vest upon the following: termination of the agreement by the Company for reasons other than for cause; change of control; termination by Mr. Andersen for good reason; or six months prior to the expiration of the agreement. Upon the execution of the agreement Mr. Andersen became entitled to a signing bonus of $195,000, a portion of which was paid out of the proceeds of the IPO.

    Ms. Contente is the Executive Vice President and Founder of the Company, as well as a Director of the Company. Ms. Contente entered into a five year employment agreement with the Company, dated July 1, 1996, which provides for a base salary of $230,000 per annum. This base salary increases to $300,000 upon the earlier to occur of (i) the formation of a strategic alliance or (ii) the introduction of INSTEAD-TM- to at least five percent of the United States or European market. Her base salary will increase to $350,000 when the later of such conditions is achieved. A "strategic alliance" is defined as the formation of an alliance with one or more multinational pharmaceutical and/or consumer product companies to facilitate developing and marketing the Company's product line. Ms. Contente will receive royalties of $.005 for each unit of product based on the SoftCup Technology sold. Under the employment agreement, Ms. Contente is entitled to medical, life and disability insurance coverage. In mid-1990, as part of the organization of the Company, Ms. Contente received 526,250 shares of Common Stock in exchange for assigning to the Company all pending patent applications, trademarks, copyrights, technology and similar rights associated with products relating to or evolving from the patent application filed by Ms. Contente and relating to the SoftCup Technology. In mid-1992, Ms. Contente received options to purchase 75,000 shares of Common Stock, which vests over a five-year period at an exercise price of $8.00 per share; such option will vest immediately upon a change of control of the Company (as defined therein). Upon the execution of the agreement Ms. Contente became entitled to a signing bonus of $75,000. In connection with the execution of her employment agreement, Ms. Contente entered into a Name, Likeness, and Voice Release and Agreement (the "Release"). The Release provides that Ms. Contente will serve as a spokesperson for INSTEAD-TM- in both television and print/media campaigns for which Ms. Contente will receive $12,500 for the television campaign, $12,500 for the print/media campaign. Ms. Contente is entitled to receive an additional $12,500 for the television campaign and $12,500 for the print/media campaign if such campaign is actively used by the Company to support the rollout of INSTEAD-TM- into certain additional geographic areas. If the Company decides to produce a new television campaign or print/media campaign using Ms. Contente as spokesperson then Ms. Contente will receive an additional $25,000. After the employment agreement is terminated, Ms. Contente will no longer be required to provide further services under the Release; however, the Company will have the ability to use her name and likeness in the campaigns for up to a year after termination, and in connection with INSTEAD-TM- in perpetuity.

    Ms. Reap is Senior Vice President of Finance and Administration and Chief Financial Officer of the Company. Ms. Reap entered into a five year employment agreement dated August 1, 1995, which provides for a base salary of $150,000 per annum. This base salary increases to $175,000 upon the earlier to occur of (i) the formation of a strategic alliance or (ii) the introduction of INSTEAD-TM- to at least five percent of the United States or European market. Her base salary will increase to $200,000 when the later of such conditions is achieved. A "strategic alliance" is defined as the formation of an alliance with one or more multinational pharmaceutical and/or consumer product companies to facilitate developing and marketing the Company's product line. Ms. Reap received options to purchase 150,000 shares of the Common Stock (100,000 at an exercise price of $8.00 per share and 50,000 at an exercise price of $6.00 per share). Such options are exercisable with respect to 20% of the shares subject thereto upon the date of grant; 20% upon the closing of the IPO; 20% upon the first to occur of (a) consummation of a strategic alliance with proceeds to Ultrafem exceeding $8 million or (b) completion by Ultrafem of a second public offering with proceeds to the Company exceeding $20 million; 20% at such time as Ultrafem's product becomes available for sale to the general public in one-half or more of the United States or European market, measured demographically; and 20% upon the realization of the Company of EBITDA (as defined) equal to or in excess of $20 million in any fiscal period of 12 months. Such options will vest regardless of the achievement of such milestones no later than six months prior to the expiration of the term of her employment agreement. In addition, such options will vest immediately upon a change of control of the Company (as defined therein). Upon the execution of her agreement Ms. Reap was entitled to a signing bonus of $75,000, a portion of which was paid out of the proceeds of the IPO.

    Ms. Hinch is Senior Vice President, Marketing and Sales of the Company. Ms. Hinch entered into a five year employment agreement dated November 6, 1995, which provides for a base salary of $150,000 per annum. This base salary increases to $175,000 upon the earlier to occur of (i) the formation of a strategic alliance or (ii) the introduction of INSTEAD-TM- to at least five percent of the United States or European market. Her base salary will increase to $200,000 when the later of such conditions is achieved. A "strategic alliance" is defined as the formation of an alliance with one or more multinational pharmaceutical and/or consumer product companies to facilitate developing and marketing the Company's product line. Ms. Hinch received an option to purchase 100,000 shares of the Common Stock at an exercise price of $8.00 per share. Such option is exercisable with respect to 20% of the shares subject thereto upon the execution of her employment agreement; 20% upon the successful introduction of INSTEAD-TM- into a minimum of 5% of the United States or European market to be measured by the revenue and distribution targets set forth in the option; 20% upon the consummation of a strategic alliance with proceeds to Ultrafem exceeding $8 million; 20% at such time as Ultrafem's product becomes available for sale to the general public in one-half or more of the United States or European market, measured demographically; and 20% upon the realization of Ultrafem of EBITDA (as defined) equal to or in excess of $20 million in any fiscal period of 12 months. Such option will vest regardless of the achievement of such milestones no later than six months prior to the expiration of the term of her employment agreement. In addition, such option will vest immediately upon a change of control of the Company (as defined therein). Upon the execution of her agreement Ms. Hinch was entitled to a signing bonus of $30,000 a portion of which was paid out of the proceeds of the IPO.

    Mr. Nordmann is Vice President, Operations of the Company. Mr. Nordmann entered into a three year employment agreement dated April 1, 1996, which provides for a base salary of $140,000 per annum. Mr. Nordmann received an option to purchase 30,000 shares of the Common Stock at an exercise price of $10.50 per share, exercisable upon the occurrence of certain events. Such option will vest regardless of the achievement of such milestones no later than six months prior to the expiration of the term of his employment agreement. In addition, such option may vest immediately at the discretion of the Board of Directors upon a change of control of the Company (as defined therein).

    Each of the employment agreements listed above (i) contains certain non-competition provisions, (ii) provides that the executive may participate in incentive bonus plans which may be adopted in the future by the Company, once the Company has begun selling its products to the general public, and (iii) with respect to Ms. Reap, Ms. Hinch and Mr. Nordmann, provides for the reimbursement of certain relocation expenses. The employment agreement for each of Mr. Andersen, Ms. Contente, Ms. Reap, Ms. Hinch and Mr. Nordmann provides that if the agreement is terminated by the Company (which in the case of Mr. Andersen would include a failure on its part to renew the agreement at the end of its term) without "Due Cause" (as defined) or by the executive (other than Mr. Nordmann) for Good Reason (as defined) or during the first year following a Change of Control (as defined), the agreement provides for severance payments equal to the annual salary in effect at the time of termination payable monthly for a period of twenty-four months with respect to Mr. Andersen and Ms. Contente, twelve months with respect to Ms. Reap and Ms. Hinch, and six months with respect to Mr. Nordmann, or in a lump sum, and in certain cases, fringe and other benefits. Ms. Contente's employment agreement also provides for severance payments equal to the base salary in effect at the time of termination for a six month period upon the non-renewal of her employment agreement.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information as of September 30, 1996 (except as otherwise noted) and as adjusted to reflect the sale by the Company of 3,000,000 shares of Common Stock offered in the Concurrent Offering with respect to the beneficial ownership of the Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each named officer of the Company listed in the Summary Compensation Table above, and (iv) all officers and directors of the Company as a group. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. Each person in the following chart is deemed to be the beneficial owner of any shares of Common Stock that can be acquired by such person within 60 days from September 30, 1996 upon the conversion of convertible securities or the exercise of warrants or options.

                        COMMON STOCK BENEFICIALLY OWNED

                                                       BENEFICIAL OWNERSHIP                BENENFICAL OWNERSHIP
                                                        PRIOR TO OFFERING                 AFTER THE OFFERING(1)
                                                ----------------------------------  ----------------------------------
NAME                                              NUMBER            PERCENT           NUMBER            PERCENT
----------------------------------------------  -----------  ---------------------  -----------  ---------------------
Audrey Contente (2)(3)(4).....................      592,500             10.0%           592,500              6.6%
Barrie Zesiger (3)(5).........................      888,474             14.1%           888,474              9.6%
Richard A. Cone (3)(6)........................       20,000            *                 20,000            *
Joy V. Jones (3)(7)...........................        7,500            *                  7,500            *
Martin Nussbaum (3)(8)........................       10,925            *                 10,925            *
Charles D. Peebler, Jr. (3)...................       14,750            *                 14,750            *
John Andersen (2)(3)(9).......................      347,167              5.6%           347,167              3.8%
Dori M. Reap (2)(10)..........................       90,000              1.5%            90,000              1.0%
Tonya G. Hinch (2)(11)........................       40,000                *             40,000                *
Albert L. Zesiger (12)........................      888,474             14.1%           888,474              9.6%
Mellon Bank Corporation (13)..................      840,000             14.3%           840,000              9.5%
Directors and executive officers as a group
 (consists of 10 persons) (5).................    1,975,566             29.7%         1,975,566             20.5%

------------------------

 * Less than 1%.

 (1) Each beneficial owner's percentage ownership is determined by assuming that convertible securities, options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days of September 30, 1996 have been exercised.

 (2) Officer.

 (3) Director.

 (4) Ms. Contente has granted an option to each of Jeffrey Simon and Frank Cole to purchase 106,250 shares of Common Stock, and an option to Arthur Appleman to purchase 12,500 shares of Common Stock, each such option at an exercise price of $2.00 per share ("Optioned Shares") and with an expiration date of December 1, 1998. The Optioned Shares are subject to a voting trust, to be voted by a majority of Ms. Contente, Ms. Zesiger and Mr. Andersen, as voting trustees. The voting trust will terminate on the earliest of (i) the transfer of the Optioned Shares to Messrs. Cole, Simon and Appleman, (ii) August 22, 1997, or (iii) upon the breach of certain representations contained in the agreement.

 (5) Includes 411,828 shares of Common Stock and 370,200 shares of Common Stock issuable upon the exercise or conversion of convertible securities of the Company, both of which are held in accounts managed by Zesiger Capital Group, LLC, an investment advisor, for which Albert L.

    Zesiger, Ms. Zesiger's husband, is a Managing Director. Ms. Zesiger disclaims beneficial ownership of such shares. Also includes 40,000 shares of Common Stock and 12,500 shares of Common Stock issuable upon the exercise or conversion of convertible securities of the Company which are owned by Mr. Zesiger; Ms. Zesiger disclaims beneficial ownership of such shares. See also footnote 12. Includes 16,238 shares which are issuable upon the exercise of an outstanding option and warrant which are exercisable within 60 days of September 30, 1996. Does not include the Optioned Shares which are subject to a voting trust of which Ms. Zesiger is a voting trustee. See footnote 4. Information as to Ms. Zesiger is as of October 7, 1996.

 (6) Does not include 400,000 shares of Common Stock issuable upon exercise of options granted to ReProtect in the ReProtect Agreement.

 (7) Includes options to purchase 7,500 shares of Common Stock which are exercisable within 60 days of September 30, 1996; however, exercise of Ms. Jones' options is subject to certain restrictions. Does not include 150,000 shares of Common Stock beneficially owned by the Calvert Social Investment Fund, of which Ms. Jones is a trustee. Ms. Jones disclaims beneficial ownership of such shares of Common Stock, except to the extent of her beneficial ownership in the Calvert Social Investment Fund.

 (8) Includes option to purchase 5,000 shares of Common Stock and warrants to purchase 3,940 shares of Common Stock which are exercisable within 60 days of September 30, 1996. See "Certain Relationships and Related Party Transactions" and "Legal Matters."

 (9) Includes options to purchase 344,917 shares of Common Stock and warrants to purchase 375 shares of Common Stock which are exercisable within 60 days of September 30, 1996 and 1,875 shares of Common Stock. Does not include additional options to purchase 229,945 shares of Common Stock upon the attainment of certain milestones. Does not include the Optioned Shares which are subject to a voting trust of which Mr. Andersen is a voting trustee. See footnote 4.

(10) Includes options to purchase 90,000 shares of Common Stock which are exercisable within 60 days of September 30, 1996.

(11) Includes option to purchase 40,000 shares of Common Stock which is exercisable within 60 days of September 30, 1996.

(12) Includes 411,828 shares of Common Stock and 370,200 shares of Common Stock issuable upon the exercise or conversion of convertible securities of the Company which are held in accounts managed for certain parties through Zesiger Capital Group, LLC, an investment advisor, for which Mr. Zesiger is a Managing Director. Mr. Zesiger has dispositive power with respect to such shares but disclaims beneficial ownership of such shares. Also includes 37,708 shares of Common Stock and 16,238 shares of Common Stock issuable upon the exercise or conversion of convertible securities of the Company which are owned by Ms. Zesiger, Mr. Zesiger's wife; Mr. Zesiger disclaims beneficial ownership of such shares. Includes 12,500 shares which are issuable upon the exercise of an outstanding warrant which is exercisable within 60 days of September 30, 1996. Information as to Mr. Zesiger is as of October 7, 1996.

(13) The Mellon Bank Corporation, located at One Mellon Bank Center, Pittsburgh, Pennsylvania 15258 owns such shares of Common Stock through its subsidiaries, Mellon Bank, N.A. and The Dreyfus Corporation. Information based on Schedule 13G filed by the Mellon Corporation and its subsidiaries with the Securities and Exchange Commission on September 11, 1996.

                              SELLING STOCKHOLDERS

    This Prospectus covers the sale of the 1,073,450 shares of Common Stock held by the Selling Stockholders and of an additional 3,227,853 shares of Common Stock issuable upon conversion or exercise of certain outstanding securities convertible into or exercisable for shares of Common Stock. All of the shares offered by the Selling Shareholders may be sold in the open market, in privately negotiated transactions or otherwise by the holders thereof. Certain holders of such securities are subject to a contractual restriction prohibiting the offer and/or sale of such shares of Common Stock for a period of eighteen (18) months from the effective date of the Company's initial public offering (the "Effective Date").

    The Company has agreed to register the Common Stock held and issuable upon the conversion and/or exercise of such securities by the Selling Stockholders and to pay all expenses in connection therewith (other than brokerage commissions and fees and expenses of their respective counsel).

                                                                   BENEFICIAL OWNERSHIP     BENEFICIAL OWNERSHIP
                                                                    PRIOR TO OFFERING          AFTER OFFERING
                                                                  ----------------------  ------------------------
NAME                                                               NUMBER    PERCENT (1)  NUMBER (2)   PERCENT (3)
----------------------------------------------------------------  ---------  -----------  -----------  -----------
Barrie Zesiger (4)..............................................    884,474        9.6%      147,355        1.59%
Albert L. Zesiger (5)...........................................    884,474        9.6%      147,355        1.59%
BEA Associates, Inc. (6)........................................    113,666        1.3%            0           0%
Dean Witter Foundation (7)......................................     16,666       *                0           0%
Andrew Heiskell (7).............................................     16,666       *                0           0%
Alfred E. Heller (7)............................................     12,500       *                0           0%
Elizabeth Heller Mandell Trust (7)..............................     12,500       *                0           0%
Domenic J. Mizio (7)............................................      8,333       *                0           0%
Warren Otologic Profit Sharing Trust (7)........................      8,333       *                0           0%
Jeffrey E. Schuss...............................................        833       *                0           0%
Alice M. Moore (8)..............................................      5,833       *                0           0%
Betty Jane Schuss Trust.........................................      2,041       *            1,875        *
Deborah Doolittle Trust.........................................      1,000       *                0           0%
Jeffrey Schuss Trust............................................      1,000       *                0           0%
Jonathan Schuss Trust...........................................      1,000       *                0           0%
Karen Sawyer Trust..............................................      1,000       *                0           0%
Robert A. & Constantine McCabe..................................      8,333       *                0           0%
Robert & Ellen P. Moore (8).....................................      5,833       *                0           0%
Robert H. Bauerle...............................................     16,900       *                0           0%
Jerry J. King...................................................      8,750       *                0           0%
David Theisen...................................................     21,875       *                0           0%
P. David Edgell.................................................     17,500       *                0           0%
Charles W. Daniel...............................................     17,500       *                0           0%
Jerry D. Leitman................................................     10,937       *                0           0%
Aubrey Dale Glasscock...........................................      8,750       *                0           0%
John Banks Robertson, Jr........................................      4,375       *                0           0%
Kraver & Levy (9)...............................................      3,161       *                0           0%
Wien, Malkin & Bettex (10)......................................     35,526       *                0           0%
Chapin School-Endowment Fund (7)................................     20,375       *                0           0%
Van Lobel Sels Charitable Foundation (7)........................     30,562       *                0           0%
Planned Parenthood of New York, Inc. (7)........................     10,187       *                0           0%
Meehan Investment Partnership I, L.P. (7).......................     20,375       *                0           0%
Morgan Trust Company of the Bahamas Ltd. (7)....................     20,375       *                0           0%
Wells Family, LLC (7)...........................................     31,020       *                0           0%
Mary Van Schuyler Raiser (7)....................................     10,187       *                0           0%
Mary M. Raiser (7)..............................................     20,375       *                0           0%
Helen L. Hunt (7)...............................................     10,187       *                0           0%
James and Jennifer Kuehn, Jt Ten WROS...........................     20,375       *                0           0%

                                                                   BENEFICIAL OWNERSHIP     BENEFICIAL OWNERSHIP
                                                                    PRIOR TO OFFERING          AFTER OFFERING
                                                                  ----------------------  ------------------------
NAME                                                               NUMBER    PERCENT (1)  NUMBER (2)   PERCENT (3)
----------------------------------------------------------------  ---------  -----------  -----------  -----------
Stephen L. Rutherford...........................................     18,337       *                0           0%
Danny Rue.......................................................     12,225       *                0           0%
Herbert F. Boeckmann, II........................................    120,000        1.3%            0           0%
Michael Butler..................................................     60,000       *                0           0%
James Murtha....................................................     90,000        1.0%            0           0%
Richard Hines...................................................     30,000       *                0           0%
Bernard Gurtman.................................................     60,000       *                0           0%
John Purcell....................................................    120,000        1.3%            0           0%
Brian Shapiro...................................................     60,000       *                0           0%
David H. Berman, MD.............................................     60,000       *                0           0%
Howard Kaplan...................................................     60,000       *                0           0%
Edward Berman...................................................     60,000       *                0           0%
Alan Finkelstein................................................     30,000       *                0           0%
J. Kenneth Tate.................................................     10,000       *                0           0%
James D. Tate...................................................     10,000       *                0           0%
Scott Maybaum...................................................     30,000       *                0           0%
Rodan Payroll Services..........................................     60,000       *                0           0%
Patrick J. Guarino..............................................     10,000       *                0           0%
Calvert Social Investment Fund (11).............................    150,000        1.7%            0           0%
Tony Bernard....................................................     30,000       *                0           0%
Ted Lipman, MD..................................................     30,000       *                0           0%
Brian Shea......................................................     30,000       *                0           0%
Shlomo Marglit..................................................     30,000       *                0           0%
Mark Nordlicht..................................................     60,000       *                0           0%
Noam Lotan......................................................     30,000       *                0           0%
Dr. Aharon David................................................     30,000       *                0           0%
Rebecca Kraitenberg.............................................     15,000       *                0           0%
Joseph Hartman..................................................     15,000       *                0           0%
Mikel Majore....................................................     15,000       *                0           0%
Trinet International............................................     30,000       *                0           0%
Dr. Michael Fuchs...............................................     15,000       *                0           0%
Gong Fu Lee.....................................................     15,000       *                0           0%
Temple Inland Master Trust (8)..................................    102,000        1.1%            0           0%
Arthur D. Little Employees Investment Plan (7)..................     90,000        1.0%            0           0%
Jeffrey V. Simon (12)...........................................    157,531        1.7%       36,281        *
Jay-San Associates..............................................     30,000       *                0           0%
Walter Stump....................................................     30,000       *                0           0%
Harvey B. Adams.................................................     60,000       *                0           0%
Guarantee & Trust Co. TTEE FBO Jay Weissbluth PSP...............     15,000       *                0           0%
Tradewind Fund I, LP............................................     60,000       *                0           0%
Ryco and Co.....................................................     60,000       *                0           0%
David Burr......................................................     22,500       *                0           0%
Edward and Ruth Kronick.........................................     15,000       *                0           0%
Jenifer Altman Foundation (7)...................................     15,000       *                0           0%
City of Milford Pension and Retirement Plan (7).................     22,500       *                0           0%
Tab Products Co. Pension Plan (8)...............................     30,000       *                0           0%
American Medical International Pension Plan (7).................     90,000        1.0%            0           0%
Alza Corporation Retirement Plan (7)............................     22,500       *                0           0%
NFIB Employee Pension Plan (7)..................................     22,500       *                0           0%
Roanoke College (8).............................................     30,000       *                0           0%
Brearley School General Endowment Fund (8)......................     15,000       *                0           0%

                                                                   BENEFICIAL OWNERSHIP     BENEFICIAL OWNERSHIP
                                                                    PRIOR TO OFFERING          AFTER OFFERING
                                                                  ----------------------  ------------------------
NAME                                                               NUMBER    PERCENT (1)  NUMBER (2)   PERCENT (3)
----------------------------------------------------------------  ---------  -----------  -----------  -----------
City of Norwalk Pension and Retirement Plan (7).................     15,000       *                0           0%
Dr. William Lippy (7)...........................................      7,500       *                0           0%
Psychology Associates (7).......................................      3,000       *                0           0%
Crescent Capital Company, L.L.C.................................     15,000       *                0           0%
Alliance Capital Investment Corp................................     15,000       *                0           0%
Ronald J. Adams.................................................     30,000       *                0           0%
Lauren Katz.....................................................     30,000       *                0           0%
American Stock Transfer Company.................................     30,000       *                0           0%
Irene Chang.....................................................     15,000       *                0           0%
Mathers Associates..............................................     15,000       *                0           0%
Skippack Partners...............................................      7,500       *                0           0%
Nelson Broms (13)...............................................    150,000        1.7%            0           0%
Emanuel & Company (14)..........................................     25,000       *                0           0%
Montana Board of Science and Technology Development (15)........    140,000        1.6%            0           0%
Audrey Contente (16)............................................    592,500        6.6%       66,250        *
Frank Cole (17).................................................    143,781        1.6%       18,750        *
Arthur Appleman.................................................     12,500       *                0           0%
Hampshire Securities Corporation (18)...........................    327,500        3.6%            0           0%
Andy Yurowitz (19)..............................................     17,500       *                0           0%
Orchard Close Ltd...............................................    200,000        2.2%            0           0%
Demvest Equities................................................     20,000       *                0           0%
Arthur N. Abbey.................................................     20,000       *                0           0%

------------------------

 * Less than one percent.

 (1) Assumes 3,000,000 shares of Common Stock being offered in the Concurrent Offering are issued and outstanding.

 (2) Assumes the sale by such Selling Stockholder of all shares of Common Stock offered hereby.

 (3) Assumes, with respect to any given Selling Stockholder, the conversion and/or exercise of all securities convertible or exercisable for the Common Stock being offered hereby and held by such Selling Stockholder; and the subsequent sale by such Selling Stockholder of such shares of Common Stock being offered hereby. Each percentage reflected in this column assumes that with respect to any given Selling Stockholder, only such Selling Stockholder has converted and or exercised his, her or its securities convertible or exercisable for shares of Common Stock, and that no other Selling Stockholder has done so.

 (4) Includes 411,828 shares of Common Stock and 370,200 shares of Common Stock issuable upon the exercise or conversion of convertible securities of the Company, both of which are held in accounts managed by Zesiger Capital Group, LLC, an investment advisor, for which Albert L. Zesiger, Ms. Zesiger's husband, is a Managing Director. Ms Zesiger disclaims beneficial ownership of such shares. Also includes 40,000 shares of Common Stock and 12,500 shares of Common Stock issuable upon the exercise or conversion of convertible securities of the Company which are owned by Mr. Zesiger; Ms. Zesiger disclaims beneficial ownership of such shares. See also footnote 5 and footnotes 5 and 12 of Principal Stockholders. Includes 16,238 shares which are issuable upon the exercise of an outstanding option and warrant which are exercisable within 60 days of September 30, 1996. Information as to Ms. Zesiger is as of October 7, 1996.

 (5) Includes 411,828 shares of Common Stock and 370,200 shares of Common Stock issuable upon the exercise or conversion of convertible securities of the Company which are held in accounts managed for certain parties through Zesiger Capital Group, LLC, an investment advisor, for which Mr. Zesiger is a Managing Director. Mr. Zesiger has dispositive power with respect to such shares but disclaims beneficial ownership of such shares. Also includes 37,708 shares of Common Stock and 16,238 shares of Common Stock issuable upon the exercise or conversion of convertible securities of the Company which are owned by Ms. Zesiger, Mr. Zesiger's wife; Mr. Zesiger disclaims beneficial ownership of such shares. Includes 12,500 shares which are issuable upon the exercise of an outstanding warrant which is exercisable within 60 days of September 30, 1996. See also footnote 4 and footnotes 5 and 12 of Principal Stockholders. Information as to Mr. Zesiger is as of October 7, 1996.

 (6) Includes Common Stock and convertible securities currently exercisable into 102,000 shares of Common Stock in managed account for which BEA Associates, Inc., an investment advisor, has dispositive power.

 (7) Zesiger Capital Group LLC, an investment advisor to such Selling Stockholders, has dispositive power with respect to such securities.

 (8) BEA Associates, Inc., an investment advisor to such Selling Stockholder, has dispositive power with respect to such securities.

 (9) These shares of Common Stock were issued in lieu of certain amounts due Kraver & Levy by the Company in consideration of legal services provided to a director of the Company.

(10) These shares of Common Stock were issued in lieu of certain amounts due Wien, Malkin & Bettex by the Company for legal services provided to the Company.

(11) See footnote 7 of "Principal Stockholders."

(12) Mr. Simon, a former officer and director of the Company, resigned from such positions in December 1993. Includes 106,250 shares of Common Stock which Mr. Simon has an option to purchase from Ms. Contente. See footnote 16 below.

(13) Mr. Broms, a former officer and director of the Company, resigned in February 1994.

(14) These shares of Common Stock are issuable upon the exercise of certain warrants issued in connection with a 1992 private placement for which Emanuel & Company acted as broker-dealer.

(15) Includes 140,000 shares of Common Stock issuable upon the conversion of certain convertible debentures.

(16) Ms. Contente has granted an option to each of Jeffrey Simon and Frank Cole to purchase 106,250 shares of Common Stock, and an option to Arthur Appleman to purchase 12,500 shares of Common Stock, each such option at an exercise price of $2.00 per share and with an expiration date of December 1, 1998. The Optioned Shares are subject to a voting trust, to be voted by a majority of Ms. Contente, Ms. Zesiger and Mr. Andersen, as voting trustees. The voting trust will terminate on the earliest of (i) the transfer of the Optioned Shares to Messrs. Cole, Simon and Appleman, (ii) August 22, 1997 or
    (iii) upon the breach of certain representations contained in the agreement.

(17) Includes 18,781 shares of Common Stock beneficially owned by Sandra Alice Cole, Mr. Cole's daughter, as to which shares Mr. Cole disclaims beneficial ownership. See footnote 16.

(18) Includes 327,500 shares of Common Stock issuable upon the exercise of the Representative's Warrants. The Representative's Warrants are not exercisable for a period of one year from the Effective Date.

(19) Includes 12,500 shares of Common Stock issuable pursuant to a warrant which the Company has issued to Mr. Yurowitz. The warrant was issued upon Mr. Yurowitz's surrender for cancellation of the Class A and Class B Warrants to purchase an aggregate of 10,000 shares of Common Stock, which warrants were issued to him in the 1995 Unit Private Placement.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

    Effective October 1, 1990, the Company entered into a Termination Benefits Agreement (the "Termination Benefits Agreement") with Ms. Contente. Both the Termination Benefits Agreement and Ms. Contente's employment agreement provide for payment of various severance and other benefits if Ms. Contente's employment is terminated. Ms. Contente is also entitled to an immediate vesting of stock options for 75,000 shares of Common Stock if her employment is terminated by reason of a change in control of the Company resulting from certain shareholder derivative litigation.

    The Company also entered into various indemnity agreements with Ms. Contente, dated as of October 1, 1990 as amended on April 23, 1992, and indemnity agreements with certain former officers and directors. The indemnity agreements provide Ms. Contente and these former officers and directors with certain indemnities for claims against the Company and Ms. Contente and the former officers and directors, respectively.

    On March 2, 1992, Albert L. Zesiger and John S. Stafford, stockholders of the Company, filed a derivative action against the Company, Ms. Contente and a former director seeking damages and injunctive relief. On June 5, 1993, the court approved a settlement agreement dated May 19, 1993 (the "Settlement Agreement"), under which the defendants admitted no wrongdoing. The Settlement Agreement provides, among other things, for the appointment of, in the alternative, a seven or nine member Board, appointment of a new Chairman and Chief Executive Officer, establishment of an Audit/Finance Committee of the Board, issuance of warrants to purchase an aggregate of 25,000 shares of Common Stock to the plaintiffs at an exercise price of $8.00 per share, and release of all related claims. The Settlement Agreement provides that the limitations on the composition and size of the Board of Directors last until the Company's 1995 Annual Meeting of Shareholders. As part of the Settlement Agreement, Ms. Contente resigned as Chief Executive Officer and Chairman of the Board and agreed, for a two-year period commencing the date of the Settlement Agreement, not to serve in such capacities or be responsible for overseeing the Company's daily management or operation.

    On May 12, 1992, each of Jeffrey Simon and Frank Cole, who were Directors of the Company, loaned $50,000 to the Company. On June 12, 1992, the principal balance of these loans and accrued but unpaid interest were converted into shares of Common Stock at a conversion price of $8.00 per share. Mr. Cole simultaneously purchased an additional 6,250 shares at $8.00 per share. Messrs. Simon and Cole made additional loans to the Company in 1992 and 1993 totaling $226,010 (Mr. Simon -- $85,000 and Mr. Cole -- $141,010). Mr. Cole resigned as a director of the Company in July 1993. The Company repaid each lender $10,000 in 1993. The $206,010 remaining balance bore interest at 6% per annum and was repaid from the proceeds of a private placement in 1995.

    In December 1993, January 1994 and September 1994, the Company issued promissory notes aggregating $476,679 to certain former officers for accrued but unpaid salaries. The notes are for terms of two to three years and bear interest at 6% and 10% per annum. Certain of these notes in the principal amount of $255,646 were repaid upon completion of the IPO. In January 1995, the Company issued two promissory notes to Audrey Contente, each with a principal amount of $156,771.56 and a maturity date of September 30, 1996. Both notes were repaid upon the consummation of the IPO.

    On April 14, 1994, a majority of the stockholders, acting by written consent in lieu of a meeting, removed certain of the directors (including Messrs. Broms and Simon), but not Ms. Contente and Barrie Zesiger, from the Board of Directors and appointed six members of the Board to serve until April 14, 1995 or when their successors were elected.

    During 1994, the Company borrowed a total of $135,000 from nine individuals, including four current Directors. The loans require payment of 10% interest per annum until maturity. Each lender was granted (i) the option of receiving, in lieu of the repayment of interest and principal, 1,875 shares of Common Stock at a price of $8.00 per share and (ii) warrants to purchase 375 shares of Common Stock at an exercise price of $10.00 per share for a five-year period expiring on June 30, 1999. As of June 30, 1995, all of the nine individuals had converted their loans into shares of Common Stock.

    Charles D. Peebler, Jr., a member of the Board of Directors of the Company, is the President and Chief Executive Officer, as well as a Director, of BJK&E, a worldwide marketing and communications company. The Company has retained Bozell Worldwide, Inc. ("Bozell"), a wholly-owned subsidiary of BJK&E, to assist in marketing, advertising creative work and media planning for the Company. In March 1996, the Company issued a five year warrant to purchase 50,000 shares of Common Stock to Bozell. The warrant has an exercise price of $10.00 per share and was issued in consideration of certain services provided in connection with the launch of INSTEAD-TM-.

    The Company had retained Bozell Sawyer Miller ("BSM"), a communications management concern and a wholly-owned subsidiary of Bozell, to act as a consultant for the Company's corporate communications and financial public relations work, for which the Company has paid hourly fees and out-of-pocket expenses; BSM is currently acting as a consultant with respect to certain public relations matters. KRC Research and Consulting, a division of BSM, has performed consumer research on INSTEAD-TM-. The Company believes that transactions entered into with Bozell and its subsidiaries and divisions are on terms which are at least as favorable as those which the Company could have obtained from an unrelated third party.

    One of the Company's directors is a partner of Shereff, Friedman, Hoffman & Goodman, LLP, a law firm which the Company has retained since fiscal year 1995. The total amount of fees paid to such firm by the Company in fiscal year 1996 was $647,000 and in fiscal year 1995 was $29,888. SFH&G Investors, a partnership comprised of the partners of Shereff, Friedman, Hoffman & Goodman, LLP, holds a warrant to purchase an aggregate of 35,000 shares of Common Stock. See "Legal Matters."

                                PRIOR FINANCINGS

    In January 1996, the Company raised $100,000 through a private placement to a single investor of a $100,000 non-convertible promissory note due the earlier of January 26, 1997 or the closing of the IPO, bearing interest at a rate of 10% per annum and a Class C Warrant to purchase 20,000 shares of Common Stock at an exercise price of $8.00 per share. The Class C Warrant is not exercisable until the first anniversary of the date of issuance and has a term of five years. The non-convertible note was repaid upon completion of the IPO.

    In a 1995 private placement (the "1995 Unit Private Placement"), the Company raised $5,950,000 through the sale of Units. Each "Unit" consisted of one $50,000 non-convertible promissory note bearing interest of 10% per annum, one $50,000 convertible promissory note bearing interest of 10% per annum, one Class A Warrant to purchase 10,000 shares of Common Stock at a purchase price equal to $5.00 per share and one Class B Warrant to purchase 10,000 shares of Common Stock at a purchase price equal to $12.50 per share. Certain investors in a previous private placement consummated in 1993 (the "Existing Investors") agreed to amend and restate their promissory notes and invest the principal amount of such notes in the amount of $1,650,000 in the 1995 Unit Private Placement. Ms. Jones, a director of the Company, is a director of Calvert Social Investment Fund which is one of the Existing Investors. See "Management--Directors." Other Existing Investors were paid principal and interest aggregating $222,577 from the proceeds of the 1995 Unit Private Placement. The non-convertible notes were repaid upon the completion of the IPO, and the convertible notes mature in April 1997. On December 31, 1995 certain Existing Investors were issued warrants to purchase an additional aggregate of 165,000 shares of Common Stock because the secured notes which they held were not paid; such warrants contain the same terms as the Class A Warrants.

    In early calendar year 1995, the Company raised $670,000 through a private placement sale of units (the "1995 Preferred Stock Private Placement"). Each unit consisted of (i) 1,950 shares of Series A Preferred Stock, for an allocated purchase price of $195,000, with each such share (a) being convertible, at any time at the option of the holder, into Common Stock of the Company at a conversion rate of 12.5 shares of Common Stock for each such share, subject to adjustment for certain dilutive events, (b) being entitled to cumulative annual dividends of $8.00, (c) participating with the

Common Stock in any dividend after payment of said $8.00, (d) having a liquidation preference of $100.00 and (e) being entitled to the number of votes equal to the number of shares of Common Stock into which such share can be converted, and (ii) a warrant, exercisable for a five year period, to purchase 21,250 shares of Common Stock at an exercise price of $10.00 per share, subject to adjustment for certain dilutive events for an allocated purchase price of $5,000. The Company sold 2.25 units to a group of investors represented by a common advisor for $450,000 on the same terms and conditions as the 1995 Preferred Stock Private Placement, except for certain registration rights.

    In March 1995, the Company issued to certain trade creditors notes in the total principal amount of $444,237. The notes bear interest at 10% per annum and mature in September 1996, December 1996 and February 1997. Notes in the principal amount of $37,500 were repaid with accrued interest from the proceeds of the 1995 Unit Private Placement, and notes in the principal amount of $42,000 were repaid upon the completion of the IPO. Subsequent to the IPO, the Company repaid the principal amount of $364,737 and interest of $9,118 of such notes.

    In 1994, the Company borrowed a total of $135,000 from nine individuals, including four current directors. The loans bear interest at the rate of 10% interest per annum and were to mature upon the earlier to occur of (i) the date the Company receives $600,000 of financing or (ii) 180 days from the date of issuance of the loan. Each lender was granted (i) the option of receiving, in lieu of the repayment of interest and principal, 1,875 shares of Common Stock at a conversion price of $8.00 per share and (ii) warrants to purchase 375 shares of Common Stock at an exercise price of $10.00 per share exercisable for a five year period expiring on June 30, 1999. As of June 30, 1995, all of the nine individuals had converted their loans to Common Stock.

    In a 1994 private placement, the Company raised $450,000 through the sale of units, composed in the aggregate of (i) $225,000 in subordinated convertible debentures, (ii) five year warrants to purchase 47,813 shares of Common Stock at an exercise price of $10.00 per share, and (iii) 28,125 shares of Common Stock at $8.00 per share. Each debenture had a face amount of $100,000 and was sold for an allocated purchase price of $95,000. The debentures accrue interest at the rate of 10% per annum (compounded annually), and mature on the earlier to occur of (i) August 31, 1996, or (ii) at the option of the holder, the date the Company successfully effects any single financing in excess of $10 million. Each debenture is convertible into shares of Common Stock at a conversion price of $10.00 per share, subject to adjustment upon the occurrence of certain events such as stock dividends, stock splits and recapitalizations. Holders of shares of Common Stock acquired upon conversion of these debentures have certain registration rights.

    In October and November 1994, the Company issued to certain trade creditors subordinated convertible debentures for an aggregate principal amount of $172,432. Such debentures have a two year term, bear interest at 10% per annum and are convertible into Common Stock at a conversion price of $10.00 per share.

    In a 1993 private placement, the Company issued (i) $1.85 million of secured promissory notes and (ii) warrants to purchase 370,000 shares of Common Stock at an initial exercise price equal to $9.00 per share. These secured promissory notes were reinvested by certain Existing Investors in the 1995 Unit Private Placement described above.

    Between December 1991 and October 1992, the Company borrowed an aggregate of $700,000 from the Montana Board of Science and Technology Development ("MBSTD") evidenced by convertible debentures which bear interest at the rate of 10.5% per annum (compounded annually), of which $350,000 was borrowed to fund expenditures relating to the Company's manufacturing facility in Montana (the foregoing loans are collectively referred to as the "MBSTD Loans"). The MBSTD Loans are convertible into shares of Common Stock at a conversion price of $5.00 per share, with accrued interest being waived upon conversion. The conversion price is subject to adjustment if the Company issues shares of Common Stock or convertible securities at a price less than $5.00 per share. MBSTD was also granted certain "piggy-back" registration rights. Principal amounts on the MBSTD Loans are due as follows: $250,000 on December 20, 1998; $100,000 on April 10, 1999; and $350,000 on October 19, 1999, along with related accrued interest.

    In late 1991 the Company sold an aggregate of 200,000 shares of Common Stock for an aggregate purchase price of $1,200,000. During 1991, the Company sold an additional 318,500 shares of Common Stock for an aggregate purchase price of $2,548,000. In 1990 the Company issued 132,500 shares of Common Stock to certain investors for an aggregate purchase price of $530,000.

                          DESCRIPTION OF CAPITAL STOCK

    The Company's authorized capital stock consists of 20,000,000 shares of Common Stock, par value $.001 per share, and 5,000,000 shares of Preferred Stock, par value $.001 per share.

COMMON STOCK

    As of September 30, 1996, there were 5,889,651 shares of Common Stock outstanding held of record by 188 persons.

    Holders of shares of Common Stock are entitled to one vote per share, without cumulative voting, on all matters to be voted on by stockholders. Therefore, the holders of more than 50% of the shares voting for the election of directors can elect all the Directors. Subject to preferences that may be applicable to any outstanding preferred stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation or dissolution of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock. Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are fully paid and nonassessable. All of the shares of Common Stock offered hereby, when issued in accordance with the proper exercise or conversion of the outstanding securities pursuant to which they are issuable, will be fully paid and nonassessable.

PREFERRED STOCK

    The Company is authorized to issue 5,000,000 shares of the Preferred Stock, none of which shares are outstanding as of September 30, 1996. The Board of Directors of the Company has the authority at any time and from time to time to establish and designate one or more series of preferred stock, to fix the number of shares of any series (which number may vary between series) and to fix the dividend rights and preferences, the redemption price (if any) and terms, liquidation rights, sinking fund provisions (if any), conversion provisions (if any) and the voting powers (if any). The Board of Directors, without stockholder approval, could issue preferred stock with voting and conversion rights that could adversely affect the voting power of holders of the Common Stock. Certain companies have used the issuance of preferred stock as an anti-takeover device, and the Board of Directors of the Company could, without stockholder approval, issue preferred stock with certain voting, conversion and/or redemption rights that could discourage any attempt to obtain control of the Company in a transaction not approved by the Board of Directors. The Board of Directors has authorized the issuance of 48,750 shares of Series A Preferred Stock and previously issued 6,532.5 shares of Series A Preferred Stock. As of September 30, 1996 all issued and outstanding shares of Series A Preferred Stock had been converted into Common Stock. The rights, preferences, privileges, restrictions and other matters relating to such shares are as follows:

    DIVIDENDS. Each share of Series A Preferred Stock is entitled to receive cumulative dividends at an annual rate of $8.00 per share. Upon conversion into Common Stock, all cumulative dividends in arrears will be forfeited. Holders of Series A Preferred Stock are entitled to receive such cumulative annual dividends prior to the payment of any dividend in respect of the Common Stock (the "Series A Preferred Stock Dividend Preference"). If the Series A Preferred Stock Dividend Preference is not either fully paid or declared, then no distribution shall be made on any Common Stock (although the arrearage shall accumulate) and the Company will not redeem or purchase any Common Stock or make monies available for a sinking fund for the redemption or purchase of any Common Stock. Holders of Series A Preferred Stock are entitled to share in any dividend after payment of the Series A Preferred Stock Dividend Preference in the proportion that the number of Series A Preferred Stock outstanding bears to the total number of all shares outstanding (whether preferred stock or Common Stock), treating such holders as if they had converted such Series A Preferred Stock into Common Stock.

    LIQUIDATION PREFERENCE. Upon reducing the Company's capital (which results in a distribution of assets) or upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company (collectively, a "Liquidating Event"), the holders of the Series A Preferred Stock shall be entitled to receive, before any distribution of assets to the holders of the Common Stock, a liquidation preference (the "Series A Preferred Stock Liquidation Preference"). For each outstanding share of Series A Preferred Stock, the Series A Preferred Stock Liquidation Preference shall be equal to the sum of (i) One Hundred Dollars ($100.00) and (ii) any unpaid Series A Preferred Stock Dividend Preference. The Series A Preferred Stock Dividend Preference shall be paid after the Series A Preferred Stock Liquidation Preference, and the Series A Preferred Stock Liquidation Preference shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the number of shares owned by each holder of such stock. After payment of the Series A Preferred Stock Liquidation Preference, the Company's assets available for distribution shall be distributed among the holders of Series A Preferred Stock and Common Stock PRO RATA, based on the number of shares of stock held by each, treating such holders of Series A Preferred Stock as if they had converted such stock into Common Stock immediately before such distribution. If, upon any Liquidating Event, the amounts payable with respect to the Series A Preferred Stock and any other stock of the Company ranking as to any such distribution on a parity with the Series A Preferred Stock are not paid in full, the holders of the Series A Preferred Stock and such parity stock shall share ratably in any such distribution of assets of the Company in proportion to the full preferential amounts to which they are entitled.

    VOTING. In general, the holder of each share of the Series A Preferred Stock shall (i) be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series A Preferred Stock could be converted on the record date for the vote or the date of the solicitation of any written consent of stockholders, (ii) have voting rights and powers equal to the voting rights and powers of the Common Stock and (iii) be entitled to notice of any stockholders' meeting in accordance with the By-Laws of the Company. Fractional votes shall not, however, be permitted.

    RIGHT TO CONVERT. Each share of Series A Preferred Stock shall be convertible, at any time at the option of the holder, into shares of Common Stock at a conversion rate equal to the quotient obtained by dividing One Hundred Dollars ($100.00) by a conversion price, initially equal to $8.00 per share (the "Conversion Price"). The Conversion Price shall be adjusted from time to time to protect against dilution. No fractional share shall be issued upon the conversion of any share or shares of Series A Preferred Stock. See "-- Anti-Dilution" below.

    ANTI-DILUTION. If the Company issues any shares of Common Stock or convertible preferred stock, or rights to purchase Common Stock, warrants, options, other rights or other securities (to the extent such other rights or securities are convertible into or exchangeable or exercisable for shares of Common Stock) for consideration per share less than the prevailing Conversion Price, then the Conversion Price in effect immediately before such issuance shall be adjusted to a price equal to the consideration per share received by the Company. If the number of shares of Common Stock outstanding is increased by a Common Stock dividend or by subdivision or split-up of Common Stock, then the Conversion Price shall be appropriately decreased in proportion to such increase in outstanding shares. If the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then the Conversion Price shall be appropriately increased in proportion to such decrease in outstanding shares.

    If there is any reorganization, reclassification, consolidation or merger (including a merger in which the Company is the surviving entity) of the Company, then each share of Series A Preferred Stock shall (in lieu of being exercisable for shares of Common Stock), after such reorganization, reclassification, consolidation or merger, be exercisable into the kind and number of shares of stock or other securities or property (including cash) of the Company or of the corporation resulting from such consolidation or surviving such merger to which the holder of the number of shares of Common Stock deliverable (immediately before the time of such reorganization, reclassification, consolidation or merger) upon conversion of such Series A Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation or merger.

    AUTOMATIC CONVERSION. Each share of Series A Preferred Stock shall automatically convert into shares of Common Stock immediately upon (i) the closing of the sale of the Common Stock in a firm commitment, underwritten public offering registered under the Securities Act (other than a registration relating solely to a transaction under Rule 145 thereunder or to an employee benefit plan), at a public offering price equal to or exceeding $20.00 per share of Common Stock (appropriately adjusted for any recapitalization) and the aggregate net proceeds to the Company (before deduction for underwriters' commissions and expenses relating to the issuance, including without limitation fees of the Company's counsel) of which equal or exceed $15.0 million or (ii) receipt by the Company of the affirmative vote, at a duly noticed stockholders' meeting or pursuant to a duly solicited written consent of approval of the holders of at least a majority of the outstanding shares of the Series A Preferred Stock voting together as a single class, in favor of converting all of the Series A Preferred Stock into Common Stock.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

    The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law ("DGCL"). Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in certain business combinations with a person or affiliate or associate of such person who is an "interested stockholder" for a period of three years from the date such person became an interested stockholder unless: (i) the transaction resulting in the acquiring person's becoming an interested stockholder, or the business combination, is approved by the Board of Directors of the Company before the person becomes an interested stockholder; (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the Company in the same transaction which makes it an interested stockholder (excluding certain employee stock option plans); or
(iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the Company's board of directors and by the holders of at least 66 2/3% of the Company's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. An "interested stockholder" is defined as any person that is (x) the owner of 15% or more of the outstanding voting stock of the Company or (y) an affiliate or associate of the Company and was the owner of 15% or more of the outstanding voting stock of the Company at any time within the three year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

DIRECTORS' LIABILITY

    The Company's Restated Certificate of Incorporation contains provisions to
(i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty (other than breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the DGCL, for any transaction from which the director derived an improper personal benefit or any act or omission occurring prior to the date when the provision became effective) and (ii) indemnify its directors and officers to the fullest extent permitted by Section 145 of the DGCL, including circumstances in which indemnification is otherwise discretionary. The Company believes that these provisions are necessary to attract and retain qualified persons as directors and officers.

CERTAIN PROVISIONS OF THE COMPANY'S CERTIFICATE OF INCORPORATION AND BY-LAWS

    The Company's Restated Certificate of Incorporation and Amended and Restated By-Laws contain several provisions that may be deemed to have the effect of making more difficult the acquisition of control of the Company by means of a hostile tender offer, open market purchases, a proxy contest or otherwise. The provisions of the Restated Certificate of Incorporation and the Amended and Restated By-Laws discussed below are designed to help to ensure that holders of Common Stock are treated fairly and equally in a multistep acquisition. In addition, they are intended to encourage persons seeking to acquire control of the Company to initiate such an acquisition through arm's-length negotiations with the Company's Board of Directors.

    CLASSIFIED BOARD OF DIRECTORS. The Company's Restated Certificate of Incorporation provides that the Board of Directors shall be divided into three classes of directors serving staggered terms.

One class of directors will be elected at each annual meeting of stockholders for a three-year term. See "Management -- Classified Board of Directors." Thus, at least two annual meetings of stockholders, instead of one, generally will be required to change the majority of the Company's Board of Directors. This may have the effect of making it more difficult to acquire control of the Company by means of a hostile tender offer, open market purchases, a proxy contest or otherwise.

    STOCKHOLDER MEETINGS. Subject only to the rights of holders of preferred stock, only a majority of the Company's Board of Directors, the Chairman, the President or Chief Executive Officer will be able to call an annual meeting of stockholders and only a majority of the Company's Board of Directors, by majority vote, or the Chairman, the President or the Chief Executive Officer, will be able to call a special meeting of stockholders. In addition, subject only to the rights of holders of preferred stock, stockholders may not take any action by written consent.

    RESTRICTIONS ON CERTAIN BUSINESS COMBINATIONS. The Company's Restated Certificate of Incorporation provides that certain business combinations such as mergers and stock and assets sales, with an interested stockholder (typically a beneficial owner of more than 15% of the outstanding voting shares of the Company's capital stock, excluding certain persons), be approved by (a) the holders of 75% of the voting power of the then outstanding voting shares, voting together as a single class, and (b) at least a majority of the voting power of the then outstanding voting shares, voting as a single class, which are not owned beneficially, directly or indirectly, by the interested stockholder, unless the transaction is approved by a majority of certain directors or meets certain fair price provisions.

    REQUIREMENTS FOR ADVANCE NOTIFICATION OF STOCKHOLDER NOMINATIONS AND PROPOSALS. The Company's Restated Certificate of Incorporation establishes advance notice procedures with regard to stockholder nominations, other than by or at the direction of the Board of Directors, of candidates for election as directors. The Amended and Restated By-Laws establishes advance notice procedures with regard to stockholder proposals other than by or at the direction of the Board of Directors of business to be brought before a meeting.

    VOTE REQUIRED TO AMEND OR REPEAL CERTAIN PROVISIONS OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION AND AMENDED AND RESTATED BY-LAWS. The Company's Restated Certificate of Incorporation establishes certain super majority voting requirements to amend or repeal certain provisions of the Company's Restated Certificate of Incorporation and Amended and Restated By-Laws.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the Common Stock is American Stock Transfer & Trust Company, New York, New York.

                        SHARES ELIGIBLE FOR FUTURE SALE

    Upon consummation of the Concurrent Offering, the Company will have 8,889,651 shares of Common Stock outstanding (9,339,651 shares if the Underwriters' over-allotment option is exercised in full). In addition, as of September 30, 1996, there has been reserved 5,047,603 shares of Common Stock for issuance upon the conversion or exercise of outstanding securities. The 3,000,000 shares of Common Stock to be sold in the Concurrent Offering (3,450,000 shares if the Underwriters' over-allotment option is exercised in full), other than shares which may be purchased by "affiliates" of the Company, will be freely tradeable without restriction or further registration under the Securities Act. In addition, the 3,910,000 shares of Common Stock sold in the IPO, other than shares which were purchased by affiliates of the Company, are also freely tradable without restriction under the Securities Act. In addition, an aggregate of 1,073,600 shares of Common Stock which are outstanding and 3,227,703 shares of Common Stock which are issuable upon the conversion or exercise of outstanding securities are registered in the Offering. The Company intends to file a Registration Statement on Form S-8 with respect to up to 1,805,963 shares of Common Stock issuable pursuant to its stock option plans and certain options and warrants which have been granted to employees and consultants of the Company as soon as practicable after the date of this Prospectus; such Registration Statement would include 1,344,157 shares of Common Stock issuable upon conversion or exercise of outstanding securities of the Company. Approximately 1,381,794 of the remaining shares of Common Stock outstanding and issuable upon conversion or exercise of outstanding securities would be "restricted securities," as that term is defined under Rule 144, and may only be sold pursuant to a registration statement under the Securities Act or an applicable exemption from the registration requirements of the Securities Act, including Rule 144.

    In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including an affiliate, who has beneficially owned restricted shares for at least two years from the later of the date such restricted shares were acquired from the Company and (if applicable) the date they were acquired from an affiliate, is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of Common Stock (121,174 shares based on the number of shares to be outstanding immediately after the Offering, assuming all of the shares offered hereby are issued), or the average weekly trading volume in the public market during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales under Rule 144 are also subject to certain requirements as to the manner and notice of sale and the availability of public information concerning the Company.

    Affiliates may sell shares not constituting restricted shares in accordance with the foregoing volume limitations and other restrictions, but without regard to the two year holding period. Restricted shares held by affiliates of the Company eligible for sale in the public market under Rule 144 are subject to the foregoing volume limitations and other restrictions. Further, under Rule 144(k), if a period of at least three years has elapsed between the later of the date restricted shares were acquired from the Company and the date they were acquired from an affiliate of the Company, and the person was not an affiliate for at least three months prior to the sale, such person would be entitled to sell the shares immediately without regard to volume limitations and the other conditions described above. The Commission has proposed to amend the holding period of restricted securities being sold in reliance on Rule 144 to (i) a one year holding period rather than a two year holding period for resales of restricted securities by affiliates or non-affiliates which comply with the volume limitations and the other conditions described above, and (ii) a two year holding period rather than a three year holding period for resales by non-affiliates which, in reliance on Rule 144(k), do not comply with the volume limitations and the other conditions described above.

    In addition, as of September 30, 1996 the Company had outstanding securities which are exercisable for or convertible into an aggregate of 5,047,603 shares of Common Stock at a weighted average exercise/conversion price of $7.99. Of such shares, 4,194,425 are subject to lock-up agreements.

    All officers, directors and certain security holders, agreed with Hampshire in connection with the IPO not to, directly or indirectly, offer, sell, contract to sell or otherwise dispose of their shares of Common Stock or other securities of the Company, without the prior written consent of Hampshire prior to August 22, 1997. Hampshire has agreed with Jefferies not to release any of such securityholders from the contractual restriction without the prior written consent of Jefferies. The Company has, subject to certain exceptions, agreed not to offer, issue or sell any shares of Common Stock or securities exercisable for or convertible into shares of Common Stock for a 180 day period after the date of this Prospectus without the prior written consent of Jefferies. No predictions can be made as to the effect, if any, that market sales of shares of existing stockholders or the availability of such shares for future sale will have on the market price of shares of Common Stock prevailing from time to time. The prevailing market price of Common Stock after the Concurrent Offering could be adversely affected by future sales of substantial amounts of Common Stock by existing stockholders.

                              PLAN OF DISTRIBUTION

    Any or all of the Securities may be sold from time to time to purchasers directly by the Selling Stockholders. Alternatively, the Selling Stockholders may from time to time offer the Securities through underwriters, dealers or agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Securities for whom they may act as agents. The Selling Stockholders and any such underwriters, dealers or agents that participate in the distribution of the Securities may be deemed to be underwriters under the Securities Act, and any profit on the sale of the Securities by them and any discounts, commissions or concessions received by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Securities may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. The distribution of the Securities by the Selling Stockholders may be effected in one or more transactions that may take place on Nasdaq National Market, including ordinary brokers' transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees, discounts and commissions may be paid by the Selling Stockholders in connection with such sales of securities.

    At the time a particular offer of the Securities is made, to the extent required, a supplement to this Prospectus will be distributed (or, if required, a post-effective amendment to the Registration Statement of which this Prospectus is a part will be filed) which will identify the specific Securities being offered and set forth the aggregate amount of Securities being offered, the purchase price and the terms of the offering, including the name or names of the Selling Stockholders and of any underwriters, dealers or agents, the purchase price paid by any underwriter for Securities purchased from the Selling Stockholder, any discounts, commissions and other items constituting compensation from the Selling Stockholders and/or the Company and any discounts, commissions or concessions allowed or reallowed or paid to dealers, including the proposed selling price to the public. In addition, an underwritten offering will require clearance by the National Association of Securities Dealers, Inc. of the underwriter's compensation arrangements. The Company will not receive any of the proceeds from the sale by the Selling Stockholders of the Securities offered hereby. All of the filing fees and other expenses of this Registration Statement will be borne in full by the Company, other than any underwriting fees, discounts and commissions relating to this offering.

    Pursuant to certain agreements granting registration rights to certain Selling Stockholders, which were executed in connection with the 1995 Unit Private Placement, the Company will use its best efforts to keep the Registration Statement, of which this Prospectus forms a part, effective under the Securities Act for a period of five and one half years after the Effective Date and the Company will pay substantially all of the expenses incident to the offering and sale of the Securities to the public, other than underwriting fees, discounts and commissions. Most of the agreements which provide for registration rights to the Selling Stockholders provide for cross-indemnification of the Selling Stockholders and the Company, to the extent permitted by law, for losses, claims, damages, liabilities and expenses arising, under certain circumstances, out of any registration of the Securities. The registration rights agreements also provide that in connection with an underwritten offering, the Company will indemnify the underwriters thereof, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided with respect to the indemnification of the Selling Stockholders signatory to such agreement, except with respect to information provided by such underwriters specifically for inclusion within the appropriate registration statement.

    In order to comply with certain states securities laws, if applicable, the Securities will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the Securities may not be sold unless the Securities have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

    The Class A and Class B Warrants and the convertible notes originally issued by the Company in the 1995 Unit Private Placement contained legends as to their restricted transferability. In addition, the certificates for Common Stock issuable upon conversion of the convertible notes and upon exercise of the Warrants would contain legends as to their restricted transferability. Upon the effectiveness of the Registration Statement of which this Prospectus forms a part and the transfer of the Securities pursuant thereto, these legends will no longer be necessary, and accordingly, new certificates representing such shares of Common Stock will be issued to the transferee without any such legends unless otherwise required by law.

    In addition to sales pursuant to the Registration Statement of which this Prospectus forms a part, the Securities may be sold in accordance with Rule 144.

                                 LEGAL MATTERS

    Certain legal matters will be passed upon for the Company by Shereff, Friedman, Hoffman & Goodman, LLP, New York, New York. Certain regulatory legal matters will be passed upon for the Company by Arent Fox Kintner Plotkin & Kahn, Washington, D.C. Mr. Nussbaum, a Director of the Company, is a member of Shereff, Friedman, Hoffman & Goodman, LLP, New York, New York. See "Principal Stockholders" and "Certain Relationships and Related Party Transactions."

                                    EXPERTS

    The financial statements included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                             AVAILABLE INFORMATION

    The Company is subject to the information requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza Building, 450 Fifth Street, N.W., Washington, DC 20549, or at the Commission's regional offices:
Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, 13th Floor, New York, New York 19948. The Common Stock is traded on the Nasdaq National Market.

    The Company has filed with the Commission a Registration Statement on Form S-1 under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and such Common Stock, reference is made to such

Registration Statement and exhibits. A copy of the Registration Statement on file with the Commission may be obtained from the Commission's principal office in Washington, D.C., upon payment of the fees prescribed by the Commission.

    Copies of the Registration Statement may be obtained from the Commission at its principal office upon payment of prescribed fees. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, where the contract or other document has been filed as an exhibit to the Registration Statement, each such statement is qualified in all respects by reference to the applicable document filed with the Commission. The Registration Statement of which this Prospectus forms a part has been filed electronically through the Commission's Electronic Data Gathering Analysis and Retrieval System and may be obtained through the Commission's website on the Internet (http://www.sec.gov).

                                 ULTRAFEM, INC.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
Independent Auditors' Report...............................................................................     F-2
Balance Sheets.............................................................................................     F-3
Statements of Operations...................................................................................     F-4
Statements of Stockholders' (Deficiency) Equity............................................................     F-5
Statements of Cash Flows...................................................................................     F-6
Notes to Financial Statements..............................................................................     F-8

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and
Stockholders of
Ultrafem, Inc.:

    We have audited the accompanying balance sheets of Ultrafem, Inc. (the "Company") as of June 30, 1996 and 1995, and the related statements of operations, stockholders' (deficiency) equity, and cash flows for each of the three years in the period ended June 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1996, in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

New York, New York
August 12, 1996 (August 27, 1996 as to Note 7)

                                 ULTRAFEM, INC.
                                 BALANCE SHEETS

                                                                            JUNE 30,               SEPTEMBER 30,
                                                                --------------------------------  ---------------
                                                                     1995             1996             1996
                                                                ---------------  ---------------  ---------------
                                                                                                    (UNAUDITED)

                                             ASSETS
Current Assets:
  Cash and cash equivalents...................................  $        73,390  $    24,510,071  $    16,663,098
  Accounts receivable.........................................               --               --          157,806
  Inventory...................................................               --          266,951        1,176,443
  Prepaid marketing and other current assets..................           10,714          609,503        1,568,333
                                                                ---------------  ---------------  ---------------
      Total Current Assets....................................           84,104       25,386,525       19,565,680
Property and equipment -- net.................................          302,719        2,875,153        5,704,695
Other assets -- net...........................................          380,136        1,146,258        1,496,257
                                                                ---------------  ---------------  ---------------
      Total Assets............................................  $       766,959  $    29,407,936  $    26,766,632
                                                                ---------------  ---------------  ---------------
                                                                ---------------  ---------------  ---------------

                       LIABILITIES AND STOCKHOLDERS' (DEFICIENCY) EQUITY
Current Liabilities:
  Short-term debt.............................................  $       530,549  $            --  $            --
  Current portion -- long-term debt...........................          293,389        3,442,013        3,208,888
  Accounts payable............................................          327,881          893,548        1,710,811
  Accrued interest............................................          638,315          724,932          762,541
  Accrued salaries............................................          391,534        1,426,093        1,662,363
  Other accrued liabilities...................................          564,578          937,406        1,848,967
                                                                ---------------  ---------------  ---------------
      Total Current Liabilities...............................        2,746,246        7,423,992        9,193,570
Long-term debt................................................        4,032,493          700,000          700,000
                                                                ---------------  ---------------  ---------------
      Total Liabilities.......................................        6,778,739        8,123,992        9,893,570
                                                                ---------------  ---------------  ---------------
Stockholders' (Deficiency) Equity:
  Preferred stock, $.001 par value -- authorized, 5,000,000
    shares $8 cumulative Convertible Series A: issued and
    outstanding 6,532.5 and 1,121.25 shares stated at
    liquidation preference of $653,250 and $112,125,
    respectively..............................................          653,250          112,125               --
  Common Stock, $.001 par value -- authorized 20,000,000
    shares; outstanding 1,389,412, 5,737,241 and 5,889,651
    shares, respectively (stated at)..........................            5,558            9,905           10,058
  Additional paid-in capital..................................        4,555,215       42,207,697       43,366,219
  Deficit.....................................................      (11,225,803)     (21,045,783)     (26,503,215)
                                                                ---------------  ---------------  ---------------
      Total Stockholders' (Deficiency) Equity.................       (6,011,780)      21,283,944       16,873,062
                                                                ---------------  ---------------  ---------------
      Total Liabilities and Stockholders' (Deficiency)
       Equity.................................................  $       766,959  $    29,407,936  $    26,766,632
                                                                ---------------  ---------------  ---------------
                                                                ---------------  ---------------  ---------------

                       See notes to financial statements.

                                 ULTRAFEM, INC.
                            STATEMENTS OF OPERATIONS

                                                                                          THREE MONTHS ENDED
                                                    YEAR ENDED JUNE 30,                     SEPTEMBER 30,
                                        -------------------------------------------  ----------------------------
                                            1994           1995           1996           1995           1996
                                        -------------  -------------  -------------  -------------  -------------

                                                                                             (UNAUDITED)

Net sales.............................  $    --        $    --        $    --        $    --        $     192,540

Cost and Expenses:
  Cost of sales (exclusive of
   depreciation)......................       --             --             --             --        $     358,377
  Marketing, sales and distribution...       --              123,531      2,406,277        345,416      2,921,392
  Research and development............        452,552        181,475      1,403,557         70,616        394,778
  General and administrative..........      1,387,784      1,444,911      5,095,261        597,529      1,924,557
  Depreciation and amortization.......        126,872        166,533        738,883         78,182        213,355
                                        -------------  -------------  -------------  -------------  -------------
Loss from operations..................      1,967,208      1,916,450      9,643,978      1,091,743      5,619,919
Interest income.......................       --             --             (489,379)        (2,820)      (285,345)
Interest expense......................        336,732        464,615        665,381        168,160        122,858
                                        -------------  -------------  -------------  -------------  -------------
Net loss..............................  $   2,303,940  $   2,381,065  $   9,819,980  $   1,257,083  $   5,457,432
                                        -------------  -------------  -------------  -------------  -------------
                                        -------------  -------------  -------------  -------------  -------------
Net loss per share....................  $        0.87  $        0.87  $        2.74  $        0.49  $        0.94
                                        -------------  -------------  -------------  -------------  -------------
                                        -------------  -------------  -------------  -------------  -------------
Weighted average number of common
 shares and equivalents outstanding...      2,658,214      2,698,152      3,529,494      2,502,626      5,827,622
                                        -------------  -------------  -------------  -------------  -------------
                                        -------------  -------------  -------------  -------------  -------------

                       See notes to financial statements.

                                 ULTRAFEM, INC.
                STATEMENTS OF STOCKHOLDERS' (DEFICIENCY) EQUITY

                                                           PREFERRED
                                                             STOCK          COMMON STOCK         ADDITIONAL
                                                          CONVERTIBLE  -----------------------     PAID-IN
                                                           SERIES A       SHARES      AMOUNT       CAPITAL       (DEFICIT)
                                                          -----------  ------------  ---------  -------------  --------------
BALANCE, JUNE 30, 1993..................................                  1,312,812  $   5,251  $   3,961,752  $   (6,540,798)
  Issuance of stock for consulting services (valued at
   $8.00 per share).....................................                      1,500          6         11,994        --
  Issuance of options and warrants (valued at $0.23529
   per option and warrant)..............................                    --          --            132,021        --
  Net loss..............................................                    --          --           --            (2,303,940)
                                                          -----------  ------------  ---------  -------------  --------------
BALANCE, JUNE 30, 1994..................................                  1,314,312      5,257      4,105,767      (8,844,738)
  Sales of stock ($8.00 per share) net of costs of
   $74,720..............................................                     28,125        113        150,167        --
  Issuance of stock warrants ($0.23529 per warrant).....                    --          --             28,000        --
  Issuance of stock for consulting and other services
   (valued at $8.00 to $15.66 per share)................                     30,100        120        221,660        --
  Conversion of convertible debt........................                     16,875         68        134,932        --
  Sales of Series A Preferred Stock ($100 per share) net
   of costs of $100,505.................................  $   653,250       --          --           (100,505)       --
  Issuance of options and warrants (valued at $0.23529
   per option and warrant)..............................      --            --          --             15,194        --
  Net loss..............................................      --            --          --           --            (2,381,065)
                                                          -----------  ------------  ---------  -------------  --------------
BALANCE, JUNE 30, 1995..................................      653,250     1,389,412      5,558      4,555,215     (11,225,803)
  Sales of stock ($10.00 per share) net of costs of
   $5,014,389...........................................      --          3,910,000      3,910     34,081,701        --
  Exercise of stock options and warrants................      --            298,104        298      1,869,224        --
  Sale of warrants......................................      --            --          --                527        --
  Issuance of options and warrants......................      --            --          --            945,044        --
  Conversion of preferred stock to common stock ($5.00
   per share)...........................................     (541,125)      108,225        108        541,017        --
  Conversion of convertible debt ($5.00 to $10.00 per
   share)...............................................      --             31,500         31        214,969        --
  Net loss..............................................      --            --          --           --            (9,819,980)
                                                          -----------  ------------  ---------  -------------  --------------
BALANCE, JUNE 30, 1996..................................      112,125     5,737,241      9,905     42,207,697     (21,045,783)
  Exercise of stock options and warrants................      --            116,960        118        578,432        --
  Issuance of warrants ($10.00 per share)...............      --            --          --            337,500        --
  Issuance of stock.....................................      --                 25     --                500        --
  Conversion of preferred stock to common stock
   ($5.00 per share)....................................     (112,125)       22,425         22        112,103        --
  Conversion of convertible debt
   ($10.00 per share)...................................      --             13,000         13        129,987
  Net loss..............................................                                                           (5,457,432)
                                                          -----------  ------------  ---------  -------------  --------------
BALANCE, SEPTEMBER 30, 1996
 (unaudited)............................................  $   --       $  5,889,651  $  10,058  $  43,366,219  $  (26,503,215)
                                                          -----------  ------------  ---------  -------------  --------------
                                                          -----------  ------------  ---------  -------------  --------------


                                                              TOTAL
                                                          -------------
BALANCE, JUNE 30, 1993..................................  $  (2,573,795)
  Issuance of stock for consulting services (valued at
   $8.00 per share).....................................         12,000
  Issuance of options and warrants (valued at $0.23529
   per option and warrant)..............................        132,021
  Net loss..............................................     (2,303,940)
                                                          -------------
BALANCE, JUNE 30, 1994..................................     (4,733,714)
  Sales of stock ($8.00 per share) net of costs of
   $74,720..............................................        150,280
  Issuance of stock warrants ($0.23529 per warrant).....         28,000
  Issuance of stock for consulting and other services
   (valued at $8.00 to $15.66 per share)................        221,780
  Conversion of convertible debt........................        135,000
  Sales of Series A Preferred Stock ($100 per share) net
   of costs of $100,505.................................        552,745
  Issuance of options and warrants (valued at $0.23529
   per option and warrant)..............................         15,194
  Net loss..............................................     (2,381,065)
                                                          -------------
BALANCE, JUNE 30, 1995..................................     (6,011,780)
  Sales of stock ($10.00 per share) net of costs of
   $5,014,389...........................................     34,085,611
  Exercise of stock options and warrants................      1,869,522
  Sale of warrants......................................            527
  Issuance of options and warrants......................        945,044
  Conversion of preferred stock to common stock ($5.00
   per share)...........................................       --
  Conversion of convertible debt ($5.00 to $10.00 per
   share)...............................................        215,000
  Net loss..............................................     (9,819,980)
                                                          -------------
BALANCE, JUNE 30, 1996..................................     21,283,944
  Exercise of stock options and warrants................        578,550
  Issuance of warrants ($10.00 per share)...............        337,500
  Issuance of stock.....................................            500
  Conversion of preferred stock to common stock
   ($5.00 per share)....................................       --
  Conversion of convertible debt
   ($10.00 per share)...................................        130,000
  Net loss..............................................     (5,457,432)
                                                          -------------
BALANCE, SEPTEMBER 30, 1996
 (unaudited)............................................  $  16,873,062
                                                          -------------
                                                          -------------

                       See notes to financial statements.

                                 ULTRAFEM, INC.
                            STATEMENTS OF CASH FLOWS

                                                                                                  THREE MONTHS ENDED
                                                            YEAR ENDED JUNE 30,                     SEPTEMBER 30,
                                                 ------------------------------------------  ----------------------------
                                                     1994          1995           1996           1995           1996
                                                 ------------  ------------  --------------  ------------  --------------
                                                                                                     (UNAUDITED)

Cash flows from operating activities:
  Net loss.....................................  $ (2,303,940) $ (2,381,065) $   (9,819,980) $ (1,257,083) $   (5,457,432)
    Adjustments to reconcile net loss to net
     cash used in operating activities:
      Depreciation.............................        61,542        62,996          79,184        15,847         109,284
      Amortization of debt issuance,
       consulting, licensing and
       patent costs............................        65,320       103,535         659,699        62,335         104,071
      Amortization of debt discount............        43,578        43,480        --             --             --
      Loss on disposal of equipment............       --            --             --             --                7,724
      Non-cash officers compensation...........       --            --            1,411,871        38,463         192,970
      Non-employee stock based compensation....        12,000       221,780         385,044       --             --
      Non-employee stock based claim
       settlement..............................       --            --             --             --              338,000
      Other non-cash items.....................        44,964        15,194        --             --             --
      Changes in operating assets and
       liabilities.............................       311,993     1,103,808        (291,271)     (185,745)       (745,925)
                                                 ------------  ------------  --------------  ------------  --------------
        Net Cash Used in Operating
         Activities............................    (1,764,543)     (830,272)     (7,575,453)   (1,326,183)     (5,451,308)
                                                 ------------  ------------  --------------  ------------  --------------
Cash flows from investing activities:
  Purchase of and deposits on property and
   equipment...................................       (23,667)       (3,028)     (2,651,618)      --           (2,946,550)
  Proceeds from sale of equipment..............       --            --             --             --             --
                                                 ------------  ------------  --------------  ------------  --------------
        Net Cash Used in Investing
         Activities............................       (23,667)       (3,028)     (2,651,618)      --           (2,946,550)
                                                 ------------  ------------  --------------  ------------  --------------
Cash flows from financing activities:
  Proceeds from secured notes..................     1,850,000       --             --             --             --
  Proceeds from issuance of subordinated
   convertible debentures......................       --            225,000        --             --             --
  Proceeds from sale of convertible
   debentures..................................       --            --            2,125,000     2,125,000        --
  Proceeds from notes payable..................       --            135,000       2,227,870     2,127,870        --
  Proceeds from sale of preferred stock (net of
   related expenses)...........................       --            552,745        --             --             --
  Proceeds from sale of common stock (net of
   related expenses)...........................       --            150,280      34,085,611       --             --
  Proceeds from sale of options and warrants...       --             28,000             527       --             --
  Proceeds from exercise of stock options and
   warrants....................................       --            --            1,794,054       --              654,010
  Repayment of borrowings......................       (30,000)      (84,800)     (4,852,287)     (614,155)       (103,125)
  Debt issue costs.............................       (31,500)     (110,025)       (717,023)     (719,662)       --
                                                 ------------  ------------  --------------  ------------  --------------
        Net Cash Provided by Financing
         Activities............................     1,788,500       896,200      34,663,752     2,919,053         550,885
                                                 ------------  ------------  --------------  ------------  --------------
  Net increase (decrease) in cash..............           290        62,900      24,436,681     1,592,870      (7,846,973)
                                                 ------------  ------------  --------------  ------------  --------------
  Cash and cash equivalents, beginning of
   period......................................        10,200        10,490          73,390        73,390      24,510,071
                                                 ------------  ------------  --------------  ------------  --------------
  Cash and cash equivalents, end of period.....  $     10,490  $     73,390  $   24,510,071  $  1,666,260  $   16,663,098
                                                 ------------  ------------  --------------  ------------  --------------
                                                 ------------  ------------  --------------  ------------  --------------

                                                        (Continued on next page)

                       See notes to financial statements.

                                 ULTRAFEM, INC.
                            STATEMENTS OF CASH FLOWS
                                  (CONTINUED)

                                                                                                  THREE MONTHS ENDED
                                                            YEAR ENDED JUNE 30,                     SEPTEMBER 30,
                                                 ------------------------------------------  ----------------------------
                                                     1994          1995           1996           1995           1996
                                                 ------------  ------------  --------------  ------------  --------------
                                                                                                     (UNAUDITED)
 Changes in operating assets and liabilities
  consist of:
    (Increase) in accounts receivable.....  $    --       $    --       $    --        $   --      $   (157,806)
    (Increase) in inventory...............       --            --            (266,951)     --          (909,492)
    (Increase) decrease in prepaid
     marketing and other current assets...        51,696        (2,841)      (523,322)    (71,133)   (1,034,290)
    (Increase) in other assets............       (56,379)     (151,272)      (233,798)   (112,461)     (454,070)
    Increase in accounts payable..........        97,388       937,594        650,667      92,221       817,263
    Increase (decrease) in accrued
     liabilities..........................       219,288       320,327         82,133     (94,372)      992,470
                                            ------------  ------------  -------------  ----------  ------------
                                            $    311,993  $  1,103,808  $    (291,271) $ (185,745) $   (745,925)
                                            ------------  ------------  -------------  ----------  ------------
                                            ------------  ------------  -------------  ----------  ------------
  Supplementary Information:
    Cash paid during the year for:
      Interest............................  $    178,170  $        955  $     578,764  $  250,415  $     77,754
                                            ------------  ------------  -------------  ----------  ------------
                                            ------------  ------------  -------------  ----------  ------------
      Taxes...............................  $      1,348  $      1,271  $       4,094  $   --      $    --
                                            ------------  ------------  -------------  ----------  ------------
                                            ------------  ------------  -------------  ----------  ------------
  Non-cash financing activities:
    Conversion of accounts payable and
     accrued liabilities to long-term
     debt.................................  $    373,555  $  1,586,666  $    --        $   --      $    --
                                            ------------  ------------  -------------  ----------  ------------
                                            ------------  ------------  -------------  ----------  ------------
    Conversion of notes payable to common
     stock................................  $    --       $    135,000  $    --        $   --      $    130,000
                                            ------------  ------------  -------------  ----------  ------------
                                            ------------  ------------  -------------  ----------  ------------
    Issuance of warrants in connection
     with debt offering...................  $     87,057  $    --       $    --        $   --      $    --
                                            ------------  ------------  -------------  ----------  ------------
                                            ------------  ------------  -------------  ----------  ------------
    Conversion of secured notes and notes
     payable to convertible debentures....  $    --       $    --       $     850,000  $  850,000  $    --
                                            ------------  ------------  -------------  ----------  ------------
                                            ------------  ------------  -------------  ----------  ------------
    Conversion of secured notes to notes
     payable..............................  $    --       $    --       $     850,000  $  850,000  $    --
                                            ------------  ------------  -------------  ----------  ------------
                                            ------------  ------------  -------------  ----------  ------------
    Conversion of convertible debt to
     common stock.........................  $    --       $    --       $     215,000  $   --      $    --
                                            ------------  ------------  -------------  ----------  ------------
                                            ------------  ------------  -------------  ----------  ------------
    Conversion of accounts payable to
     warrants.............................  $    --       $    --       $      85,000  $   --      $    --
                                            ------------  ------------  -------------  ----------  ------------
                                            ------------  ------------  -------------  ----------  ------------
    Issuance of below market value options
     and warrants in connection with
     professional services, licensing and
     consulting agreements................  $    --       $    --       $     860,044  $   --      $    338,000
                                            ------------  ------------  -------------  ----------  ------------
                                            ------------  ------------  -------------  ----------  ------------
    Conversion of preferred stock to
     common stock.........................  $    --       $    --       $     541,125  $   --      $    112,125
                                            ------------  ------------  -------------  ----------  ------------
                                            ------------  ------------  -------------  ----------  ------------
    Amounts receivable from the issuance
     of common stock......................  $    --       $    --       $      75,467  $   --      $    --
                                            ------------  ------------  -------------  ----------  ------------
                                            ------------  ------------  -------------  ----------  ------------

                       See notes to financial statements.

                                 ULTRAFEM, INC.
                         NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED JUNE 30, 1996, 1995 AND 1994
           (INFORMATION FOR SEPTEMBER 30, 1996 AND 1995 IS UNAUDITED)

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
    ORGANIZATION -- Ultrafem, Inc. (the "Company") was incorporated under the laws of the State of Delaware on March 22, 1990 and is engaged in the manufacturing and sale of its proprietary feminine protection product. At June 30, 1996, principal operations had commenced and during August 1996 the Company began selling its product INSTEAD-TM-; accordingly, the Company is no longer considered a development stage enterprise as it was through June 30, 1996. There is no assurance that commercially successful products will be developed nor that the Company will achieve a profitable level of operations.

    USE OF ESTIMATES -- The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    CASH AND CASH EQUIVALENTS -- Cash equivalents include short-term investments principally in commercial paper with an original maturity of three months or less when purchased.

    CONCENTRATION OF CREDIT RISK -- The Company places its temporary cash investments and investments with high credit quality financial institutions and by policy, limits the amount of credit exposure with any one financial institution.

    INVENTORY -- Inventories are stated at the lower of cost (first-in, first-out) or market.

    PROPERTY AND EQUIPMENT -- Property and equipment are stated at cost less accumulated depreciation. Depreciation is recorded using the straight-line method over the estimated useful lives of the assets which are between 3 and 10 years.

    LICENSING COSTS -- Licensing costs are amortized over the life of the license, which is ten years, using the straight-line method. Royalties based on units sold will be expensed as incurred.

    DEBT ISSUANCE COSTS -- Debt issuance costs in connection with various debt agreements are amortized over the lives of the promissory notes issued in connection with such agreements.

    DEBT DISCOUNT -- Debt discount in connection with the issuance of debt with stock purchase warrants are amortized over the life of the related obligation and is included in interest expense in the accompanying statements of operations.

    PATENT COSTS -- Patent costs are stated at cost less accumulated amortization. Patent costs are amortized using the straight-line method over the 17-year life of the patent when obtained, or expensed if not obtained. The carrying value of intangible assets are periodically reviewed by the Company to ensure that impairments are recognized when the future operating cash flows expected to be derived from such intangible assets are less than their carrying value.

    STOCK OFFERING COSTS -- Costs incurred in connection with the sale of the Company's equity securities are recorded as a reduction of the proceeds when received. Costs incurred prior to the receipt of proceeds from the sale of the Company's equity securities are capitalized until the proceeds are received or expensed if such sale is not consummated.

    RESEARCH AND DEVELOPMENT COSTS -- Research and development costs are expensed as incurred.

    MARKETING COSTS -- Marketing costs are expensed the first time the advertisement or promotion takes place.

                                 ULTRAFEM, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    YEARS ENDED JUNE 30, 1996, 1995 AND 1994
           (INFORMATION FOR SEPTEMBER 30, 1996 AND 1995 IS UNAUDITED)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) REVENUE RECOGNITION -- Revenue is recognized upon shipment of merchandise.

    REVERSE STOCK SPLIT -- Effective July 28, 1995, the stockholders of the Company approved a one-for-four reverse split of its common stock. All references in the accompanying financial statements to the number of shares and per share amounts have been retroactively restated to reflect this transaction.

    LONG-LIVED ASSETS -- The Financial Accounting Standards Board issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of," which is effective for fiscal years beginning after December 15, 1995. The Company does not expect the effect on its financial condition and results of operations from the adoption of this statement to be material.

    RECENTLY ISSUED ACCOUNTING STANDARD -- In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation" which is effective for the Company beginning July 1, 1996. The standard encourages, but does not require, companies to recognize compensation expense of grants for stock, stock options and other equity instruments to employees based on fair value accounting rules. SFAS No. 123 requires companies that choose not to adopt the new fair value accounting rules to disclose pro forma net income and earnings per share under the new method. The Company will continue to apply APB opinion No. 25 to its stock based compensation awards to employees and will disclose the required pro forma effect on net income and earnings per share in its annual financial statements.

    LOSS PER COMMON AND COMMON EQUIVALENT SHARE -- Loss per common and common equivalent share for the years ended June 30, 1996, 1995 and 1994 and for the three months ended September 30, 1996 and 1995 was computed using the weighted average number of common shares outstanding during each period. The weighted average number of common shares outstanding during the first half of fiscal year 1996 (including the three months ended September 30, 1995), and during fiscal years 1995 and 1994 includes incremental shares for the common stock, warrants and other potentially dilutive securities issued and options granted to purchase common stock which were issued within one year prior to the effective date of the Company's initial public offering (the "Incremental Shares"). Such Incremental Shares were determined utilizing the treasury stock method. The effect of the assumed exercise of stock options which were issued in periods prior to the one-year period previously mentioned and the effect of the assumed conversion of the convertible preferred stock are not included for 1995 and 1994 because their effect is antidilutive. Loss per common share assuming full dilution is not presented because such calculation is antidilutive.

    RECLASSIFICATIONS -- Certain reclassifications have been made to prior year balances in order to conform with the current year presentation.

    UNAUDITED QUARTERLY FINANCIAL INFORMATION -- In the opinion of management, the Company's unaudited financial statements contain all adjustments (consisting of normal and recurring adjustments), necessary for a fair presentaion of the Company's financial position and results of operations at such dates and for such periods.

2.  FAIR VALUE OF FINANCIAL INSTRUMENTS
    At September 30, 1996, the fair values of cash, cash equivalents, non-convertible short-term debt and current portion of long-term debt, accounts payable, accrued interest, accrued salaries and other accrued liabilities approximated their carrying values because of the short-term nature of these instruments. The estimated fair values of the convertible debt subject to fair value disclosures was

                                 ULTRAFEM, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    YEARS ENDED JUNE 30, 1996, 1995 AND 1994
           (INFORMATION FOR SEPTEMBER 30, 1996 AND 1995 IS UNAUDITED)

2. FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED) determined by reference to the quoted market price of the Company's Common Stock at September 30, 1996, multiplied by the number of common shares the debt is convertible into, and the related carrying amounts at September 30, 1996 are as follows:

                                                   CARRYING          FAIR
                                                     VALUE          VALUE
                                                 -------------  --------------
Convertible Debt...............................  $   3,727,432  $   16,886,869
                                                 -------------  --------------
                                                 -------------  --------------

3.  INVENTORY
    Inventory consists of the following:

                                                             JUNE 30,            SEPTEMBER 30,
                                                   ----------------------------  -------------
                                                       1995           1996           1996
                                                   -------------  -------------  -------------
Raw materials....................................  $    --        $     258,919   $   499,014
Work-in-process..................................       --             --              40,985
Finished goods...................................       --                8,032       636,444
                                                   -------------  -------------  -------------
                                                   $    --        $     266,951   $ 1,176,443
                                                   -------------  -------------  -------------
                                                   -------------  -------------  -------------

4.  PROPERTY AND EQUIPMENT
    Property and equipment consists of the following:

                                                             JUNE 30,            SEPTEMBER 30,
                                                   ----------------------------  -------------
                                                       1995           1996           1996
                                                   -------------  -------------  -------------
Machinery and equipment..........................  $     392,049  $   1,480,205   $ 1,516,896
Office furniture and equipment...................         52,082        105,096       138,551
Laboratory equipment.............................         49,766         49,766        48,691
Leasehold improvements...........................            762        439,172       472,521
Computer equipment...............................       --              267,970       309,994
Construction in progress.........................       --              804,068     3,583,278
                                                   -------------  -------------  -------------
                                                         494,659      3,146,277     6,069,931
Less accumulated depreciation and amortization...       (191,940)      (271,124)     (365,236)
                                                   -------------  -------------  -------------
                                                   $     302,719  $   2,875,153   $ 5,704,695
                                                   -------------  -------------  -------------
                                                   -------------  -------------  -------------

                                 ULTRAFEM, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    YEARS ENDED JUNE 30, 1996, 1995 AND 1994
           (INFORMATION FOR SEPTEMBER 30, 1996 AND 1995 IS UNAUDITED)

5.  OTHER ASSETS
    Other assets consist of the following:

                                                             JUNE 30,            SEPTEMBER 30,
                                                   ----------------------------  -------------
                                                       1995           1996           1996
                                                   -------------  -------------  -------------
Patent and trademark costs.......................  $     164,632  $     222,493   $   259,846
Debt issuance costs..............................        232,817        971,490       971,490
Deferred debt and warrant offering costs.........        137,273       --             --
Deferred second offering costs...................       --               70,000       458,744
Consulting agreement.............................       --              275,000       275,000
Licensing agreements.............................       --              400,000       400,000
Security deposits................................         14,270         35,830        63,803
                                                   -------------  -------------  -------------
                                                         548,992      1,974,813     2,428,883
Less accumulated amortization....................       (168,856)      (828,555)     (932,626)
                                                   -------------  -------------  -------------
                                                   $     380,136  $   1,146,258   $ 1,496,257
                                                   -------------  -------------  -------------
                                                   -------------  -------------  -------------

6.  DEBT

    Short-term debt consists of the following:

                                                                  SEPTEMBER
                                                JUNE 30,             30,
                                         ----------------------  -----------
                                            1995        1996        1996
                                         ----------  ----------  -----------
Unsecured demand notes to former
 officers, interest at 6% per year
 (b)...................................  $  206,010  $   --       $  --
Unsecured note to Johns Hopkins
 University, due March, 1995, interest
 at 7.5% per year (c)..................     324,539      --          --
                                         ----------  ----------  -----------
                                         $  530,549  $   --       $  --
                                         ----------  ----------  -----------
                                         ----------  ----------  -----------

                                 ULTRAFEM, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    YEARS ENDED JUNE 30, 1996, 1995 AND 1994
           (INFORMATION FOR SEPTEMBER 30, 1996 AND 1995 IS UNAUDITED)

6.  DEBT (CONTINUED)
    Long-term debt consists of the following:

                                                             JUNE 30,            SEPTEMBER 30,
                                                   ----------------------------  -------------
                                                       1995           1996           1996
                                                   -------------  -------------  -------------
Unsecured notes, due June, 1995, interest at 10%
 per year (a)....................................  $   1,850,000  $    --         $   --
Unsecured convertible notes, due April, 1997
 interest at 10% per
 year (a)........................................       --            2,875,000     2,875,000
Convertible debentures, due December, 1998 to
 October, 1999, interest compounded annually at
 10.5% per year (f)..............................        700,000        700,000       700,000
Unsecured notes to former officers, due December,
 1995 to December, 1996, interest at 6% or 10%
 per year (b)....................................        476,680        221,033       117,908
Unsecured notes to officer/shareholder, due
 September, 1996, interest at 10% per year (b)...        313,543       --             --
Unsecured notes to trade and other creditors, due
 October, 1996 to March, 1997, interest at 9% or
 10% per year (d)................................        588,227         63,548        63,548
Subordinated convertible debentures, due on
 demand or due August, 1996 to November, 1996,
 interest at 10% per year (e)....................        397,432        282,432       152,432
                                                   -------------  -------------  -------------
                                                       4,325,882      4,142,013     3,908,888
Less current maturities..........................       (293,389)    (3,442,013)   (3,208,888)
                                                   -------------  -------------  -------------
                                                   $   4,032,493  $     700,000   $   700,000
                                                   -------------  -------------  -------------
                                                   -------------  -------------  -------------

    Annual maturities on long-term debt as of June 30, 1996 during the next five years are:

                                                                                    PERIOD
                                                                                     ENDED
                                                                                   JUNE 30,
                                                                                 -------------
1997...........................................................................  $   3,442,013
1998...........................................................................       --
1999...........................................................................        350,000
2000...........................................................................        350,000
2001...........................................................................       --
                                                                                 -------------
                                                                                 $   4,142,013
                                                                                 -------------
                                                                                 -------------

------------------------
(a) During June, 1995, the Company entered into an Agreement with an investment banking firm, Hampshire Securities Corporation ("Hampshire") for the private placement of securities, which closed during July, 1995 and September, 1995 (the "1995 Unit Private Placement"), in which the Company raised $5,950,000 through the sale of Units. Each "Unit" consisted of one $50,000 non-convertible promissory note bearing interest at 10% per annum (the "Non-Convertible Notes"),

                                 ULTRAFEM, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    YEARS ENDED JUNE 30, 1996, 1995 AND 1994
           (INFORMATION FOR SEPTEMBER 30, 1996 AND 1995 IS UNAUDITED)

6.  DEBT (CONTINUED)
    one $50,000 convertible promissory note bearing interest at 10% per annum and which is convertible into shares of Common Stock at a conversion price per share equal to $5.00 (the "Convertible Notes"), one Class A Warrant to purchase 10,000 shares of Common Stock at a purchase price per share equal to $5.00 and one Class B Warrant to purchase 10,000 shares of Common Stock at a purchase price per share equal to $12.50. Both Class A and Class B Warrants expire five years from the date of issuance. In June, 1996 a Convertible Note in the principal amount of $100,000 was converted into 20,000 shares of Common Stock. Certain holders of the Secured Notes which were issued in a 1993 private placement agreed to amend and restate their promissory notes and invest the principal amount of such notes in the amount of $1,650,000 in the 1995 Unit Private Placement. On July 28, 1995, the other Existing Investors were paid their principal and interest of $200,000 and $22,557, respectively, from the proceeds of the 1995 Unit Private Placement. In addition, through June 30, 1996, interest of $186,281 was paid related to the $1,650,000 Secured Notes. The Non-Convertible Notes in the amount of $2,975,000 plus interest in the amount of $162,319 was paid on February 27, 1996.

    Under the terms of the 1995 Unit Private Placement, because the holders of the $1,650,000 Secured Notes were not paid by December 31, 1995, they were issued additional warrants to purchase a maximum of 165,000 shares of Common Stock at an exercise price per share equal to $5.00. Holders of 350,000 existing warrants issued under the 1993 private placement, which are exercisable at an exercise price equal to $9 per share were extended for three years, as the holders of the warrants agreed not to dispose of the warrants or the underlying Common Stock prior to August 22, 1997. Hampshire was paid $539,482 in connection with the 1995 Unit Private Placement through September 25, 1995.

(b) Unsecured notes to former officers and an officer/stockholder of the Company represent loans made to the Company and accrued salaries which were converted to promissory notes. Of such unsecured notes, principal in the amount of $725,199 plus interest in the amount of $116,039 was paid through June 30, 1996.

(c) As of June 30, 1995, the unsecured note was owed to The Johns Hopkins University ("Johns Hopkins") by the Company under the terms of a research and development agreement which expired June 30, 1993. $200,000 was paid on September 7, 1995 and $124,539 plus interest of $58,999 was paid on April 19, 1996.

(d) During October, 1994 and March, 1995, the Company issued to certain trade and other creditors unsecured notes in the principal amount of $588,227. Of such unsecured notes, principal in the amount of $524,679 plus interest in the amount of $24,260 was paid through September 30, 1996. As of June 30, 1996, June 30, 1995 and September 30, 1996 the Company owed a member of the Board of Directors and a principal of ReProtect, LLC ("ReProtect") $15,099, $30,198 and $15,099, respectively. During 1996, $15,099 of principal and $1,415 of interest was paid to this director. Additionally, two other principals of ReProtect were owed $44,698, $89,396 and $44,698 at June 30, 1996, June 30, 1995 and September 30, 1996, respectively. During 1996, $44,698 of principal and $4,188 of interest was paid to these two individuals.

(e) During October, 1994, the Company raised $450,000 through a private placement of units composed in the aggregate of (i) $225,000 in subordinated convertible debentures which accrues interest at 10% annually, maturing on August 31, 1996 and convertible into 22,500 shares of Common Stock at $10.00 per share, (ii) warrants, exercisable for a five-year period, to purchase 47,813 shares of Common Stock at $10.00 per share, and (iii) 28,125 shares of Common Stock at

                                 ULTRAFEM, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    YEARS ENDED JUNE 30, 1996, 1995 AND 1994
           (INFORMATION FOR SEPTEMBER 30, 1996 AND 1995 IS UNAUDITED)

6.  DEBT (CONTINUED)
    $8.00 per share. These shares of Common Stock, including those issuable upon the conversion of the debentures or the exercise of the warrants, were registered in a concurrent offering with the initial public offering. During June, 1996 through August, 1996 subordinated convertible debentures in the principal amount of $225,000 were converted into 22,500 shares of Common Stock.

    In October and November, 1994, the Company issued to certain trade creditors subordinated convertible debentures for a total principal amount of $172,432. Each such debenture has a two-year term, bears interest at 10% per annum and is convertible into Common Stock at $10.00 per share. During June, 1996, $20,000 was converted into 2,000 shares of Common Stock.

    During 1994, the Company borrowed a total of $135,000 from nine individuals, including four current Directors. The loans required payment of 10% interest per annum until maturity. Each lender was granted (i) the option of receiving, in lieu of the repayment of interest and principal, 1,875 shares of Common Stock at a price of $8.00 per share and (ii) warrants to purchase 375 shares of Common Stock at $10.00 per share for a five-year period expiring on June 30, 1999. As of June 30, 1995, all of the nine individuals have converted their loans into Common Stock.

(f) Between December, 1991 and October, 1992, the Company borrowed an aggregate of $700,000 from the Montana Board of Science and Technology Development evidenced by convertible debentures, of which $350,000 was borrowed to fund expenditures relating to the Company's facility in Montana. The convertible debentures are convertible into shares of Common Stock at $5.00 per share, with accrued interest being waived upon conversion.

   In January, 1996, the Company raised an additional $100,000 through a private placement to a single investor of a $100,000 non-convertible promissory note due the earlier of January 26, 1997 or the closing of the initial public offering, bearing interest at a rate of 10% per annum and a Class C Warrant to purchase 20,000 shares of Common Stock at an exercise price of $8.00 per share. The Class C Warrant is not exercisable until the first anniversary of the date of issuance and has a term of five years. The Company paid the entire principal amount of $100,000 plus interest of $877 on February 27, 1996.

7.  STOCK OPTIONS AND WARRANTS
    In October, 1990, the Board of Directors authorized the 1990 Stock Option Plan (the "1990 Plan") under which options to purchase up to 250,000 shares of the Common Stock may be granted to employees, officers, directors, consultants and advisors. In May, 1993, the number of shares covered was increased to 900,000 shares by resolution of the Board of Directors. The Board of Directors is authorized to set the exercise period, the number of shares subject to each option, the grantees receiving the options, and the exercise price at their best determination of fair market value.

    Options granted generally become exercisable over five years and expire ten years from the date of grant. The Plan also provides for the granting of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1954, as amended.

    On September 28, 1995, the Company adopted the 1995 Stock Option Plan for Non-Employee Directors, a non-qualified stock option plan (the "1995 Plan"). The 1995 Plan reserves for the issuance of up to 250,000 shares of the Common Stock pursuant to stock options to be granted to the Company's non-employee directors. Over a period of six months, each of the five non-employee directors was granted an option to purchase 15,000 shares of the Common Stock at fair market value ($8.00 and $14.50 per share). Such options become immediately exercisable with respect to one-third

                                 ULTRAFEM, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    YEARS ENDED JUNE 30, 1996, 1995 AND 1994
           (INFORMATION FOR SEPTEMBER 30, 1996 AND 1995 IS UNAUDITED)

7.  STOCK OPTIONS AND WARRANTS (CONTINUED)
of the shares of Common Stock (5,000 shares), the remaining 10,000 shares of Common Stock vest in equal annual installments over the next four years following the anniversary date of the initial grant. The options expire ten years from date of grant.

    The following summarizes the stock option transactions under the 1990 Plan for the years ended June 30, 1996, 1995, 1994 and the three months ended September 30, 1996:

                                                               NUMBER OF       PER SHARE
                                                                 SHARES       OPTION PRICE
                                                               ----------  ------------------
Outstanding at June 30, 1993.................................     432,000  $4.00 -- $ 8.00
  Granted....................................................       4,500  $8.00
  Canceled...................................................    (107,500) $8.00
Outstanding at June 30, 1994.................................     329,000  $4.00 -- $ 8.00
  Granted....................................................       3,750  $4.00
  Canceled...................................................     (24,556) $8.00
Outstanding at June 30, 1995.................................     308,194  $4.00 -- $ 8.00
  Granted....................................................     310,000  $6.00 -- $10.50
  Canceled...................................................      (5,000) $8.00
  Exercised..................................................      (8,591) $8.00
Outstanding at June 30, 1996.................................     604,603  $4.00 -- $10.50
  Exercised..................................................      (6,250) $4.00
Outstanding at September 30, 1996............................     598,353  $4.00 -- $10.50
Available for future grant September 30, 1996................     286,806
Exercisable at September 30, 1996............................     417,000  $4.00 -- $10.50

    A director and officers of the Company were issued options to purchase 624,862 shares of the Common Stock at $4.35 and $6.00 per share, resulting in compensation expenses of approximately $3,348,000 which are amortized over the remaining lives of their respective contracts. The expense for the year ended June 30, 1996 and for the three months ended September 30, 1996 and 1995 was $1,411,871, $192,970 and $38,463, respectively; accrued salaries as at June 30, 1996 and September 30, 1996 includes $1,411,871 and $1,604,841, respectively. Of these options, options to purchase 574,862 shares of Common Stock are not pursuant to either the 1990 Plan or the 1995 Plan. As of September 30, 1996, options to purchase 344,917 shares of Common Stock are exercisable by the officer/director of the Company.

    As of June 30, 1996, the Board of Directors authorized and granted options to purchase 479,125 shares of Common Stock at exercise prices of $4.00 to $8.00 per share, which vest over ten years. These options are not included in the 1990 Plan or the 1995 Plan. As of June 30, 1996, and September 30, 1996 options to purchase 76,625 and 6,250 shares of Common Stock, respectively, have been exercised respectively. Of these options, options to purchase 100,000 shares of Common Stock were issued at $6.00 per share resulting in capitalized licensing costs of $200,000 which will be amortized over the life of the research agreement which is ten years.

    The Company has warrants outstanding to purchase 2,665,187 shares of the Common Stock at exercise prices varying from $0.004 per share to $16.50 per share which generally vest over a three to five year period. Through September 30, 1996, warrants to purchase 343,806 shares of Common Stock with exercise prices ranging from $0.004 to $10.00 per share were exercised. On August 1, 1995, warrants to purchase 26,625 shares of Common Stock at exercise prices of $4.00 and $6.00 per share were exchanged for stock options. In April, 1996, the Company issued a five-year warrant to purchase

                                 ULTRAFEM, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    YEARS ENDED JUNE 30, 1996, 1995 AND 1994
           (INFORMATION FOR SEPTEMBER 30, 1996 AND 1995 IS UNAUDITED)

7.  STOCK OPTIONS AND WARRANTS (CONTINUED)
200,000 shares of Common Stock at an exercise price of $11.00 per share (which was below fair market value) in connection with the execution of a consulting agreement. This resulted in an additional $275,000 consulting expense which will be amortized over the three year term of the agreement. In June, 1996, the Company issued five year warrants to purchase 20,000 shares of Common Stock at an exercise price of $10.00 (which was below fair market value) in connection with legal services provided to the Company. This resulted in an additional $235,000 legal expense during the year ended June 30, 1996. On August 27, 1996 the Company issued five year warrants to purchase 30,000 shares of Common Stock at an exercise price of $10.00 per share (which was below fair market value) in connection with the settlement of a claim with certain individuals. This resulted in an additional expense of $337,500 during the three months ended September 30, 1996. The expenses referred to above were calculated as the excess of fair market value over the grant price.

8.  INCOME TAXES
    The Company has a net operating loss ("NOL") carryforward of approximately $26,503,000 for financial reporting purposes and approximately $12,500,000 for tax purposes with research and development credit carryforward of approximately $116,000 expiring in the years 2006 through 2010. The Company has not reflected any benefit of such net operating loss carryforward in the accompanying financial statements in accordance with Financial Accounting Standards Board Statement No. 109 as the realization of this deferred tax benefit is not more than likely. The NOL carryforward for tax purposes expires in the years 2006 through 2010. The difference between financial reporting and tax purposes results from the temporary difference caused by the capitalization of start-up expenditures for tax purposes as required by Internal Revenue Code Section 195.

    The Tax Reform Act of 1986 provided for a limitation on the use of NOL carryforwards, following certain ownership changes. As a result of transactions in the Company's stock during 1993 through 1996, a change of ownership of greater than 50%, as defined, may have occurred. Under such circumstances, the potential benefits from utilization of tax carryforward may be substantially limited or reduced on an annual basis.

9.  OTHER RELATED PARTY TRANSACTIONS AND AGREEMENTS
    During 1990, as part of the organization of the Company, the founder of the Company and a Senior Vice-President and Director received 526,250 shares of the Common Stock in exchange for assigning to the Company all pending patent applications, trademarks, copyrights, technology and similar rights associated with products relating to or evolving from the patent application filed by the Senior Vice-President and Director. In addition, under the terms of an employment agreement dated May 15, 1992, a royalty of $0.005 for each device sold, as defined, will be paid. At September 30, 1996, $3,754 has been accrued under this agreement.

    On July 29, 1994 and as amended August 1, 1995, the Company entered into an employment agreement with the President and Chief Executive Officer of the Company. Among other matters he will receive a royalty of $0.005 for each unit of feminine protection product sold and $0.01 for each unit sold for medical purposes. At September 30, 1996, $3,754 has been accrued under this agreement for the sale of units for feminine protection.

    A director and stockholder of the Company is the Chairman of the Executive Committee of an advertising agency used by the Company which was paid approximately $1,077,000, $1,758,000 and $60,000 during the year ended June 30, 1996 and during the three months ended September 30, 1996 and 1995, respectively. In addition, $560,000, $121,875 and $1,529,000 owed to such agency are included in accrued liabilities and accounts payable at June 30, 1996, June 30, 1995 and September 30,

                                 ULTRAFEM, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    YEARS ENDED JUNE 30, 1996, 1995 AND 1994
           (INFORMATION FOR SEPTEMBER 30, 1996 AND 1995 IS UNAUDITED)

9.  OTHER RELATED PARTY TRANSACTIONS AND AGREEMENTS (CONTINUED)
1996, respectively. In March, 1996, the Company issued a five year warrant to purchase 50,000 shares of Common Stock at an exercise price of $10.00 per share in repayment of $50,000 of fees owed to such agency, which were incurred in connection with the launch of INSTEAD-TM-. This resulted in an additional advertising expense of $118,500.

    In March, 1996, the Company issued a five year warrant to purchase 35,000 shares of Common Stock to an entity formed by the partners of Shereff, Friedman, Hoffman & Goodman, LLP, a law firm which provided legal services in connection with the Company's initial public offering. The warrant has an exercise price of $10.00 per share and was issued in repayment of $35,000 of legal fees which were incurred in connection with the initial public offering. This resulted in an additional legal expense of approximately $27,000 and a charge to additional paid-in capital of $56,000. A partner of the law firm was appointed to the Company's Board of Directors in April, 1996 and was issued five-year warrants to purchase 15,000 shares of Common Stock at $14.50 per share. The total amount of fees paid by the Company to such law firm was approximately $647,000, $30,000, $222,000 and $157,000 for the years ended June 30, 1996 and June 30, 1995 and for the three months ended September 30, 1996 and 1995, respectively. In addition, $95,000, $50,000 and $179,000 owed to the law firm is included in accrued liabilities at June 30, 1996, June 30, 1995 and September 30, 1996, respectively.

    The Company entered into a Research Agreement with Johns Hopkins commencing July 1, 1991, which expired June 30, 1993. The Company reached an agreement (the "ReProtect Agreement") with a company, ReProtect, formed by scientists (including a current director) who previously conducted research for the Company under this expired Research Agreement, to conduct research for the Company. The ReProtect Agreement is for a ten year term and provides that the Company will provide ReProtect $1 million annually for research after the IPO. The ReProtect Agreement provides the Company with an exclusive license for the use of the BufferGel Technology coupled with the SoftCup Technology, for which ReProtect received a one time payment of $100,000, a ten year option to purchase 225,000 shares of Common Stock, exercisable upon the attainment of certain milestones and will receive a royalty of $.01 per unit of the product sold. In addition, ReProtect granted the Company a ten year license for vaginal use of the BufferGel Technology without the SoftCup Technology, for which ReProtect received a one time payment of $100,000, options to purchase 175,000 shares of Common Stock, exercisable upon the attainment of certain milestones, and a royalty of either 5% or 3% (depending on whether a patent has been issued) of net sales of the BufferGel Technology (without the SoftCup Technology). The ReProtect Agreement contains the parties' agreement to negotiate in good faith to extend the term, as well as other customary provisions in agreements of this type, including provisions relating to early termination of the agreement under certain circumstances. Research and development expenditures pursuant to the above agreements amounted to approximately $626,500, $60,230, $356,000 and $250,000 for each of the years ended June 30, 1996, 1995, 1994, and for the three months ended September 30, 1996, respectively. Included in prepaid marketing and other current assets at June 30, 1996 and September 30, 1996 is $83,300 of prepaid research and development expenditures paid to ReProtect.

10. PREFERRED STOCK
    In 1995, the Company raised $670,000 through a private placement sale of units. Each unit consisted of (1) 1,950 shares of Series A Preferred Stock, for an allocated purchase price of $195,000, and (2) a warrant, exercisable for a five-year period, to purchase 21,250 shares of Common Stock at $10.00 per share, subject to adjustment for certain dilutive events for an allocated purchase price of $5,000.

                                 ULTRAFEM, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    YEARS ENDED JUNE 30, 1996, 1995 AND 1994
           (INFORMATION FOR SEPTEMBER 30, 1996 AND 1995 IS UNAUDITED)

10. PREFERRED STOCK (CONTINUED)
    Each share of Series A Preferred Stock is initially (a) convertible, at any time at the option of the Holder, into Common Stock at a conversion rate of 12.5 shares of Common Stock for each such share, subject to adjustment for certain dilutive events, (b) entitled to cumulative annual dividends of $8.00, (c) participating with the Common Stock in any dividend after payment of said $8.00,
(d) has a liquidation preference of $100.00 and (e) entitled to the number of votes equal to the number of shares of Common Stock into which such share can be converted.

    During the year ended June 30, 1996 and the three months ended September 30, 1996, 5,411.25 shares and 1,121.25 shares of Series A Preferred Stock were converted into 108,225 shares and 22,425 shares, respectively, of Common Stock.

11. COMMITMENTS, CONTINGENCIES AND OTHER MATTERS

    LEASES

    The Company leases office and manufacturing facilities. Certain of these leases require the Company to pay certain executory costs (such as insurance and maintenance). In July, 1996, the Company signed a ten year lease for new office space in New York, New York. The Company obtained a one year renewable standby letter of credit, expiring in July, 1997, in the amount of approximately $439,000 as rent security for the above premises collateralized by certain marketable securities.

    Future minimum lease payments for operating leases, including the new office lease, are as follows:

YEAR ENDING JUNE 30,
-------------------------------------------------------------------------------
1997...........................................................................  $     337,027
1998...........................................................................        362,743
1999...........................................................................        451,571
2000...........................................................................        386,438
2001...........................................................................        386,438
Thereafter.....................................................................      2,244,198
                                                                                 -------------
                                                                                 $   4,168,415
                                                                                 -------------
                                                                                 -------------

    Rental expense was approximately $123,000, $108,000, $223,000, $126,629 and
$11,787 and for the years ended June 30, 1996, 1995 and 1994 and for the three months ended September 30, 1996 and 1995, respectively.

    EMPLOYMENT AGREEMENTS

    The Company has entered into employment contracts with four officers, two of whom are directors of the Company.

    The agreements all provide for the following: base salaries increasing upon achievement of certain conditions, incentive bonus plans, severance benefits and non-compete agreements. Certain of the agreements also include a five-year term, signing bonuses, stock options upon attainment of specified goals, and royalties on sales of the product.

                                 ULTRAFEM, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                    YEARS ENDED JUNE 30, 1996, 1995 AND 1994
           (INFORMATION FOR SEPTEMBER 30, 1996 AND 1995 IS UNAUDITED)

11. COMMITMENTS, CONTINGENCIES AND OTHER MATTERS (CONTINUED)
    MANUFACTURING EQUIPMENT AND IMPROVEMENTS

    The Company has commitments in the amount of approximately $6,955,000 of which approximately $3,635,000 was unpaid at September 30, 1996, for the purchase of manufacturing equipment, improvements to the manufacturing facility to support start-up production and leasehold improvements to the new New York office space. The total commitments include approximately $693,800 and approximately $149,000 of estimated costs to be incurred for improvements to the New York office space, at June 30, 1996 and September 30, 1996, respectively.

12. INITIAL PUBLIC OFFERING
    On February 27, 1996, the Company successfully completed its initial public offering of Common Stock. The initial public offering was consummated with the sale of 3,910,000 shares of its Common Stock at $10.00 per share with proceeds of $34,085,611, net of related expenses of $5,014,389.

                              [inside back cover]

                         [PHOTO OF MANUFACTURING PLANT]

    INSTEAD IS MANUFACTURED ON CUSTOM-DESIGNED, STATE-OF-THE-ART EQUIPMENT AT THE ULTRAFEM MONTANA FACILITY.

                               [PHOTO OF PRODUCT]

    INSTEAD IS A DISPOSABLE, PATENTED PRODUCT THAT COLLECTS RATHER THAN ABSORBS MENSTRUAL FLUID. ITS FLEXIBILITY MAKES IT EASY TO INSERT AND REMOVE.

    A CUP-LIKE DEVICE THAT IS INSERTED INTO THE UPPER VAGINAL CANAL UNDER A WOMAN'S CERVIX, INSTEAD GIVES UP TO TWELVE HOURS OF SAFE, COMFORTABLE PROTECTION.

    THE SOFT, INERT MATERIAL CONFORMS TO A WOMAN'S ANATOMY TO HELP FIT COMFORTABLY AND SECURELY.

                           [PHOTO OF PRODUCT DISPLAY]

    SALES CALLS IN THE PACIFIC NORTHWEST TO DATE HAVE RESULTED IN COMMITMENTS FROM RETAILERS WHICH ACCOUNT FOR MORE THAN 75% OF ACV (ALL COMMODITY VOLUME) IN THE FOOD AND DRUG CLASSES OF TRADE.

    ULTRAFEM HAS OBTAINED FDA CLEARANCE TO MARKET INSTEAD IN THE UNITED STATES AND FDA CLEARANCE FOR EXPORT OVERSEAS.

    CONSUMERS OUTSIDE THE ORIGINAL LEAD MARKET CAN PURCHASE INSTEAD BY MAIL THROUGH A SPECIAL TOLL FREE (888-367-9636) NUMBER.

NO DEALER, SALES REPRESENTATIVE OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.
                            ------------------------

                               TABLE OF CONTENTS

                                                   PAGE
                                                 ---------
Prospectus Summary.............................          3
Concurrent Public Offering.....................          8
Risk Factors...................................          9
Use of Proceeds................................         16
Price Range of Common Stock....................         16
Dividend Policy................................         16
Capitalization.................................         17
Dilution.......................................         18
Selected Financial Data........................         19
Management's Discussion and Analysis of
 Financial Condition and Results of
 Operations....................................         20
Business.......................................         24
Management.....................................         37
Principal Stockholders.........................         46
Selling Stockholders...........................         48
Certain Relationships and Related Party
 Transactions..................................         52
Description of Capital Stock...................         56
Shares Eligible for Future Sale................         60
Plan of Distribution...........................         61
Legal Matters..................................         62
Experts........................................         62
Available Information..........................         62
Index to Financial Statements..................        F-1

                            ------------------------

                                4,301,303 SHARES

                                      ABC

                                  COMMON STOCK

                                   PROSPECTUS

                                          , 1996

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The expenses incurred by the Company in connection with the Offering are:


SEC Registration fee.........................................  $   29,583.62
NASD fee.....................................................       9,079.25
Nasdaq National Market listing fee...........................      17,500.00
                                                               -------------
Accounting fees and expenses*................................     150,000.00
Legal fees and expenses*.....................................     405,000.00
Printing costs*..............................................     200,000.00
Blue sky fees and expenses*..................................      15,000.00
Miscellaneous*...............................................     225,000.00
Total........................................................  $1,101,162.87


------------------------
*   Estimated

    The Company will pay all expenses of the Company relating to the Offering.

    The Company will pay all expenses of the Company and the Selling Stockholders relating to the Concurrent Offering.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The indemnification of officers and directors of the Company is governed by
Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") and the Restated Certificate of Incorporation. Among other things, the DGCL permits indemnification of a director, officer, employee or agent in civil, criminal, administrative or investigative actions, suits or proceedings (other than an action by or in the right of the corporation) to which such person is a party or is threatened to be made a party by reason of the fact of such relationship with the corporation or the fact that such person is or was serving in a similar capacity with another entity at the request of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. No indemnification may be made in any such suit to any person adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines that, despite the adjudication of liability, such person is under all circumstances, fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Under the DGCL, to the extent that a director, officer, employee or agent is successful, on the merits or otherwise, in the defense of any action, suit or proceeding or any claim, issue or matter therein (whether or not the suit is brought by or in the right of the corporation), he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him. In all cases in which indemnification is permitted (unless ordered by a court), it may be made by the corporation only as authorized in the specific case upon a determination that the applicable standard of conduct has been met by the party to be indemnified. The determination must be made by a majority vote of the directors who were not parties to the action, even though less than a quorum, or, if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or by the stockholders. The statute authorizes the corporation to pay expenses incurred by an officer or director in advance of a final disposition of a proceeding upon receipt of an undertaking by or on behalf of the person to whom the advance will be made, to repay the advances if it shall ultimately be determined that he was not entitled to indemnification. The DGCL provides that indemnification and advances of expenses permitted thereunder are not to be exclusive of any rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors, or otherwise. The DGCL also authorizes the corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees and agents regardless of whether the corporation would have the statutory power to indemnify such persons against the liabilities insured.

    The Restated Certificate of Incorporation of the Company (the "Certificate") provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase in violation of
Section 174 of the DGCL, (iv) for any transaction from which the director derived an improper personal benefit or (v) for any act or omission occurring prior to the date when the provision became effective.

    The Certificate provides that directors, officers and others shall be indemnified to the fullest extent authorized by the DGCL, as in effect (or, to the extent indemnification is broadened, as it may be amended), against any and all judgments, fines and amounts paid in settling or otherwise disposing of threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative and expenses incurred by such person in connection therewith. The Certificate further provides that, to the extent permitted by law, expenses so incurred by any such person in defending a civil or criminal action or proceeding shall, at his request, be paid by the Company in advance of the final disposition of such action or proceeding.

    The Certificate provides that the right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition shall not be exclusive of any other right which any person may have or acquire under any statute, provision of the Certificate or Amended and Restated By-Laws of the Company (the "By-Laws") or otherwise.

    Pursuant to employment agreements with certain of its executive officers, the Company has agreed to indemnify such executive officers (including their respective heirs, executors and administrators) to the fullest extent permitted by the DGCL against all expenses and liabilities reasonably incurred in connection with or arising out of any action, suit or proceeding in which such executive officer may be involved by reason of having been a director or officer of the Company or any subsidiary thereof.

    The Company has obtained directors and officers liability and company reimbursement insurance which, among other things, (i) provides for payment on behalf of its officers and directors against loss as defined in the policy stemming from acts committed by directors and officers as such and (ii) provides for reimbursement to the Company for such loss but only when the Company shall be required or permitted to indemnify directors or officers for loss pursuant to statutory or common law or pursuant to duly effective certificate of incorporation or By-Law provisions. Coverage is afforded to the directors and officers, the Company for reimbursement of the directors and officers and the Company directly for securities related claims.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

    Between December 1991 and October 1992, the Company borrowed an aggregate of $700,000 from the Montana Board of Science and Technology Development ("MBSTD") evidenced by convertible debentures which bear interest at the rate of 10.5% per annum (compounded annually), of which $350,000 was borrowed to fund expenditures relating to the Company's manufacturing facility in Montana (the foregoing loans are collectively referred to as the "MBSTD Loans"). The MBSTD Loans are convertible into shares of Common Stock at a conversion price of $5.00 per share, with accrued interest being waived upon conversion. The conversion price is subject to adjustment if the Company issues shares of Common Stock or convertible securities at a price less than $5.00 per share. MBSTD was also granted certain "piggy-back" registration rights. Under certain circumstances, the MBSTD and its affiliates were entitled to receive additional warrants, and a ten-year warrant for 6,250 shares of Common Stock at an exercise price of $32.00 per share was subsequently issued and expired on February 22, 1996. Principal amounts on the MBSTD loans are due as follows: $250,000 on December 20, 1998; $100,000 on April 10, 1999; and $350,000 on October 19, 1999, along with related accrued interest.

    Between September 10, 1992 and September 10, 1995, the Company issued 71,225 shares of Common Stock to a number of investors (37,375), a consultant (3,750), a prior marketing firm for services (7,750) and to other providers of services (22,350), all at a purchase price of $8.00 per share.

    Since January 1993, the Company issued options to purchase an aggregate of 350,250 shares of Common Stock pursuant to the 1990 Stock Option Plan of which 5,250 shares were canceled and 286,806 shares are reserved for future grants. Such options were issued to employees, officers, directors, consultants and advisors at exercise prices ranging between $4.00 and $10.50 per share.

    In 1993, the Company issued warrants to purchase 25,000 shares of Common Stock at an exercise price of $8.00 per share to two individuals as part of a settlement.

    In a 1993 private placement to accredited investors, the Company issued (i) $1.85 million of secured promissory notes and (ii) warrants to purchase 370,000 shares of Common Stock at an initial exercise price equal to $9.00 per share. The aggregate purchase price for such securities was $1.85 million. Warrants to purchase 150,000 shares of Common Stock were also authorized for issuance to a former officer of the Company to serve as Chairman of the Board.

    In a 1994 private placement to accredited investors, the Company raised $450,000 through the sale of units, composed in the aggregate of (i) $225,000 in subordinated convertible debentures which accrue interest at 10% annually, mature on the earlier to occur of (x) August 31, 1996, or (y) at the option of the holder, the date the Company successfully effects any single financing in excess of $10 million, and are convertible into 22,500 shares of Common Stock,
(ii) five-year warrants to purchase 47,813 shares of Common Stock at an exercise price of $10.00 per share, and (iii) 28,125 shares of Common Stock at $8.00 per share. Warrants to purchase 6,469 shares of Common Stock were also issued to a placement agent in connection with the 1994 private placement.

    In 1994, the Company borrowed a total of $135,000 from nine individuals, including four current Directors. The loans bear interest at the rate of 10% interest per annum and were to mature upon the earlier to occur of (i) the date the Company receives $600,000 of financing and (ii) 180 days from the date of issuance of the loan. Each lender was granted (i) the option of receiving, in lieu of the repayment of interest and principal, 1,875 shares of Common Stock at a conversion price of $8.00 per share and (ii) warrants to purchase 375 shares of Common Stock at an exercise price of $10.00 per share exercisable for a five-year period expiring on June 30, 1999. As of June 30, 1995, all of the nine individuals had converted their loans to Common Stock.

    In October and November 1994, the Company issued to certain trade creditors subordinated convertible debentures for a total principal amount of $172,432. Such debentures have a two-year term, bear interest at 10% per annum and are convertible into Common Stock at a conversion price of $10.00 per share.

    In 1994, the Company issued options to purchase 574,862 shares of Common Stock (subject to adjustment prior to the Company's initial public offering ("IPO") and certain dilutive events) to John Andersen for an aggregate purchase price of $2.5 million as part of his employment agreement.

    In early calendar year 1995, the Company raised $670,000 through a private placement of units (the "1995 Preferred Stock Private Placement") to accredited investors of units. Each unit consisted of (i) 1,950 shares of Series A Preferred Stock, for an allocated purchase price of $195,000, with each such share (a) being convertible, at any time at the option of the holder, into Common Stock of the Company at a conversion rate of 12.5 shares of Common Stock for each such share, subject to adjustment for certain dilutive events, (b) being entitled to cumulative annual dividends of $8.00,

(c) participating with the Common Stock in any dividend after payment of said $8.00, (d) having a liquidation preference of $100.00 and (e) being entitled to the number of votes equal to the number of shares of Common Stock into which such share can be converted, and (ii) a warrant, exercisable for a five-year period, to purchase 21,250 shares of Common Stock at an exercise price of $10.00 per share, subject to adjustment for certain dilutive events for an allocated purchase price of $5,000. In February 1995, the Company sold 2.25 units to a group of accredited investors represented by a common advisor for $450,000 on the same terms and conditions as the 1995 Preferred Stock Private Placement, except for certain registration rights. Warrants to purchase 1,078 shares of Common Stock were also issued to a placement agent in connection with the 1995 Preferred Stock Private Placement.

    In 1995, warrants to purchase 39,950 shares of Common Stock at an exercise price of $10.00 per share and 16,552 shares of Common Stock (subject to adjustment for certain dilutive events) at an exercise price of $10.00 per share were issued to two law firms for services provided.

    In 1995, the Company issued options to purchase 76,625 shares of Common Stock to C. Austin Burrell, in settlement of certain outstanding claims against the Company at exercise prices ranging from $4.00 to $8.00 per share.

    In a second 1995 private placement (the "1995 Unit Private Placement"), the Company raised $5,950,000 through the sale of Units. Each "Unit" consisted of one $50,000 non-convertible promissory note bearing interest of 10% per annum, one $50,000 convertible promissory note bearing interest of 10% per annum, one Class A Warrant to purchase 10,000 shares of Common Stock at a purchase price per share equal to $5.00 and one Class B Warrant to purchase 10,000 shares of Common Stock at a purchase price per share equal to $12.50. The Notes are secured with the Company's patent and patent applications pursuant to an Amended and Restated Patent Assignment and Security Agreement dated July 28, 1995. Certain investors in a previous private placement (the "Existing Investors") agreed to amend and restate their promissory notes and invest the principal amount of such notes in the amount of $1,650,000 in this private placement. Other Existing Investors were paid their principal and interest in the amount aggregating $222,557 from the proceeds of the 1995 Unit Private Placement. The non-convertible promissory notes were paid upon completion of the IPO and the patents were released; the convertible notes mature in April 1997. On December 31, 1995 certain holders of Non-Convertible Notes were issued warrants to purchase an additional aggregate of 165,000 shares of Common Stock; such warrants contain the same terms as the Class A Warrants.

    In September 1995, the Company adopted the 1995 Ultrafem, Inc. Stock Option Plan for Non-Employee Directors, under which options to purchase 75,000 shares of Common Stock at exercise prices ranging from $8.00 to $14.50 have since been granted.

    In January 1996, the Company raised $100,000 through a private placement to a single investor of a $100,000 non-convertible promissory note due the earlier of January 26, 1997 or the closing of the IPO, bearing interest at a rate of 10% per annum and a warrant to purchase 20,000 shares of Common Stock at an exercise price of $8.00 per share. The Class C Warrant is not exercisable until the first anniversary of the date of issuance and has a term of five years.

    The Company has an agreement with ReProtect, which has been formed by the scientists previously affiliated with the research project at Johns Hopkins for investigating the uses of the SoftCup Technology. ReProtect expects to conduct research at Johns Hopkins in accordance with an agreement between the Company and ReProtect (the "ReProtect Agreement"). The ReProtect Agreement is for a ten year term and under the agreement the Company will provide $1 million annually to ReProtect for research. The ReProtect Agreement will provide the Company with an exclusive license for the use of the BufferGel Technology, developed by two of the scientists who formed ReProtect, coupled with the SoftCup Technology, for which ReProtect will receive a one time payment of $100,000, a royalty of $.01 per unit of the product sold, and ten and one-half year options to purchase 225,000 shares of Common Stock, exercisable upon the attainment of certain milestones. In addition, ReProtect will grant the Company a ten year license for vaginal use of the BufferGel Technology without the SoftCup Technology, for which ReProtect will receive a one time payment of $100,000, a ten and one-half year option to purchase 175,000 shares of Common Stock, exercisable upon the attainment of certain milestones, and a royalty of either 5% or 3% (depending on whether a patent has been issued) of net sales of the BufferGel Technology (without the SoftCup Technology).

    In February 1996, the Company issued warrants to purchase 327,500 shares of Common Stock to Hampshire Securities Corporation at an exercise price of $16.50 per share in connection with its IPO.

    In March 1996, the Company issued a five year warrant to purchase 35,000 shares of Common Stock to an entity formed by the partners of Shereff Friedman Hoffman & Goodman LLP, a law firm which provided legal services in connection with the IPO. The warrant has an exercise price of $10.00 per share and was issued in consideration of certain legal services.

    In March 1996, the Company issued a five year warrant to purchase 50,000 shares of Common Stock to Bozell Worldwide, Inc., an advertising concern which provided services in connection with the launch of INSTEAD-TM-. The warrant has an exercise price of $10.00 per share and was issued in consideration of certain services.

    In March 1996, the Company issued a five year warrant to purchase 20,000 shares of Common Stock at an exercise price of $10.00 per share in settlement of certain claims, and in connection therewith executed a Settlement Agreement and General Release.

    In April 1996, the Company entered into a three year consulting agreement for certain services related to investor relations in Europe with Orchard Close, Ltd. In consideration for such consulting services the Company issued a four year warrant to purchase 200,000 shares of Common Stock at an exercise price of $11.00 per share.

    In June 1996, the Board of Directors approved the issuance of one share of Common Stock to the employees of various service providers of the Company, up to an aggregate of 115 shares of Common Stock, in recognition of such employees past service to the Corporation.

    In August 1996, the Company settled a claim with certain individuals pursuant to which the Company issued five year warrants to purchase an aggregate of 30,000 shares of Common Stock at an exercise price of $10.00 per share.

    The transactions listed above were made in reliance upon the exemption from the registration provisions under the Securities Act of 1933, as amended, contained in Section 4(2) thereof, or Rule 701 promulgated thereunder.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits

     1.1+  Form of Underwriting Agreement.

     3.1   Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Registration Statement on Form
           S-1 (File No. 33-97960) filed with the Securities and Exchange Commission on October 10, 1995).

     3.2   By-Laws (incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-1 (File No.
           33-97960) filed with the Securities and Exchange Commission on October 10, 1995).

     3.3   Form of Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to Amendment No.
           1 to Registration Statement on Form S-1 (File No. 33-97960) filed with the Securities and Exchange
           Commission on November 17, 1995).

     3.4   Amended and Restated By-Laws (incorporated by reference to Exhibit 3.4 to Amendment No. 1 to Registration
           Statement on Form S-1 (File No. 33-97960) filed with the Securities and Exchange Commission on November
           17, 1995).

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
     4.1   Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to
           Registration Statement on Form S-1 (File No. 33-97960) filed with the Securities and Exchange Commission on January 16, 1996).

     5     Opinion of Shereff, Friedman, Hoffman & Goodman, LLP.

     9.1   Voting Trust Agreement, dated as of August 8, 1994 among Audrey Contente, John Andersen, Barrie Zesiger and Ultrafem, Inc. (incorporated by reference to Exhibit 9.1 to Registration Statement on Form S-1 (File
           No. 33-97960) filed with the Securities and Exchange Commission on October 10, 1995).

     9.2   Amendment, dated August 8, 1994 to Voting Trust Agreement, dated as of August 8, 1994 among Audrey
           Contente, John Andersen, Barrie Zesiger and Ultrafem, Inc. (incorporated by reference to Exhibit 9.2 to
           Registration Statement on Form S-1 (File No. 33-97960) filed with the Securities and Exchange Commission on October 10, 1995).

     9.3+  Amendment to Voting Trust Agreement, dated as of August 8, 1995 among Audrey Contente, John Andersen and
           Barrie Zesiger.

    10.1   Form of Ultrafem, Inc. Secured Convertible Promissory Note (1995 Unit Private Placement) (incorporated by reference to Exhibit 10.1 to Amendment No. 1 to Registration Statement on Form S-1 (File No. 33-97960)
           filed with the Securities and Exchange Commission on November 17, 1995).

    10.2   Form of Ultrafem, Inc. Secured Non-Convertible Promissory Note (1995 Unit Private Placement)
           (incorporated by reference to Exhibit 10.2 to Amendment No. 1 to Registration Statement on Form S-1 (File
           No. 33-97960) filed with the Securities and Exchange Commission on November 17, 1995).

    10.3   Form of Ultrafem, Inc. Class A Warrant to purchase Common Stock (1995 Unit Private Placement)
           (incorporated by reference to Exhibit 10.3 to Amendment No. 1 to Registration Statement on Form S-1 (File
           No. 33-97960) filed with the Securities and Exchange Commission on November 17, 1995).

    10.4   Form of Ultrafem, Inc. Class B Warrant to purchase Common Stock (1995 Unit Private Placement)
           (incorporated by reference to Exhibit 10.4 to Amendment No. 1 to Registration Statement on Form S-1 (File
           No. 33-97960) filed with the Securities and Exchange Commission on November 17, 1995).

    10.5   Form of Ultrafem, Inc. Registration Rights Agreement relating to Class A Warrant to purchase Common
           Stock, Class B Warrant to purchase Common Stock, and Secured Convertible Promissory Note (incorporated by reference to Exhibit 10.5 to Amendment No. 1 to Registration Statement on Form S-1 (File No. 33-97960)
           filed with the Securities and Exchange Commission on November 17, 1995).

    10.6   Settlement Agreement and Mutual General Release, dated August 1, 1995, between Ultrafem, Inc. and C.
           Austin Burrell (incorporated by reference to Exhibit 10.6 to Amendment No. 1 to Registration Statement on
           Form S-1 (File No. 33-97960) filed with the Securities and Exchange Commission on November 17, 1995).

    10.7   Letter Agreement, dated August 10, 1995 between Meridian Consulting Group and Ultrafem, Inc.
           (incorporated by reference to Exhibit 10.7 to Registration Statement on Form S-1 (File No. 33-97960)
           filed with the Securities and Exchange Commission on October 10, 1995).

    10.8   Letter Agreement, dated July 12, 1995, between Ultrafem, Inc. and The Elliot Company (incorporated by reference to Exhibit 10.8 to Amendment No. 1 to Registration Statement on Form S-1 (File No. 33-97960)
           filed with the Securities and Exchange Commission on November 17, 1995).

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
    10.9   Agreement of Lease, made as of October 15, 1991, between Broadway Management Co., Inc. and Ultrafem, Inc.
           (incorporated by reference to Exhibit 10.9 to Amendment No. 1 to Registration Statement on Form S-1 (File
           No. 33-97960) filed with the Securities and Exchange Commission on November 17, 1995).

    10.10  Substitution of Space Agreement, dated June 23, 1992 by and between Broadway Management Co., Inc., as
           Agent for 500 Fifth Avenue Associates, and Ultrafem, Inc. (incorporated by reference to Exhibit 10.10 to
           Amendment No. 1 to Registration Statement on Form S-1 (File No. 33-97960) filed with the Securities and
           Exchange Commission on November 17, 1995).

   10.11+  Employment Agreement, dated as of July 1, 1996 by and between Ultrafem, Inc. and Audrey Contente.

   10.12+  Name, Likeness, and Voice Release and Agreement, dated as of July 1, 1996 by and between Ultrafem, Inc.
           and Audrey Contente.

   10.13+  Termination Benefits Agreement, dated as of October 1, 1990 by and between Ultrafem, Inc. and Audrey
           Contente.

    10.14  Restated Modification Agreement, dated July 29, 1993 by and between Ultrafem, Inc. and Audrey Contente
           (incorporated by reference to Exhibit 10.12 to Amendment No. 1 to Registration Statement on Form S-1
           (File No. 33-97960) filed with the Securities and Exchange Commission on November 17, 1995).

    10.15  Amendment to Employment Agreement, dated August 1, 1995, between the Company and Audrey Contente
           (incorporated by reference to Exhibit 10.13 to Amendment No. 1 to Registration Statement on Form S-1
           (File No. 33-97960) filed with the Securities and Exchange Commission on November 17, 1995).

    10.16  Employment Agreement, dated July 29, 1994 between Ultrafem, Inc. and John W. Andersen (incorporated by reference to Exhibit 10.14 to Amendment No. 1 to Registration Statement on Form S-1 (File No. 33-97960)
           filed with the Securities and Exchange Commission on November 17, 1995).

    10.17  Amendment to Employment Agreement, dated August 1, 1995 between Ultrafem, Inc. and John Andersen
           (incorporated by reference to Exhibit 10.15 to Amendment No. 1 to Registration Statement on Form S-1
           (File No. 33-97960) filed with the Securities and Exchange Commission on November 17, 1995).

    10.18  Employment Agreement, dated August 1, 1995 between Ultrafem, Inc. and Dori M. Reap (incorporated by reference to Exhibit 10.16 to Amendment No. 1 to Registration Statement on Form S-1 (File No. 33-97960)
           filed with the Securities and Exchange Commission on November 17, 1995).

    10.19  Letter Agreement, dated July 13, 1995 between Ultrafem, Inc. and The Sage Group (incorporated by reference to Exhibit 10.17 to Amendment No. 1 to Registration Statement on Form S-1 (File No. 33-97960)
           filed with the Securities and Exchange Commission on November 17, 1995).

    10.20  Employment Agreement, dated November 6, 1995 between Ultrafem, Inc. and Tonya G. Hinch (incorporated by reference to Exhibit 10.18 to Amendment No. 2 to Registration Statement on Form S-1 (File No. 33-97960)
           filed with the Securities and Exchange Commission on January 16, 1996).

    10.21  Agreement, dated June, 1995, by and between Audrey Contente, Jeffrey Simon, Frank Cole, Arthur Appleman
           and Ultrafem, Inc. (incorporated by reference to Exhibit 10.19 to Amendment No. 1 to Registration
           Statement on Form S-1 (File No. 33-97960) filed with the Securities and Exchange Commission on November
           17, 1995).

    10.22  Indemnity Agreement dated as of October 1, 1990 between Ultrafem, Inc. and Audrey Contente (incorporated by reference to Exhibit 10.20 to Amendment No. 1 to Registration Statement on Form S-1 (File No.
           33-97960) filed with the Securities and Exchange Commission on November 17, 1995).

    10.23  Amendment to Indemnity Agreement dated April 23, 1992 between Ultrafem, Inc. and Audrey Contente
           (incorporated by reference to Exhibit 10.21 to Amendment No. 1 to Registration Statement on Form S-1
           (File No. 33-97960) filed with the Securities and Exchange Commission on November 17, 1995).

    10.24  Amended and Restated Patent Assignment and Security Agreement dated as of July 28, 1995 between Ultrafem,
           Inc. and Edward M. Berman, as Agent (incorporated by reference to Exhibit 10.22 to Amendment No. 1 to
           Registration Statement on Form S-1 (File No. 33-97960) filed with the Securities and Exchange Commission on November 17, 1995).

    10.25  United States Patent No. 5,295,984, issued March 22, 1994 (incorporated by reference to Exhibit 10.23 to
           Amendment No. 1 to Registration Statement on Form S-1 (File No. 33-97960) filed with the Securities and
           Exchange Commission on November 17, 1995).

    10.26  Settlement Agreement, dated as of May 19, 1993 by and between Ultrafem, Inc., Audrey Contente, Frank
           Martin, Albert L. Zesiger, and John S. Stafford (incorporated by reference to Exhibit 10.24 to Amendment
           No. 1 to Registration Statement on Form S-1 (File No. 33-97960) filed with the Securities and Exchange
           Commission on November 17, 1995).

    10.27  Form of Ultrafem, Inc. Convertible Debenture issued to the Montana Board of Science and Technology
           (incorporated by reference to Exhibit 10.25 to Amendment No. 1 to Registration Statement on Form S-1
           (File No. 33-97960) filed with the Securities and Exchange Commission on November 17, 1995).

    10.28  Form of Common Stock purchase Warrant issued to the Montana Board of Science and Technology (incorporated by reference to Exhibit 10.26 to Amendment No. 1 to Registration Statement on Form S-1 (File No.
           33-97960) filed with the Securities and Exchange Commission on November 17, 1995).

    10.29  Memorandum Agreement, dated September 15, 1992, relating to registration rights of Ultrafem, Inc.
           Convertible Debenture issued to the Montana Board of Science and Technology (incorporated by reference to
           Exhibit 10.27 to Amendment No. 1 to Registration Statement on Form S-1 (File No. 33-97960) filed with the
           Securities and Exchange Commission on November 17, 1995).

    10.30  Letter Agreement dated June 23, 1995 between Ultrafem, Inc. and Pro-Active International, as amended
           (incorporated by reference to Exhibit 10.28 to Amendment No. 1 to Registration Statement on Form S-1
           (File No. 33-97960) filed with the Securities and Exchange Commission on November 17, 1995).

    10.31  Letter Agreement dated July 24, 1995 between Ultrafem, Inc. and Bozell Worldwide, Inc. (incorporated by reference to Exhibit 10.29 to Amendment No. 1 to Registration Statement on Form S-1 (File No. 33-97960)
           filed with the Securities and Exchange Commission on November 17, 1995).

    10.32  Letter Agreement dated October 9, 1995 between Ultrafem, Inc. and Robinson Lerer Sawyer Miller
           (incorporated by reference to Exhibit 10.30 to Amendment No. 1 to Registration Statement on Form S-1
           (File No. 33-97960) filed with the Securities and Exchange Commission on November 17, 1995).

    10.33  Agreement effective July 17, 1990 between Ultrafem, Inc. and Audrey Contente (incorporated by reference to Exhibit 10.31 to Amendment No. 1 to Registration Statement on Form S-1 (File No. 33-97960) filed with the Securities and Exchange Commission on November 17, 1995).

   10.34+  Restated Technology Transfer Agreement, dated as of May 17, 1993 by and between Ultrafem, Inc. and Audrey
           Contente.

    10.35  Amendment to Restated Technology Transfer Agreement dated August 1, 1995 between Ultrafem, Inc. and
           Audrey Contente (incorporated by reference to Exhibit 10.32 to Amendment No. 1 to Registration Statement
           on Form S-1 (File No. 33-97960) filed with the Securities and Exchange Commission on November 17, 1995).

    10.36  1990 Stock Option Plan of Ultrafem, Inc. (incorporated by reference to Exhibit 10.33 to Amendment No. 1 to Registration Statement on Form S-1 (File No. 33-97960) filed with the Securities and Exchange
           Commission on November 17, 1995).

    10.37  1995 Ultrafem, Inc. Stock Option Plan for Non-Employee Directors (incorporated by reference to Exhibit
           10.34 to Amendment No. 1 to Registration Statement on Form S-1 (File No. 33-97960) filed with the
           Securities and Exchange Commission on November 17, 1995).

    10.38  Form of Option Certificate and Agreement for 1990 Stock Option Plan of Ultrafem, Inc. (incorporated by reference to Exhibit 10.35 to Amendment No. 1 to Registration Statement on Form S-1 (File No. 33-97960)
           filed with the Securities and Exchange Commission on November 17, 1995).

    10.39  Form of Option Certificate and Agreement for 1995 Ultrafem, Inc. Stock Option Plan for Non-Employee
           Directors (incorporated by reference to Exhibit 10.36 to Amendment No. 2 to Registration Statement on
           Form S-1 (File No. 33-97960) filed with the Securities and Exchange Commission on January 16, 1996).

    10.40  Form of Ultrafem, Inc. Option Certificate and agreement to C. Austin Burrell (incorporated by reference to Exhibit 10.37 to Amendment No. 1 to Registration Statement on Form S-1 (File No. 33-97960) filed with the Securities and Exchange Commission on November 17, 1995).

    10.41  Option Certificate and Agreement, dated November 6, 1995, Re: 100,000 shares to Tonya G. Hinch
           (incorporated by reference to Exhibit 10.38 to Amendment No. 2 to Registration Statement on Form S-1
           (File No. 33-97960) filed with the Securities and Exchange Commission on January 16, 1996).

    10.42  Option Certificate and Agreement, dated August 1, 1995, Re: 100,000 shares to Dori M. Reap (incorporated by reference to Exhibit 10.39 to Amendment No. 2 to Registration Statement on Form S-1 (File No.
           33-97960) filed with the Securities and Exchange Commission on January 16, 1996).

    10.43  Amendment No. 1 to Option Certificate and Agreement, dated August 1, 1995, Re: 100,000 shares to Dori M.
           Reap (incorporated by reference to Exhibit 10.40 to Amendment No. 2 to Registration Statement on Form S-1
           (File No. 33-97960) filed with the Securities and Exchange Commission on January 16, 1996).

    10.44  Option Certificate and Agreement, dated August 1, 1995, Re: 50,000 shares to Dori M. Reap (incorporated by reference to Exhibit 10.41 to Amendment No. 2 to Registration Statement on Form S-1 (File No.
           33-97960) filed with the Securities and Exchange Commission on January 16, 1996).

    10.45  Amendment No. 1 to Option Certificate and Agreement, dated August 1, 1995, Re: 50,000 shares to Dori M.
           Reap (incorporated by reference to Exhibit 10.42 to Amendment No. 2 to Registration Statement on Form S-1
           (File No. 33-97960) filed with the Securities and Exchange Commission on January 16, 1996).

    10.46  Amended and Restated Option Certificate and Agreement, dated August 1, 1995, Re: 105,970 shares (or 2% of shares) to John W. Andersen (incorporated by reference to Exhibit 10.43 to Amendment No. 1 to
           Registration Statement on Form S-1 (File No. 33-97960) filed with the Securities and Exchange Commission on November 17, 1995).

    10.47  Amended and Restated Option Certificate and Agreement, dated August 1, 1995, Re: 423,879 shares (or 8% of shares) to John W. Andersen (incorporated by reference to Exhibit 10.44 to Amendment No. 1 to
           Registration Statement on Form S-1 (File No. 33-97960) filed with the Securities and Exchange Commission on November 17, 1995).

    10.48  Option Agreement and Certificate, dated June 1, 1992, to Audrey Contente (incorporated by reference to
           Exhibit 10.45 to Amendment No. 1 to Registration Statement on Form S-1 (File No. 33-97960) filed with the
           Securities and Exchange Commission on November 17, 1995).

    10.49  Option Agreement and Certificate, dated August 9, 1991, to Wendell Guthrie (incorporated by reference to
           Exhibit 10.46 to Amendment No. 1 to Registration Statement on Form S-1 (File No. 33-97960) filed with the
           Securities and Exchange Commission on November 17, 1995).

    10.50  Form of Warrant to purchase Common Stock (1993 Private Placement) (incorporated by reference to Exhibit
           10.48 to Amendment No. 1 to Registration Statement on Form S-1 (File No. 33-97960) filed with the
           Securities and Exchange Commission on November 17, 1995).

    10.51  Form of Warrant to purchase Common Stock (1995 Preferred Stock Private Placement) (incorporated by reference to Exhibit 10.49 to Amendment No. 1 to Registration Statement on Form S-1 (File No. 33-97960)
           filed with the Securities and Exchange Commission on November 17, 1995).

    10.52  Form of Warrant to purchase Common Stock (1994 Private Placement) (incorporated by reference to Exhibit
           10.50 to Amendment No. 1 to Registration Statement on Form S-1 (File No. 33-97960) filed with the
           Securities and Exchange Commission on November 17, 1995).

    10.53  Form of Convertible Debentures (1994 Private Placement) (incorporated by reference to Exhibit 10.51 to
           Amendment No. 1 to Registration Statement on Form S-1 (File No. 33-97960) filed with the Securities and
           Exchange Commission on November 17, 1995).

    10.54  Form of Representative's Warrant (incorporated by reference to Exhibit 10.52 to Amendment No. 2 to
           Registration Statement on Form S-1 (File No. 33-97960) filed with the Securities and Exchange Commission on January 16, 1996).

    10.55  Form of Non-Convertible Promissory Note issued January 1996 (incorporated by reference to Exhibit 10.53 to Amendment No. 3 to Registration Statement on Form S-1 (File No. 33-97960) filed with the Securities and Exchange Commission on February 16, 1996).

    10.56  Form of Class C Warrant issued January 1996 (incorporated by reference to Exhibit 10.54 to Amendment No.
           3 to Registration Statement on Form S-1 (File No. 33-97960) filed with the Securities and Exchange
           Commission on February 16, 1996).

    10.57  License, Research and Product Development Agreement by and between Ultrafem, Inc. and ReProtect, LLC as of February 8, 1996 (incorporated by reference to Exhibit 10.55 to Amendment No. 4 to Registration
           Statement on Form S-1 (File No. 33-97960) filed with the Securities and Exchange Commission on February
           22, 1996).
    10.58  Equipment Agreement, dated October 17, 1995 between Ultrafem, Inc. and Remmele Engineering (incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-Q for the period ended March 31, 1996 (File
           No. 0-27576) filed May 15, 1996).
    10.59  Sales Contract, dated January 1, 1996 between Ultrafem, Inc. and Shell Chemical Company (incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-Q for the period ended March 31, 1996 (File No.
           0-27576) filed May 15, 1996).
    10.60  Lease Agreement dated January 28, 1996 between Ultrafem, Inc. and Dennis R. Washington d/b/a Western
           Trade Center (incorporated by reference to Exhibit 10.3 to Quarterly Report on Form 10-Q for the period ended March 31, 1996 (File No. 0-27576) filed May 15, 1996).
    10.61  Letter Agreement, dated March 14, 1996, between Ultrafem, Inc. and The Elliot Company (incorporated by reference to Exhibit 10.4 to Quarterly Report on Form 10-Q for the period ended March 31, 1996 (File No.
           0-27576) filed May 15, 1996).
    10.62  Letter Agreement, dated April 11, 1996, between Ultrafem, Inc. and Meridian Consulting Group
           (incorporated by reference to Exhibit 10.5 to Quarterly Report on Form 10-Q for the period ended March
           31, 1996 (File No. 0-27576) filed May 15, 1996).
    10.63  Employment Agreement, dated April 1, 1996, between Ultrafem, Inc. and Gary Nordmann (incorporated by reference to Exhibit 10.6 to Quarterly Report on Form 10-Q for the period ended March 31, 1996 (File No.
           0-27576) filed May 15, 1996).
    10.64  Option Agreement, dated March 8, 1996, between Ultrafem, Inc. and Gary Nordmann (incorporated by reference to Exhibit 10.7 to Quarterly Report on Form 10-Q for the period ended March 31, 1996 (File No.
           0-27576) filed May 15, 1996).
   10.65+  Broker Representation Agreement, dated April 29, 1996, between Ultrafem, Inc. and Morgan & Sampson
           Pacific.
   10.66+  Distribution Service Agreement, dated June 1, 1996, between Ultrafem, Inc. and Morgan & Sampson Pacific.
   11+     Computation of Earnings Per Share.
    23.1   Consent of Deloitte & Touche LLP.
    23.2   Consent of Shereff, Friedman, Hoffman & Goodman, LLP (contained in Exhibit 5).
   23.3++  Consent of Arent Fox Kintner Plotkin & Kahn.
    24.1+  Power of Attorney.
   27+     Financial Data Schedule.


    (b) Financial Statement Schedules.

    None.
------------------------

+ Filed with Registration Statement on Form S-1 (File No. 333-11995) and Post-Effective Amendment No. 1 to Registration Statement on Form S-1 (Registration No. 33-97960) filed with the Securities and Exchange Commission on September 13, 1996.


++ Filed with Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-11995) and Post-Effective Amendment No. 2 to Registration Statement on Form S-1 (Registration No. 33-97960) filed with the Securities and Exchange Commission on October 21, 1996.


ITEM 17. UNDERTAKINGS.

    (a) Indemnification

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    (b) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A under the Securities Act and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 2 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 5th day of November, 1996.


                                          ULTRAFEM, INC.

                                          By:  /s/ JOHN W. ANDERSEN

                                             -----------------------------------
                                          John W. Andersen
                                          President, Chief Executive
                                             Officer and Chairman of the Board
                                          of Directors


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.



SIGNATURE                                                      TITLES                              DATE
------------------------------------------  --------------------------------------------  -----------------------
/s/ JOHN W. ANDERSEN                        President, Chief Executive Officer and
---------------------------------            Chairman of the Board of Directors              November 5, 1996
John W. Andersen                             (Principal Executive Officer)
                                            Senior Vice President, Finance and
/s/ DORI M. REAP                             Administration, Secretary and Chief
---------------------------------            Financial Officer (Principal Financial &        November 5, 1996
Dori M. Reap                                 Accounting Officer)
                *
---------------------------------           Executive Vice President, Founder and            November 5, 1996
Audrey Contente                              Director
                *
---------------------------------           Director                                         November 5, 1996
Richard Cone
                *
---------------------------------           Director                                         November 5, 1996
Joy Vida Jones
                *
---------------------------------           Director                                         November 5, 1996
Martin Nussbaum
                *
---------------------------------           Director                                         November 5, 1996
Charles D. Peebler, Jr.
                *
---------------------------------           Director                                         November 5, 1996
Barrie Zesiger

*By:  /s/ JOHN W. ANDERSEN
     ---------------------------------
     John W. Andersen
     ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


 EXHIBIT
   NO.                                                DESCRIPTION                                                PAGE
---------  --------------------------------------------------------------------------------------------------  ---------

     1.1+  Form of Underwriting Agreement....................................................................

     3.1   Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-1 (File No. 33-97960) filed with the Securities and Exchange Commission on October 10,
           1995).............................................................................................

     3.2   By-Laws (incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-1 (File No.
           33-97960) filed with the Securities and Exchange Commission on October 10, 1995)..................

     3.3   Form of Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to
           Amendment No. 1 to Registration Statement on Form S-1 (File No. 33-97960) filed with the
           Securities and Exchange Commission on November 17, 1995)..........................................

     3.4   Amended and Restated By-Laws (incorporated by reference to Exhibit 3.4 to Amendment No. 1 to
           Registration Statement on Form S-1 (File No. 33-97960) filed with the Securities and Exchange
           Commission on November 17, 1995)..................................................................

     4.1   Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to
           Registration Statement on Form S-1 (File No. 33-97960) filed with the Securities and Exchange
           Commission on January 16, 1996)...................................................................

     5     Opinion of Shereff, Friedman, Hoffman & Goodman, LLP.

     9.1   Voting Trust Agreement, dated as of August 8, 1994 among Audrey Contente, John Andersen, Barrie
           Zesiger and Ultrafem, Inc. (incorporated by reference to Exhibit 9.1 to Registration Statement on
           Form S-1 (File No. 33-97960) filed with the Securities and Exchange Commission on October 10,
           1995).............................................................................................

     9.2   Amendment, dated August 8, 1994 to Voting Trust Agreement, dated as of August 8, 1994 among Audrey
           Contente, John Andersen, Barrie Zesiger and Ultrafem, Inc. (incorporated by reference to Exhibit
           9.2 to Registration Statement on Form S-1 (File No. 33-97960) filed with the Securities and
           Exchange Commission on October 10, 1995)..........................................................

     9.3+  Amendment to Voting Trust Agreement, dated as of August 8, 1995 among Audrey Contente, John
           Andersen and Barrie Zesiger.......................................................................

    10.1   Form of Ultrafem, Inc. Secured Convertible Promissory Note (1995 Unit Private Placement)
           (incorporated by reference to Exhibit 10.1 to Amendment No. 1 to Registration Statement on Form
           S-1 (File No. 33-97960) filed with the Securities and Exchange Commission on November 17,
           1995).............................................................................................

    10.2   Form of Ultrafem, Inc. Secured Non-Convertible Promissory Note (1995 Unit Private Placement)
           (incorporated by reference to Exhibit 10.2 to Amendment No. 1 to Registration Statement on Form
           S-1 (File No. 33-97960) filed with the Securities and Exchange Commission on November 17,
           1995).............................................................................................

    10.3   Form of Ultrafem, Inc. Class A Warrant to purchase Common Stock (1995 Unit Private Placement)
           (incorporated by reference to Exhibit 10.3 to Amendment No. 1 to Registration Statement on Form
           S-1 (File No. 33-97960) filed with the Securities and Exchange Commission on November 17,
           1995).............................................................................................

 EXHIBIT
   NO.                                                DESCRIPTION                                                PAGE
---------  --------------------------------------------------------------------------------------------------  ---------
    10.4   Form of Ultrafem, Inc. Class B Warrant to purchase Common Stock (1995 Unit Private Placement)
           (incorporated by reference to Exhibit 10.4 to Amendment No. 1 to Registration Statement on Form
           S-1 (File No. 33-97960) filed with the Securities and Exchange Commission on November 17,
           1995).............................................................................................

    10.5   Form of Ultrafem, Inc. Registration Rights Agreement relating to Class A Warrant to purchase
           Common Stock, Class B Warrant to purchase Common Stock, and Secured Convertible Promissory Note
           (incorporated by reference to Exhibit 10.5 to Amendment No. 1 to Registration Statement on Form
           S-1 (File No. 33-97960) filed with the Securities and Exchange Commission on November 17,
           1995).............................................................................................

    10.6   Settlement Agreement and Mutual General Release, dated August 1, 1995, between Ultrafem, Inc. and
           C. Austin Burrell (incorporated by reference to Exhibit 10.6 to Amendment No. 1 to Registration
           Statement on Form S-1 (File No. 33-97960) filed with the Securities and Exchange Commission on
           November 17, 1995)................................................................................

    10.7   Letter Agreement, dated August 10, 1995 between Meridian Consulting Group and Ultrafem, Inc.
           (incorporated by reference to Exhibit 10.7 to Registration Statement on Form S-1 (File No.
           33-97960) filed with the Securities and Exchange Commission on October 10, 1995)..................

    10.8   Letter Agreement, dated July 12, 1995, between Ultrafem, Inc. and The Elliot Company (incorporated by reference to Exhibit 10.8 to Amendment No. 1 to Registration Statement on Form S-1 (File No.
           33-97960) filed with the Securities and Exchange Commission on November 17, 1995).................

    10.9   Agreement of Lease, made as of October 15, 1991, between Broadway Management Co., Inc. and
           Ultrafem, Inc. (incorporated by reference to Exhibit 10.9 to Amendment No. 1 to Registration
           Statement on Form S-1 (File No. 33-97960) filed with the Securities and Exchange Commission on
           November 17, 1995)................................................................................

    10.10  Substitution of Space Agreement, dated June 23, 1992 by and between Broadway Management Co., Inc., as Agent for 500 Fifth Avenue Associates, and Ultrafem, Inc. (incorporated by reference to Exhibit
           10.10 to Amendment No. 1 to Registration Statement on Form S-1 (File No. 33-97960) filed with the
           Securities and Exchange Commission on November 17, 1995)..........................................

   10.11+  Employment Agreement, dated as of July 1, 1996 by and between Ultrafem, Inc. and Audrey
           Contente..........................................................................................

   10.12+  Name, Likeness, and Voice Release and Agreement, dated as of July 1, 1996 by and between Ultrafem,
           Inc. and Audrey Contente..........................................................................

   10.13+  Termination Benefits Agreement, dated as of October 1, 1990 by and between Ultrafem, Inc. and
           Audrey Contente...................................................................................

    10.14  Restated Modification Agreement, dated July 29, 1993 by and between Ultrafem, Inc. and Audrey
           Contente (incorporated by reference to Exhibit 10.12 to Amendment No. 1 to Registration Statement
           on Form S-1 (File No. 33-97960) filed with the Securities and Exchange Commission on November 17,
           1995).............................................................................................

    10.15  Amendment to Employment Agreement, dated August 1, 1995, between the Company and Audrey Contente
           (incorporated by reference to Exhibit 10.13 to Amendment No. 1 to Registration Statement on Form
           S-1 (File No. 33-97960) filed with the Securities and Exchange Commission on November 17,
           1995).............................................................................................

 EXHIBIT
   NO.                                                DESCRIPTION                                                PAGE
---------  --------------------------------------------------------------------------------------------------  ---------
    10.16  Employment Agreement, dated July 29, 1994 between Ultrafem, Inc. and John W. Andersen
           (incorporated by reference to Exhibit 10.14 to Amendment No. 1 to Registration Statement on Form
           S-1 (File No. 33-97960) filed with the Securities and Exchange Commission on November 17,
           1995).............................................................................................

    10.17  Amendment to Employment Agreement, dated August 1, 1995 between Ultrafem, Inc. and John Andersen
           (incorporated by reference to Exhibit 10.15 to Amendment No. 1 to Registration Statement on Form
           S-1 (File No. 33-97960) filed with the Securities and Exchange Commission on November 17,
           1995).............................................................................................

    10.18  Employment Agreement, dated August 1, 1995 between Ultrafem, Inc. and Dori M. Reap (incorporated by reference to Exhibit 10.16 to Amendment No. 1 to Registration Statement on Form S-1 (File No.
           33-97960) filed with the Securities and Exchange Commission on November 17, 1995).................

    10.19  Letter Agreement, dated July 13, 1995 between Ultrafem, Inc. and The Sage Group (incorporated by reference to Exhibit 10.17 to Amendment No. 1 to Registration Statement on Form S-1 (File No.
           33-97960) filed with the Securities and Exchange Commission on November 17, 1995).................

    10.20  Employment Agreement, dated November 6, 1995 between Ultrafem, Inc. and Tonya G. Hinch
           (incorporated by reference to Exhibit 10.18 to Amendment No. 2 to Registration Statement on Form
           S-1 (File No. 33-97960) filed with the Securities and Exchange Commission on January 16, 1996)....

    10.21  Agreement, dated June, 1995, by and between Audrey Contente, Jeffrey Simon, Frank Cole, Arthur
           Appleman and Ultrafem, Inc. (incorporated by reference to Exhibit 10.19 to Amendment No. 1 to
           Registration Statement on Form S-1 (File No. 33-97960) filed with the Securities and Exchange
           Commission on November 17, 1995)..................................................................

    10.22  Indemnity Agreement dated as of October 1, 1990 between Ultrafem, Inc. and Audrey Contente
           (incorporated by reference to Exhibit 10.20 to Amendment No. 1 to Registration Statement on Form
           S-1 (File No. 33-97960) filed with the Securities and Exchange Commission on November 17,
           1995).............................................................................................

    10.23  Amendment to Indemnity Agreement dated April 23, 1992 between Ultrafem, Inc. and Audrey Contente
           (incorporated by reference to Exhibit 10.21 to Amendment No. 1 to Registration Statement on Form
           S-1 (File No. 33-97960) filed with the Securities and Exchange Commission on November 17,
           1995).............................................................................................

    10.24  Amended and Restated Patent Assignment and Security Agreement dated as of July 28, 1995 between
           Ultrafem, Inc. and Edward M. Berman, as Agent (incorporated by reference to Exhibit 10.22 to
           Amendment No. 1 to Registration Statement on Form S-1 (File No. 33-97960) filed with the
           Securities and Exchange Commission on November 17, 1995)..........................................

    10.25  United States Patent No. 5,295,984, issued March 22, 1994 (incorporated by reference to Exhibit
           10.23 to Amendment No. 1 to Registration Statement on Form S-1 (File No. 33-97960) filed with the
           Securities and Exchange Commission on November 17, 1995)..........................................

    10.26  Settlement Agreement, dated as of May 19, 1993 by and between Ultrafem, Inc., Audrey Contente,
           Frank Martin, Albert L. Zesiger, and John S. Stafford (incorporated by reference to Exhibit 10.24 to Amendment No. 1 to Registration Statement on Form S-1 (File No. 33-97960) filed with the
           Securities and Exchange Commission on November 17, 1995)..........................................

 EXHIBIT
   NO.                                                DESCRIPTION                                                PAGE
---------  --------------------------------------------------------------------------------------------------  ---------
    10.27  Form of Ultrafem, Inc. Convertible Debenture issued to the Montana Board of Science and Technology
           (incorporated by reference to Exhibit 10.25 to Amendment No. 1 to Registration Statement on Form
           S-1 (File No. 33-97960) filed with the Securities and Exchange Commission on November 17,
           1995).............................................................................................

    10.28  Form of Common Stock purchase Warrant issued to the Montana Board of Science and Technology
           (incorporated by reference to Exhibit 10.26 to Amendment No. 1 to Registration Statement on Form
           S-1 (File No. 33-97960) filed with the Securities and Exchange Commission on November 17,
           1995).............................................................................................

    10.29  Memorandum Agreement, dated September 15, 1992, relating to registration rights of Ultrafem, Inc.
           Convertible Debenture issued to the Montana Board of Science and Technology. (incorporated by reference to Exhibit 10.27 to Amendment No. 1 to Registration Statement on Form S-1 (File No.
           33-97960) filed with the Securities and Exchange Commission on November 17, 1995).................

    10.30  Letter Agreement dated June 23, 1995 between Ultrafem, Inc. and Pro-Active International, as amended (incorporated by reference to Exhibit 10.28 to Amendment No. 1 to Registration Statement
           on Form S-1 (File No. 33-97960) filed with the Securities and Exchange Commission on November 17,
           1995).............................................................................................

    10.31  Letter Agreement dated July 24, 1995 between Ultrafem, Inc. and Bozell Worldwide, Inc.
           (incorporated by reference to Exhibit 10.29 to Amendment No. 1 to Registration Statement on Form
           S-1 (File No. 33-97960) filed with the Securities and Exchange Commission on November 17,
           1995).............................................................................................

    10.32  Letter Agreement dated October 9, 1995 between Ultrafem, Inc. and Robinson Lerer Sawyer Miller
           (incorporated by reference to Exhibit 10.30 to Amendment No. 1 to Registration Statement on Form
           S-1 (File No. 33-97960) filed with the Securities and Exchange Commission on November 17,
           1995).............................................................................................

    10.33  Agreement effective July 17, 1990 between Ultrafem, Inc. and Audrey Contente (incorporated by reference to Exhibit 10.31 to Amendment No. 1 to Registration Statement on Form S-1 (File No.
           33-97960) filed with the Securities and Exchange Commission on November 17, 1995).................

   10.34+  Restated Technology Transfer Agreement, dated as of May 17, 1993 by and between Ultrafem, Inc. and
           Audrey Contente...................................................................................

    10.35  Amendment to Restated Technology Transfer Agreement dated August 1, 1995 between Ultrafem, Inc.
           and Audrey Contente (incorporated by reference to Exhibit 10.32 to Amendment No. 1 to Registration
           Statement on Form S-1 (File No. 33-97960) filed with the Securities and Exchange Commission on
           November 17, 1995)................................................................................

    10.36  1990 Stock Option Plan of Ultrafem, Inc. (incorporated by reference to Exhibit 10.33 to Amendment
           No. 1 to Registration Statement on Form S-1 (File No. 33-97960) filed with the Securities and
           Exchange Commission on November 17, 1995).........................................................

    10.37  1995 Ultrafem, Inc. Stock Option Plan for Non-Employee Directors (incorporated by reference to
           Exhibit 10.34 to Amendment No. 1 to Registration Statement on Form S-1 (File No. 33-97960) filed with the Securities and Exchange Commission on November 17, 1995).................................

    10.38  Form of Option Certificate and Agreement for 1990 Stock Option Plan of Ultrafem, Inc.
           (incorporated by reference to Exhibit 10.35 to Amendment No. 1 to Registration Statement on Form
           S-1 (File No. 33-97960) filed with the Securities and Exchange Commission on November 17,
           1995).............................................................................................

 EXHIBIT
   NO.                                                DESCRIPTION                                                PAGE
---------  --------------------------------------------------------------------------------------------------  ---------
    10.39  Form of Option Certificate and Agreement for 1995 Ultrafem, Inc. Stock Option Plan for
           Non-Employee Directors (incorporated by reference to Exhibit 10.36 to Amendment No. 2 to
           Registration Statement on Form S-1 (File No. 33-97960) filed with the Securities and Exchange
           Commission on January 16, 1996)...................................................................

    10.40  Form of Ultrafem, Inc. Option Certificate and agreement to C. Austin Burrell (incorporated by reference to Exhibit 10.37 to Amendment No. 1 to Registration Statement on Form S-1 (File No.
           33-97960) filed with the Securities and Exchange Commission on November 17, 1995).................

    10.41  Option Certificate and Agreement, dated November 6, 1995, Re: 100,000 shares to Tonya G. Hinch
           (incorporated by reference to Exhibit 10.38 to Amendment No. 2 to Registration Statement on Form
           S-1 (File No. 33-97960) filed with the Securities and Exchange Commission on January 16, 1996)....

    10.42  Option Certificate and Agreement, dated August 1, 1995, Re: 100,000 shares to Dori M. Reap
           (incorporated by reference to Exhibit 10.39 to Amendment No. 2 to Registration Statement on Form
           S-1 (File No. 33-97960) filed with the Securities and Exchange Commission on January 16, 1996)....

    10.43  Amendment No. 1 to Option Certificate and Agreement, dated August 1, 1995, Re: 100,000 shares to
           Dori M. Reap (incorporated by reference to Exhibit 10.40 to Amendment No. 2 to Registration
           Statement on Form S-1 (File No. 33-97960) filed with the Securities and Exchange Commission on
           January 16, 1996).................................................................................

    10.44  Option Certificate and Agreement, dated August 1, 1995, Re: 50,000 shares to Dori M. Reap
           (incorporated by reference to Exhibit 10.41 to Amendment No. 2 to Registration Statement on Form
           S-1 (File No. 33-97960) filed with the Securities and Exchange Commission on January 16, 1996)....

    10.45  Amendment No. 1 to Option Certificate and Agreement, dated August 1, 1995, Re: 50,000 shares to
           Dori M. Reap (incorporated by reference to Exhibit 10.42 to Amendment No. 2 to Registration
           Statement on Form S-1 (File No. 33-97960) filed with the Securities and Exchange Commission on
           January 16, 1996).................................................................................

    10.46  Amended and Restated Option Certificate and Agreement, dated August 1, 1995, Re: 105,970 shares
           (or 2% of shares) to John W. Andersen (incorporated by reference to Exhibit 10.43 to Amendment No.
           1 to Registration Statement on Form S-1 (File No. 33-97960) filed with the Securities and Exchange
           Commission on November 17, 1995)..................................................................

    10.47  Amended and Restated Option Certificate and Agreement, dated August 1, 1995, Re: 423,879 shares
           (or 8% of shares) to John W. Andersen (incorporated by reference to Exhibit 10.44 to Amendment No.
           1 to Registration Statement on Form S-1 (File No. 33-97960) filed with the Securities and Exchange
           Commission on November 17, 1995)..................................................................

    10.48  Option Agreement and Certificate, dated June 1, 1992, to Audrey Contente (incorporated by reference to Exhibit 10.45 to Amendment No. 1 to Registration Statement on Form S-1 (File No.
           33-97960) filed with the Securities and Exchange Commission on November 17, 1995).................

    10.49  Option Agreement and Certificate, dated August 9, 1991, to Wendell Guthrie (incorporated by reference to Exhibit 10.46 to Amendment No. 1 to Registration Statement on Form S-1 (File No.
           33-97960) filed with the Securities and Exchange Commission on November 17, 1995).................

 EXHIBIT
   NO.                                                DESCRIPTION                                                PAGE
---------  --------------------------------------------------------------------------------------------------  ---------
    10.50  Form of Warrant to purchase Common Stock (1993 Private Placement) (incorporated by reference to
           Exhibit 10.48 to Amendment No. 1 to Registration Statement on Form S-1 (File No. 33-97960) filed with the Securities and Exchange Commission on November 17, 1995).................................

    10.51  Form of Warrant to purchase Common Stock (1995 Preferred Stock Private Placement) (incorporated by reference to Exhibit 10.49 to Amendment No. 1 to Registration Statement on Form S-1 (File No.
           33-97960) filed with the Securities and Exchange Commission on November 17, 1995).................

    10.52  Form of Warrant to purchase Common Stock (1994 Private Placement) (incorporated by reference to
           Exhibit 10.50 to Amendment No. 1 to Registration Statement on Form S-1 (File No. 33-97960) filed with the Securities and Exchange Commission on November 17, 1995).................................

    10.53  Form of Convertible Debentures (1994 Private Placement) (incorporated by reference to Exhibit
           10.51 to Amendment No. 1 to Registration Statement on Form S-1 (File No. 33-97960) filed with the
           Securities and Exchange Commission on November 17, 1995)..........................................

    10.54  Form of Representative's Warrant (incorporated by reference to Exhibit 10.52 to Amendment No. 2 to
           Registration Statement on Form S-1 (File No. 33-97960) filed with the Securities and Exchange
           Commission on January 16, 1996)...................................................................

    10.55  Form of Non-Convertible Promissory Note issued January 1996 (incorporated by reference to Exhibit
           10.53 to Amendment No. 3 to Registration Statement on Form S-1 (File No. 33-97960) filed with the
           Securities and Exchange Commission on February 16, 1996)..........................................

    10.56  Form of Class C Warrant issued January 1996 (incorporated by reference to Exhibit 10.54 to
           Amendment No. 3 to Registration Statement on Form S-1 (File No. 33-97960) filed with the
           Securities and Exchange Commission on February 16, 1996)..........................................
    10.57  License, Research and Product Development Agreement by and between Ultrafem, Inc. and ReProtect,
           LLC as of February 8, 1996 (incorporated by reference to Exhibit 10.55 to Amendment No. 4 to
           Registration Statement on Form S-1 (File No. 33-97960) filed with the Securities and Exchange
           Commission on February 22, 1996)..................................................................
    10.58  Equipment Agreement, dated October 17, 1995 between Ultrafem, Inc. and Remmele Engineering
           (incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-Q for the period ended
           March 31, 1996 (File No. 0-27576) filed May 15, 1996).............................................
    10.59  Sales Contract, dated January 1, 1996 between Ultrafem, Inc. and Shell Chemical Company
           (incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-Q for the period ended
           March 31, 1996 (File No. 0-27576) filed May 15, 1996).............................................
    10.60  Lease Agreement dated January 28, 1996 between Ultrafem, Inc. and Dennis R. Washington d/b/a
           Western Trade Center (incorporated by reference to Exhibit 10.3 to Quarterly Report on Form 10-Q for the period ended March 31, 1996 (File No. 0-27576) filed May 15, 1996)........................
    10.61  Letter Agreement, dated March 14, 1996, between Ultrafem, Inc. and The Elliot Company
           (incorporated by reference to Exhibit 10.4 to Quarterly Report on Form 10-Q for the period ended
           March 31, 1996 (File No. 0-27576) filed May 15, 1996).............................................

 EXHIBIT
   NO.                                                DESCRIPTION                                                PAGE
---------  --------------------------------------------------------------------------------------------------  ---------
    10.62  Letter Agreement, dated April 11, 1996, between Ultrafem, Inc. and Meridian Consulting Group
           (incorporated by reference to Exhibit 10.5 to Quarterly Report on Form 10-Q for the period ended
           March 31, 1996 (File No. 0-27576) filed May 15, 1996).............................................
    10.63  Employment Agreement, dated April 1, 1996, between Ultrafem, Inc. and Gary Nordmann (incorporated by reference to Exhibit 10.6 to Quarterly Report on Form 10-Q for the period ended March 31, 1996
           (File No. 0-27576) filed May 15, 1996)............................................................
    10.64  Option Agreement, dated March 8, 1996, between Ultrafem, Inc. and Gary Nordmann (incorporated by reference to Exhibit 10.7 to Quarterly Report on Form 10-Q for the period ended March 31, 1996
           (File No. 0-27576) filed May 15, 1996)............................................................
   10.65+  Broker Representation Agreement, dated April 29, 1996, between Ultrafem, Inc. and Morgan & Sampson
           Pacific...........................................................................................
   10.66+  Distribution Service Agreement, dated June 1, 1996, between Ultrafem, Inc. and Morgan & Sampson
           Pacific...........................................................................................
   11+     Computation of Earnings Per Share.................................................................
    23.1   Consent of Deloitte & Touche LLP..................................................................
    23.2   Consent of Shereff, Friedman, Hoffman & Goodman, LLP (contained in Exhibit 5).
   23.3++  Consent of Arent Fox Kintner Plotkin & Kahn.......................................................
    24.1+  Power of Attorney (contained in the signature page hereto).
   27+     Financial Data Schedule...........................................................................


    (b) Financial Statement Schedules.

    None.
------------------------

+ Filed with Registration Statement on Form S-1 (File No. 333-11995) and Post-Effective Amendment No. 1 to Registration Statement on Form S-1 (Registration No. 33-97960) filed with the Securities and Exchange Commission on September 13, 1996.


++ Filed with Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-11995) and Post-Effective Amendment No. 2 to Registration Statement on Form S-1 (Registration No. 33-97960) filed with the Securities and Exchange Commission on October 21, 1996.